EXHIBIT 4.2

                             U.S. $612,500,000

                              LOAN AGREEMENT

                                  between


                            JOHN DEERE LIMITED

                                  - and -

                        JOHN DEERE FINANCE LIMITED

                                  - and -

                    CANADIAN IMPERIAL BANK OF COMMERCE
                           ROYAL BANK OF CANADA
                         THE TORONTO-DOMINION BANK

                                  - and -

                    THE TORONTO-DOMINION BANK as Agent


                         Dated as of April 5, 1995

                             TABLE OF CONTENTS


1.        INTERPRETATION
     1.1       Definitions . .. . . . . . . . . . . . . . . . . 2

     1.2       Computation of Time Period.  . . . . . . . . .  19

     1.3       General Interpretation. . .  . . . . . . . . .  19

     1.4       Generally Accepted Accounting Principles.  . .  19

     1.5       Actions on Days Other than Banking Days .  . .  19

     1.6       Headings and Table of Contents. .. . . . . . .  20

     1.7       Dollars . . . . .  . . . . . . . . . . . . . .  20

     1.8       Effective Date or Time. . .  . . . . . . . . .  20


2.        CREDIT FACILITY
     2.1       Establishment . . .. . . . . . . . . . . . . .  20

     2.2       Purposes. . . . .. . . . . . . . . . . . . . .  20

     2.3       Manner of Borrowing .  . . . . . . . . . . . .  20

     2.4       Drawdown, Conversion and Rollover
               Restrictions . .  . . .. . . . . . . . . . . .  20

     2.5       Drawdown Notice .. . . . . . . . . . . . . . .  21

     2.6       Irrevocability. . .. . . . . . . . . . . . . .  22

     2.7       Cancellation or Reduction of Credit Facility
               or Commitments . . . . . . . . . . . . . . . .  22

     2.8  (a)  Fixed Rate Loans. . . .  . . . . . . . . . . .  22

          (b)  Operating Facility Loan  . . . . . . . . . . .  23

     2.9       Failure of a Borrower to Give Notice. .. . . .  24

     2.10      Rollover of LIBOR Loans .  . . . . . . . . . .  25

     2.11      Conversion Options. . . . .  . . . . . . . . .  25

     2.12      Prepayment of Excess over Loan Facility .. . .  25

     2.13      Optional Payments of Principal. .  . . . . . .  26

     2.14      Mandatory Payments of Principal . . .. . . . .  27

     2.15      Loan Accounts . . . . . . .. . . . . . . . . .  28


3.        INTEREST
     3.1       Payment of Interest .  . . . . . . . . . . . .  28

     3.2       Other Arrears . . . . . .  . . . . . . . . . .  29

     3.3       Compounding of Interest .  . . . . . . . . . .  30


4.        CHANGES IN CIRCUMSTANCES
     4.1       Increase in Costs . . . .  . . . . . . . . . .  30

     4.2       Conversion. . . . . . .  . . . . . . . . . . .  33

     4.3       Repayment . . . . . . .. . . . . . . . . . . .  33

5.        IMPOSSIBILITY OF MAKING LIBOR LOANS
     5.1       Mandatory Conversion. . . .. . . . . . . . . .  35

     5.2       Termination of Facility for LIBOR Loans .. . .  35

     5.3       Lender Covenants.  . . . . . . . . . . . . . .  36

     5.4       Repayment . . . .  . . . . . . . . . . . . . .  36


6.        BANKERS' ACCEPTANCE
     6.1       Bankers' Acceptance . . .  . . . . . . . . . .  36


7.        PAYMENTS
     7.1       Place and Manner of Payments. . . .. . . . . .  39

     7.2       Indemnity . . . . . . . . . .  . . . . . . . .  39


8.        REPRESENTATIONS AND WARRANTIES
     8.1       Due Incorporation . . . . . . . . . . . . . .  40
     8.2       Power and Authority to Own Assets and to
               Carry on Business. . .. . .. . . . . . . . . .  41

     8.3       Power and Authority to Enter into this
                Agreement. .. . . . . . . . . . . . . . . . .  41

     8.4       Licences. . .  . . . . . . . . . . . . . . . .  41

     8.5       Litigation. .  . . . . . . . . . . . . . . . .  41

     8.6       Burdensome Provisions . . . . . . . . .  . . .  42

     8.7       Financial Statements. . . . . .. . . . . . . .  42

     8.8       Full Disclosure . . .  . . . . . . . . . . . .  42

     8.9       No Breach because of Agreement. . . . . . . . . 42

     8.10      Ownership of Assets . . . . . . . . .  . . . .  42

     8.11      Consents. . . . . . . . . . . .. . . . . . . .  43

     8.12      Credit Policies . . . . . . . . . . .  . . . .  43


9.        CONDITIONS PRECEDENT
     9.1       Closing . . . . . . . . . . .. . . . . . . . .  44

     9.2       Conditions Precedent to Establishment of
                Credit Facility. . . .  . . . . . . . . . . .  44

     9.3       Conditions Precedent to Drawdowns . . . . .  .  45


10.       POSITIVE COVENANTS
     10.1      Corporate Existence . . . . . . . .. . . . . .  46

     10.2      Financial, Monthly and Other Statements  . . .  46

     10.3      Payment . . . . . . . . . . . .. . . . . . . .  46

     10.4      Ownership . . . . . .  . . . . . . . . . . . .  47

     10.5      Certificates.. . . . . . . . . . . . . . . . .  47

     10.6      Information about Litigation.. . . . . . . . .  47

     10.7      Insurance . . . . .  . . . . . . . . . . . . .  47

     10.8      Notice of Default . . . . .  . . . . . . . . .  47

     10.9      Licences. . . . . .. . . . . . . . . . . . . .  47

     10.10     Information and Inspection . . . .  . . .  48
     10.11     Change of Auditors . . . .. . . . . . . .  48
     10.12     Ratios . . . . .  . . . . . . . . . . . .  48
     10.13     Sale of Eligible Retail Receivables
               etc. . . . . . . . . . . . . . . . . . . . . .  49


11.       NEGATIVE COVENANTS
     11.1      Reorganization. . . . . . . . . .. . . . . . .  49

     11.2      Negative Pledge . . . .  . . . . . . . . . . .  50

     11.3      Subordination Agreement . . . . . .  . . . . .  50


12.       LIMITATIONS ON PAYMENTS
     12.1      Payments in General . . . .. . . . . . . . . .  51

     12.2      Permitted Payments. .. . . . . . . . . . . . .  51


13.       DEFAULT AND ENFORCEMENT
     13.1      Events of Default .. . . . . . . . . . . . . .  52

     13.2      Remedies on Default . .. . . . . . . . . . . .  56

     13.3      Remedies Cumulative . . . . . . .. . . . . . .  57


14.       THE AGENT AND THE ADMINISTRATION OF THE LOANS
     14.1      Authorization . . . . . . . . . . . .  . . . .  57

     14.2      Dealings by Borrowers with Agent. . . .  . . .  57

     14.3      Duties and Obligations of Agent .. . . . . . .  58

     14.4      Agent's Authority to Deal with Borrowers . . .  59

     14.5      Indemnification . . . . . . . .. . . . . . . .  59

     14.6      Successor Agent . . .  . . . . . . . . . . . .  60

     14.7      Procedure for Loans Other than Bankers'
               Acceptance . . .. . . . . . . . . . . . . .. .  60

     14.8      Procedure for Bankers' Acceptances. .  . . . .  62

     14.9      Failure of Lender to Advance Loan .. . . . . .  64

     14.10          Payments in respect of Loans. . . . . . .  64

     14.11          Redistribution of Payments . . . .  . . .  65

     14.12          Other Payments . . . . . .. . . . . . . .  67

     14.13          Action by and Consent of Lenders:
                    Waiver and Amendments. . . . . . .  . . .  67

     14.14          Enforcement. . . . . . . .. . . . . . . .  69

     14.15          Set-off. . . . .  . . . . . . . . . . . .  70

     14.16          Independent Appraisal. .. . . . . . . . .  70

     14.17          Liability of Lenders inter se.  . . . . .  71

     14.18          Several Liability. . . .. . . . . . . . .  71

     14.19          Agency Fees. .  . . . . . . . . . . . . .  71




15.       GENERAL
     15.1      Payment of Expenses . . . . . . . . . .  . . .  72

     15.2      Binding Effect and Assignment .. . . . . . . .  72

     15.3      Benefit of Agreement.  . . . . . . . . . . . .  73

     15.4      Entire Agreement. . . . . . .. . . . . . . . .  74

     15.5      Amendment . . . . .  . . . . . . . . . . . . .  74

     15.6      Waiver. . .. . . . . . . . . . . . . . . . . .  74

     15.7      Communication . . . .. . . . . . . . . . . . .  74

     15.8      Confidentiality . . . .  . . . . . . . . . . .  76

     15.9      Survival of Representations, Warranties and
              Covenants. . . . . .. . . . . . . . . . . . . .  76

     15.10          Further Assurances . . . . . . . .. . . .  77

     15.11          Severability . . . . . .  . . . . . . . .  77

     15.12          Time of the Essence. . . .  . . . . . . .  77

     15.13          Governing Law. . .. . . . . . . . . . . .  77

     15.14          Currency of Judgment or Payment. .  . . .  77

     15.15          Foreign Taxes. . . . . . .. . . . . . . .  77

     15.16          Consent to Jurisdiction and Service of
               Process. . . . . . . . . .  . . . . . . .. . .  78

     15.17          Interconnection to USD Agreement .  . . .  79

     15.18          Environmental Matters. . .. . . . . . . .  79

     15.19          Execution in Counterparts. . . . .  . . .  80



SCHEDULE A . . . . . . . . . . . . . . . . . . . . . . .
 .CONVERSION NOTICE
SCHEDULE B . . . . . . . . . . . . . . . . . . . . . . . .
 .DRAWDOWN NOTICE
SCHEDULE C . . . . . . . . . . . . . . . . . . . . . . . . . . .
 .GUARANTEE
SCHEDULE D . . . . . . . . . . . . . . . . . . . . . . . .
REPAYMENT NOTICE
SCHEDULE E . . . . . . . . . . . . . . . . . . . . . . . .
 .ROLLOVER NOTICE
SCHEDULE F . . . . . . . . . . . . . . . . . . . . .SUBORDINATION
AGREEMENT
SCHEDULE G . . . . . . . . . . . . . . OUTSTANDING LITIGATION -
SECTION 8.5
SCHEDULE H . . . . . . . . . . . . . . . OPINION OF FASKEN
CAMPBELL GODFREY
SCHEDULE I . . . . . . . . . . . . . . . . . . . OPINION OF DEERE
& COMPANY
SCHEDULE J . . . . . . . . . .OPINION OF TORY TORY DESLAURIERS &
BINNINGTON
SCHEDULE K . . . . . . . . . . . .FORM OF MONTHLY REPORTS -
SECTION 10.2(C)
          THIS LOAN AGREEMENT made as of the 5th day of April,
1995

B E T W E E N :

               JOHN DEERE LIMITED, a corporation
               incorporated under the laws of Canada,

               ("Deere Canada")

                              OF THE FIRST PART;

               - and -

               JOHN DEERE FINANCE LIMITED, a
               corporation incorporated under the
               laws of Canada,

               ("Deere Finance")

                              OF THE SECOND PART;

               (the parties of the First and Second Parts being herein called the "Borrowers")

               - and -

               CANADIAN IMPERIAL BANK OF COMMERCE, ROYAL BANK OF
               CANADA, AND THE TORONTO-DOMINION BANK,

               (collectively the "Lenders")

                              OF THE THIRD PART;

               - and -

               THE TORONTO-DOMINION BANK,

               (the "Agent")

                              OF THE FOURTH PART.

          WHEREAS the Lenders have agreed with the Borrowers to make available to the Borrowers financing by way of a committed revolving loan facility in the aggregate principal amount of up to U.S. $612,500,000, upon and subject to the terms and conditions of this agreement; and

          WHEREAS all necessary resolutions have been passed by the board of directors of each of the Borrowers and all other proceedings have been taken and all conditions have been complied with to authorize the execution and delivery of this agreement and to make the same valid and binding upon each of the Borrowers;

          NOW THEREFORE in consideration of the premises, the parties hereto hereby covenant and agree as follows:


1.        INTERPRETATION

1.1 Definitions. In this agreement and the schedules hereto,

          "Agreement", "this Agreement", "the Agreement, "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions mean or refer to the whole of this Agreement as amended or restated from time to time and any agreement or instrument supplemental or ancillary hereto or in implementation hereof;

          "Affiliate" means "affiliate" within the meaning of the Business Corporations Act (Ontario) as in force on the effective date hereof;

          "All-in Bankers' Acceptances" and "All-in Bankers'
Acceptance Rate" shall have the meanings attributed thereto in subsection 6.1(c) below;

          "Affiliated USD Bank" means as to each Lender, the USD
Bank set forth opposite its name below:


Lender
          Affiliated USD Bank
Canadian Imperial Bank of
  Commerce
Royal Bank of Canada
The Toronto-Dominion Bank

Canadian Imperial Bank of
  Commerce
Royal Bank of Canada
Toronto Dominion (Texas), Inc.

          "BA Branch" means the branch or office designated from time to time in writing to the Agent by each Lender with the consent of the Borrowers (which consent shall not be unreasonably withheld) as the branch or office at which it will accept the Bankers' Acceptances (other than, for greater certainty, All-in Bankers' Acceptances) which it is required to accept hereunder;

          "Banking Day" means any day on which the main branch of the Agent is open for domestic and foreign exchange business in Toronto, Canada, and, in the case of any determination or payment to be made in respect of a LIBOR Loan, in each of London, England and New York, New York, U.S.A., and, in the case of any determination or payment to be made in respect of a USBR Loan, in New York, New York, U.S.A.;

          "Bankers' Acceptances" means drafts of a Borrower drawn in Canadian Dollars and accepted by the Lenders in accordance with the provisions of Article 6 including, for greater certainty, All-in Bankers' Acceptances;

          "Borrower" means each of the Borrowers or either of them, as the context requires, and, when pluralized, means both
Borrowers and for greater certainty includes any Person which becomes a Borrower hereunder pursuant to a Permitted
Reorganization;

          "CEFC" means Canadian Equipment Finance Corporation, a corporation incorporated under the laws of Canada;

          "Canadian Dollars", "Cdn. Dollars" and "Cdn. $" means lawful currency of Canada;

          "Canadian LIBOR" means, in respect of any Interest Period, the rate of interest per annum (calculated on the basis of a 360 day year), as determined by The Toronto-Dominion Bank, rounded upward, if necessary, to the nearest 1/16th of 1%, quoted at approximately 11:00 a.m. (Toronto time) on the day which is two Banking Days prior to the first day of that Interest Period, at which it may make deposits available to prime lending banks in freely exchangeable currencies, including Canadian Dollars and U.S. Dollars, in an amount substantially equal to the amount of the Canadian LIBOR Loan made by the Lenders to which such Interest Period applies in the London Interbank Eurodollar market for a period equal to such Interest Period; provided that if quotes for deposits for currencies other than Canadian Dollars are obtained, Canadian LIBOR shall be determined by adding to the quote the sum of the cost of converting the quoted currency into Canadian Dollars and fully hedging the principal amount of such deposits and all interest thereon for the applicable Interest Period.

          "Canadian LIBOR Loan" means at any particular time any loan on which interest is then calculated by reference to Canadian LIBOR;

          "Capital Lease" means any lease of property, real or personal (other than any lease of business premises), in respect of which the present value of the minimum rental commitment is required, in accordance with Historical GAAP, to be capitalized in the balance sheet of the lessee;

          "Committed USD Loan" means a "Committed Rate Loan" under the USD Agreement;

          "Commitment" in the case of each Lender hereunder means, at any time, the amount, from time to time, of the "Commitment" of such Lender's Affiliated USD Bank under the USD Agreement, as reduced pursuant to Section 2.7, Section 4.3,
Section 5.4 or Section 15.15 below;

          "Commitment Ratio" in the case of each Lender hereunder means, from time to time, the ratio obtained when that Lender's
Commitment is divided by the Credit Facility Amount;

          "Committed Global Exposure" means, with respect to any Lender, at any particular time, an amount equal to the sum of (a) the aggregate unpaid principal amount at such time of all Committed USD Loans made by such Lender's Affiliated USD Bank, and (b) the Equivalent Amount in U.S. Dollars of the aggregate unpaid principal amount of all Loans made by such Lender (other than Operating Facility Loans and Excluded Loans made by such Lender);

          "Conversion" means a conversion of a Loan under
Section 2.11;

          "Conversion Date" means the date notified to the Agent by the Borrower in accordance with Section 2.11 as being the date on which the Borrower has elected to convert one type of Loan into another type of Loan and which shall be a Banking Day;

          "Conversion Notice" means a notice substantially in the form of Schedule A hereto to be given to the Agent by the Borrower pursuant to Section 2.11;

          "Credit Facility" means the credit facility in the maximum principal amount of U.S. $612,500,000 which is being extended by the Lenders to the Borrowers hereunder;

          "Credit Facility Amount" means at any time the aggregate amount of the Commitments at such time but not in excess of U.S. $612,500,000;

          "Deere Capital" means John Deere Capital Corporation, a corporation incorporated pursuant to the laws of the State of Delaware, U.S.A., and its successors and assigns which are permitted under the USD Agreement;

          "Deere Group" means (i) Deere Canada and (ii) Deere Finance and (iii) any Subsidiary of Deere U.S. provided that such
Subsidiary: (A) is incorporated under the laws of Canada or a Province thereof, (B) carries on a business which is, in the opinion of the Borrowers acting reasonably, substantially similar to the business, or a significant part thereof, carried on at the date hereof by Deere U.S., Deere Canada or Deere Finance or their respective Affiliates, (C) carries on and will carry on its business substantially in Canada, and (D) has become a Guarantor; provided that no Person shall become a member of the Deere Group if, immediately after such Person became a member of the Deere Group, a Default or Event of Default would exist hereunder; provided, further, that a member of the Deere Group which is party to a Permitted Reorganization shall continue to be such a member; and, provided, however, that for greater certainty there shall be excluded from the Deere Group any Guarantor specified in the proviso to Section 13.1 hereof and any Guarantor with respect to which a notice has been given pursuant to the proviso in the definition of "Guarantor";

          "Deere U.S." means Deere & Company, a corporation incorporated pursuant to the laws of the State of Delaware, U.S.A., and its successors and assigns which are permitted under the USD Agreement;

          "Default" means an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default;

          "Designated Branch" means the branch or office of the Agent designated from time to time by the Agent with the consent of the Borrowers (which consent shall not be unreasonably withheld) as the branch or office at which it will make funds available to the Borrowers pursuant to subsection 14.7(c) or such other branch or branches or office or offices of the Agent as the Borrowers and the Agent may agree to;

          "Drawdown" means a drawdown of a Prime Rate Loan, LIBOR
Loan or USBR Loan or the acceptance of a Bankers' Acceptance
(other than an All-in Bankers' Acceptance) under the Credit
Facility;

          "Drawdown Date" means the date on which a Drawdown is made by a Borrower pursuant to the provisions of Article 2 and which shall be a Banking Day;

          "Drawdown Notice" means a notice substantially in the form of Schedule B hereto to be given to the Agent by the Borrower pursuant to Section 2.5;

          "Eligible Inventory" means, at any particular time, the value of the respective inventories owned by any member of the Deere Group of finished goods, work-in-process and raw materials, existing at that time and determined in accordance with Historical GAAP, provided, however, that none of the following categories of inventory shall be taken into account in determining Eligible Inventory:

          (i) any inventory which is consigned to a member of the Deere Group by any Person other than a member of the Deere Group;

          (ii) any inventory which is subject to a title retention agreement in favour of the vendor thereof if not a member of the Deere Group;

          (iii) any inventory situate outside Canada other than inventory consigned by a member of the Deere Group to an Affiliate of such member of the Deere Group in the United States;

          (iv) any inventory which is subject to any Mortgage;
               and

          (v) any inventory referred to in the proviso to clause 12.1(b)(i);

provided that, for greater certainty, no inventory shall be included above if the proceeds of sale, rental or lease thereof are included in Eligible Retail Receivables or Eligible Wholesale
Receivables;

          "Eligible Retail Receivables" means, at any particular time, the aggregate outstanding balances, net of deferred finance income and allowance for credit losses, of all retail receivables owned by any member of the Deere Group representing unconditional obligations to pay, arising from sales, rentals or leases by a dealer or other Person in the ordinary course of its business and, from and after the time a Person becomes a member of the Deere Group, in accordance in all material respects with the established credit policies of the Deere Group as they exist at the effective time of this agreement, except as such policies may be amended in any material respect by the Deere Group with the written consent of the Majority Lenders, not to be unreasonably withheld (provided that any Lender which fails to disapprove in writing any such amendment within 30 days after having received written notice from the Borrowers of such amendment shall be deemed to have consented to any such amendment), as such receivables exist at that time and as determined in accordance with Historical GAAP, provided, however, that in no event shall the outstanding balance of any receivable be taken into account in determining Eligible Retail Receivables if:

          (i) at that time any amount owing pursuant to the relevant receivable is overdue by more than 90 days or, if at any time in the past any amount owing thereon was overdue by more than 90 days, the receivable has at no time since that time been made current;

          (ii) at any time the receivable has been extended or refinanced if and to the extent that the aggregate outstanding balance of all such receivables so extended or refinanced outstanding at that time exceeds Cdn. $10,000,000;

          (iii) the sale, rental or lease represented by the receivable was to a debtor, renter or lessee outside of Canada (other than a debtor, renter or lessee resident in the United States which purchases, rents or leases from a Canadian dealer in the ordinary course of the dealer's business) or is denominated in a currency other than Canadian currency;

          (iv) the receivable is subject to any Mortgage or is or has been part, and in any manner remains subject to the provisions, of a transaction described in clause (xv) of the definition of "Permitted
               Encumbrances"; and

          (v) the receivable is of the type referred to in the proviso to clause 12.1(b)(i);

          "Eligible Wholesale Receivables" means, at any particular time, the aggregate outstanding balances, net of deferred finance income and allowance for credit losses, of all wholesale receivables owned by any member of the Deere Group representing unconditional obligations to pay, arising out of sales, rentals or leases by a member of the Deere Group to dealers or other Persons in the ordinary course of its business, existing at that time and as determined in accordance with Historical GAAP, subject to the exclusions set forth in clauses (i), (iii), (iv) and (v) of the immediately preceding definition and provided that no amount included in the definition of Eligible Retail Receivables shall be included hereunder;

          "Equivalent Amount" means, on any date, the equivalent amount in Canadian Dollars or U.S. Dollars, as the case may be, after giving effect to a conversion of a specified amount of Canadian Dollars to U.S. Dollars or of U.S. Dollars to Canadian Dollars, as the case may be, at the Exchange Rate on that date;

          "Event of Default" has the meaning set out in
Article 13 hereof;

          "Excess" has the meaning set out in Section 2.12;

          "Exchange Rate" on any date means the rate of exchange on that date for converting Canadian Dollars into U.S. Dollars or U.S. Dollars into Canadian Dollars, as the case may be, quoted as the offering rate for wholesale transactions by the Agent at approximately noon (Toronto time) on such date;

          "Excluded Loan" with respect to any Lender means a Fixed Rate Loan or an All-in Bankers' Acceptance made by such Lender which such Lender has, pursuant to section 2.8(a)(ii) or 6.1(c), as the case may be, elected to exclude for the purpose of calculating usage of such Lender's Commitment;

          "Federal Funds Rate" means, for any day, the rate on that day for federal funds or, if such date is not a Banking Day, the next preceding Banking Day, opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated as "H.15 (519)" (or any successor publication) published by the Board of Governors of the Federal Reserve System or if such rate is not so published for such date, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds dealers of recognized standing selected by it;

          "Financial Statements" means with respect to Deere U.S., the financial statements for each fiscal period of Deere U.S. prepared in accordance with generally accepted accounting principles applied on a consistent basis (unless otherwise noted); with respect to each member of the Deere Group, the financial statements for each fiscal period of such member prepared in accordance with generally accepted accounting principles applied on a consistent basis (unless otherwise noted); and with respect to the Deere Group, a consolidated income statement and balance sheet as at the end of each fiscal period which, in the case of the balance sheet, combines on a line by line basis the assets, liabilities and shareholders' equity of each member of the Deere Group, as determined from the balance sheets contained in the financial statements of each member of the Deere Group prepared as at the end of such fiscal period, after elimination of any accounts pertaining to an investment in any Person which is not a member of the Deere Group and of any inter-corporate accounts existing as at such date between any members of the Deere Group but including the accounts pertaining to an investment in any Person not a member of the Deere Group, eliminated as aforesaid, by way of investment only; provided that such financial statements, except in the case of the Deere Group, shall be comprised of a balance sheet as at the end of such fiscal period, a statement of operations and a statement of changes in financial position for such fiscal period then ended, and shall in the case of any financial statements for a fiscal year (other than with respect to the Deere Group), be audited, and shall in the case of any income statement and balance sheet for a fiscal year for the Deere Group be unaudited and accompanied by a reconciliation statement and, if requested by the Majority Lenders, also accompanied by a review of such income statement, balance sheet and reconciliation statement by the auditors of Deere Canada;

          "Fixed Rate Loan" means a loan which bears a rate of interest fixed in accordance with subsection 2.8(a);

          "Guarantees" means guarantees, substantially in the form of Schedule C hereto, in favour of the Lenders, whereby the repayment of all amounts owing pursuant to this agreement by each Borrower to the Lenders is guaranteed by the other Borrower and by the Guarantors and, if any such guarantee is amended and/or confirmed, means such guarantee as so amended and/or confirmed;

          "Guarantor" means a Subsidiary of Deere U.S. which meets the requirements of clauses (A) to (C) inclusive of the definition of the Deere Group and which has provided to the Lenders a Guarantee together with an opinion of Fasken Campbell Godfrey or other counsel acceptable to the Agent, applicable to such Subsidiary, in respect of the matters set out in Sections 8.1 to 8.4, inclusive and Section 10.4 (insofar as that Section requires that each member of the Deere Group be directly or indirectly wholly owned by Deere U.S.); provided, however, that Deere Canada may at any time and from time to time change the status of a Guarantor (other than Deere Canada and Deere Finance) to a Person not a member of the Deere Group, if Deere Canada gives written notice of such change in status to the Agent as soon as is reasonably possible given the particular circumstances and if (i) some or all of the shares of such Guarantor are, or will be sold to a Person who is not, directly or indirectly, a Subsidiary or an Affiliate of Deere U.S., and
(ii) such change in status would not immediately thereafter result in, or give rise to, the occurrence of a Default or an Event of Default resulting solely pursuant to Section 10.12 hereof, and, thereafter, upon the date which is the date of completion of the transaction contemplated by clause (i) above, such Guarantor shall cease to be a Guarantor and a member of the Deere Group for all purposes of this Agreement and the Guarantee of such Guarantor shall be terminated; and "Guarantors" means all such Persons. For greater certainty, the term Guarantor shall include a Person which becomes a Guarantor pursuant to a Permitted Reorganization;

          "Historical GAAP" means the generally accepted accounting principles set out in the first sentence of
Section 1.4 hereof as of October 31, 1994;

          "Indebtedness" of the Deere Group means, at any particular time, the aggregate amount of all indebtedness and liabilities of the Deere Group which would, in accordance with Historical GAAP, be reflected on the balance sheet of the Deere Group if the Financial Statements of the Deere Group were prepared at that time, together with, without duplication:

          (i) all indebtedness guaranteed, directly or indirectly, in any manner by any member of the Deere Group or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse but only to the extent of the amount of recourse if such recourse is limited in amount;

          (ii) all indebtedness in effect guaranteed, directly or indirectly, by any member of the Deere Group through an agreement contingent or otherwise

               (A) to purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, or

               (B) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies, or to purchase or sell transportation or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of such indebtedness against loss, regardless of the delivery or non-delivery for any reason of the property, products, materials or supplies or the furnishing or non-furnishing for any reason of the transportation or services, or

               (C)  to make any loan, advance, capital
                    contribution to or other investment in the debtor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the debtor;

          (iii) all indebtedness incurred by any joint venture, partnership or similar Person for which any member of the Deere Group is liable but only to the extent of the amount of such liability if such liability is limited;

          (iv) all indebtedness, including financing lease obligations of any member of the Deere Group created or arising under any conditional sales agreement or other title retention agreement or under any Capital Lease, provided that if the rights and remedies of the seller or lender or lessor under such agreement or lease in the event of the default are limited to repossession or sale of property, such indebtedness shall be deemed to be in an amount equal to the lesser of (A) the amount of such indebtedness and (B) the book value of such property; and

          (v) all indebtedness secured by any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in property owned by any member of the Deere Group, even though such member of the Deere Group has not assumed or become liable for the payment of such indebtedness, provided that, if such member of the Deere Group has not made such assumption or so become liable, such indebtedness shall be deemed to be an amount equal to the lesser of (A) the amount of such indebtedness and (B) the book value of such property;

including, for greater certainty, the aggregate principal amount of Loans outstanding hereunder, but, for greater certainty, after elimination of any such indebtedness or liabilities existing between members of the Deere Group. In computing the Indebtedness of any members of the Deere Group, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been irrevocably deposited with the proper depository in trust the necessary funds (or evidences of other indebtedness, or other securities, if permitted by the instrument creating such indebtedness) for the payment, redemption or satisfaction of such indebtedness, and such funds and evidences of indebtedness or other securities so deposited shall not be included in any computation of the assets of such member of the Deere Group made for purposes of this agreement;

          "Initial Borrowing Date" means the date on which the first Loan is made by the Lenders hereunder;

          "Interest Payment Date" means,

          (i) with respect to each Prime Rate Loan or USBR Loan, the twenty-first day of each calendar month during each Interest Period (or, if such twenty-first day is not a Banking Day, the Banking Day next following such twenty-first day) and the last day of each Interest Period, and

          (ii) with respect to each LIBOR Loan, the last day of each Interest Period and, if any Interest Period is longer than three months, also means the last Banking Day of each three month period during such Interest Period.

          "Interest Period" means,

          (i) with respect to each Prime Rate Loan or USBR Loan, the period commencing on the Drawdown Date or Conversion Date of such Loan and terminating on the date selected by the Borrower hereunder for the Conversion of such Loan into another type of Loan or the repayment of such Loan,

          (ii) with respect to each Bankers' Acceptance other than an All-in Bankers' Acceptance, the period selected by the Borrower hereunder and being of a duration of not less than 30 and not more than 365 days, commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan, and

          (iii) with respect to each LIBOR Loan, the period selected by the Borrower and being of a duration of not less than 30 days and not more than three years, or such other period as the Lenders may agree to in writing from time to time, subject in all cases where duration is in excess of six months to the Majority Lenders being able to provide funds on that basis;

provided that in all cases the last day of each Interest Period shall be also the first day of the next Interest Period and further provided that the last day of each Interest Period shall be a Banking Day and if the last day of an Interest Period selected by the Borrower is not a Banking Day, the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next following the last day of the Interest Period otherwise selected unless, in the case of LIBOR Loans only, such next following Banking Day falls in the next calendar month in which event the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next preceding the last day of the Interest Period otherwise selected;

          "Lenders" means the banks which are signatories hereto, so long as there is any indebtedness owed to them, or they have any obligation, hereunder, and any financial institution which becomes a party hereto as a "Lender" and "Lender" means any one of them;

          "LIBOR Loan" means a Canadian LIBOR Loan or a
U.S. LIBOR Loan;

          "Loan" means a Prime Rate Loan, USBR Loan, Bankers' Acceptance, LIBOR Loan, Fixed Rate Loan or Operating Facility Loan made pursuant to the Credit Facility and which, when used in the context of principal amount of Loans, shall include the principal amount of outstanding Loans other than Bankers' Acceptances and the aggregate face amount of all outstanding Bankers' Acceptances;

          "Loan Termination Date" means in the case of each Lender hereunder the "Termination Date" under the USD Agreement applicable to such Lender's Affiliated USD Bank, as the same may be amended, extended or abridged from time to time pursuant to the USD Agreement or, in the event such Lender's Affiliated USD Bank becomes an "Objecting Bank" within the meaning of the USD Agreement the "Commitment Expiration Date" applicable to such Affiliated USD Bank;

          "Majority Lenders" means, at any time, Lenders the Commitments of which are in the aggregate at least 55% of the Credit Facility Amount at that time;

          "Mortgage" means any mortgage, hypothec, title retention, charge, security interest, pledge, lien or other encumbrance;

          "Net Worth" of the Deere Group means, subject to the provisions of Section 13.1, at any particular time, the aggregate of the (i) issued capital, (ii) retained earnings, (iii) surplus (earned or contributed) and (iv) Subordinated Indebtedness less
(v) deficit, all of which would, in accordance with Historical GAAP, be reflected on the balance sheet of the Deere Group if Financial Statements of the Deere Group were prepared at that time, after deducting all amounts which would be reflected on such balance sheet on account of (vi) minority interests,
(vii) goodwill and (viii) intangible assets, but eliminating any duplication in the calculation thereof resulting from intercompany accounts;

          "Operating Facility Loan" means a loan made pursuant to subsection 2.8(b);

          "Permitted Encumbrances" means:

          (i)  Mortgages in existence on the date hereof;

          (ii) Mortgages on any property acquired, constructed or improved by a Borrower or a Guarantor after the date of this Agreement which are created or assumed contemporaneously with, or within 120 days after, such acquisition, construction or improvement to secure or provide for the payment of all or any part of the cost incurred for the acquisition, construction or improvement after the date of this agreement, or (in addition to Mortgages contemplated by clauses (iii), (iv) and
               (v) below) Mortgages on any property existing at the time of acquisition thereof; provided that such Mortgages shall not apply to any property theretofore owned by a Borrower or a Guarantor other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

          (iii) Mortgages on the property of a corporation at the time of its amalgamation with a Borrower or a Guarantor or on the assets of a Person substantially all of the assets of which are acquired by a Borrower or a Guarantor;

          (iv) Mortgages on property of a corporation existing at the time such corporation becomes a Guarantor;

          (v) Mortgages to secure Indebtedness of a Guarantor to a Borrower or to another Guarantor;

          (vi) Mortgages in favour of any Canadian federal, provincial or municipal government, or any department, agency or instrumentality or political subdivision of any such Canadian federal, provincial or municipal government, to secure partial, progress, advance or other payments pursuant to any contract or statute;

          (vii) Mortgages given on fixed assets or other physical properties hereafter acquired to secure all or part of the purchase or lease price thereof (including, for greater certainty, Capital Leases) or the acquiring hereafter of such assets or properties subject to any existing Mortgage securing Indebtedness (whether or not assumed);

          (viii) easements, liens, franchises or other minor encumbrances on or over any real property which do not materially detract from the value of such property or its use in the business of the Deere Group;

          (ix) any deposit or pledge of assets (A) with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against a Borrower or a Guarantor, or in connection with other proceedings or actions at law or in equity by or against a Borrower or a Guarantor, or (B) as security for the performance of any contract or undertaking not directly or indirectly related to the borrowing of money or the securing of Indebtedness, if made in the ordinary course of business, or (C) with any governmental agency, which deposit or pledge is required or permitted to qualify a Borrower or a Guarantor to conduct business, to maintain self-insurance, or to obtain the benefits of any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or (D) made in the ordinary course of business to obtain the release of mechanics', workmen's, repairmen's, warehousemen's or similar liens, or the release of property in the possession of a common carrier;

          (x) liens for taxes and governmental charges not yet due or contested by appropriate proceedings in good faith; landlord's liens on property held under lease; and any other liens of a nature similar to those hereinabove described in this clause (x) which do not, in the opinion of the relevant Borrower or Guarantor, materially impair the use of such property in the operation of the business of such relevant Borrower or Guarantor or its Subsidiaries or the value of such property for the purposes of such business;

          (xi) Mortgages existing on property acquired by a Borrower or a Guarantor through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

          (xii) judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

          (xiii)    Mortgages which in the aggregate do not
                    exceed 5% of the Net Worth of the Deere
                    Group;

          (xiv) any deposit or pledge of monies (or evidence of other indebtedness or securities) with the proper depository for the payment, redemption or satisfaction of Indebtedness of a Borrower or a Guarantor prior to the maturity of such Indebtedness so as to satisfy and discharge such Indebtedness to the extent of such deposit or pledge;

          (xv) any transaction characterized as a sale of receivables (retail or wholesale) but reflected as secured Indebtedness on a balance sheet in conformity with generally accepted accounting principles; and

          (xvi) Mortgages for the purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any Mortgage referred to in the foregoing clauses (i) to (xv), inclusive, or in this clause (xvi), provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property);

          "Permitted Reorganization" means a transaction permitted pursuant to the provisions of Section 11.1 hereof;

          "Person" means an individual, a partnership, a firm, a corporation, a trust, an unincorporated organization or a government or any agency or political subdivision thereof;

          "Prime Rate" means the greater of: (i) prime lending rate of interest expressed as a rate per annum which the Agent establishes from time to time at its principal office in Toronto, Ontario as the reference rate of interest in order to determine the interest rate it will charge for loans in Canadian Dollars to its Canadian customers and (ii) the 30 day bankers' acceptance rate of the Agent as quoted on the Reuters screen, Canadian dollar CDOR page, determined as of 10:00 a.m. Toronto time on the relevant day, plus 1/2 of 1%;

          "Prime Rate Loan" means a loan with respect to which the rate of interest is determined by reference to the Prime
Rate;

          "Pro Rata" means, in respect of any particular Lender at any particular time:

          (i) in the case of Drawdowns (including, as provided in the proviso to this definition, any Drawdowns which are deemed thereby to have occurred for the purposes of this definition only on a Conversion or Rollover), and for the purposes of
               Section 14.12, subject, with respect to Bankers' Acceptances to the rounding provided in subsection 6.1(d), the proportion that the Unutilized Commitment of that Lender at that time is of the total Unutilized Commitments of all Lenders at that time;

          (ii) in the case of any repayment or prepayment
               (including, as provided in the proviso to this definition, any repayment which is deemed thereby to have occurred for the purposes of this definition only on a Conversion or Rollover), the proportion that:

               (A) in the case of Prime Rate Loans and USBR Loans, the total amount of Prime Rate Loans or USBR Loans, as the case may be, of that Lender at that time is of the total Prime Rate Loans or USBR Loans, as the case may be, of all Lenders at that time; and

               (B) in the case of Canadian LIBOR Loans, U.S. LIBOR Loans and Bankers' Acceptances, the total amount of Canadian LIBOR Loans, U.S. LIBOR Loans or Bankers' Acceptances, as the case may be, of equivalent Interest Periods and maturing on a particular repayment date of that Lender is of the total such Canadian LIBOR Loans, U.S. LIBOR Loans or Bankers' Acceptances, as the case may be, of all Lenders at that time (excluding, in the case of Bankers' Acceptances, All-in Bankers' Acceptances);

provided that (I) in applying this definition to a Conversion or a Rollover, there shall, in all cases, be deemed for the purposes of this definition only to be a repayment of the outstanding Loan followed by a Drawdown of the Loan into which such outstanding Loan is being converted or rolled over and (II) the aforesaid formula shall not apply in respect of the repayment of Bankers' Acceptances prior to their maturity as hereinafter in
Section 2.13 provided and in which circumstances Pro Rata shall mean repayment of the entire face amount of the relevant Bankers' Acceptances of each Lender;

          "Repayment Notice" means a notice substantially in the form of Schedule D hereto to be given to the Agent by a Borrower pursuant to Section 2.13;

          "Rollover" means a rollover of a Loan pursuant to
Section 2.10 or Section 6.1;

          "Rollover Date" means the date of commencement of a new
Interest Period applicable to a Loan which has been rolled over pursuant to Section 2.10 or Section 6.1;

          "Rollover Notice" means a notice substantially in the form of Schedule E hereto to be given to the Agent by a Borrower pursuant to Section 2.10 or 6.1;

          "Subordinated Indebtedness" means Indebtedness of the Deere Group excluding, for greater certainty, indebtedness or liabilities existing between members of the Deere Group, which, in the case of Indebtedness to Deere U.S. is governed by the Subordination Agreement and in the case of all other Indebtedness is governed by an agreement that by its terms prohibits payment of the principal thereof, interest thereon and any other amount in respect thereof (including any payment upon any distribution of assets of such member of the Deere Group in the event of any winding-up or liquidation or dissolution thereof, whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities thereof or otherwise), until all amounts owing in respect of the Credit Facility have been paid in full and all obligations of the Lenders hereunder have been terminated, except such payments as occur other than at a time
(i) when a Default involving a breach of Section 10.12 or of any covenant pertaining to reporting in respect of Section 10.12 or which would, with the passage of time, become an Event of Default pursuant to subsections 13.1(a), (b), (f) or (i) hereof, or an Event of Default, exists hereunder, or (ii) when, after giving effect to such payment, such a Default or an Event of Default would exist hereunder; provided, however, that such agreement may provide that any such payment may be made notwithstanding such a Default if it has been in existence for more than six months without the Agent having notified the Borrowers thereof pursuant to subsection 13.1(d) and notwithstanding an Event of Default which has been in existence for more than six months without the Lenders having taken any action pursuant to Section 13.2 in respect thereof; provided, further, that such agreement may provide that any such payment may be made notwithstanding the existence of such a Default or a resulting Event of Default for more than six months after the occurrence of such Default unless within such six-month period the Agent has notified the Borrowers as aforesaid and the Lenders have taken action pursuant to
Section 13.2 in respect of such Event of Default;

          "Subordination Agreement" means the agreement between Deere U.S. and the Lenders substantially in the form of Schedule F hereto and if such agreement is amended and/or confirmed means such agreement as amended and/or confirmed;

          "Subsidiary" means subsidiary as that term is used within the meaning of the Business Corporations Act (Ontario), as in force on the effective date hereof;

          "USBR" means, at any time, the greater of:

     (a) the annual rate of interest which the Agent establishes at its principal office in Toronto as the reference rate of interest in order to determine interest rates it will charge at such time for demand loans in U.S. Dollars made to its customers in Canada; and

     (b) the Federal Funds Rate quoted from time to time plus 1/2% per annum,

such rate to be adjusted automatically and without necessity of notice to the Borrowers upon each change to such rate;

          "USBR Loan" means any loan on which interest is then calculated by reference to USBR;

          "U.S. Dollars" and "U.S. $" means such coin or currency of the United States of America as at the time of payment or determination shall be legal tender therein for the payment of public or private debts;

          "USD Agent" means Chemical Bank and its successors and assigns as the administrative agent of the USD Banks under the USD Agreement;

          "USD Agreement" means the U.S. $3,500,000,000 Credit
Agreement dated as of April 5, 1995 among the USD Borrowers, certain financial institutions, the USD Agent and other agents, as in effect from time to time;

          "USD Bank" means each "Bank" (as defined in the USD
Agreement) under the USD Agreement;

          "USD Borrowers" means Deere U.S. and Deere Capital under the USD Agreement;

          "USD Loan" means each "Loan" (as defined in the USD
Agreement) under the USD Agreement made by an Affiliated USD
Bank;

          "U.S. LIBOR" means, in respect of any Interest Period, the rate of interest per annum (calculated on the basis of a 360 day year), as determined by The Toronto-Dominion Bank, rounded upward, if necessary, to the nearest 1/16th of 1%, quoted at approximately 11:00 a.m. (Toronto time) on the day which is two Banking Days prior to the commencement of that Interest Period, at which it may make deposits available to prime lending banks in U.S. Dollars in an amount substantially equal to the amount of the U.S. LIBOR Loan made by the Lenders to which such Interest Period applies in the London Interbank Eurodollar Market for a period equal to such Interest Period;

          "U.S. LIBOR Loan" means any loan on which interest is then calculated by reference to U.S. LIBOR;

          "Unutilized Commitment" in respect of any Lender at any particular time means the positive amount, if any, obtained when there is subtracted from the amount of that Lender's Commitment the total of: (i) the Equivalent Amount of the principal amount outstanding of Loans made by such Lender hereunder other than Operating Facility Loans and Excluded Loans made by such Lender; and (ii) the total amount of Committed USD Loans made by the Affiliated USD Bank of such Lender under the USD Agreement;

1.2 Computation of Time Period. Except to the extent otherwise expressly provided, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

1.3 General Interpretation. Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing gender shall include masculine, feminine and neuter genders.

1.4 Generally Accepted Accounting Principles. Except to the extent otherwise expressly provided, references to "generally accepted accounting principles" mean, for all principles stated from time to time in the Handbook of the Canadian Institute of Chartered Accountants, such principles so stated. It is hereby otherwise expressly provided that "generally accepted accounting principles" in respect of Deere U.S. mean generally accepted accounting principles in the United States of America.

1.5 Actions on Days Other than Banking Days. Except to the extent otherwise expressly provided, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Banking Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement shall be deemed to provide that payment shall be made or such action shall be taken on the first Banking Day after such day. If the payment of any amount is deferred for any period under this Section 1.5, then such period shall, unless otherwise provided herein, be included for purposes of the computation of any interest payable hereunder.

1.6 Headings and Table of Contents. The division of this agreement into Articles and Sections and the insertion of headings and a table of contents are for the convenience of reference only and shall not affect the interpretation of this agreement.

1.7 Dollars. Unless otherwise indicated, all dollar amounts set out herein are in Canadian Dollars.

1.8 Effective Date or Time. For all purposes hereof, unless expressly otherwise indicated, the effective time or date of this Agreement shall be April 5, 1995 and, for greater certainty, the word "future" shall be defined by reference to such date.


2.        CREDIT FACILITY

2.1 Establishment. The Lenders hereby establish for the Borrowers on the terms and conditions set forth herein the Credit Facility, in the maximum aggregate principal amount of U.S. $612,500,000, to be advanced by way of Loans. The Borrowers may borrow, prepay (in whole or in part), reborrow or repay in such proportions between them as they may determine and the Lenders may lend to either Borrower as hereinafter provided without the concurrence of or notice to the other Borrower.

2.2 Purposes. The Credit Facility is being made available to the Borrowers to enable them to finance their or their Subsidiaries' respective retail, lease and wholesale receivables and inventory and to support their or their Subsidiaries' respective commercial paper programs and for general corporate purposes (including financing the acquisition of shares and/or assets of corporations and other Persons otherwise permitted hereunder but excluding any such acquisition which constitutes a takeover bid within the meaning of the Securities Act (Ontario) if such bid is opposed by the board of directors of the Person to be acquired).

2.3 Manner of Borrowing. Subject to the terms and conditions hereof, each of the Borrowers may in Canadian Dollars make Drawdowns under the Credit Facility of Prime Rate Loans, Canadian LIBOR Loans, Fixed Rate Loans, Operating Facility Loans and Bankers' Acceptances and may in U.S. Dollars make Drawdowns under the Credit Facility of U.S. LIBOR Loans, USBR Loans, Fixed Rate Loans and Operating Facility Loans. Each of the Borrowers shall have the option, subject to the terms and conditions hereof, to determine which types of Loans shall be drawn down and in which combinations or proportions.

2.4       Drawdown, Conversion and Rollover Restrictions.
Drawdowns, Conversions and Rollovers, and other actions taken, under the Credit Facility shall be subject to the following restrictions:

     (a) each Drawdown shall be in a minimum principal amount of Cdn. $5,000,000 or U.S. $5,000,000, as the case may be, and Drawdowns in excess thereof shall be in integral multiples of Cdn. $1,000,000 or U.S. $1,000,000, as the case may be;

     (b) in the case of a LIBOR Loan, Drawdowns, Conversions and Rollovers may only be made upon the Lenders' prior favourable determination with respect to the matters referred to in Article 5;

     (c) except as otherwise provided herein, no Interest Period applicable to a Lender shall extend beyond the Loan
          Termination Date for such Lender;

     (d) in no event shall any Drawdown be made or other action taken hereunder which causes:

          (i) the amount of the Committed Global Exposure of any Lender, after giving effect to any concurrent payment and/or borrowing under this Agreement or the USD Agreement to exceed such Lender's
               Commitment; or

          (ii) the aggregate outstanding principal amount of USD Loans under the USD Agreement plus the aggregate Equivalent Amount in U.S. Dollars of all Loans hereunder to exceed the Credit Facility Amount; and

     (e) in the case of LIBOR Loans, after giving effect to any Drawdown, Conversion or Rollover, there shall not be at any one time more than six different Interest Periods applicable to outstanding LIBOR Loans hereunder.

2.5 Drawdown Notice. A Borrower may at any time and from time to time make a Drawdown under the Credit Facility, subject to the terms and conditions hereof, upon delivering a Drawdown Notice with respect to a specified type or types of Loan to the
Agent:

     (a) in the case of any Prime Rate Loan, USBR Loan or Bankers' Acceptance (other than an All-in Banker's Acceptance), not later than 10:00 a.m. (Toronto time) on the Banking Day which is two Banking Days prior to the day on which the Loan is to be advanced; and

     (b)  in the case of a LIBOR Loan, not later than 3:00 p.m.
          (Toronto time) on the Banking Day which is three
          Banking Days prior to the Banking Day on which the Loan is to be advanced.

2.6 Irrevocability. The giving of a Drawdown Notice, Rollover Notice or Conversion Notice by a Borrower hereunder shall, except as hereinafter provided, be irrevocable. In the event that the Borrower wishes to revoke any such Notice, the Lenders may at their sole option accept such revocation and require the Borrower to pay to the Lenders such additional amount as is specified in and in accordance with Section 7.2.

2.7 Cancellation or Reduction of Credit Facility or Commitments. The Borrowers acting together may at any time, upon giving at least three Banking Days prior notice to the Agent, cancel in full the Credit Facility or, from time to time, reduce the Credit Facility Amount and, if the Credit Facility Amount is so reduced, the Commitments of each of the Lenders shall be reduced pro rata based upon the respective Commitment Ratios of the Lenders provided, however, that in no event shall the Credit Facility Amount be reduced below the Equivalent Amount in U.S. Dollars of the aggregate principal amount of the Loans outstanding hereunder.

2.8  (a)  Fixed Rate Loans.

          (i) Subject to the Lender's availability of funds, as to which the Lender's decision shall be final and conclusive, and to the proposed term not causing the relevant repayment date to occur after the Loan Termination Date (unless otherwise agreed by the Lender), any Borrower may request any Lender, upon at least five Banking Days' prior written notice, to make available a Fixed Rate Loan in either Canadian or U.S. Dollars. Such notice shall set forth the desired currency, the proposed drawdown date, the proposed term of such Loan and the proposed Loan amount (which shall in no event be less than Cdn. $1,000,000 or the Equivalent Amount). Any Fixed Rate Loan shall be made available at the sole and absolute discretion of the Lender, upon terms (including the rate of interest, interest payment dates, repayment schedule and prepayment privileges) acceptable to such Lender and as agreed to by such Borrower. Notwithstanding that Lenders are in no way committed to make Fixed Rate Loans hereunder, it is intended that, when requested to do so, a Lender will use reasonable efforts to quote terms for such a Loan based on the costs and charges to such Lender in raising offsetting deposits in an amount substantially equal to and for the term of the proposed Fixed Rate Loan together with all other costs and charges (excluding internal costs and charges) incidental thereto including, without limitation, primary, secondary or other reserves, withholding taxes, stamp taxes and the costs of establishing any hedging contracts considered necessary by the Lender. Any such borrowing shall not be subject to the provisions of Article 14 hereof which require that Loans be made by all Lenders on the pro rata basis specified therein. Notice of any such proposed loan and the actual making thereof shall be given by the Borrower to the Agent in writing as soon after the making thereof as reasonably possible. Upon receipt by the Agent of such notice, the loan shall be deemed to be a Fixed Rate Loan hereunder, unless upon request by the Agent the relevant Lender fails to confirm that such loan is a Fixed Rate Loan in which event the loan made shall not be a Fixed Rate Loan hereunder and shall not be governed by the provisions hereof. The Lender shall, upon receipt of the Borrower's written request aforesaid, indicate to the Borrower in writing whether it will make a Fixed Rate Loan and, if so, at what rate, such written indication to be provided to the Borrower prior to 1:00 p.m. (Toronto time) on the Banking Day following receipt by the Lender of the Borrower's request. The Borrower shall indicate in writing to the Lender, prior to 5:00 p.m. (Toronto time) on the day on which the Borrower receives the Lender's notice aforesaid, if it wishes to draw said Fixed Rate Loan, and, if the Borrower so indicates, the Lender shall advance the said Fixed Rate Loan. If the Borrower fails to give such written indication, the Borrower shall be deemed to have chosen not to draw such Fixed Rate Loan. Notwithstanding the preceding three sentences, if the Borrower and the Lender agree as to the terms of a Fixed Rate Loan to be made pursuant to this subsection 2.8(a), such Fixed Rate Loan shall be made despite any failure by either the Borrower or the Lender to comply with the time or notice provisions set forth in such preceding three sentences for the making of such Fixed Rate Loan. Interest at the specified rate shall be payable thereon as well after as before maturity, default and judgment, with interest on overdue interest at the same rate. For greater certainty, interest rate swap transactions shall not be included within the definition of Fixed Rate Loans as specified above nor subject to the provisions of this Section 2.8.

          (ii) Any Lender who makes a Fixed Rate Loan hereunder, shall at such time elect whether such Fixed Rate Loan shall or shall not be excluded for the purpose of determining such Lender's Unutilized Commitment. Such Lender shall as soon as reasonably possible following such election, give notice thereof to the Borrowers and the Agent. For greater certainty and notwithstanding anything to the contrary in this Agreement, a Lender may make one or more Fixed Rate Loans hereunder in an amount which causes the Equivalent Amount in U.S. Dollars of the aggregate principal amount of Loans made by it hereunder to exceed its Commitment.

     (b) Operating Facility Loan. The Borrower may at any time and from time to time request any one or more of The Toronto-Dominion Bank, Canadian Imperial Bank of Commerce or Royal Bank of Canada to make a Loan to it, herein called an "Operating Facility Loan", in either Canadian or U.S. Dollars, and such Operating Facility Loan shall be made by any such requested Lender, on compliance by the Borrower with all conditions precedent herein contained applicable to the advance of a Prime Rate Loan or a USBR Loan, as the case may be, in the same principal amount, other than the notice requirements set out in subsection 2.5(a) and other than the monetary limits on Drawdowns set out in subsection 2.4(a). The Toronto-Dominion Bank agrees that it shall act as Agent for the other two Lenders, and such other Lenders agree that The Toronto-Dominion Bank may so act for the purposes of receiving and conveying to such other two Lenders any such request for an Operating Facility Loan from one or more of such other Lenders. The monies advanced by each Lender shall be made available to the Borrower in an account, to be designated in writing by the Borrower, which it maintains at such Lender or, if possible, the account specified in subsection 14.7(c) in the manner therein set out, in any event on the same day requested, provided that the Borrower shall deliver to such Lender such request prior to 11:00 a.m. (Toronto time) on the day of such request. The aggregate principal amount of such Operating Facility Loans outstanding at any time in respect of any one such Lender shall at no time exceed U.S. $20,000,000. Such Operating Facility Loan or Loans shall, with respect to repayment thereof, be governed exclusively by the provisions of
Section 14.7 hereof (and shall not, therefore, be subject to the Pro Rata payment provisions otherwise applicable to Loans by virtue of Article 14), and shall bear interest at the rate herein provided in respect of Prime Rate Loans, in the case of Canadian Dollar, and USBR Loans, in the case of U.S. Dollar, Operating Facility Loans, such interest to be payable to the Lender at the times provided for herein in respect of Prime Rate Loans or USBR Loans, as the case may be. Whenever in this Agreement it is necessary to ascertain the principal amount of Loans outstanding for determining the amount of any further Loans to be made or whether any further Loans can be made, any Operating Facility Loans shall be deemed to be made or outstanding, as the case may be, as Prime Rate Loans and/or USBR Loans, as the case may be, in the same respective principal amounts per Lender as would be the case if such Operating Facility Loans had been drawn down pursuant to a Drawdown Notice as Prime Rate and/or USBR Loans pursuant to Section 14.7.

2.9       Failure of a Borrower to Give Notice.

     (a) If the Borrower fails to give the Agent a Drawdown Notice with respect to a Prime Rate Loan or USBR Loan in accordance with the time periods set out in Section 2.5 hereof, or a Conversion Notice into either such Loans in accordance with
Section 2.11 hereof, the Lenders shall have the right, at their option, to waive any such failure in connection with the giving of such Drawdown Notice or Conversion Notice, to make such Loan as if such notice had been given on a timely basis and to require the Borrower to pay to the Lenders such additional amount as is required to cover any costs incurred by the Lenders in making any such Loan which are caused by the failure of the Borrower to give such notice as is specified in and in accordance with
Section 7.2.

     (b) If the Borrower fails to give the Agent a Drawdown Notice with respect to a LIBOR Loan in accordance with the time periods set out in Section 2.5 hereof, or a Rollover Notice or Conversion Notice into any such Loan in accordance with
Section 2.10 and Section 2.11, respectively, below, the Lenders shall have the right, at their option, to waive any such failure to give a Drawdown Notice, Rollover Notice or Conversion Notice, to make such Loan as if such notice had been given on a timely basis and to require the Borrower to pay to the Lenders such additional amount as is required to cover any costs incurred by the Lenders in making any such Loan which are caused by the failure of the Borrower to give such notice as is specified in and in accordance with Section 7.2.

2.10 Rollover of LIBOR Loans. At or before 3:00 p.m. (Toronto time) three Banking Days prior to the expiration of each Interest Period of each LIBOR Loan, the Borrower which is liable on such Loan shall, unless it has delivered a Conversion Notice pursuant to Section 2.11 or a Repayment Notice pursuant to
Section 2.13 with respect to such Loan, deliver a Rollover Notice to the Agent selecting the next Interest Period applicable to such LIBOR Loan, which new Interest Period shall commence on and include the last day of such prior Interest Period. If such Borrower fails to deliver a Rollover Notice as herein provided, such Borrower shall be deemed to have given a Rollover Notice to the Agent pursuant to this Section 2.10 electing to roll over such LIBOR Loan into a LIBOR Loan of the same currency with a 30 day Interest Period.

2.11      Conversion Options.  Subject to Sections 2.3, 2.4 and
2.5, the Borrower may, at, if applicable, the Exchange Rate, convert:

     (a) a Prime Rate Loan or USBR Loan or a portion thereof into any other type of Loan (other than a Fixed Rate Loan, Operating Facility Loan or an All-in Bankers' Acceptance) on the last day of the applicable Interest Period;

     (b) the amount of a Bankers' Acceptance (other than an All-in Bankers' Acceptance) or a portion thereof into any other type of Loan (other than a Fixed Rate Loan, Operating Facility Loan or an All-in Bankers' Acceptance) on the last day of the applicable Interest Period; and

     (c) a Canadian LIBOR Loan or a U.S. LIBOR Loan or a portion thereof into any other type of Loan (other than a Fixed
          Rate Loan, Operating Facility Loan or an All-in
          Bankers' Acceptance) on the last day of the applicable
          Interest Period;

by giving the Agent a Conversion Notice prior to the date of Conversion in the same manner as if such Conversion Notice were a Drawdown Notice being given in respect of the Loan into which such Loan is being converted. The obligation of each of the Lenders to convert into a LIBOR Loan is contingent upon the Lenders' prior favourable determination with respect to the matters referred to in Article 5.

2.12 Prepayment of Excess over Loan Facility. As of the last Banking Days of March, June, September and December in each year, the Agent shall determine the aggregate of the Equivalent Amounts in U.S. Dollars of the principal of all Loans outstanding under this Agreement plus the principal amount of all USD Loans outstanding under the USD Agreement. In the event that such aggregate amount exceeds the Credit Facility Amount, the Agent shall notify the Borrowers of the amount of such excess (the "Excess") and, subject to the following sentence, each Borrower shall as soon as possible but, in any event, within 30 days of the giving of such notice or such longer period of time as may be required in order that LIBOR Loans be paid on the last day of an Interest Period, pay to each of the Lenders its portion of the Excess in U.S. Dollars or the Equivalent Amount of
Canadian Dollars, or some combination thereof, as the case may be, applied, to the extent required (and to the extent of) the outstanding Loans in the order following, to repayment of Prime Rate Loans, USBR Loans, Canadian LIBOR Loans and U.S. LIBOR Loans, together with, in the case of each such Loan, accrued interest thereon to the date of such payment. Notwithstanding the preceding sentence, the Borrowers shall be relieved of their obligation to make payment in respect of a notification received hereunder from the Agent to the extent that Deere U.S. or Deere Capital has, after such notification required by the preceding sentence, made a payment or prepayment of USD Loans in accordance with the USD Agreement which has the effect of reducing the Excess.

2.13      Optional Payments of Principal.

     (a) A Borrower may at any time (except that Bankers' Acceptances may only be prepaid in accordance with and subject to the terms and conditions of subsection 2.13(b) below and subject to the provisions of subsection 2.13(c) below) pay without penalty to the Lenders any Prime Rate Loan, USBR Loan, LIBOR Loan, Operating Facility Loan (but in accordance with clause 14.7(a)(ii)) or, unless such Loan by its terms provides otherwise, Fixed Rate Loan, in whole or, from time to time, in part, together with accrued interest thereon to the date of such payment, and any other amounts specified in and in accordance with Section 7.2 hereof, without prejudice to the Borrower's right to redraw all or part of such repaid amount subject to the terms and conditions hereof; provided, however, that:

          (i) such Borrower shall give a Repayment Notice to the Agent prior to such time prior to the repayment date as would have been applicable hereunder were a Drawdown Notice being given in respect of the Loan being repaid; and

          (ii) each such repayment shall be in a minimum principal amount of the lesser of
               (A) Cdn. $5,000,000 or U.S. $5,000,000, as the
               case may be, and (B) the principal amount of all Loans in respect of which such payment is made outstanding immediately prior to such repayment; and any such repayment in excess of Cdn. $5,000,000 or U.S. $5,000,000, as the case may be, shall be either (C) in integral multiples of Cdn. $1,000,000 or U.S. $1,000,000, as the case may be or (D) in an amount equal to the principal amount of all Loans in respect of which such payment is made outstanding immediately prior to such repayment.

     (b) A Borrower may at any time and from time to time satisfy its obligations under this Agreement with respect to any LIBOR Loan, Fixed Rate Loan, Operating Facility Loan, or Bankers' Acceptance (including, for greater certainty, an All-in Bankers' Acceptance) outstanding hereunder if it irrevocably deposits monies in trust with the Agent (or in the case of any Fixed Rate Loan, All-in Bankers' Acceptance or Operating Facility Loan, with the relevant Lender making such Loan or All-in Bankers' Acceptance) in an amount which shall be sufficient to pay the outstanding principal amount of such Loan and any interest due on such LIBOR Loan, Fixed Rate Loan or Operating Facility Loan on the last day of the Interest Period relating to such LIBOR Loan or on the date of deposit in the case of such Fixed Rate Loan or Operating Facility Loan, as the case may be, and in the case of such Fixed Rate Loan, any prepayment premium or other amount payable in connection with the prepayment thereof. Such amount shall be deposited in an account with the Agent or such relevant Lender, as the case may be, which bears interest at the applicable market rates of the Agent or such Lender and such market rate of interest shall, after the application of the principal of such Loan or Bankers' Acceptance and any interest on such Loan referred to above on the last day of the relevant Interest Period, be paid to such Borrower, together with any amounts so deposited which are in excess of the amount of such principal and interest due on such Loan or Bankers' Acceptance on such last day of the Interest Period.

     (c) Notwithstanding the foregoing, at any time when a Default or an Event of Default exists hereunder, or when the prepayment or satisfaction hereinafter referred to would result in the occurrence of a Default or Event of Default hereunder:
(i) if there are Loans outstanding (other than Fixed Rate Loans or All-in Bankers' Acceptances), no Fixed Rate Loan shall be prepaid or otherwise satisfied, in accordance with subsections 2.13(a) and 2.13(b) above, and no All-in Bankers' Acceptance shall be satisfied, in accordance with subsection 2.13(b) above, or (ii) if there are no Loans outstanding other than Fixed Rate Loans and All-in Bankers' Acceptances, any prepayment or other satisfaction thereof as aforesaid shall be made only on a basis whereby each Lender who has outstanding a Fixed Rate Loan and/or All-in Bankers' Acceptance is prepaid or otherwise satisfied as aforesaid pro rata based upon the aggregate principal amount of that Lender's Fixed Rate Loans and All-in Bankers' Acceptances as compared to the aggregate principal amount of all Fixed Rate Loans and All-in Bankers' Acceptances then outstanding.

2.14 Mandatory Payments of Principal. The principal amount of all Loans of any Lender (other than Fixed Rate Loans and All-in Bankers' Acceptances) which are outstanding on the Loan Termination Date for such Lender shall be due and payable by the Borrowers to such Lender, together with all accrued interest thereon and all other amounts owing hereunder, on the Loan Termination Date for such Lender. In addition, to the extent that, on any date on which the Commitment of any Lender is reduced, the sum of (i) the principal amount of all Loans of such Lender (other than Excluded Loans of such Lender), and (ii) the principal amount of all Committed USD Loans of such Lender's Affiliated USD Bank, exceed the Commitment of such Lender, each Borrower shall pay to such Lender its portion of such excess, applied to the extent required (and to the extent of) the outstanding Loans in the order following, to repayment of Prime Rate Loans, USBR Loans, Canadian LIBOR Loans and U.S. LIBOR Loans, together with, in the case of each such Loan, accrued interest thereon to the date of such payment together with all other amounts related thereto owing hereunder. Notwithstanding the preceding sentence, the Borrowers shall be relieved of their obligations to make any payment hereunder to the extent that Deere U.S. or Deere Capital has made a payment or repayment of USD Loans in accordance with the USD Agreement so that the sum of clauses (i) and (ii) above no longer exceeds such Lender's Commitment. The principal amount of each Fixed Rate Loan and All-in Bankers' Acceptance shall be due and payable by the relevant Borrower to the relevant Lender on the maturity thereof together with accrued interest thereon and all other amounts owing thereunder.

2.15 Loan Accounts. Each Lender shall open and maintain on its books in accordance with the customary practices of such Lender loan accounts in the name of the Borrower in respect of the Prime Rate Loans, USBR Loans, LIBOR Loans, Fixed Rate Loans and Operating Facility Loans made by the Lender to the Borrower and forming part of the Lenders' Loans hereunder. The Lender shall debit to the appropriate loan account the amount of each Drawdown or borrowing under the relevant Loan and the interest and other charges accrued in respect thereof from time to time and the Lender shall credit to the appropriate loan account the amount of each payment, repayment and prepayment by the Borrower of the principal amount thereof and interest and other charges in respect thereof. In the absence of manifest error, the entries made by the Lender in such loan accounts shall be conclusive evidence of the making of each such Loan and each payment, repayment and prepayment thereof, as the case may be.


3.        INTEREST

3.1 Payment of Interest. The Borrower shall pay to the Lenders interest on the Prime Rate Loans, USBR Loans and LIBOR Loans in the manner and at the rates per annum determined in accordance with this Section 3.1. Interest payable hereunder shall be payable both before and after maturity, default and/or judgment, if any, until payment in full thereof, and interest shall accrue on overdue interest, if any, at the same rate.

     (a) Interest on Prime Rate and USBR Loans. The Borrower shall pay interest on each Prime Rate Loan and USBR Loan made to it during each Interest Period applicable thereto in Canadian Dollars, in the case of Prime Rate Loans and U.S. Dollars, in the case of USBR Loans, at a rate per annum equal to the Prime Rate, in the case of Prime Rate Loans, or USBR, in the case of USBR Loans, in effect from time to time during such Interest Period. The determination by the Agent of the Prime Rate or USBR, as the case may be, applicable from time to time during an Interest Period shall, in the absence of manifest error, be binding upon the Borrower. Such interest shall be calculated and payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Prime Rate Loan or USBR Loan, as the case may be, outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. Changes in the Prime Rate or USBR shall be immediately reflected in the interest rate payable on each Prime Rate Loan and USBR Loan, respectively, without the necessity of any prior notice to the Borrowers; provided, however, that the Agent shall use its best efforts to give notice to the Borrowers of a change in Prime Rate or USBR, if not otherwise publicly announced, but shall have no liability for its failure to do so.

     (b) Interest on LIBOR Loans. The Borrower shall pay interest on each LIBOR Loan during each Interest Period applicable thereto in Canadian Dollars, in the case of Canadian LIBOR Loans, and U.S. Dollars, in the case of U.S. LIBOR Loans, at a rate per annum, expressed on the basis of a 360 day year, equal to the Canadian LIBOR, in the case of Canadian LIBOR Loans and the U.S. LIBOR, in the case of U.S. LIBOR Loans, determined by the Agent with respect to such Interest Period, plus, in each case, 0.155% per annum. Each determination by the Agent of the Canadian LIBOR or U.S. LIBOR, as the case may be, applicable to an Interest Period shall, in the absence of manifest error, be binding upon the Borrower. Upon determination of the Canadian LIBOR or U.S. LIBOR, as the case may be, applicable to an Interest Period, the Agent shall notify the Borrower of such rate. Such interest shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the LIBOR Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360. For the purposes of this Agreement, whenever interest is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained, whether 365 or 366, as the case may be, and divided by 360.

3.2 Other Arrears. If the Borrower fails to pay any amount payable by it hereunder, other than the principal amount of a Loan or any interest payable thereon, on the due date therefor, the Borrower shall, if such overdue amount is not paid within the first five Banking Days following the due date therefor, on demand by the Agent from time to time (unless the failure to pay such amount is the fault of the Lenders or the Agent) pay interest on such overdue amount, from the due date up to the date of actual payment as well after as before judgment, until paid, at a rate per annum equal to, in the case of an amount due denominated in Canadian Dollars, the Prime Rate, and in the case of an amount due denominated in U.S. Dollars, the USBR, plus, in each case, 1% per annum. Notwithstanding the foregoing, if the obligation of the Borrower to pay any interest provided for by this Section 3.3 or any portion thereof is unenforceable as being contrary to law or for any other reason, the interest payable shall be the portion of such additional interest which the Borrower has an enforceable obligation to pay.

3.3 Compounding of Interest. Interest on all overdue amounts under this Agreement shall be compounded on the last
Banking Day of each month during the period of arrears.


4.        CHANGES IN CIRCUMSTANCES

4.1 Increase in Costs. (a) If at any time the Lenders or any of them determine in good faith (which determination shall be conclusive) and provide the Agent, which shall so provide the Borrower, with a certificate in accordance with this Section 4.1 stating that, in respect of any LIBOR Loan or Bankers' Acceptance (except as provided below):

          (i) any future law, regulation, rule, treaty or official directive (whether or not having the force of law), or any change in any present or future law, regulation, rule, treaty or official directive or in the interpretation or application thereof by any authority charged with the administration thereof or by any court of competent jurisdiction:

               (A) that subjects the Lenders or any of them to any tax with respect to payments of principal of or interest on or other fees in respect of any such Loan or Bankers' Acceptance (other than tax levied or imposed on the overall net income of the Lenders or any of them or a tax in lieu of a tax on the overall net income of the Lenders or any of them or a franchise tax or other tax imposed for the privilege of doing business by any jurisdiction wherein the Lenders or any of them are incorporated or organized or now or hereafter carry on business); or

               (B)  that changes the basis of taxation of
                    payments to the Lenders or any of them of principal of or interest on or other fees in respect of any such Loan or Bankers' Acceptance (other than a change in the rate of tax levied or imposed on the overall net income of the Lenders or any of them by any jurisdiction wherein the Lenders or any of them are incorporated or organized or now or hereafter carry on business); or

               (C) that imposes, modifies or applies any reserve and/or special deposit requirements against assets held by or deposits in or for the account of, or such Loans or Bankers' Acceptances by, the Lenders or any of them; or

               (D) that directly affects the cost to the Lenders or any of them of making, funding or maintaining any such Loan or Bankers' Acceptance or any Commitment in respect thereof or otherwise imposes on the Lenders or any of them any other condition affecting this agreement or any such Loan or Bankers' Acceptance or any Commitment in respect thereof; or

          (ii) compliance by the Lenders or any of them with any future request, law, regulation, directive or interpretation, or change in any present or future law, regulation, directive or interpretation, of any applicable monetary, fiscal or other governmental agency or authority (whether or not having the force of law);

has the effect of

          (I) increasing the cost to the Lenders or any of them of making, maintaining or funding such Loans or Bankers' Acceptances;

          (II) reducing the amount of principal or interest or other fees with respect to such LIBOR Loan or Bankers' Acceptance received or receivable by the Lenders or any of them hereunder with respect to such LIBOR Loan or Bankers' Acceptance or the effective return to the Lenders or any of them on or calculated by reference to the gross amount of any sum received or receivable by them from the Borrower hereunder with respect to such LIBOR Loan or Bankers' Acceptance; or

          (III) causing the Lenders or any of them to make any payment or to forego any interest or other return on or calculated by reference to the gross amount of any sum received or receivable by the Lenders or any of them hereunder;

by or in an amount which the Lenders or any of them, acting reasonably, consider material, and also stating that such Lender will, as its general practice if the loan and other similar agreement to which it is a party permit it to do so, be requiring other borrowers to make payments to it of the general type herein provided, then within fifteen Banking Days from the receipt by the Borrower of the aforesaid certificate, the Borrower shall, subject to the provisions of subsection 4.1(b), pay to the Agent such amount as shall reimburse such Lenders for such additional cost, reduction, payment, foregone interest or other return. Notwithstanding the foregoing, no reimbursement of any additional cost, reduction, payment, foregone interest or other return which results from the occurrence of an event described in clause 4.1(a)(i) or 4.1(a)(ii) shall be made pursuant to this
Section 4.1 with respect to any All-in Bankers' Acceptance which is accepted by a Lender following the determination in good faith by such Lender that such event has occurred and has resulted in such additional cost, reduction, payment, foregone interest or other return. The certificate shall be delivered by such Lenders to the Agent and by the Agent to the Borrower not later than five days after such Lenders, acting reasonably, have been able to determine such amount, provided that any delay of such Lenders or the Agent, as the case may be, in delivering such certificate beyond such five day period shall not, except as provided in subsection 4.1(b), affect the rights of such Lenders under this
Section 4.1. The certificate of such Lenders as to any amount payable pursuant to this Section 4.1 shall be signed by a duly authorized officer thereof and shall set out, in reasonable detail, the costs, reduction, payment or foregone interest or other return incurred by such Lenders, the calculation thereof and the reasons therefor and shall, in the absence of manifest error, be conclusive evidence of the facts set out therein.

     (b) Notwithstanding the foregoing, no amount shall be payable to a Lender pursuant to subsection 4.1(a) if:

          (i) the Lender failed to use its reasonable best efforts to avoid or reduce such costs, reduction, payment or foregone interest or other return, as the case may be, in respect of which such amount is claimed; or

          (ii) for any period prior to the time the Lender gives notice to the Agent and to the Borrowers of any event which may give or gives rise to any rights of such Lender under this Section 4.1 and that such Lender intends to claim any amount under this
               Section 4.1 as a result of such event, unless such notice is given within ten days after the Lender has incurred such cost, reduction, payment, foregone interest or other return, and in the case where such notice is given within ten days of such incurrence, for the period from the date of such incurrence.

     (c) In the event that any Lender shall have determined that the adoption after the date hereof of any law, rule, guideline or regulation regarding capital adequacy, or any change after the date hereof in any existing or future law, rule, guideline or regulation regarding capital adequacy (excluding, however, the phasing-in of any existing law, rule, regulation or guideline regarding capital adequacy) or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) from any authority charged with the administration thereof or by any court of competent jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 30 days after receipt (whenever occurring) of a certificate from such Lender (which shall be executed by an officer thereof and a copy of which shall be delivered to the Agent), the Borrowers jointly and severally agree to pay to such Lender such additional amounts as are stated therein to be required to compensate it for such reduction. The certificate of such Lender as to the amount of such reduction shall set forth in reasonable detail the computation of such reduction and shall be binding and conclusive in the absence of manifest error. A Lender which demands indemnification hereunder as a result of a reduction referred to herein shall deliver the certificate referred to above to the Borrowers demanding indemnification no later than the later of
(i) the thirtieth day immediately following each realization by such Lender of such reduction (and such certificate shall certify that the amounts set forth therein were realized within such 30 day period) and (ii) the thirtieth day immediately following such Lender's knowledge of the realization by such Lender of such reduction (and such certificate shall so certify).

4.2 Conversion. In the event of the Lenders or any of them providing a Borrower with a certificate pursuant to Section 4.1 hereof with respect to a LIBOR Loan, the Borrower, at its option, shall have the right to require the Lenders, for a period of three Banking Days after receipt of such certificate by the Borrower, to effect a Conversion to a Prime Rate Loan or a USBR Loan as it shall select.

4.3 Repayment. In the event that: (a) a demand for a payment from the Borrower is made by a Lender pursuant to
Section 4.1(a), the Borrower receives from a Lender a notice pursuant to subsection 4.1(b) or the Borrower receives a certificate from a Lender pursuant to Subsection 4.1(c), the Borrower may, in its discretion, provided no Default or Event of Default has occurred which is then continuing or (b) the "Commitment" (as defined in the USD Agreement) of the Affiliated USD Bank of a Lender is being terminated as contemplated by
Section 2.16(c) thereof, the Borrower shall be obligated to, in each case subject to the provisions of the Bank Act (Canada) restricting the activities of Canadian chartered banks and their participations in loan syndications, repay to such Lender all (but not less than all) of its Loans hereunder (provided it also pays at such time all accrued and unpaid interest, fees and other amounts payable hereunder to such Lender) and terminate all obligations of such Lender (the "Terminated Lender") herein, on the following terms and conditions:

          (i) until the Terminated Lender's obligations are terminated, as contemplated herein, the Borrower shall continue to pay the increased costs or additional amounts in accordance with the provisions of Section 4.1;

          (ii) the Borrower shall have given written notice to the Agent of the exercise of its rights pursuant to the provisions of this Section 4.3;

          (iii) if pursuant to subsection 2.19 of the USD Agreement the Affiliated USD Bank of a Lender is replaced thereunder by a financial institution as a "Tranche B Bank" under the USD Agreement, the remaining parties to this Agreement will take such action as may reasonably be required to permit such financial institution or an affiliate thereof (provided such financial institution or its affiliate is a Canadian chartered bank or, if it is not, another Canadian financial institution acceptable to the Majority Lenders (which acceptance shall not be unreasonably withheld)) to become a party hereto as a Lender with a Commitment not in excess of the Commitment of the Lender of the Affiliated USD Bank which was so replaced; and;

          (iv) notwithstanding any other provision of this
               Section 4.3 to the contrary, where a Terminated Lender has purchased an All-in Bankers' Acceptance or made a Fixed Rate Loan, on its termination as a Lender hereunder the Borrower shall not repay such All-in Bankers' Acceptance or such Fixed Rate Loan and the Borrower, Deere U.S. and the Terminated Lender, acting reasonably shall enter into such documentation as may be necessary in order to make the All-in Bankers' Acceptance or Fixed Rate Loan a standalone loan outside of the terms of the Credit Facility but otherwise incorporating such of the provisions of this Agreement and the documentation entered into pursuant hereto as may be necessary in order to ensure the integrity of such All-in Bankers' Acceptance or Fixed Rate Loan including, without limitation, the representations and warranties, covenants, events of default and remedies contained within this Agreement and subordination and guarantee arrangements in respect of such All-in Bankers' Acceptance and such Fixed Rate Loans substantially in the form of the Subordination Agreement and the Guarantees. Upon the Borrower and the Terminated Lender entering into such documentation, the indebtedness owing by the Borrower to the Terminated Lender pursuant to such All-in Bankers' Acceptance or such Fixed Rate Loans shall be governed entirely by such separate documentation and shall not form part of the Credit Facility pursuant hereto.


5.        IMPOSSIBILITY OF MAKING LIBOR LOANS

5.1       Mandatory Conversion.

     (a) Notwithstanding anything herein contained, but subject to Section 5.3, if at any time while any LIBOR Loan remains outstanding, the Lenders or any of them determine in good faith (which determination shall be conclusive) and notify the Agent, which shall forthwith notify the Borrower, that any future law, regulation, treaty or official directive, or any change in any present or future law, regulation, treaty or official directive, or in the interpretation or application thereof, by any authority charged with the administration thereof or by any court of competent jurisdiction, has made it unlawful or impossible for the Lenders or any of them to make, to maintain or to fund such LIBOR Loan or to give effect to any of their related obligations as contemplated hereby, the Agent by such notice shall require that the Borrower shall, and the Borrower, after receipt of such notice shall, at the end of the then current Interest Period for such LIBOR Loan or at such earlier date as may be required by any such law, regulation, treaty or official directive, effect a Conversion to a Prime Rate Loan, or a USBR Loan, as it shall select.

     (b) Notwithstanding any other provision of this Agreement, the Borrower shall give notice to the Lenders of any Conversion required under this Section 5.1, but may do so without regard to the time period contained in Section 2.11.

5.2 Termination of Facility for LIBOR Loans. Notwithstanding anything herein contained, but subject to
Section 5.3, the Borrower agrees with the Lenders that if at any time prior to the commencement of an Interest Period the Lenders or any of them shall have determined in good faith (which determination shall be conclusive) and give notice to the Agent, which shall forthwith notify the Borrower, (a) that it has become unlawful or impossible for the Lenders or any of them to make, to maintain or to fund any part of a LIBOR Loan or (b) that the ability of the Lenders or any of them to make, to maintain or to fund such LIBOR Loan or part thereof has been materially adversely affected because (in the case of subsection (b) of this Section 5.2 restricted to clauses (i) and (ii) below):

          (i) of circumstances affecting the London Interbank Market generally which the Majority Lenders have determined have resulted in there not existing adequate and fair means for ascertaining the rate of interest applicable to such LIBOR Loan during such Interest Period;

          (ii) deposits in Canadian Dollars or U.S. Dollars, as the case may be, are not available to Lenders which constitute Majority Lenders in the relevant London Interbank Market in sufficient amounts in the ordinary course of business; or

          (iii) of any change in applicable law or regulation or regulatory requirement or in the interpretation thereof or in currency exchange rates or exchange controls;

then, from and after the date of such determination for so long as such conditions shall continue to exist, the Borrower shall not have the right to obtain or maintain a LIBOR Loan hereunder.

          When the Lenders or any of them, or the Majority Lenders, as the case may be, have made any such determination, the Borrower shall effect a Conversion to a Prime Rate Loan or to a USBR Loan, as it shall select, in respect of all outstanding LIBOR Loans at the end of the Interest Periods thereof. The provisions of subsection 5.1(b) shall apply mutatis mutandis to any such Conversion.

5.3 Lender Covenants. The Lenders shall, with respect to the events set out in Sections 5.1 and 5.2 above, use their reasonable best efforts to avoid the application thereof (including, for greater certainty, the changing of lending offices) and shall, acting reasonably, give notice to the Agent and to the Borrowers of any such potential application, but shall be under no liability for their failure so to do.

5.4 Repayment. The provisions of subsection 4.3(a) shall apply, mutatis mutandis, in respect of any Lender which gives the notice, and requires the Borrower to take the action, contemplated by Section 5.1 or Section 5.2 above.


6.        BANKERS' ACCEPTANCE

6.1       Bankers' Acceptance.  The Borrower may, pursuant to
Section 2.5 or Section 2.11, and in accordance with the provisions of this Section 6.1, give the Agent notice that Bankers' Acceptances will be outstanding under the Credit Facility. In addition to the other restrictions on maturity dates hereafter set out, no Bankers' Acceptance (other than an All-in Bankers' Acceptance which the relevant Lender has consented to extending beyond the Loan Termination Date) shall have a maturity which extends beyond the Loan Termination Date of the applicable Lender. Acceptances by Lenders of drafts presented to the Lenders shall be subject to the terms, conditions and proceedings set out below:

     (a) Borrower Drafts. All drafts presented by a Borrower for acceptance by the Lenders shall be drawn on the appropriate form of the relevant Lender and shall mature on a day on which the relevant Lender is open for business at the place where the acceptance is payable, which day shall not be less than 30 days nor more than 365 days after the date of issuance of the draft presented for acceptance. The Borrower shall not claim any days of grace for the payment at maturity of any of its drafts presented to and accepted by a Lender pursuant hereto.

     (b) Stamping Fee. In respect of each draft presented to and accepted by a Lender, the Borrower shall pay the relevant Lender a fee calculated on the basis of a 365 day or 366 day year, as the case may be, at the rate per annum equal to 0.25% per annum of the face amount of such draft for its term being the actual number of days in the period commencing on and including the date the Lender accepts the Borrower's draft and ending on but excluding the day of maturity of the Bankers' Acceptance, such fee to be paid upon acceptance by the Lender of such draft without any reduction by reason of such payment being in advance.

     (c) All-in Options. A Borrower may request any one or more Lenders to purchase its drafts at an all-in acceptance rate (the "All-in Bankers' Acceptance Rate") advised by such Lender or Lenders (any such draft which is so accepted at the All-in Bankers' Acceptance Rate being called an "All-in Bankers' Acceptance"). For the purposes of this subsection (c), a Lender's All-in Bankers' Acceptance Rate for a particular draft is the rate at which such Lender would be willing to purchase such Canadian Dollar draft (which may or may not be accepted by the Lender) which rate shall include the Lender's stamping fee. Notice of any All-in Bankers' Acceptance and the basic terms thereof shall be given by the Borrower to the Agent in writing as soon after the making thereof as reasonably possible. Upon receipt of such notice, the All-in Bankers' Acceptance shall be governed by the provisions hereof, unless upon request by the Agent the relevant Lender shall fail to confirm that such Bankers' Acceptance is an All-in Bankers' Acceptance for the purposes hereof, in which case such acceptance shall not be an All-in Bankers' Acceptance hereunder and shall not be governed by the provisions hereof. Any Lender who purchases an All-in Bankers' Acceptance hereunder, shall at such time elect whether such All-in Bankers' Acceptance shall or shall not be excluded for the purpose of determining such Lender's Unutilized Commitment. Such Lender shall, as soon as reasonably possible following such election, give notice thereof to the Borrowers and the Agent.
          For greater certainty, notwithstanding anything to the contrary in this Agreement, a Lender may purchase one or more All-in Bankers' Acceptances hereunder in an amount which causes the Equivalent Amount in U.S. Dollars of the aggregate principal amount of Loans made by it hereunder to exceed its Commitment. None of the provisions of this Section 6.1, except the provisions of this subsection (c), and none of the provisions of
          Article 14 relating to the acceptance of Bankers' Acceptances on a Pro Rata basis, shall apply to All-in Bankers' Acceptances.

     (d)  General Mechanics.

          (i) Concurrently with the delivery by a Borrower to the Lenders of a Drawdown Notice, Rollover Notice or Conversion Notice requesting the acceptance of a Bankers' Acceptance, such Borrower shall deliver to each of the Lenders at its BA Branch drafts drawn by such Borrower upon such Lender in an aggregate principal amount at maturity equal to such Lender's Pro Rata share (rounded in such manner as the Agent deems equitable so that the share of each Lender shall be Cdn.$100,000 or an integral multiple thereof) of each proposed Bankers' Acceptance before 10:00 a.m. (Toronto time) on the Drawdown Date, Rollover Date or Conversion Date specified by such Borrower in its Drawdown Notice, Rollover Notice or Conversion Notice and, at the same time, such Borrower shall advise the Lenders of the acceptance date and term to maturity for such Bankers' Acceptance which term to maturity shall be the same for all Lenders. Such draft shall be properly drawn and executed by such Borrower on such Lender's standard form in effect at the time, subject as follows:

               (A) each draft of a Bankers' Acceptance delivered to a Lender shall mature on the last day of the Interest Period with respect thereto; and

               (B) the provisions of this Agreement, and not the provisions contained in any Lender's standard form agreement relating to Bankers'
                    Acceptances, shall govern the relationship between the Borrower and the Lenders.

          (ii) In anticipation of the maturity of a Bankers'
               Acceptance, the issuing Borrower shall either:

               (A) deliver to the Agent a Rollover Notice that such Borrower intends to draw and present for acceptance on the maturity date drafts of the Borrower to be issued as new Bankers' Acceptances (in which case the provisions of subsection 14.8(e) below shall govern);

               (B) deliver to the Agent a Conversion Notice pursuant to Section 2.11 (in which case the provisions of subsection 14.8(g) below shall govern); or

               (C) on the maturity date of the maturing Bankers' Acceptance, pay to the Agent for payment to the relevant Lender an amount equal to the face amount of such Bankers' Acceptance.

          If the issuing Borrower fails to so notify the Agent or make such payment, each Lender shall effect a Conversion into a Prime Rate Loan as if a Conversion
          Notice pursuant to subclause 6.1(d)(i)(B) above had been given by such Borrower to the Agent.

          (iii) To facilitate the acceptance of Bankers' Acceptances as aforesaid, each Borrower shall, upon execution of this Agreement and from time to time as required, provide to each Lender at its BA Branch drafts drawn in blank by such Borrower upon such Lender in quantities sufficient for each Lender to fulfil its obligations hereunder. No Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of such Borrower to provide such instruments to such Lender on a timely basis.


7.        PAYMENTS

7.1 Place and Manner of Payments. All payments to be made by the Borrower hereunder shall be made in Canadian Dollars (in the case of Prime Rate Loans, Bankers' Acceptances, Canadian LIBOR Loans, Fixed Rate Loans and Operating Facility Loans made in Canadian Dollars) and U.S. Dollars (in the case of USBR Loans, U.S. LIBOR Loans, Fixed Rate Loans and Operating Facility Loans made in U.S. Dollars) in immediately available funds received by the Agent at the Designated Branch.

7.2 Indemnity. Each Borrower agrees to indemnify each Lender that delivers a certificate in accordance with this
Section 7.2 and to hold such Lender harmless for any cost or expense which such Lender may reasonably sustain or incur as a consequence of (a) default by such Borrower in payment of the principal amount of any LIBOR Loan of such Lender, including but not limited to, any such cost or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Loans hereunder provided that any such cost or expense owing by such Borrower shall be credited against any interest due on overdue interest with respect to such Loan, (b) failure by such Borrower in making a Drawdown, Rollover or Conversion with respect to a LIBOR Loan after such Borrower has given a notice in accordance with Section 2.5, 2.10 or 2.11, as the case may be, unless such failure is as a result of the circumstances referred to in either Section 5.1 or 5.2, (c) the Lenders making any Drawdown, Conversion or Rollover pursuant to
Section 2.9, or (d) a prepayment of a LIBOR Loan pursuant to
Section 2.13 (except for prepayments pursuant to subsection 2.13(b)) or Conversion of a LIBOR Loan pursuant to
Section 2.11, in each case on a day which is not the last day of an Interest Period with respect thereto, including in all cases where applicable but not limited to, any such cost or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain such LIBOR Loans hereunder. Each Lender shall use its best efforts (as do not result in the incurrence of additional costs or expenses or of additional credit exposure) to mitigate such cost or expense and no amount shall be payable to such Lender pursuant to this
Section 7.2 if such Lender failed to use such best efforts. A certificate as to any amount payable pursuant to this Section 7.2 shall be submitted within a reasonable time after the incurrence of such cost or expense so claimed by each such Lender (and shall be executed by a duly authorized officer thereof) to the relevant Borrower and the Agent, setting forth the amount so claimed and the computation of such amount in reasonable detail, and shall be conclusive in the absence of a manifest error. The amount of such cost or expense shall (unless the amount thereof is being disputed in good faith by the Borrower on the basis of manifest error, in which event the undisputed amount of such cost or expense) be payable by the Borrower to the Agent within fifteen Banking Days after the receipt by the Borrower of such certificate.


8.        REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to establish the Credit Facility, the Borrower represents and warrants to the Lenders, upon each of which representations and warranties the Lenders specifically rely, as set out below in this Article 8. For all purposes of this Article 8, when a representation and warranty is made with respect to a Guarantor, it shall be made only from and after the date upon which such Person becomes a Guarantor, and only so long as such Person continues as a Guarantor, in accordance with the provisions hereof.

8.1 Due Incorporation. Each of the Borrowers, the Guarantors and Deere U.S. is duly incorporated and is validly subsisting under the laws of the jurisdiction of its incorporation. As at the date hereof, Deere U.S. owns all of the issued and outstanding shares of Deere Canada, Deere Canada is the owner of all of the issued and outstanding shares of each of Deere Finance, Homelite Canada Limited and John Deere Insurance Company of Canada, and Deere Finance is the owner of all of the issued and outstanding shares of CEFC, in each case free and clear of any and all liens, charges, hypothecs, security interests or other encumbrances or restrictions of any nature whatsoever other than as arise by virtue of any such Person being a "private company" within the meaning of the Securities Act (Ontario). As at the effective date hereof, except as aforesaid, there are no Subsidiaries of Deere Canada.

8.2 Power and Authority to Own Assets and to Carry on Business. Each of the Borrowers and the Guarantors has the corporate power and authority to own the assets owned by it, and to carry on its business as presently carried on by it, and is duly qualified to do business in each jurisdiction where the nature of any assets owned by it that are material to the financial condition of the Deere Group and any business carried on by it in such jurisdiction that is material to the financial condition of the Deere Group make such qualification necessary.

8.3 Power and Authority to Enter into this Agreement. The Borrower has the corporate power and authority to execute, to deliver and to perform its obligations under this Agreement, the Guarantee which is to be delivered by it and all other agreements required hereunder to be executed by it, each Guarantor has said power and authority with respect to its Guarantee and Deere U.S. has said power and authority with respect to the Subordination Agreement, and this Agreement, each such Guarantee and other agreements and the Subordination Agreement have been duly authorized by all necessary corporate action of, and have been duly executed and delivered by, the Borrower, each Guarantor or Deere U.S., as the case may be, and constitute legal, valid and binding obligations of the Borrower, each Guarantor or Deere U.S., as the case may be, enforceable (except to the extent of the application of laws affecting creditors rights generally, general equitable principles and the Currency Act (Canada)) in accordance with their respective terms.

8.4 Licences. Except as disclosed in writing to the Agent for delivery to the Lenders prior to the effective date hereof, each of the Borrowers and the Guarantors has obtained all required licences, permits and approvals from any and all governments, governmental commissions, boards or other agencies which are material to the financial condition of the Deere Group.

8.5 Litigation. Except as set forth in Schedule G hereto, there are no actions, suits or proceedings, of which the Borrower has knowledge, pending, or specifically threatened in writing to a senior officer of the Borrower or a Guarantor, against or affecting the Borrower or any one or more Guarantors at law or in equity or before or by any governmental department, commission, board, bureau or agency, domestic or foreign, or before any arbitrator, which would, in the reasonable opinion of the Borrower, result in any material adverse change in the financial condition of the Deere Group, or the collective ability of the Deere Group to perform the collective obligations of the Deere Group under or pursuant to this Agreement and the Guarantees, and neither the Borrower nor any Guarantor is in default with respect to any judgment, order, writ, injunction, award, rule or regulation of any court of competent jurisdiction, arbitrator or governmental department, commission, board, bureau or agency, domestic or foreign, which, either separately or in the aggregate, would result, in the reasonable opinion of the Borrower, in any such material adverse change.

8.6 Burdensome Provisions. Neither the Borrower nor any Guarantor is a party to any agreement or instrument, or subject to any corporate restriction or any judgment, order, writ, injunction, award, rule or regulation, which materially and adversely affects or, so far as the Borrower may reasonably foresee, in the future may materially and adversely affect, the financial condition of the Deere Group.

8.7 Financial Statements. The Borrower has furnished to the Lenders the most recent annual Financial Statements being, at the effective date of this Agreement, for the fiscal year ended October 31, 1994. Such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as stated therein or in the notes thereto. Such Financial Statements present fairly the financial position and results for such fiscal year of the relevant Person or Persons in connection with which such Financial Statements have been prepared.

8.8 Full Disclosure. None of the Financial Statements referred to in Section 8.7 hereof or the following financial statements and other financial documents furnished by the Borrowers to the Lenders in connection herewith: 1994 Financial Statements for each Borrower; Deere Finance Form 29 for the year ended October 31, 1994 as filed with Ontario Securities Commission; Statement of Loss Experience of Borrowers' receivables for the five year period ended October 31, 1994, contained, as of the time such statements and other financial documents were so furnished (except to the extent that, prior to the effective date of this Agreement, the Borrower has given corrective notice in writing to the contrary to the Agent for delivery to the Lenders), any untrue statement of a material fact.

8.9 No Breach because of Agreement. Neither the execution nor the delivery of this Agreement, the Guarantees, the Subordination Agreement or any other documents contemplated hereby or to be furnished pursuant hereto or the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof conflicts with or will conflict with, or results or will result in any material breach of, or constitutes or will constitute a material default under, any of the provisions of the charter documents or by-laws of the Borrower, any Guarantor or Deere U.S., as the case may be, or of any agreement or instrument to which any of them is a party or by which any of them is bound, and which is material to the financial condition of the Deere Group, or results or will result in the creation or imposition of any material Mortgage (other than Permitted Encumbrances) upon any of their assets.

8.10 Ownership of Assets. Each of the Borrowers and the Guarantors is the owner of such of its respective assets as are material to the financial condition of the Deere Group subject to no Mortgage except for Permitted Encumbrances. The amount of Indebtedness secured or which may be secured by the Mortgages referred to in clause (i) of the definition of Permitted Encumbrances does not at the date of this Agreement exceed Cdn. $6,000,000.

8.11 Consents. No consents, approvals, authorizations, exemptions, registrations, filings or declarations of any government or governmental authority or any other Person are required to be obtained or made on the part of the Borrower, any Guarantor or Deere U.S. in connection with the execution, delivery and performance of obligations under this Agreement or the Guarantee by the Borrower or of obligations under the Guarantees by any Guarantor or the Subordination Agreement by Deere U.S. and except as have been obtained or made and copies of which have been delivered to the Lenders prior to the execution hereof (in the case of the Borrowers and Deere U.S.) or of its Guarantee (in the case of a Guarantor).

8.12 Credit Policies. The established credit policies of the Deere Group as they exist as at the date of this Agreement with respect to retail receivables are designed to avoid the creation of, among others, the following types of retail receivables:

          (i) receivables arising out of the sale, rental or lease of equipment which are not subject to a duly perfected security interest or duly registered retention of title in favour of a member of the Deere Group ranking, to the extent permitted by law, in priority to all security interests, liens and other encumbrances of any kind;

          (ii) receivables from debtors, renters or lessees who did not deal at arms' length with a member of the Deere Group;

          (iii)     receivables which are subject to any
                    deduction or set-off for any amounts payable to a debtor, renter or lessee whether related to the receivable or otherwise; and

          (iv) receivables which may not be collected until a member of the Deere Group performs or causes to be performed any additional service for, or performs or incurs any additional obligation for, a debtor, renter or lessee;

and such credit policies are otherwise in accordance in all material respects with the description thereof contained in the Ontario Securities Act Form 29 of Deere Finance for its fiscal year ended October 31, 1994, a copy of which has been provided to the Lenders.


9.        CONDITIONS PRECEDENT

9.1 Closing. The closing of the transactions contemplated herein shall take place at 2:00 p.m. (Toronto time) on April 5, 1995 at the offices of Tory Tory DesLauriers & Binnington, Aetna Tower, Toronto-Dominion Centre, Toronto, Ontario or at such other place as the Agent may direct.

9.2       Conditions Precedent to Establishment of Credit
Facility.  The obligation of the Lenders to establish the Credit
Facility is subject to the fulfilment of the following conditions precedent to the satisfaction of the Lenders on or prior to April
5, 1995:

     (a) All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Lenders, and the Lenders shall have received certified copies (or actual certificates where appropriate) of all documents which they may reasonably request in connection with such transactions and of the records of all corporate proceedings in connection therewith, including:

          (i) resolutions of the boards of directors of the Borrowers authorizing the entering into of this Agreement and the Guarantee and, in the case of Deere Canada, the Subordination Agreement;

          (ii) resolution of the board of directors of Deere U.S.
               authorizing the entering into of the Subordination
               Agreement;

          (iii) the Certificates of Incorporation of each of the Borrowers and Deere U.S. and all amendments thereto;

          (iv) the by-laws of each of the Borrowers and Deere
               U.S.;

          (v) certificates of compliance, status or good standing, as the case may be, of each of the Borrowers and Deere U.S. from the appropriate federal, provincial and state government departments; and

          (vi) certificates of incumbency of each of the Borrowers and Deere U.S.

     (b) The Lenders shall have received the opinions of Fasken Campbell Godfrey, special counsel to the Borrowers, of Frank S. Cottrell or his successor as general counsel to Deere U.S., and of Tory Tory DesLauriers & Binnington, special counsel to the Lenders, dated April 5, 1995, in the forms of Schedules H, I and J hereto, respectively.

     (c) The Lenders shall have received the executed Guarantees and Subordination Agreement.

     (d) Except as otherwise disclosed in writing to the Lenders prior to the date of this Agreement, on and as of the date of this Agreement, there shall have been no change in the financial condition of the Borrowers as shown on the most recent fiscal year-end Financial Statements furnished to the Lenders which, in the aggregate, is material and adverse to the Deere Group.

     (e) The USD Agreement shall have been executed and delivered by the parties to the USD Agreement and all conditions to the effectiveness of the USD Agreement shall have been satisfied.

     (f) All principal, interest and other amounts owing under or pursuant to the credit facility established in favour of the Borrowers pursuant to the loan agreement made as of the 26th day of March, 1993 between the Borrowers, certain banks and The Toronto-Dominion Bank, as agent (the "Existing Loan Agreement"), shall have been repaid in full and all obligations of the lenders and banks under the Existing Loan Agreement shall have been terminated.

9.3 Conditions Precedent to Drawdowns. The obligation of the Lenders to make the initial and any subsequent Drawdown is subject, in addition to the other provisions hereof, to all representations and warranties contained in Article 8 hereof (except as affected by transactions contemplated by this Agreement) being true and correct in all respects on the date of the Drawdown (limited, in respect of Sections 8.1 and 8.12, to the date of the Initial Borrowing Date) and to no event having occurred and continuing at the date of the Drawdown which constitutes a Default or an Event of Default hereunder, and the Borrower shall be deemed to have made a representation to this effect to the Lenders on and as of the date of each Drawdown and shall, if required by the Agent, provide a certificate of a senior officer to this effect.


10.       POSITIVE COVENANTS

          Each of the Borrowers covenants with the Lenders that so long as any one or more of the Lenders has any obligation under the Credit Facility or so long as any indebtedness hereunder remains outstanding, subject to the covenants below applying to a Guarantor only from and after the date upon which it becomes a Guarantor, and only so long as it continues to be a Guarantor, in accordance with the provisions hereof:

10.1 Corporate Existence. It will, and will cause each Guarantor to, except as occurs pursuant to a Permitted Reorganization, carry on its business in a proper and efficient manner consistent with sound business practices, keep or cause to be kept proper books of account in relation to its business and, subject to the other provisions of this Agreement, do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and that of its Subsidiaries.

10.2 Financial, Monthly and Other Statements. Deere Canada will forward to the Agent for delivery to the Lenders:

     (a) Financial Statements for each of the first three quarters of the fiscal year so soon as is reasonably practicable after such Financial Statements are available and, in any event, not later than 60 days after the end of each such quarter;

     (b) Financial Statements for each fiscal year so soon as is reasonably practicable after such Financial Statements are available and, in any event, not later than 120 days after the end of the fiscal year, accompanied by a report of the auditors, without liability, indicating that they are familiar with the provisions of this Agreement and aware of the Events of Default herein set out and either have or have not, in their audit of such Financial Statements, but without having made any special examination in this regard, become aware of any such Event of Default having occurred and be continuing, and the nature of any such Event of Default of which they have become aware; and

     (c) monthly reports, in the form of Schedule K hereto, for each month during each fiscal year, certified by a financial officer of the Borrower as being true and correct in all material respects on and as of the relevant month-end, as soon as available and in any event not later than 30 days after the end of each such month, showing the amount of Eligible Retail Receivables, Eligible Wholesale Receivables and Eligible Inventory as at the end of that month, a reconciliation, if required, of the information therein contained to generally accepted accounting principles, the amounts of Net Worth, Subordinated Indebtedness, Indebtedness and Indebtedness for borrowed money of the Deere Group as of the end of the month, a reconciliation, in the case of quarterly month-ends, of the immediately preceding financial information to, if required, generally accepted accounting principles, and to the Financial Statements, and such other information relating thereto as the Lenders may reasonably require.

10.3 Payment. It shall duly and punctually pay or cause to be paid to the Lenders all principal and interest payable by it hereunder and all other amounts payable hereunder on the dates, at the places and in the manner set forth herein.

10.4 Ownership. Deere U.S. shall at all times be the owner, directly or indirectly, of all issued and outstanding shares of Deere Canada and Deere Finance, and Deere U.S. shall, either directly or indirectly, at all times be the owner of all issued and outstanding shares of each other member of the Deere Group.

10.5 Certificates. On the day or days in each year on which Deere Canada forwards to the Lenders the Financial Statements pursuant to subsection 10.2(a), the Borrower shall furnish to the Lenders a certificate of the Borrower signed by a senior officer of the Borrower stating that no condition, event or matter has occurred and is continuing which constitutes a Default or an Event of Default or, if the senior officer is unable to so certify, the details in this regard.

10.6 Information about Litigation. It shall at any time and from time to time forthwith upon obtaining any knowledge or information relating to any actions, suits or proceedings against the Borrower or a Guarantor which have been commenced, or which it is reasonable to conclude will be commenced and of which a senior officer of either the Borrower or a Guarantor has received written notice, where such actions, suits or proceedings either separately or in the aggregate are, or may be expected to be, in the reasonable opinion of the Borrower, materially adverse to the financial condition of the Deere Group or materially adverse to the collective ability of the Deere Group to perform their collective obligations hereunder or pursuant hereto or to the Guarantees, as the case may be, provide to the Agent for disclosure to the Lenders notice of such actions, suits or proceedings.

10.7 Insurance. It will maintain and will cause each Guarantor to maintain, with responsible insurers, insurance with respect to its property and assets and its business against such casualties, risks and contingencies and in such types and amounts as are customarily, in accordance in all material respects with Deere U.S. general business practices, maintained or caused to be maintained and which is, in the opinion of the Borrower, reasonable and prudent in the circumstances.

10.8 Notice of Default. It shall notify the Agent, for disclosure to the Lenders, of any Default (provided that no such notice need be made in respect of a Default if it is cured within ten days after the occurrence thereof or before it becomes an Event of Default, whichever period of time is shorter) or Event of Default within ten Banking Days of the day on which an officer of the Borrower becomes aware thereof.

10.9 Licences. Except as disclosed in writing to the Agent prior to the execution hereof, it shall, and shall cause each Guarantor to, maintain and preserve in good standing all required licences, permits and approvals from any and all governments, governmental commissions, boards or other agencies which are material to the financial condition of the Deere Group.

10.10          Information and Inspection.

     (a) It shall, and shall cause each Guarantor to, provide, or afford the Agent the right to obtain, such information pertaining to or affecting the Credit Facility to the extent that the same is possessed or can be acquired without unreasonable effort or expense, as the Agent, acting reasonably, deems necessary or desirable.

     (b) The Lenders or any of them shall have the right, at reasonable times and without undue interference with the normal operation of the relevant business and at the expense of such Lenders (or, in the event that a Default or an Event of Default shall have occurred and be continuing, at the expense of the Borrower), to visit and to inspect any of the properties of the Borrower or any Guarantor, to examine the books of account and records of the Borrower or any such Guarantor, to make copies and extracts therefrom, to discuss the affairs, finances and accounts of the Borrower or any such Guarantor with, and to be advised as to the same by, their respective officers, employees and auditors.

10.11 Change of Auditors. It shall not make any change in its auditors except to a nationally recognized firm of Canadian chartered accountants at the time of such change.

10.12 Ratios. It shall cause the following ratios to be maintained at all times:

     (a) (i) 90% of the amount of Eligible Retail Receivables plus (A) 60% of the aggregate amount of Eligible Wholesale Receivables and Eligible Inventory; or
               (B) Cdn.$200,000,000, whichever is lesser,

          to

          (ii) the principal amount of all Loans hereunder and all other Indebtedness of the Deere Group for borrowed money, other than Subordinated
               Indebtedness,

          to be 1:1 or more; and

     (b) (i) Net Worth of the Deere Group less the amount of aggregate principal amount of loans outstanding pursuant to subsection 12.2(b) hereof to

          (ii) Indebtedness of the Deere Group less Subordinated
               Indebtedness of the Deere Group

          to be 0.20:1 or more.

10.13 Sale of Eligible Retail Receivables etc. It shall utilize the proceeds, or necessary portion thereof, as the case may be, of any sale of Eligible Retail Receivables and/or Wholesale Receivables to prepay the Loans in accordance with
Section 2.13 (as if that Section made reference to a mandatory repayment), if:

          (i) such proceeds arise from a transaction or series of related transactions and exceed Cdn.$5,000,000 or the Equivalent Amount in U.S. Dollars; and

          (ii) such sale together with any Eligible Retail Receivables and/or Eligible Wholesale Receivables not included in the relevant monthly calculation referred to in the balance of this Section 10.13, if factored into the then most recent monthly calculation of the ratio set out in subsection 10.12(a) on a retroactive basis, would cause subsection 10.12(a) to have been breached, in the order specified in Section 2.12 hereof, in an amount which, if applied on a retroactive basis, would avoid the aforesaid breach of covenant. For all purposes of this Section 10.13, a transaction described in clause (xv) of the definition of "Permitted Encumbrances" shall be a sale of the relevant Eligible Retail Receivables or Eligible Wholesale Receivables, as the case may be.


11.       NEGATIVE COVENANTS

          Each of the Borrowers covenants with the Lenders that so long as any one or more of the Lenders has any obligation under the Credit Facility or so long as any indebtedness hereunder remains outstanding, without the prior written consent of the Lenders, subject to the covenants below applying to a Guarantor only from and after the date upon which it becomes a Guarantor, and only so long as it continues to be a Guarantor, in accordance with the provisions hereof:

11.1 Reorganization. It shall not, and shall procure that no Guarantor shall, enter into any corporate transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, arrangement, merger, dissolution, liquidation, winding-up, sale or otherwise) whereby the jurisdiction governing the Borrower or any Guarantor is changed or all or substantially all of the undertaking, property and assets of the Borrower or any Guarantor would become the property of any other Person or the property of the continuing corporation resulting from any such corporate transaction unless:

     (a) if the transaction involves, directly or indirectly, a surviving Person (i) which is to be a Borrower hereunder, such surviving Person meets (as if they applied to it), or (ii) which is to be a member of the Deere Group, such surviving Person meets, in both such cases, the requirements of clauses (i), (ii) and (iii) of the definition of Deere Group;

     (b) each surviving Person which is to be a Borrower hereunder shall expressly assume the due and punctual payment of the principal of and interest on the Loans, the performance of all obligations pursuant to the Borrower's Guarantee and the performance of every covenant of this Agreement on the part of the Borrower to be performed or observed (including, in the case of Deere Canada, pursuant to the Subordination Agreement) and each surviving Person which is to be a Guarantor shall have assumed the performance of all obligations pursuant to the Guarantee of that Person, in each case by an assumption agreement, executed and delivered to the Agent, in form reasonably satisfactory to the Majority Lenders, and the Agent shall have received all such opinions, in form reasonably satisfactory to the Majority Lenders, with respect to the surviving Person if it is to become a Borrower or a Guarantor as it was entitled to receive hereunder at the inception of the Credit Facility or at the time the Guarantor became a Guarantor, as the case may be;

     (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (d) the Borrower shall cause to be delivered to the Agent an officers' certificate signed by two officers of the Borrower stating that the transaction complies with this Section 11.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

11.2 Negative Pledge. It shall not, and it shall procure that no Guarantor shall, create, assume, incur or suffer to be created, assumed or incurred or to exist, directly or indirectly, any Mortgage on any of its assets to secure any Indebtedness, other than Permitted Encumbrances.

11.3 Subordination Agreement. It shall not, and it shall procure that no Guarantor shall, make any payment, or take any other action, which would result in a breach of the terms and conditions of the Subordination Agreement or of any other Subordinated Indebtedness.


12.       LIMITATIONS ON PAYMENTS

12.1 Payments in General. Except to the extent provided to the contrary in this Article 12 or as otherwise required or permitted hereunder, or except as consented to in writing by the Majority Lenders, each of the Borrowers shall not, and each of them shall ensure that no Guarantor shall, in any fiscal year of the Borrower or the Guarantor, as the case may be, make any payments of any sort whatsoever:

     (a) to Deere U.S. or to any Affiliate of Deere U.S. which is not a member of the Deere Group; or

     (b) for the acquisition, other than by way of share purchase or purchase by a Subsidiary, in any one transaction or series of related transactions, of a business: (i) if, after giving effect to such acquisition, the acquiring company, if a Borrower, would fail to meet (as if they applied to it), or, if another member of the Deere Group, would fail to meet, the requirements of clauses (i), (ii) and (iii) of the definition of Deere Group, provided that this prohibition shall not apply if the Borrowers provide written notice to the Agent that the receivables and inventory of the business so acquired shall not be included in the definitions of Eligible Retail Receivables, Eligible Wholesale Receivables and Eligible Inventory and such receivables and inventory are not so included by the Borrowers; or (ii) the assets of which are not located substantially in Canada.

Any Lender which fails to indicate in writing that it will not consent to any such transaction within ten Banking Days after having received written notice from the Borrower of a request for consent shall be deemed to have consented to the transaction.
For purposes of this Article 12, "payments" means any payments or dispositions of assets, including, without limitation, loans, repayments of loans, contribution of surplus, equity investment, distributions of earnings or capital, gifts, payments of operating expenses, capital expenditures or transfers of assets.

12.2      Permitted Payments.  Nothing hereinbefore in this
Article 12 contained shall prohibit at any time or from time to time any of the following payments:

          (a) dividend payments by Deere Canada and other members of the Deere Group to Deere U.S. or any Affiliate of Deere U.S. in amounts which, in the aggregate, including all dividend payments made from and after the Initial Borrowing Date to and including the date of dividend payment, do not exceed the amount which is 60% of the aggregate net profits of the Deere Group for that period of time as shown on or derived from their respective statements of profit and loss forming part of the Financial Statements covering all or a portion of that period, and any amounts in excess of said amount at any time when the ratio set out in subsection 10.12(b) is 0.33:1 or more and will not be reduced to less than 0.33:1 as a result of such dividend payment;

          (b) loan advances by Deere Canada to Deere U.S. so long as the total aggregate principal amount thereof outstanding does not at any time exceed the amount of Subordinated Indebtedness owing by Deere Canada to Deere U.S.;

          (c) payments of principal and interest of and on Subordinated Indebtedness to Deere U.S. by Deere Canada effected without breaching the terms and conditions of the Subordination Agreement and so long as after any such payment of principal the amount of Subordinated Indebtedness outstanding is not less than the amount of loans by Deere Canada to Deere U.S. referred to in subsection (b) above; and

          (d) payments for products, goods and services which are in the ordinary course of business of the Borrower or a Guarantor and which are made on arm's length and commercially reasonable terms.


13.       DEFAULT AND ENFORCEMENT

13.1      Events of Default.  For the purposes of this
Article 13, the following events shall be applicable to a Guarantor only from and after the date upon which it becomes a Guarantor, and only so long as it continues to be a Guarantor, in accordance with the provisions hereof. In this Agreement, "Event of Default" shall mean any one of the following events:

     (a) if the Borrower shall fail to pay, within two Banking Days after the date upon which it is due, any portion of the principal amount of any Loan in accordance with its terms other than any portion of the principal amount of an Operating Facility Loan because of the failure of one or more Lenders to make Loans pursuant to subsection 14.7(b);

     (b) if the Borrower shall fail to pay, within five Banking Days after the date upon which it is due, any interest on any Loan or any other amount due in respect of any such Loan, or any other amount payable to the Lenders under this Agreement;

     (c) if the Borrower shall default in the performance of or compliance with any of the provisions of Articles 11 or 12 hereof; provided that: (i) after the occurrence of any such default, the Lenders shall not exercise any of the remedies set forth in Section 13.2 hereof, but may terminate the Borrowers' rights to obtain any further Drawdown or any Conversion or Rollover into Bankers' Acceptances or LIBOR Loans with an Interest Period in excess of 30 days until the default is cured or waived, if, within a period of five Banking Days after the occurrence of such default, the Borrower provides the Agent with a certificate of a senior officer of the Borrower stating that such default occurred inadvertently and the Borrower also provides a written undertaking to diligently cure the same; and (ii) if subclause (i) is applicable and such default is remedied within 30 days thereafter, no Event of Default shall occur or be deemed to have occurred hereunder;

     (d) if the Borrower shall fail to remedy, within 30 Banking Days after notice from the Agent or such longer period (if any) to which the Lenders may agree, any failure to perform or to comply with any other covenant or obligation hereunder, including pursuant to
          Section 4.3, 5.4 or 15.15, other than those referred to in subsections (a), (b) and (c) above;

     (e) if any representation or warranty in Article 8 made or deemed to have been made on behalf of the Borrower
          (i) herein or (ii) in any certificate delivered to the Lender pursuant to this agreement (A) which is expressed in terms of a material adverse change in the financial condition of the Deere Group or the ability of the Deere Group to perform the collective obligations of the Deere Group under or pursuant to this Agreement and the Guarantees or in terms of being material to the financial condition of the Deere Group, shall be untrue or incorrect in any respect on and as of the date made or (B) which is not so expressed shall be untrue or incorrect in any respect on and as of the date made which is material and adverse to the financial condition of the Deere Group or the ability of the Deere Group to perform such collective obligations, or if any information contained in any other certificate or in any Financial Statements hereafter delivered by the Borrower to the Lenders by virtue of a requirement contained in this Agreement shall be untrue or incorrect in any material respect, on and as of the date made; provided that no Default or Event of Default shall occur or be deemed to occur as a result thereof if the untruth or error therein was unintentional and if the correct or true information in such certificate or in such Financial Statements would not have disclosed a Default;

     (f) if any of the Borrowers or Guarantors admits in writing its inability to pay its debts generally as they become due or otherwise acknowledges its insolvency;

     (g) if any of the Borrowers or Guarantors institutes any proceeding or takes any corporate action or executes any agreement to authorize its participation in or commencement of any proceeding:

          (i) seeking to adjudicate it a bankrupt or insolvent, or

          (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation) except as part of a reorganization which is permitted pursuant to Section 11.1 hereof;

     (h) if an order of a court having jurisdiction in the premises is entered with respect to any of the Borrowers or Guarantors:

          (i)  adjudicating it a bankrupt or insolvent;

          (ii) ordering liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation); or

          (iii) ordering or ratifying the appointment of a receiver, trustee, agent, custodian or other similar official for it or for any substantial part of its properties and assets;

          and such order is not being contested in good faith by appropriate proceedings and is not in any event stayed or vacated within 90 days of its making, but provided further that during such period the Lenders may terminate the Borrowers' rights to obtain any further Drawdown or any Conversion or Rollover into Bankers' Acceptance or LIBOR Loans with an Interest Period in excess of 30 days until the order is so stayed or vacated;

     (i) any creditor of any of the Borrowers or Guarantors or any other Person privately appoints a receiver, trustee or similar official for any substantial part of such Borrower's or Guarantor's properties and assets and such appointment is not being contested in good faith by appropriate proceedings;

     (j) if any encumbrancer takes possession of all the property of any of the Borrowers or Guarantors or any part thereof which is, in the reasonable opinion of the Lenders, a substantial part thereof or if a distress or execution or any similar process involving an amount in excess of Cdn. $10,000,000 or the Equivalent Amount or more be levied or enforced thereagainst and such levy or enforcement is not stayed by reason of a pending appeal or otherwise and remains unsatisfied for such period as would permit such property or such part thereof to be sold thereunder;

     (k) (i) if any of the Borrowers or Guarantors makes default beyond any period of grace provided with respect thereto in payment of the principal of or interest or premium on any Indebtedness in respect of which it is obligated to make such payment (other than Indebtedness owing hereunder, payables, or taxes (provided that it is contesting the validity thereof in good faith by appropriate proceedings timely instituted) incurred in the ordinary course of business) in the amount that, in the case of the Deere Group, when combined with similar amounts owing by the others of such Persons, then exceeds Cdn. $10,000,000 or the Equivalent Amount, or in the performance or observance of any term, agreement or condition in respect of such Indebtedness, where such default gives the Person to whom such Indebtedness is owed the right to cause such obligation to become due prior to the date of its stated maturity, and either such acceleration has commenced or proper notice of it has been given, or (ii) if Deere U.S. and/or any of its Affiliates makes any default which results in acceleration of or proper notice of acceleration having been given pursuant to any of the USD Agreement, the U.S. $500,000,000 Credit Agreement dated as of April 5, 1995 among the USD Borrowers, certain financial institutions and the USD Agent, as in effect from time to time, or any agreement renewing, implementing or refinancing the same, or in any other credit agreement of Deere U.S. which provides a loan facility greater than U.S. $750,000,000, provided that, except in the case of the USD Agreement, during the period of five Banking Days after the occurrence of any such default hereunder, the Lenders shall not exercise any of the remedies set forth in Section 13.2 hereof, except that the Lenders may at their option terminate the Borrowers' rights to obtain any further Drawdown or any Conversion or Rollover into Bankers' Acceptances or LIBOR Loans with an Interest Period in excess of 30 days until the default is cured or waived, and provided further that, if within such five Banking Day period, the default is cured or is waived by the holders of the obligation concerned then the default under this
          Section 13.1(k) shall be deemed not to have occurred and shall not be an Event of Default;

     (l)  if any of the terms of a Guarantee or the Subordination
          Agreement shall be breached in any material respect by a Borrower, a Guarantor or Deere U.S.;

provided that no such Event of Default shall be deemed to have occurred in respect of any Guarantor (other than Deere Canada and Deere Finance) if the change in status of that Guarantor to a Person not a member of the Deere Group would not result in or give rise to the occurrence of any Default or Event of Default resulting solely pursuant to Section 10.12 hereunder and, if such is the case, (A) such Guarantor shall thereafter cease to be a Guarantor and a member of the Deere Group for all purposes hereof, (B) such former Guarantor shall be released from its Guarantee hereunder, (C) no amount shall be attributable to the former Guarantor in calculating the "Net Worth" of the Deere Group, and (D) such former Guarantor shall not thereafter again become a Guarantor and member of the Deere Group without the consent of the Majority Lenders.

13.2 Remedies on Default. Upon the occurrence of any one or more Events of Default, the Lenders may, at their option and without limiting or restricting their rights and remedies hereunder or at law or in equity but, for greater certainty, in accordance with Section 14.14 hereof, by giving notice to the Borrowers elect one or more of the following remedies with respect to the Loans:

     (a) not permitting any Drawdowns (although Rollovers and Conversions with Interest Periods of 30 days or less will be permitted hereunder unless and until the Lenders make an election under subsection (b) below); and

     (b) declaring the principal amounts of all Loans outstanding, all accrued and unpaid interest thereon and all other amounts payable at any time by the Borrowers to the Lenders hereunder to be immediately due and payable;

each without presentment, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower. The Lenders may, in connection with any action taken pursuant to subsection (b) above, in their discretion, make Prime Rate Loans in an aggregate principal amount not exceeding the aggregate face amount of all outstanding Bankers' Acceptances (even if such Loans result in the principal amount of the Loans exceeding the Credit Facility Amount) and hold the proceeds of such Loans as security for the obligations of the Borrower to the Lenders in respect of such Bankers' Acceptances presented to them on the maturity date thereof. Notwithstanding anything herein contained, such Prime Rate Loans shall be interest free until the aforementioned maturity dates of such Bankers' Acceptances and the application of the proceeds of such Loans to pay the face amount of such maturing Bankers' Acceptances.

13.3 Remedies Cumulative. The rights and remedies of the Lenders hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by law.


14.       THE AGENT AND THE ADMINISTRATION OF THE LOANS

14.1      Authorization.

     (a) Each Lender hereby irrevocably appoints and authorizes the Agent to be its attorney in its name and on its behalf, to exercise such rights or powers granted to such Lender under this Agreement, the Guarantees and the Subordination Agreement, including without limitation, the right to consent in writing to matters requiring consent of the Lenders, to amend this Agreement and to waive any Default hereunder or Event of Default hereunder, all in accordance with Section 14.13 hereof, together with any such powers as are reasonably incidental thereto.

     (b) As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement thereof), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that except as herein provided the Agent shall not be required to take any action which exposes the Agent to liability in such capacity, which could result in the Agent's incurring any costs and expenses or which is contrary to this Agreement or applicable law.

14.2      Dealings by Borrowers with Agent.

     (a) Except as herein expressly provided, the Borrower shall deal with the Agent in lieu of the Lenders for all purposes of this Agreement.

     (b) The Borrower may rely, and shall be fully protected in so relying, without any obligation to inquire into the correctness thereof, upon any action taken, notice, direction, waiver, consent, determination, communication or agreement by the Agent purporting to be on behalf of the Lenders hereunder, any of which shall, as regards the Borrower, be deemed to be an action, notice, direction, waiver, consent, determination, communication or agreement of the Lenders.

     (c) Where under this Agreement the Borrower is required to deliver any documents to the Agent for forwarding to the Lenders, the Borrower shall deliver a number of copies sufficient for such forwarding.

14.3 Duties and Obligations of Agent. Neither the Agent acting in such capacity nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Guarantees or the Subordination Agreement except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Agent:

     (a) may assume that there has been no assignment or transfer by any of the Lenders of their rights hereunder unless and until the Agent receives written notice of the assignment thereof from such Lender and the Agent receives the written agreement of the assignee that such assignee is bound hereby as it would have been if it had been an original party hereto in lieu of such Lender (to the extent of such assignment) in each case in form and substance satisfactory to the Agent;

     (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

     (c) shall incur no liability to the Lenders under or in respect of this Agreement, the Guarantees or the Subordination Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder;

     (d) may assume that no Default or Event of Default has occurred unless it has actual knowledge or actual notice to the contrary;

     (e) may rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Person upon a certificate signed by or on behalf of such Person;

     (f) does not make any warranty or representation to any Lender nor shall it be responsible to any Lender for the accuracy or completeness of the data made available to the Lenders in connection with the negotiation of this Agreement or for any statements, warranties or representations (whether written or oral) made in or in connection therewith;

     (g) shall not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or the Guarantors;

     (h) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Guarantees, the Subordination Agreement or any instrument or document furnished pursuant hereto or thereto; and

     (i) shall not be responsible to any Lender for disclosing to the Lenders information which it receives from the Borrowers or the Guarantors other than in its capacity as Agent hereunder.

14.4 Agent's Authority to Deal with Borrowers. With respect to the portion of the Credit Facility established by it under this Agreement, in its capacity as Lender, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent. Subject as herein provided, the Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower, the Guarantors, any Affiliate of Deere U.S. and any Person which may do business with the Borrower, the Guarantors, Deere U.S. or any Affiliate of Deere U.S. all as if the Agent were not the Agent hereunder and without any duties to account therefor to the Lenders.

14.5 Indemnification. Each of the Lenders hereby agrees with the Agent (solely in its capacity as Agent and Lender) to indemnify the Agent (to the extent not reimbursed by the Borrower), on a pro rata basis based on Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Guarantees, the Subordination Agreement or action taken or omitted by the Agent hereunder or thereunder or in respect hereof or thereof provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each of the Lenders agrees with the Agent to reimburse the Agent promptly upon demand for its pro rata share (determined as aforesaid) of any out-of-pocket expense (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Guarantees and the Subordination Agreement to the extent that the Agent is not reimbursed for such expenses by the Borrower and each of the Lenders hereby agrees with the Agent to reimburse the Agent for any amount paid to such Lender as its pro rata share (determined as aforesaid) of payments required to be made by the Borrower to the Lenders hereunder if and to the extent that such Lender is notified by the Agent that the Borrower has failed to make the payment to which such share is referable as and when required, forthwith upon receipt of such notice from the Agent.

14.6 Successor Agent. The Agent may, as hereinafter provided, resign at any time by giving written notice thereof to the Lenders and the Borrowers. The Borrowers shall have the right to appoint a successor agent who shall be one of the Lenders who is acceptable to the Majority Lenders, acting reasonably (the "Successor Agent"). If no Successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may appoint a Successor Agent acceptable to the Borrowers acting reasonably and shall give immediate notice to the Lenders and the Borrowers after having done so. Notwithstanding any such appointment, the Majority Lenders shall have the right to appoint another Successor Agent who shall be one of the Lenders and who is acceptable to the Borrowers, acting reasonably. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its further duties and obligations as Agent under this agreement.

After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 14 shall enure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

14.7 Procedure for Loans Other than Bankers' Acceptance. In the case of borrowing by way of Loans other than Bankers'
Acceptances:

     (a) (i) The Borrower shall, with respect to each Loan other than a Fixed Rate Loan or an Operating Facility Loan (in connection with which the Borrower shall deal directly with the relevant Lender (in the case of a Fixed Rate Loan) or the Agent (in the case of an Operating Facility Loan), make all Drawdowns, Conversions and Rollovers on a Pro Rata basis. The Borrower shall give the appropriate notices hereinbefore specified to the Agent which notice shall state the principal amount of the Loan and all relevant particulars thereof and shall otherwise be given as required by, and in accordance with, Article 2 hereof. Forthwith upon the receipt of such notice, the Agent shall give notice to each of the other Lenders of the principal amount of the relevant Drawdown, Conversion or Rollover and the Pro Rata share of such Lender thereof and all other relevant particulars thereof.

          (ii) Operating Facility Loans may, subject as hereinafter provided, be paid at any time by the Borrower upon written notice given to the Lender on the proposed date of repayment. Operating Facility Loans outstanding at the opening of business on the last Banking Day of any week shall not be paid by the Borrower except on the second Business Day of the following week when such Loans shall be paid by the drawdown of Prime Rate Loans or USBR Loans, as the case may be, as hereinafter provided. On the last Banking Day of each week, the Agent shall ascertain the then existing aggregate amounts of Operating Facility Loans (The Toronto-Dominion Bank, Royal Bank of Canada and Canadian Imperial Bank of Commerce agreeing to provide all required information in this regard) and shall provide to the Lenders the same notice or notices contemplated by the last sentence of clause 14.7(a)(i) immediately preceding as it would have given if each relevant Borrower had given, on that day, a Drawdown Notice for a Prime Rate Loan or USBR Loan in respect of each outstanding Canadian Dollar Operating Facility Loan and U.S. Dollar Operating Facility Loan, respectively. Thereafter, the other provisions of this Section 14.7 shall govern as if such respective Drawdown Notices had been given, save that (A) each Lender to whom such Operating Facility Loans are owing need only remit funds to the extent the remittance to be made would exceed the principal of such Operating Facility Loans owing to such Lender, (B) the amounts remitted by the Lenders shall be disbursed by the Agent to repay to the Lenders to whom such Operating Facility Loans are owing the appropriate portions of the principal of such Operating Facility Loans, and (C) the unpaid principal balance of such Operating Facility Loans owing to each Lender shall be deemed to have been repaid by the advance on that day by such Lender of a Prime Rate Loan or USBR Loan, as the case may be, in the amount of such unpaid principal balance. Notwithstanding anything else contained in this Agreement, and regardless of whether a Default or an Event of Default has occurred hereunder, all Lenders shall be unconditionally obligated to advance monies to the Agent for the account of Operating Facility Loan Lenders in the circumstances provided for in this clause (ii).

     (b) Each Lender will, in the case of Drawdowns, remit the amount required to be advanced by it to the Agent no later than 11:00 a.m. (Toronto time) on the date on which the Drawdown is to occur addressed to, until notified otherwise, The Toronto-Dominion Bank, International Centre, Toronto, if in Canadian Dollars, and The Toronto-Dominion Bank, New York Branch, for credit to International Centre, Toronto, Agency Administration, if in U.S. Dollars, by way of same-day funds under telex advice payable to The Toronto-Dominion International Centre, Toronto, for credit Agency Administration Service Account #2131891, if in Canadian Dollars and #2173698, if in U.S. Dollars, to the attention of the Manager, Agency Administration (or as otherwise instructed by notice from the Agent), stating "Re: John Deere Limited".

     (c) The Agent will make the funds remitted to it in accordance with subsection 14.7(b) hereof available to the Borrower on the date on which the Drawdown is to occur by crediting the Borrower's account maintained with the Agent at the Designated Branch of the Agent (or causing such account to be credited) with like same-day funds in the aggregate amount of such funds so remitted to it, in like currency. To facilitate the transactions contemplated hereunder, the Borrower shall maintain accounts with the Agent at the Designated Branch of the Agent as long as this Agreement remains in force.

     (d) In the case of Conversions or Rollovers, the Agent shall forthwith notify each Lender of its obligation, if any, to advance funds, each Lender shall cause the Conversion or Rollover, as the case may be, requested aforesaid to occur on the appropriate date with respect to its Pro Rata share of the principal amounts of the relevant Loans in respect of which said Conversion or Rollover, as the case may be, is occurring, any Lender required to advance additional funds as a result thereof shall forthwith do so in accordance with subsection 14.7(b) above and the Agent shall forthwith remit such funds to the Lenders entitled to receive the same.

14.8 Procedure for Bankers' Acceptances. In the case of a borrowing by way of Bankers' Acceptances (other than All-in
Bankers' Acceptances (in connection with which the Borrower shall deal directly and solely with the accepting Lender)):

     (a) The Borrower and each Lender shall follow the procedures specified in subsection 6.1(d) above;

     (b) Each Lender shall, in the case of Drawdowns by way of Bankers' Acceptance, make such Bankers' Acceptances available at the BA Branch on the relevant date of acceptance to such Person as the Agent specifies (in accordance with the instructions contained in the request of the Borrower in respect of such borrowing) upon receipt from such Person of immediately available Canadian Dollars in an amount which is equal to the face amount of the Bankers' Acceptance less the amount of discount applicable thereto;

     (c) Each Lender shall, immediately after receiving the funds referred to in subsection (b) above, pay in same-day Canadian Dollars by way of Canadian Dollar wire transfer to the Agent for credit to the Borrower's account maintained at the Designated Branch such amount as is referred to in subsection (b) above less the amount of the Bankers' Acceptance fee due to it, as calculated in accordance with Section 6.1;

     (d) The Agent will make such funds as are paid to the Designated Branch pursuant to subsection (c) above available to the Borrower on the relevant date of acceptance by crediting the Borrower's account maintained with the Agent at the Designated Branch (or causing such account to be credited) with like funds, by way of same-day funds, in the aggregate amount of such funds;

     (e) In the case of a Rollover of a Bankers' Acceptance, each Lender accepting a new Bankers' Acceptance shall do so in accordance with the procedure set out in subsections (a) and (b) above and shall comply with subsections (c) and (d) above only in respect of the excess of the face amount of the new Bankers' Acceptance to be issued over the face amount of the maturing Bankers' Acceptance; otherwise, instead of then complying with subsections (c) and (d) above, each Lender shall, in order to satisfy the continuing liability of the issuing Borrower to the Lender for the face amount or portion thereof, as the case may be, of the maturing Bankers' Acceptance, receive for its own account the proceeds of such new Bankers' Acceptance, or portion thereof, as the case may be, net of the Bankers' Acceptance fee or portion thereof, as the case may be, due to it, as calculated in accordance with
          Section 6.1, and the issuing Borrower shall on the maturity date of the maturing Bankers' Acceptance pay directly to such Lender an amount equal to the positive difference, if any, between the face amount of the maturing Bankers' Acceptance or portion thereof, as the case may be, and the net proceeds from the new Bankers' Acceptance or portion thereof, as the case may be, as aforesaid;

     (f) In the case of a Conversion into a Bankers' Acceptance, each Lender accepting a Bankers' Acceptance shall do so in accordance with subsections (a) and (b) above and shall comply with subsections (c) and (d) above only in respect of the excess of the face amount of the Bankers' Acceptance to be issued over the principal amount of Loan being converted; otherwise, instead of complying with subsections (c) and (d), each Lender shall, in order to satisfy the continuing liability of the issuing Borrower to such Lender for the amount of the converted Loan, receive for its own account the proceeds of the Bankers' Acceptance, or portion thereof, as the case may be, net of the Bankers' Acceptance fee due to it, as calculated in accordance with Section 6.1, and the Borrower shall on the Conversion Date pay to such Lender the positive difference, if any, between the principal amount, or portion thereof, as the case may be, of the Loan and the net proceeds of the Bankers' Acceptance, or portion thereof, as the case may be, as aforesaid; and

     (g) In the case of a Conversion of a Bankers' Acceptance into another type of Loan, each Lender shall advance to the Agent, as specified in Section 14.7 above, the amount of its Loan and shall record the obligation of such Borrower to such Lender by way of Loan of the type into which the obligation has been converted and the Agent shall disburse the monies to satisfy the face amounts of maturing Bankers' Acceptances or, if the Borrower has paid such amounts, in accordance with subsection 14.7(c) above.

14.9 Failure of Lender to Advance Loan. Unless the Agent has been notified by a particular Lender within one Banking Day after such Lender receives notice of the Drawdown from the Agent that such Lender will not make available to the Agent the Loan or Loans to be made available by such Lender, the Agent may assume that such Lender has made such Loan or Loans available to the Agent on the date on which the Drawdown is to occur in accordance with the provisions hereof and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such Loan or Loans available to the Agent, such Lender agrees with the Agent to pay to the Agent forthwith on demand the principal amount of such Loan or Loans and such Lender agrees with the Agent to pay all reasonable costs, charges and expenses (including borrowing costs) incurred by the Agent in connection therewith. If such Lender shall fail to pay such principal for five Banking Days after such demand, the Borrower shall repay such principal to the Agent forthwith on demand. The Agent shall, if requested by such Lender, set out the amount payable to the Agent pursuant to this Section 14.9, together with appropriate details of the calculation thereof, in a certificate delivered by the Agent to the Borrower or such Lender and any such certificate shall be conclusive and binding, for all purposes, absent manifest error. If such Lender makes the payment to the Agent required herein within such five Banking Days, the amount (otherwise than in respect of such costs, charges and expenses of the Agent) so paid shall constitute such Lender's Loan or Loans. In the event such Lender does not make such payment to the Agent in accordance with this Section 14.9 within five Banking Days of the applicable Drawdown, the Borrowers may exercise or pursue any other rights, remedies, powers and privileges against such Lender as are provided by law or by contract, including, without limitation, the right to replace such Lender.

14.10          Payments in respect of Loans.

     (a) Except as otherwise provided in this Agreement, including in Section 14.14 in the situation therein specified, and subject, with respect to Fixed Rate Loans and All-in Bankers' Acceptances, to subsection 14.10(b), the Borrower shall make any prepayments and repayments (which shall, for this purpose, include the deposit of any monies pursuant to subsection 2.13(b)) of each of the Loans together with payments of interest in respect thereto, on a Pro Rata basis. The Borrower shall make all such payments to the Agent on behalf of the Lenders. The Borrower shall give notice to the Agent of all prepayments and repayments of Loans that it intends to make as required by and in accordance with the provisions of this Agreement. Forthwith upon the receipt of such notice, the Agent shall give notice to each of the other Lenders of the amount of such prepayments or repayments (forming part of such aggregate) to be made to it on such day and all other relevant particulars of such prepayments or repayments.

     (b) Any repayment by the Borrower, on maturity, of a Fixed Rate Loan, and any payment made by the Borrower to satisfy the amount owing pursuant to an All-in Bankers' Acceptance on the maturity thereof, at any time prior to a declaration pursuant to subsection 13.2(b), shall be made in accordance with the terms and conditions of the Fixed Rate Loan or All-in Bankers' Acceptance, as the case may be. After a declaration pursuant to subsection 13.2(b) occurs, the provisions of Section 14.14 shall apply to the repayment of Fixed Rate Loans and All-in Bankers' Acceptances.

     (c) Forthwith after receipt of any payment or prepayment of any Loans or any payment of interest in respect thereof, the Agent shall, except as otherwise provided in this Agreement, remit to each Lender its Pro Rata share of such payment or prepayment. If and to the extent that the Agent remits any amount to the Lenders on the assumption that the Borrower will make or has made any payment or prepayment of any Loans or any payment of interest in respect thereof to the Agent when such payment or prepayment is due (which assumption the Lenders agree that the Agent shall be entitled to make) and the Borrower does not make or has not made such payment or prepayment, each Lender shall pay to the Agent forthwith on demand its Pro Rata share of the amount of such payment or prepayment and the Borrower agrees with the Agent to pay to the Agent forthwith on demand all reasonable costs, charges and expenses (including borrowing costs) incurred by the Agent in connection with such payment or prepayment or which the Agent would have incurred if it had borrowed the amount of such payment or prepayment.

     (d) The Agent and the Lenders agree that any monies deposited with the Agent pursuant to the provisions of subsection 2.13(b) shall be dealt with by the Agent in the manner which all Lenders agree is equitable in the circumstances.

14.11          Redistribution of Payments.

     (a) If at any time any Lender (an "Overpaid Lender") has received or recovered any amount (an "Excess Amount") in payment on account of the obligations of the Borrower to such Overpaid Lender in respect of any Loan other than an Excluded Loan or Operating Facility Loan (whether by means of a voluntary or involuntary payment by the Borrower, through the exercise of a right of set-off or otherwise) in excess of the Pro Rata share of such Overpaid Lender of the aggregate of all payments on account of the obligations of the Borrower to the Lenders in respect of such Loan under this Agreement, then:

          (i) such Overpaid Lender shall pay to the Agent an amount equal to the Excess Amount;

          (ii) subject to the proviso at the end of this subsection 14.11(a), the Agent shall treat such payment as a payment made to it by the Borrower in respect of this Agreement pursuant to such Loan to Lenders other than such Overpaid Lender and shall distribute such payment among the Lenders other than such Overpaid Lender on a Pro Rata basis;

          (iii) subject to the proviso at the end of this subsection 14.11(a), as between the Borrower and such Overpaid Lender, such Excess Amount shall be deemed not to have been paid;

          (iv) subject to the proviso at the end of this subsection 14.11(a), as between the Borrower and each Lender other than such Overpaid Lender, the portion of such Excess Amount received by such Lender shall be deemed to have been paid by the Borrower to such Lender in respect of such Loan on the day of the original receipt thereof by the Overpaid Lender; and

          (v) the Agent shall give notice to the Borrower of all relevant particulars of the payment to the Agent of such Excess Amount and the redistribution by the Agent of such payment;

provided that if such Overpaid Lender is subsequently required (whether by order of a court or otherwise) to repay any portion of such Excess Amount to or for the account of the Borrower, each Lender other than such Overpaid Lender shall forthwith pay its Pro Rata share of such portion to the Agent for the account of such Overpaid Lender pursuant to such Loan. For the purposes of the proviso to this Section 14.11, the Pro Rata share of any Lender other than an Overpaid Lender shall be calculated without inclusion of any amounts in respect of an Overpaid Lender in the amounts payable to or by the Lenders.

     (b) The amount of any prepayment made of a Fixed Rate Loan or All-in Bankers' Acceptance in contravention of subsection 2.13(c) or of any repayment made of a Fixed Rate Loan or All-in Bankers' Acceptance in contravention of subsection 14.10(b) shall, subject to the other provisions of this Agreement, forthwith after receipt by the relevant Lender of written notice from the Agent in this regard, be returned to the Borrower and the Borrower shall be obligated to pay interest thereon at the rates which otherwise would have applied had such contravention not occurred but only from the date of return of the amount to the Borrower.

14.12 Other Payments. The Borrower shall make all payments to be made by it under this Agreement with respect to each Loan other than the payments referred to before in this
Article 14 and any amount payable (a "cost reimbursement") by the Borrower to any Lender in respect of any cost or expense incurred by such Lender, to the Agent, who shall distribute such payments, other than any cost reimbursement, on a Pro Rata basis in respect of each Loan and who shall distribute any cost reimbursement to the Lender that incurred the cost or expense giving rise to the entitlement thereto.

14.13          Action by and Consent of Lenders:  Waiver and
               Amendments.

     (a) Where the terms of this Agreement, the Guarantees or the Subordination Agreement refer to any action to be taken hereunder by the Lenders or to any such action that requires the consent or other determination of the Lenders, the action taken by and the consent or other determination given by the Majority Lenders shall, except to the extent that this Agreement expressly provides to the contrary, constitute the action or consent herein or therein referred to and the Agent may exercise its powers under Section 14.1 hereof based upon such action, consent or other determination; and, without limitation, for greater certainty any election under Section 13.2 of this Agreement, the Guarantees or the Subordination Agreement and any demand for payment under this Agreement, the Guarantees or the Subordination Agreement shall be made or taken only with the consent of the Majority Lenders and any action so taken shall be binding on all the Lenders and all the Lenders shall cooperate in all ways necessary or desirable to implement and effect any action so taken or otherwise taken hereunder with the consent of or on the instructions of the Majority Lenders.

     (b) Any provision of this Agreement may be amended only if, and shall be amended if, the Borrowers and the Majority Lenders so agree in writing (unless otherwise provided herein that such consent may be deemed to have been given) and any Default or Event of Default may be waived or consented to before or after it occurs only if the Majority Lenders so agree in writing except that:

          (i) an amendment or waiver (other than a consequential amendment resulting from action taken in accordance with other provisions of this agreement) which changes or relates to:

               (A) the forgiving of, or maturity date of, any Loan (other than Fixed Rate Loans) under this
                    Agreement owing by the Borrower to any
                    Lender, other than an extension of time for payment of up to 180 days;

               (B) the rates or dates of payment of interest payable with respect to any Loan (other than Fixed Rate Loans) payable under this Agreement;

               (C)  the definition of Majority Lenders hereunder;


               (D)  Section 14.10 - Payments in Respect of Loans;

               (E) this Section 14.13(b) - Action by and Consent of Lenders: Waiver and Amendments;

               (F)  Section 14.12 - Other Payments;

               (G)  Section 14.14 - Enforcement;

               (H)  Section 15.5 - Amendment;

               (I)  the Subordination Agreement;

               (J)  the Guarantees; or

               (K)  an increase in the amount of the Credit
                    Facility

               shall (notwithstanding subsection 14.13(a) hereof) require the agreement of all the Lenders;

          (ii) an amendment or waiver which changes or relates to the rights or obligations of the Agent, save and except for removal of the Agent under
               Section 14.6, shall (notwithstanding
               subsection 14.13(a) hereof) also require the agreement of the Agent thereto;

          (iii)     an amendment or other agreement which
                    increases the amount of the Credit Facility shall (notwithstanding subsection 14.3(a) hereof) also require the agreement of all of the USD Banks; and

          (iv) any amendment which has the effect of increasing the Commitment of any Lender shall require the agreement of that Lender.

     (c) Any such waiver and any consent by the Agent or any Lender or the Majority Lenders or all of the Lenders, as the case may be, may be given subject to any conditions thought fit by the Person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given. No failure on the part of the Agent or any of the Lenders in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy in law, by statute, equity or otherwise conferred.

14.14          Enforcement.

     (a) Each Lender hereby acknowledges that the remedies hereinafter referred to are provided in respect of each Loan. Notwithstanding the preceding sentence, to the extent permitted by applicable law each remedy provided hereunder, under the Guarantees and the Subordination Agreement shall be exercised not severally in respect of each Loan, but collectively in respect of all Loans (although not all remedies must be exercised, collectively or otherwise), upon the decision of the Majority Lenders; accordingly, subject only to subsection (b) below, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any election of remedies in respect of an Event of Default hereunder but that any such action shall be taken only with the prior written agreement of the Majority Lenders; each of the Lenders hereby further covenants and agrees that upon any such written consent being given by the Majority Lenders, it shall cooperate fully with the other Lenders to the extent required in the collective exercise of such rights; and each of the Lenders and the Borrower further covenants and agrees that all proceeds from the exercise of such rights, to the extent permitted by applicable law, are held for the benefit of all of the Lenders and shall be shared among the Lenders in accordance with this Section 14.14(a) and each of the Lenders acknowledges that all costs of the exercise of such rights shall be shared pro rata based upon the respective aggregate principal amounts of Loans which each Lender has outstanding at the time or times of payment of such costs and that all proceeds received from any exercise of such rights (including, without limitation, all amounts for which the Agent is required to be indemnified under the provisions hereof) shall be shared among the Lenders pro rata based upon the respective aggregate principal amounts of Loans which each Lender has outstanding at the relevant time or times of sharing.

To the extent any Lender receives or is entitled to receive, after a declaration in accordance with subsection 13.2(b), any amount hereunder in excess of the amount of indebtedness owed to it hereunder, it shall hold such excess in trust on behalf of and for the benefit of the other Lenders entitled thereto. Notwithstanding subsection 14.13(a) hereof and the foregoing provisions of this Section 14.14(a), but subject to subsection
(b) below, in the event that the Lenders have the right to sell, to release or otherwise to dispose of any assets of the Borrower (including, without limitation, any assets in which the Lenders have taken any security interest of any kind), no such assets shall be sold, released or otherwise disposed of except with the consent of all the Lenders.

     (b) Notwithstanding subsection (a) above, the Lenders agree that if the Borrowers have not, on or before the Loan Termination Date in respect of any Lender, repaid such Lender in accordance with section 2.14 of this Agreement, such Lender (an "Exercising Lender") shall be entitled to exercise any or all remedies available to it hereunder or by applicable law, notwithstanding that there has not been a decision of the Majority Lenders in accordance with subsection (a) above. Each of the Lenders hereby covenants that it will cooperate fully with an Exercising Lender to the extent required for such Exercising Lender to exercise its rights and remedies, provided that such cooperation shall not require the expenditure of funds by the other Lenders; and provided that all proceeds from the exercise by an Exercising Lender of its rights hereunder and at law shall be held by it for its own account only and not subject to the pro rata sharing set out in subsection (a) above.

     (c) The Lenders agree that, if an Event of Default shall occur, each Lender shall promptly inform the Agent, which shall thereupon inform each other Lender, forthwith after it becomes aware thereof and the Lenders acting through the Agent shall use their best efforts to arrange a vote of the Lenders on taking action (whether enforcement, waiver or other action) in respect thereof so soon as is reasonably practicable, and in any event not later than 30 days, after the Lenders become aware thereof.

14.15 Set-off. Each of the Lenders agrees with each of the other Lenders that if any right of set-off shall be exercised by it in connection with any obligations of the Borrower to any of the Lenders hereunder or under the Guarantees or otherwise in respect hereof, as the case may be, then it shall promptly so advise the Agent which shall thereupon advise each of the other Lenders and, if and to the extent permitted by applicable law, the Lenders shall share all such set-offs in accordance with the provisions of Section 14.14 hereof, provided that none of the Lenders shall be liable hereunder to any of the other Lenders by reason of failure to exercise any right of set-off or to exercise validly any right of set-off or by reason of any restriction upon any such sharing.

14.16          Independent Appraisal.

     (a) Each of the Lenders acknowledges to and agrees with each of the other Lenders and the Agent that:

          (i) it has satisfied itself, and has not in any way relied upon any other Lender or the Agent, as to this Agreement, the matters referred to therein and the enquiries and information leading to the entering into of this Agreement;

          (ii) it has not relied, and will not hereafter rely, on any other Lender or the Agent in connection with the transactions contemplated hereby, the extension of credit hereunder, or the exercise of any rights hereunder, under the Guarantees or the Subordination Agreement; and

          (iii) it has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrowers.

     (b) Without limiting the generality of subsection 14.16(a) hereof, each Lender confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent:

          (i) to check or to enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent); or

          (ii) to assess or to keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers.

14.17 Liability of Lenders inter se. Each of the Lenders hereby agrees with each of the other Lenders that, except as otherwise herein expressly provided, none of the Lenders has or shall have any duty or obligation, or shall in any way be liable to any of the other Lenders, in connection with this Agreement or any action taken or omitted to be taken in, under or in connection herewith.

14.18 Several Liability. The obligations of each Lender under this Agreement are several and any failure of a Lender to perform its obligations under this Agreement shall in no way relieve any of the other Lenders from its obligations under this Agreement nor require any of the other Lenders to perform the obligations of such defaulting Lender.

14.19 Agency Fees. The Borrowers shall pay to the Agent for its services as such hereunder from time to time such fees as the Borrowers and the Agent shall agree to. Notwithstanding the payment by the Borrowers of the Agent's fees, the Agent shall at all times be acting exclusively as the agent of Lenders and not of the Borrowers.


15.       GENERAL

15.1 Payment of Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrowers shall, in the manner agreed by them, failing which agreement the obligation shall be joint and several, pay all reasonable out-of-pocket expenses of the Agent, including the reasonable fees and disbursements of any lawyers retained by the Agent incurred in connection with the preparation of this Agreement or any amendment or modification hereof or thereof or any waiver of any of the provisions hereof or thereof, and also shall pay all reasonable out-of-pocket expenses of the Lenders in connection with the protection and enforcement of the rights of the Lenders provided for herein, including in connection with the collection of all amounts owing hereunder and under any instrument issued pursuant hereto.

15.2 Binding Effect and Assignment. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns permitted by this
Section 15.2 but, except as specifically provided herein, none of the foregoing nor the benefit thereof may be assigned by the Borrowers or any of them. No Lender shall, except on the terms hereinafter in this Section 15.2 set out or as otherwise provided by this Agreement including, without limitation, Sections 4.3,
5.4 and 15.15, grant a participation in or assign those things enuring to its benefit as herein provided to any other Person before or after an Event of Default.

          Any Lender may grant a participation in or assign the whole or any part of any Loans made by it hereunder or its Unutilized Commitment to one or more Persons provided that:

          (i) such Person or Persons is or are not non-residents of Canada within the meaning of the Income Tax Act
               (Canada);

          (ii) any such assignment occurs concurrently with the related assignment by the Lender's Affiliated USD Bank to the assignee's Affiliated USD Bank under subsection 10.5(d) of the USD Agreement and in the percentage there contemplated; and

          (iii) the assigning Lender pays to the Agent a registration and processing fee of Cdn.
                    $2,500.

          In respect of such assignment or participation, the granting or assigning Lender shall remain responsible for the performance of such Lender's obligations under this Agreement unless, in the case of an assignment:

          (A) the Borrower has, in its sole discretion, consented in writing to such assignment; and

          (B) the assignee enters into an agreement with the Borrowers and the Lenders under which such assignee assumes such obligations and agrees to be bound by all the terms and conditions of this Agreement as if such assignee had been an original party hereto.

          If the requirements enumerated in (A) and (B) have been satisfied in respect of any assignment, the assigning Lender shall be released from its obligations hereunder to the Borrowers and the other Lenders and the Borrower and the other Lenders shall be released from their respective obligations hereunder to the assigning Lender to the extent of such assignment and assumption. Notice of the Borrower's consent or lack thereof shall be given by the Borrower within one Banking Day after request therefor has been received from the Lender, failing which notice the Borrower shall be deemed to have consented.

          The Lender granting a participation or assigning an interest pursuant to this Section 15.2 may, subject to the requirement that such participant or assignee enter into an agreement with the Borrowers and the Agent to the effect set forth in Section 15.8, provide any participant or assignee with the Financial Statements and all other information provided or to be provided to it in connection with this Agreement.

          The Lender granting a participation or assigning an interest in its Unutilized Commitment or Loans outstanding to it may, subject to the restrictions with respect to confidentiality set out in Section 15.8, provide any participant or assignee with the Financial Statements and all other information provided or to be provided to it in connection with this Agreement.

          Each such assignment shall be made without recourse to such assigning Lender and without any representation or warranty, express or implied, by such assigning Lender, except customary representations and warranties as to the legal and beneficial ownership by such assigning Lender of the rights so assigned and as to the validity of such assignment by such assigning Lender.

15.3 Benefit of Agreement. Notwithstanding the repayment of all Loans required to be paid on the Loan Termination Date, in accordance with Section 2.14, and except as specifically otherwise provided in clause (iv) of Section 4.3, the terms and conditions hereof shall continue to govern all other Loans, including Fixed Rate Loans, All-in Bankers' Acceptances and any other Loans to which the Lenders have consented in accordance with subsection 2.4(c) above, until repayment in full thereof.

15.4 Entire Agreement. Except for any other instrument delivered hereunder or in connection herewith, including the Guarantees and any agreement contemplated thereunder, and for the USD Agreement, this Agreement constitutes the entire agreement between the Lenders and the Borrower with respect to the subject matter hereof. For greater certainty, this Agreement supersedes and replaces in all respects the commitment letter dated March 2, 1995 (and accepted by the Borrowers on March 15, 1995) provided by the Agent to the Borrowers and any and all other commitment letters provided to or by other Lenders with respect to this Agreement.

15.5 Amendment. This Agreement may not be amended or modified in any respect except in accordance with subsection 14.13(b) hereof.

15.6 Waiver. No failure or delay on the part of the Agent or Lenders in exercising any right or privilege shall operate as a waiver thereof by the Agent or Lenders unless made by instrument in writing and signed by a senior officer of the Agent. Any waiver or consent by the Agent will not preclude the further or other exercise by the Agent or, subject to subsection 14.1(a), the Lenders of any right, power or privilege hereunder which is the subject of such waiver or consent.

15.7 Communication. Subject to the express provisions herein to the contrary, all notices and other communications provided for or permitted hereunder shall be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by telecopy or other like means of electronic transmission of written messages to the applicable address set forth below or to such other address as any party hereto may from time to time designate to the other in such manner.

          Any notice or other communication so personally delivered shall be deemed to have been validly and effectively given on the date of such delivery. Any notice or other communication so sent by telecopy or other like means of electronic transmission of written messages shall be deemed to have been validly and effectively given on the Banking Day next following the day on which it is sent.

          Notwithstanding the foregoing, any notice to be given by the Borrower under Sections 2.5, 2.7, 2.8, 2.10, 2.11, 2.13,
4.2, 5.1, 6.1, 13.1(c), 14.7, 14.8 or 15.2 hereof may be given by telephone provided that, in the case of each Section other than
Section 15.2, the Borrower delivers or sends to the Agent or the relevant Lender a written confirmation thereof in accordance with the provisions of this Section 15.7 not later than two Banking Days after the day on which such notice is given by telephone.

          With respect to any notice to the Borrowers, one copy of such notice only need be given in respect of all Borrowers, delivered to the address specified below.

          Communications shall be addressed as follows:

          (i)  if to the Borrowers or the Guarantors:

          John Deere Limited
          P.O. Box 1000
          Grimsby, Ontario
          L3M 4H5

          Attention:     R.W. Hoffman
                    Vice-President and Treasurer

          Telephone:     (416) 945-9281
          Telecopier:    (416) 945-0341

          with a copy to:

          Deere & Company
          John Deere Road
          Moline, Illinois
          U.S.A.
          61265

          Attention:     Treasurer

          Telecopier:    (309) 765-5021

          (ii) if to the Agent:

          The Toronto-Dominion Bank
          Agency Administration
          Corporate & Investment Banking Group
          55 King Street West and Bay Street
          7th Floor
          P.O. Box 1
          Toronto Dominion Centre
          Toronto, Ontario
          M5K 1A2

          Attention:     Manager Agency

          Telephone:     (416) 982-3706
          Telecopier:    (416) 982-5535

          (iii) if to the Lenders, at the addresses set out below their names on the signature pages hereof.

15.8 Confidentiality. The Agent and the Lenders shall, subject as hereinafter provided, keep confidential from any third party any data or information received by them from the Borrower pursuant to this Agreement which is confidential or which is designated in writing as such by the Borrower except to the extent that such information was not confidential when received by the Agent, except as required by law, rule, regulation or official direction or as may be necessary to protect as against the Borrowers the interests of the Lenders or any of them under this Agreement. Notwithstanding the foregoing, the Agent and Lenders shall use their best efforts and take all reasonable steps to provide that any confidential data or information received by them from the Borrower pursuant to this Agreement which is disclosed to employees of the Agent or the Lenders or for such other permitted purposes or otherwise as a result of the aforesaid exceptions and that such data or information is so disclosed, in the first two instances, only to the extent necessary for purposes of the administration of the Loans and, in all cases, on the condition that such information and data shall be kept confidential except for such purposes. Notwithstanding any other provision of this Section 15.8, the Agent and the Lenders may make available any confidential data or information received by them pursuant to this Agreement to:

          (i) any Person to which such Lender has granted a participation or assigned an interest in its Commitment and outstanding Loans in accordance with Section 15.2 and which has entered into an agreement with the Borrowers and the Agent to the effect set forth in this Section 15.8;

          (ii) any Lender or USD Bank or the Canadian
               Administrative Agent (as defined in the USD
               Agreement) or the Agent or USD Agent; or

          (iii) as may be necessary in connection with the enforcement of this Agreement, a Guarantee or the Subordination Agreement.


The provisions of this Section 15.8 shall survive the payment in full of the Loans and all amounts payable hereunder or under the Guarantees and the termination of this Agreement.

15.9 Survival of Representations, Warranties and Covenants. All agreements, representations, warranties and covenants made by or on behalf of the Borrower or herein or in any certificate or document delivered by or on behalf of the Borrower or pursuant to the provisions hereof shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of the Lenders.

15.10 Further Assurances. The Borrower agrees that it will do, execute and deliver or will cause to be done, executed and delivered, all such further acts, documents and things as the Agent may reasonably request for the purpose of giving effect to this Agreement.

15.11 Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

15.12 Time of the Essence. Time shall be of the essence of this Agreement.

15.13          Governing Law.  This Agreement and all
certificates and other documents delivered to the Agent or the Lenders shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein.

15.14 Currency of Judgment or Payment. If, pursuant to the judgment or order of any court or in accordance with the provisions of applicable law, any amount due or payable hereunder in U.S. Dollars or any other currency (the "Original Currency") is paid in Canadian Dollars or any other currency (the "Second Currency"), such payment in the Second Currency shall discharge or satisfy the obligation of the Borrower to pay such amount in the Original Currency only to the extent of the amount of the Original Currency that the Lenders or any of them, in accordance with normal banking procedures, can purchase in the Toronto foreign exchange market on the date of such payment with the amount of such payment in the Second Currency (translated at the spot rate of exchange for wholesale transactions at which each Lender in accordance with normal banking procedures is able to purchase the Original Currency with the Second Currency on the date of such payment after payment of any premium or costs of exchange payable in connection with such purchase). The Borrower shall, as a separate and independent obligation, which shall not be merged in any such judgment or order or extinguished by any such payment in the Second Currency, pay or cause to be paid such obligation in respect of the Original Currency not so discharged and satisfied in accordance with the foregoing and indemnify and save each such Lender harmless against any reasonable loss or damages arising as a result of any such amount being paid in the Second Currency.

15.15          Foreign Taxes.

     (a) All payments made under this Agreement shall be made without set-off or counterclaim and free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever, now or hereafter imposed, levied, collected, withheld or assessed by any country other than Canada (or by any political subdivision or taxing authority of any country other than Canada) from or through which any amount is paid under this Agreement excluding, in the case of each Lender:

          (i)  income and franchise taxes; and

          (ii) taxes that would not have been imposed on such Lender but for the existence of a connection between such Lender and the jurisdiction imposing such taxes (other than a connection arising principally by virtue of this Agreement) , such non-excluded taxes being called "Foreign Taxes".

If any Foreign Taxes are required to be withheld from any amounts so payable to any Lender hereunder, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Foreign Taxes are payable by the Borrower as promptly as possible thereafter the Borrower shall send to the Agent, for the account of such Borrower, a certified copy of the original official receipt, if any, received by the Borrower, showing payment thereof. If the Borrower fails to pay any Foreign Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

     (b) The provisions of subsection 4.3(a) shall apply, mutatis mutandis, in respect of any Lender which gives the notice and requires the Borrower to take the action contemplated by subsection 15.15(a) above.

     (c) The provisions of this Section 15.15 shall survive the payment in full of all amounts payable hereunder and the termination of this Agreement.

15.16          Consent to Jurisdiction and Service of Process.
All judicial proceedings brought against the Borrowers with respect to this Agreement may be brought in any provincial or federal court of competent jurisdiction in the Province of Ontario, and, by execution and delivery of this Agreement, the Borrowers accept, for themselves and in connection with their properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been take nor is available. The Borrowers irrevocably agree that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to them at their addresses set forth in Section 15.7 or at such other address of which the Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrowers to be effective and binding service in every respect. Each of the Borrowers, the Agent and the Lenders irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Lenders or the Agent to bring proceedings against the Borrowers in the court of any other jurisdiction.

15.17 Interconnection to USD Agreement. The Borrowers and the Lenders acknowledge that this Agreement is inextricably linked with the USD Agreement and that only a Lender whose Affiliated USD Lender is a party to the USD Agreement is entitled to be a Lender hereunder. It is further acknowledged that usage of the Credit Facility will, on and subject to the terms hereof, reduce the availability of the facility created under the USD Agreement and vice versa.

15.18          Environmental Matters.

     (a)  In this Section 15.18:

          (i) "Hazardous Materials" means (A) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants which cause the Borrowers or Guarantors or any of their assets to be in violation of any Hazardous Materials Laws; (B) asbestos in any form which is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls; and
               (C) any other chemical, contaminant, pollutant, hazardous, toxic or dangerous material or substance as such terms are used in or defined in Hazardous Materials Laws; and

          (ii) "Hazardous Materials Laws" means any present or
                    future federal, state, provincial, municipal or
                    local laws, statutes, by-laws, ordinances, regulations and policies and orders, directives and decisions rendered by any ministry, department or administrative or regulatory agency which any duly diligent Person in the normal course of business would comply with relating to the environment, health and safety, any Hazardous Materials (including, without limitation, the manufacture, processing, distribution,treatment, use, handling, transportation, production, disposal or discharge or storage thereof) or to industrial hygiene or the environmentalconditions on, under or about the assets of theBorrowers or the Guarantors, including, withoutlimitation, soil and ground water conditions.

     (b) The Borrowers hereby agree to protect, indemnify and hold the Lenders, their directors, officers, employees and agents, harmless from and against any and all actual or potential claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, legal fees and costs and expenses of investigation) which arise out of or relate in any way to any use, handling, manufacture, processing, generation, distribution, treatment, production, transportation, disposal, discharge or storage of any Hazardous Materials in, on, under the assets of the Borrowers or the Guarantors whether by any Borrower, any Guarantor or any other Person including, without limitation,
(i) all foreseeable and unforeseeable consequential damages directly or indirectly arising out of the use, handling, manufacture, processing, generation, distribution, treatment, production, transportation or disposal, discharge or storage of Hazardous Materials by any Borrower or any Guarantor or any other Person and (ii) the costs of any required or necessary repair, cleanup or detoxification of the assets of the Borrowers or the Guarantors and the preparation of any closure, decommissioning or other required plans. In addition, the Borrowers agree that in the event any Hazardous Material is caused to be removed from the assets of the Borrowers or the Guarantors by any Borrower or Guarantor or any other Person, the Borrowers shall, as between the Borrowers and the Lenders, assume any and all liability for such removed Hazardous Material. All such costs, damages, and expenses referred to in this Subsection 15.18(d) are hereinafter referred to as "Expenses". In addition, the Borrowers agree that any Expenses paid by the Lenders shall form part of the obligations of the Borrowers hereunder and shall bear interest at the Prime Rate, calculated in accordance with this Agreement.

15.19 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same Agreement.

          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the 5th day of April, 1995.

                         JOHN DEERE LIMITED


                         Per:

                         Title:    Vice-President and Treasurer


                          Per:

                          Title:    Comptroller


                          JOHN DEERE FINANCE LIMITED

               Per:

               Title:    President


                Per:

                Title:    Vice-President, Finance and
                              Administration

                              THE TORONTO-DOMINION BANK
                              (as Agent)


                              Per:


                                   Title:    Manager


                              Per:


                                   Title:    Vice-President

                              CANADIAN IMPERIAL BANK OF COMMERCE


                              Per:


                                   Title:    Director


                              Per:


                                   Title:    Managing Director


                              Address:

                              Corporate Group
                              Commerce Court West
                              7th Floor
                              Toronto, Ontario
                              M5J 1A2

                              Attn:

                              Tel: (416) 980-3005
                              Fax: (416) 980-8384

                              ROYAL BANK OF CANADA


                              Per:

                    Title:    Senior Account Manager

                     Address:

                     Grand Cayman (North America No. 1) Branch
                              c/o New York Operations Center
                              Financial Square
                              23rd Floor
                              New York, New York
                              10005-3531

                              Attn:  Manager, Loan Administration

                              Tel: (212) 428-6311
                              Fax: (212) 428-2372

                              with a copy to:

                              One North Franklin Street
                              Suite 700
                              Chicago, Illinois
                              60606

                              Attn:  Preston D. Jones

                              Tel: (312) 551-1618
                              Fax: (312) 551-0805

                              THE TORONTO-DOMINION BANK
                              (as a Lender)


                              Per:


                              Title:    Associate Vice-President


                              Per:


                              Title:    Manager


                              Address:

                              Executive Vice-President
                              Corporate & Investment Banking
                              Group
                              The Toronto-Dominion Bank
                              55 King Street West
                              8th Floor
                              Toronto Dominion Centre
                              Toronto, Ontario
                              M5K 1A2

                              Attn:     Manager, Corporate &
                                        Investment Banking Group

                              Tel: (416) 944-5824
                              Fax: (416) 944-5630

                                SCHEDULE A

                             CONVERSION NOTICE

TO:       THE TORONTO-DOMINION BANK

FROM:     [Name of Borrower]

DATE:

1.        This Conversion Notice is delivered to you pursuant to
Section 2.11 of the loan agreement (the "Loan Agreement") made as of March 26, 1993. All defined terms set forth in this Conversion Notice shall have the respective meanings set forth in the Loan Agreement.

2.        We hereby request a Conversion as follows:

     (a)  Date of Conversion:



     (b)  Maturing Loan Type:



     (c)  Maturing Principal Amount:



     (d)  Conversion Loan Type:



     (e)  Interest Period (not applicable if for a Prime Rate or
          USBR Loan):

     (f)  Payment Instructions (if any):



                              Yours very truly,

                              [Name of Borrower]


                              Per:



                              Title:

                                SCHEDULE B

                              DRAWDOWN NOTICE


TO:       THE TORONTO-DOMINION BANK

FROM:     [Name of Borrower]

DATE:


1.        This Drawdown Notice is delivered to you pursuant to
Section 2.5 of the loan agreement (the "Loan Agreement") made as of March 26, 1993. All defined terms set forth in this Drawdown Notice shall have the respective meanings set forth in the Loan Agreement.

2.        We hereby request a Drawdown as follows:

     (a)  Date of Drawdown:



     (b)  Amount of Drawdown:



     (c)  Type of Loan:



     (d)  Interest Period (not applicable if for a Prime Rate or
          USBR Loan:)



     (e)  Payment Instructions (if any):



3. All of the representations and warranties of the Borrowers contained in Article 8 of the Loan Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof.

4. All of the covenants of the Borrowers contained in Article Ten and Eleven of the Loan Agreement together with all of the conditions precedent to a Drawdown and all other terms and conditions contained in the Loan Agreement to be complied with by the Borrowers have been fully complied with.

5. No Default or Event of Default has occurred and remains outstanding nor will any Default or Event of Default occur as a result of the aforementioned Drawdown.

                              Yours very truly,


                              [Name of Borrower]

                              Per:




                              Title:

                                SCHEDULE C

                                 GUARANTEE


          THIS GUARANTEE made as of the 26th day of March, 1993

IN FAVOUR OF:

          BANK OF AMERICA CANADA, THE BANK OF NOVA SCOTIA, CANADIAN IMPERIAL BANK OF COMMERCE, CHEMICAL BANK OF CANADA, CREDIT SUISSE CANADA, DEUTSCHE BANK (CANADA), MELLON BANK CANADA, NBD BANK CANADA, ROYAL BANK OF CANADA, SOCIETE GENERALE (CANADA), THE TORONTO-DOMINION BANK AND UNION BANK OF SWITZERLAND (CANADA),

          (hereinafter collectively referred to as the "Lenders" and individually as a "Lender"),

by

            corporation incorporated under the laws of

          (hereinafter referred to as the "Guarantor")


          WHEREAS   (hereinafter referred to as the "Borrower")
desires to borrow or continue to borrow certain funds from the Lenders and the Lenders have agreed to lend such funds to the Borrower in accordance with, and for the purposes set out in, the Loan Agreement (as herein defined);

          AND WHEREAS the respective undertakings and businesses of the Borrower and the Guarantor are carried on in cooperation;

          AND WHEREAS it is a condition of the obligations of the Lenders under the Loan Agreement that this Agreement be entered into by the Guarantor;

          NOW THEREFORE in consideration of the premises, the mutual covenants, agreements and conditions herein contained and other good and valuable consideration (the receipt and sufficiency of which by each party hereto is hereby acknowledged), it is hereby covenanted, agreed and declared as follows:


                                 ARTICLE I

                              INTERPRETATION

1.1 Definitions. In this Guarantee, unless there is something in the context or subject-matter inconsistent therewith, the following words and expressions shall have the following meanings:

     (a) "Agreement" or "Guarantee" means this Agreement entitled "Guarantee" and all instruments supplemental hereto or in amendment or confirmation hereof;

     (b) "Loan Agreement" means the agreement made the 26th day of March, 1993 between, among others, the Borrower and the Lenders, pursuant to which the Lenders have agreed to advance Loans upon and subject to the terms and conditions therein contained, as such agreement may be amended from time to time.

1.2 Certain Defined Terms. Except to the extent otherwise defined herein, all terms which are defined in the Loan Agreement and used in this Agreement shall have the respective meanings assigned to them in the Loan Agreement, unless the context otherwise requires.

1.3 Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", this "Guarantee", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof.

1.4 Number, etc. Words importing the singular number only shall include the plural and vice versa; words importing the use of any gender shall include all genders; and words importing persons shall include firms and corporations and vice versa.

1.5 Severability. In the event that one or more provisions contained in this Agreement or any agreement or other documentation required hereunder to be delivered to the Lenders or any of them, shall be invalid, illegal or unenforceable in any respect under any applicable law, the invalidity, illegality or unenforceability of such provision shall not affect or impair the validity, legality and enforceability of the remaining provisions hereof and any such invalid, illegal or unenforceable provision shall be deemed to be severable.

1.6 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.7 Loan Agreement. This Guarantee is entered into pursuant to the Loan Agreement. The dealings of the Lenders inter se, and the manner in which they shall act hereunder, shall be governed by the provisions of the Loan Agreement and the Guarantor hereby agrees therewith.


                                ARTICLE II

                                 GUARANTEE

2.1 Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees the due and punctual payment of the principal of, and interest (including, to the extent permitted by applicable law, interest on overdue interest) on, and all other sums payable with respect to, the Loans from time to time owing to the Lenders or any of them under, by virtue of or otherwise in connection with the Loan Agreement.

2.2 Guarantor to Perform Certain Obligations of the Borrower. If the Borrower shall make default in payment of any of the principal of, interest (including, to the extent permitted by applicable law, interest on overdue interest) or any other sums from time to time owing to the Lenders or any of them under the Loan Agreement and any period during which the Borrower is permitted to cure such default has expired, the Guarantor shall, so often as any such default happens, forthwith upon its receipt of written demand of the Agent on behalf of the Lenders, specifying the event or events of default, pay to the Lenders such principal and/or interest and/or other sums in default. No Lender shall be bound to exercise or to exhaust any recourse against the Borrower or its property or any other guarantor or its property before being entitled to the fulfilment by the Guarantor of any of the Borrower's obligations as aforesaid. The Guarantor hereby waives demand (except as aforesaid), presentment, protest and notice (except as aforesaid) of any kind, any requirement of diligence on the part of the Lenders or the Agent and renounces all benefits of discussion and division.

2.3 Lenders May Proceed Against Guarantor. If the Borrower shall make default as aforesaid and if the Guarantor shall fail forthwith on demand to make good or to cause to be made good such default in the manner hereinbefore provided, then so often as any such default and failure shall occur and be continuing, the Lenders shall have the right in their discretion to proceed in their names against the Guarantor by any remedy provided by law and to recover from the Guarantor such sums as the Guarantor may be liable to pay hereunder.

2.4 Waiver of Borrower's Default. If the default of the Borrower in respect of which any Guarantor would otherwise be or become liable pursuant to the provisions hereof shall have been waived or consented to by the Lenders, the Guarantor shall not be deemed to be in default pursuant hereto with respect to such default but any such waiver or consent shall relate only to such default and shall not constitute a waiver or consent with respect to any other or subsequent default of the Borrower.

2.5 Continuing Guarantee. The guarantee of the Guarantor herein provided shall be a continuing, absolute and unconditional guarantee and a fresh cause of action hereunder shall arise in respect of each default hereunder. This Guarantee shall remain in full force and effect (and the Guarantor shall not be entitled to any declaration of relief from further liability therefor) until the Borrower shall have fully and satisfactorily discharged all its obligations under the Loan Agreement with respect to the payment of any monetary amount and all obligations of the Lenders thereunder shall have terminated.

2.6       Guarantee Unconditional.  Subject to the provisions of
section 2.4 hereof, the obligations and liabilities of the Guarantor hereunder are unconditional and except as otherwise provided herein, shall be enforceable by any person entitled to enforce the same without the necessity of any action or recourse whatsoever against the Borrower and/or any other guarantor, and the Guarantor hereby agrees that neither it nor any such liability or obligation shall be released, discharged or in any way affected:

     (a) by, in whole or in part, any extension of time, renewal, waiver or release of the duty to pay moneys by the Borrower;

     (b)  by any modification of any obligations of the Borrower;

     (c) by any forbearance whatsoever, whether as to time, performance or otherwise;

     (d) by the release of any other guarantor or by the taking of security for the obligations guaranteed hereby or the release, discharge, loss of, alteration of or other dealing with any such security;

     (e) by anything done, suffered or permitted by the Lenders or any of them under the provisions of the Loan
          Agreement or with respect to the Loans or any of them;

     (f) by any other act or proceedings in relation to the obligations of the Borrower or any security therefor whereby such Guarantor might otherwise be released or exonerated;

     (g) by any irregularity, invalidity or unenforceability of any term of this Agreement or the Loan Agreement; or

     (h) any change in the name, capital, constitution, ownership or control of any Borrower or any amalgamation or other form of reorganization or change with respect to any Borrower.

2.7 Acknowledgement of Guarantor. The Guarantor acknowledges that it is familiar with and has examined the terms and conditions of the Loan Agreement.


                                ARTICLE III

                            FURTHER PROVISIONS

3.1 Liability. This Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or times of any sum or sums of money for the time being due or remaining unpaid to the Lenders, and until the Lenders shall have received payment in full of all monetary amounts payable under the Loan Agreement and all the obligations of the Lenders thereunder shall have terminated, (i) all dividends, compositions, proceeds of securities valued and payments received by the Lenders from any Borrower or from others in respect of the principal of, interest on, and all other sums payable under the Loan Agreement shall be regarded for all purposes as payments to the Lenders on account of the principal of, interest on, and all other sums payable under the Loan Agreement without any right on the part of the Guarantor to claim the benefits thereof in reduction of the liability under this Guarantee and (ii) the Guarantor shall have no right to be subrogated in any rights of the Lenders.

3.2 Additional Security. This Guarantee is in addition to and not in substitution for any other guarantee or security of any kind now or hereafter held by the Lenders.

3.3 Accounts Settled. The Guarantor shall be bound by any account settled between the Lenders and the Borrower, and if no such account has been so settled immediately before demand of payment under this Guarantee any account stated by the Lenders shall, in the absence of manifest error, be accepted by the Guarantor as conclusive evidence of the amount which at the date of the account so stated is due by the Borrower to the Lenders or remains unpaid by the Borrower to the Lenders.


                                ARTICLE IV

                               MISCELLANEOUS

4.1 Costs and Expenses of Collection. All costs and expenses of collection of all amounts owing hereunder which are reasonably incurred by the Lenders or any of them shall be for the account of the Guarantor.

4.2 Non-Merger. All agreements and covenants of the Guarantor made herein with respect to this Agreement and the transactions contemplated hereby are material, shall be deemed to have been relied upon by each of the Lenders and shall survive the execution of this Agreement and the making of the Loans until repayment in full thereof and of all other amounts owing hereunder.

4.3 Assignment. This Agreement shall enure to the benefit of each of the Lenders and their respective successors and assigns to whom all or part of the rights and obligations of a Lender under the Loan Agreement have been assigned pursuant to the provisions of the Loan Agreement, including Section 15.2 thereof, but none of the foregoing nor the benefit thereof may be assigned by the Guarantor without the prior written consent of the Lenders.

4.4 Waivers. The Lenders may waive compliance by the Guarantor with any term and condition hereof relating to the Loans or any of them but no such waiver shall be construed as a waiver of any term or condition other than that specifically so waived and in such event the Guarantor shall be deemed never to have been in default hereunder in respect of which such compliance shall have been so waived.

4.5 Notice. Any consent, waiver, approval, notice, request or demand or other communication (hereinafter called a "notice") required or permitted to be given hereunder shall be in writing and shall be given in accordance with the provisions of
Section 15.7 of the Loan Agreement.

4.6 Entire Agreement. This instrument embodies all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation or promise made by any person relative thereto which is not embodied herein.

4.7       Time.  Time shall be of the essence hereof.

          IN WITNESS WHEREOF the Guarantor has executed this Agreement as of the day and year first above written.




                              Per:




                              Per:

                                SCHEDULE D

                             REPAYMENT NOTICE


TO:       THE TORONTO-DOMINION BANK

FROM:     [Name of Borrower]

DATE:


1.        This Repayment Notice is delivered to you pursuant to
Section 2.13 of the loan agreement (the "Loan Agreement") made as of March 26, 1993. All defined terms set forth in this Repayment Notice shall have the respective meanings set forth in the Loan Agreement.

2.        We hereby give notice of a repayment as follows:

     (a)  Date of Repayment:



     (b)  Loan Type:



     (c)  Principal Amount:



                              Yours very truly,

                              [Name of Borrower]


                              Per:



                              Title:

                                SCHEDULE E

                              ROLLOVER NOTICE


TO:       THE TORONTO-DOMINION BANK

FROM:     [Name of Borrower]

DATE:


1.        This Rollover Notice is delivered to you pursuant to
Section 2.10 of the loan agreement (the "Loan Agreement") made as of March 26, 1993. All defined terms set forth in this Rollover Notice shall have the respective meanings set forth in the Loan Agreement.

2.        We hereby request a Rollover as follows:

     (a)  Date of Rollover:



     (b)  Amount of Rollover:



     (c)  Loan Type:



     (d)  Interest Period (not applicable if for a Prime Rate or
          USBR Loan:



     (e)  Payment Instructions (if any):



                              Yours very truly,

                              [Name of Borrower]


                              Per:



                              Title:

                                SCHEDULE F

                          SUBORDINATION AGREEMENT


          THIS AGREEMENT made the 26th day of March, 1993


B E T W E E N :


          DEERE & COMPANY,

          (hereinafter called the "Creditor")

          - and -

          JOHN DEERE LIMITED,

          (hereinafter called the "Company")

          - and -

          BANK OF AMERICA CANADA, THE BANK OF NOVA SCOTIA, CANADIAN IMPERIAL BANK OF COMMERCE, CHEMICAL BANK OF CANADA, CREDIT SUISSE CANADA, DEUTSCHE BANK (CANADA), MELLON BANK CANADA, NBD BANK CANADA, ROYAL BANK OF CANADA, SOCIETE GENERALE (CANADA), THE TORONTO-DOMINION BANK AND UNION BANK OF SWITZERLAND (CANADA),

          (hereinafter collectively called the "Lenders")


          WHEREAS the Company has entered into certain loan arrangements with the Lenders pursuant to the provision of a loan agreement (the "Loan Agreement") dated as of March 26, 1993; and

          WHEREAS as at February 28, 1993 the Company was indebted to the Creditor in the sum of Cdn.$29,127,000 together with interest thereon at the rates specified in respect of such indebtedness (hereinafter called the "existing indebtedness") the whole of which amount is owing by the Company to the Creditor, and is not at the date hereof otherwise assigned, pledged or hypothecated by the Creditor and the Company is not otherwise indebted to the Creditor at the present time; ;and

          WHEREAS it is a condition in the Loan Agreement to the advance of monies thereunder by the Lenders that the Creditor provide this Agreement in favour of the Lenders and each of them.

          NOW THEREFORE in consideration of the Lenders and each of them entering into the Loan Agreement with the Company and advancing monies thereunder and of such further banking accommodation as the Lenders or any of them may from time to time furnish to the Company, the Creditor and the Company hereby covenant and agree with the Lenders and each of them that no payment shall be made by the Company to the Creditor in respect of the principal of, interest on or any other amount owing in respect of indebtedness, both present and future, of the Company to the Creditor, including without limiting the generality of the foregoing the existing indebtedness.

          The Company acknowledges that the existing indebtedness is owing by it to the Creditor and agrees that the existing indebtedness is not the subject of nor will it (or any present indebtedness or future indebtedness of any nature or kind of the Company to the Creditor) hereafter without the consent of the Lenders be made the subject of any set-off or counter-claim by the Company and the Company and the Creditor represent to the Lenders and each of them that the Creditor holds no security for the existing indebtedness or any part thereof (or for any present or future indebtedness of any nature or kind of the Company to the Creditor). The Company and the Creditor hereby agree with the Lenders and each of them that no satisfaction, consideration or security will be given to or accepted by the Creditor for any debt, liability or obligation, present or future, including the existing indebtedness owing by the Company to the Creditor, without the written consent of the Lenders first had and obtained. Any monies or other consideration received by the Creditor as a result or by way of satisfaction, consideration or security aforesaid without the prior written consent of the Lenders shall be received in trust for the Lenders and upon receipt shall be paid to the Lenders.

          In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Company, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company whether or not involving insolvency or bankruptcy, or in the event of the winding-up of the Company or any distribution of the assets or any of the assets of the Company or proceeds thereof among its creditors in any manner whatsoever, the Lenders and each of them shall receive payment in full of all present and future debts, liabilities and obligations of the Company, direct or indirect, absolute or contingent, matured or not, at any time and from time to time existing or arising under or by virtue of or otherwise in connection with the Loan Agreement, including without in any way limiting the generality of the foregoing all principal thereof, interest thereon and all costs, charges, expenses and other amounts related thereto and including interest accruing after the filing of a petition in any proceeding referred to above (the "Superior Debt") prior to the Creditor receiving any amount in respect of its then indebtedness from the Company and the Lenders and each of them may, unless prohibited by law, prove in respect of the said sums hereby subordinated as a debt owing to them and each of them by the Company and the Lenders and each of them shall be entitled to receive the dividends payable in respect thereof, such dividends to be applied on such part or parts of the Superior Debt as the Lenders shall see fit until the whole thereof has been paid in full and the obligations of the Lenders under the Loan Agreement have been terminated and thereafter the Creditor shall be entitled to such dividends.

          Upon payment in full of the Superior Debt and of all bills, notes and other instruments representing the same and the termination of all obligations of the Lenders and each of them pursuant to the Loan Agreement, the Lenders will release to the Creditor all the Lenders' claims under this agreement in respect of the claims hereby subordinated.

          It is declared and agreed that the Lenders shall not, as a result of execution hereof, be bound to continue their legal arrangements with the Company other than in accordance with the provisions of the Loan Agreement.

          Notwithstanding the foregoing, it is agreed that the Creditor may accept payments or repayments from the Company so long as the following conditions are met:

     (a)  no Default or Event of Default, as defined in the Loan
          Agreement, then exists; and

     (b) no such Default or Event of Default will arise from or as a result of such repayment.

          The Lenders shall not be prejudiced in any way in the right to enforce the provisions hereof by any act or omission on the part of the Company. The Lenders may, at any time and from time to time, without any consent of or notice to the Creditor hereunder: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Superior Debt (including any change in the rate of interest thereon), or amend, modify or supplement the Loan Agreement or any other agreement or document whether or not related thereto;
(ii) take or refrain from taking or give up or release any security for the Superior Debt; (iii) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Superior Debt;
(iv) release anyone liable in any manner under or in respect of the Superior Debt; (v) exercise or refrain from exercising any rights against the Company, any guarantor of the Superior Debt or other person; and (vi) apply or not any sums from time to time received to the Superior Debt; provided, however, that no amendment or addition or supplement to the Superior Debt or any instrument or agreement relating thereto shall be effective to change the extent or the terms of the subordination effected hereby without the consent of the Creditor.

          The Creditor agrees not to assign or transfer any indebtedness (or interest therein) owing to it by the Company unless the assignee or transferee and the Company shall first have entered into an agreement in favour of the Lenders and each of them containing substantially the same terms and provisions as are set out herein.


          This Agreement shall be binding upon and shall enure to the benefit of the successors and assigns of the respective parties hereto, including permitted assignees of the Lenders or any of them pursuant to the Loan Agreement.

          This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

          IN WITNESS WHEREOF each of the parties hereto have caused this Agreement to be duly executed by their proper officers.


                              DEERE & COMPANY


                              By:

     c/s
                                   Nathan T. Jones
                                   Assistant Treasurer





                                   Michael A. Harring
                                   Assistant Secretary


                              JOHN DEERE LIMITED


                              By:

     c/s
                                   R. W. Hoffman
                                   Vice-President and Treasurer





                                   D. A. Kirk
                                   Comptroller


                              THE TORONTO-DOMINION BANK
                              (as Agent)


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              BANK OF AMERICA CANADA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              THE BANK OF NOVA SCOTIA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              CANADIAN IMPERIAL BANK OF COMMERCE


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              CHEMICAL BANK OF CANADA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              CREDIT SUISSE CANADA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              DEUTSCHE BANK (CANADA)


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              MELLON BANK CANADA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              NBD BANK CANADA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              ROYAL BANK OF CANADA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              SOCIETE GENERALE (CANADA)


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              THE TORONTO-DOMINION BANK
                              (as a Lender)


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              UNION BANK OF SWITZERLAND (CANADA)


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer

                                SCHEDULE G

                  [OUTSTANDING LITIGATION - SECTION 8.5]

                                SCHEDULE H

                   [OPINION OF FASKEN CAMPBELL GODFREY]



                              March 26, 1993


Bank of America Canada
The Bank of Nova Scotia
Canadian Imperial Bank of Commerce
Chemical Bank of Canada
Credit Suisse Canada
Deutsche Bank (Canada)
Mellon Bank Canada
NBD Bank (Canada)
Royal Bank of Canada
Societe Generale (Canada)
The Toronto-Dominion Bank
Union Bank of Switzerland (Canada)

c/o The Toronto-Dominion Bank
as agent
Toronto-Dominion Centre
Toronto, Ontario

Dear Sirs:

Re: Loan Agreement made March 26, 1993 between John Deere Limited and John Deere Finance Limited as Borrowers, Bank of America Canada, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce, Chemical Bank of Canada, Credit Suisse Canada, Deutsche Bank (Canada), Mellon Bank Canada, NBD Bank (Canada), Royal Bank of Canada, Societe Generale (Canada), The Toronto-Dominion Bank and Union Bank of Switzerland (Canada) as Lenders, and The Toronto-Dominion Bank as Agent

          We have acted as special counsel to John Deere Limited
("JDL") and John Deere Finance Limited ("JD Finance") in connection with the loan agreement (the "Loan Agreement") made
March 26, 1993 between JDL and JD Finance as Borrower, each of you as Lenders and The Toronto Dominion Bank as Agent.

          We have participated in the preparation of the Loan Agreement. We have also participated in the preparation of: (i) the guarantee dated March 26, 1993 (the "JDL Guarantee") executed by JDL pursuant to which JDL has guaranteed payment to the Lenders of all amounts owing by JD Finance to the Lenders pursuant to the Loan Agreement; (ii) the guarantee dated March 26, 1993 (the "JD Finance Guarantee") executed by JD Finance pursuant to which JD Finance has guaranteed payment to the Lenders of all of the amounts owing by JDL to the Lenders pursuant to the Loan Agreement; and (iii) the Subordination Agreement.

          In this opinion, all capitalized terms used but not defined herein shall have the respective meanings specified in the Loan Agreement.

          We have examined and relied upon originals or copies certified or identified to our satisfaction of the constating documents and by-laws of JDL and JD Finance, certificates of public officials with respect to JDL and JD Finance and certificates of officers of JDL and JD Finance as to certain factual matters. We have also examined such other documents and records and considered such questions of law as we have considered appropriate for the purposes of the opinions expressed below.

          In connection with the opinion expressed in paragraph
5, we have relied upon an examination of extra-provincial licences issued to JDL or JD Finance and on our general understanding of applicable laws of each of the provinces of Canada, but have made no further or other investigation of JDL's and JD Finance's status as an extra-provincial or foreign corporation.

          In connection with the opinion expressed in paragraphs
9 and 10, we have relied upon the certificate of the treasurer of each of JDL and JD Finance attached hereto as Exhibits A and B, respectively.

          We have assumed the due incorporation and existence of each of you and your respective powers to enter into the Loan Agreement and the due authorization, execution and delivery of the Loan Agreement by each of you. We have also assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as original documents, the conformity to the original documents of all documents submitted to us as true, certified, conformed or photostatic copies thereof and the genuineness of all signatures on and the authenticity and completeness of the originals of such copies.

          Based upon and subject to the foregoing, we are of the opinion that:

1. Each of JDL and JD Finance is a corporation duly incorporated under the Canada Business Corporations Act which has not been discontinued or dissolved under that Act and each of JDL and JD Finance has sent to the Director appointed under that Act the annual returns and financial statements required to be sent to him under such Act.

2.        At the date hereof:

     (a) Deere & Company is shown on the securities register maintained by JDL as the registered holder of all the issued and outstanding shares of JDL; and

     (b) JDL is shown on the securities register maintained by JD Finance as the registered holder of all the issued and outstanding shares of JD Finance.

Because liens, charges, hypothecs, security interests or other encumbrances or restrictions pertaining to the shares of JDL and JD Finance may not be of public record, we have carried out no investigation and express no opinion in respect thereof.

3. JDL has the corporate capacity to own the assets owned by it in connection with its business of the manufacture of agricultural equipment and the distribution of agricultural and industrial equipment and consumer products and JD Finance has the corporate capacity to own the assets owned by it in connection with its business of financing sales of such equipment and products.

4. JDL has the corporate capacity to carry on the business of the manufacture of agricultural equipment and the distribution of agricultural and industrial equipment and consumer products and JD Finance has the corporate capacity to carry on the business of financing sales of such equipment and products.

5. JDL is duly qualified as an extra-provincial or foreign corporation under the laws of each of the provinces of Canada other than the Province of Quebec. JD Finance is duly qualified as an extra-provincial or foreign corporation under the laws of each of the provinces of Canada other than the Province of Quebec.

6. JDL has the corporate capacity to execute and to deliver the Loan Agreement, the JDL Guarantee, the Subordination Agreement and all other agreements required under the Loan Agreement to be executed by it and to perform its obligations under the Loan Agreement, the JDL Guarantee, the Subordination Agreement and all such other agreements; each of the Loan Agreement, the JDL Guarantee and the Subordination Agreement has been duly executed and delivered by JDL; and each of the Loan Agreement, the JDL Guarantee and the Subordination Agreement is a valid and legally binding obligation of JDL, enforceable against JDL in accordance with its terms.

7. JD Finance has the corporate capacity to execute and to deliver the Loan Agreement, the JD Finance Guarantee and all other agreements required under the Loan Agreement to be executed by it and to perform its obligations under the Loan Agreement, the JD Finance Guarantee and all such other agreements; each of the Loan Agreement and the JD Finance Guarantee has been duly executed and delivered by JD Finance; and each of the Loan Agreement and the JD Finance Guarantee is a valid and legally binding obligation of JD Finance, enforceable against JD Finance in accordance with its terms.

8. The Minister of Finance of Canada has granted exemption from the application of the provisions of the Investment
Companies Act (Canada) to JD Finance pursuant to the extent provided in subsection 3(2) of the Act and the Minister has not revoked the exemption.

9. Neither the execution and delivery of the Loan Agreement, the JDL Guarantee or the Subordination Agreement, nor compliance with the terms, conditions and provisions of the Loan Agreement, the JDL Guarantee or the Subordination Agreement conflicts with or will conflict with, or results or will result in any breach of, or constitutes or will constitute a default under, any of the provisions of the constating documents or by-laws of JDL, or of any of the agreements listed in Exhibit A hereto or results or will result in the creation or imposition of any material Mortgage upon any assets of JDL under or pursuant to the agreements listed in Exhibit A hereto other than Permitted Encumbrances.

10. Neither the execution and delivery of the Loan Agreement or the JD Finance Guarantee, nor compliance with the terms, conditions and provisions of the Loan Agreement or the JD Finance Guarantee conflicts with or will conflict with, or results or will result in any breach of, or constitutes or will constitute a default under, any of the provisions of the constating documents or by-laws of JD Finance, or of any of the agreements listed in Exhibit B hereto or results or will result in the creation or imposition of any material Mortgage upon any assets of JD Finance under or pursuant to the agreements listed in Exhibit B hereto other than Permitted Encumbrances.

11. No consents, approvals, authorizations, exemptions, registrations, filings or declarations of or with any government or governmental authority, the lack of which would be material to the financial condition of the Deere Group, are required to be obtained or made on the part of JDL in connection with the execution and delivery of, and the performance of obligations under, the Loan Agreement, the JDL Guarantee or the Subordination Agreement except as have been obtained or made.

12. No consents, approvals, authorizations, exemptions, registrations, filings or declarations of or with any government or governmental authority, the lack of which would be material to the financial condition of the Deere Group, are required to be obtained or made on the part of JD Finance in connection with the execution and delivery of, and the performance of obligations under, the Loan Agreement or the JD Finance Guarantee by JD Finance except as have been obtained or made.

          The foregoing opinions are subject to the following qualifications:

     (a) Enforceability of the terms of the Loan Agreement, the JDL Guarantee, the JD Finance Guarantee and the Subordination Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles.

     (b) The Currency Act (Canada) provides that any statement as to money or money value in any legal proceeding shall be stated in the currency of Canada.
          Accordingly, in any proceeding brought in any court in Canada, any claim relating to the Loan Agreement for any amount expressed in any currency other than Canadian currency must be converted into Canadian currency. Under the laws of the Province of Ontario, the appropriate date for such conversion will depend on the circumstances of the case.

     (c) While we understand that the Borrowers intend to make all payments in respect of USBR Loans, U.S. LIBOR Loans and U.S. Dollar denominated Fixed Rate Loans and Operating Facility Loans pursuant to the Loan Agreement in U.S. Dollars, obligations governed by Ontario law to make payment may be satisfied by payment in the currency which constitutes legal tender at the place of payment.

     (d) The costs of and incidental to all proceedings authorized to be taken in a court or before a judge are in the discretion of the court or judge and the court or judge has full power to determine by whom and to what extent the costs shall be paid.

                              Yours very truly,

                                SCHEDULE I

                       [OPINION OF DEERE & COMPANY]



                              March 26, 1993


Bank of America Canada
The Bank of Nova Scotia
Canadian Imperial Bank of Commerce
Chemical Bank of Canada
Credit Suisse Canada
Deutsche Bank (Canada)
Mellon Bank Canada
NBD Bank (Canada)
Royal Bank of Canada
Societe Generale (Canada)
The Toronto-Dominion Bank
Union Bank of Switzerland (Canada)

c/o The Toronto-Dominion Bank
as Agent
Toronto-Dominion Centre
Toronto, Ontario

Dear Sirs:

Re: Loan Agreement made as of March 26, 1993 between John Deere Limited and John Deere Finance Limited as Borrowers, Bank of America Canada, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce, Chemical Bank of Canada, Credit Suisse Canada, Deutsche Bank (Canada), Mellon Bank Canada, NBD Bank (Canada), Royal Bank of Canada, Societe Generale (Canada), The Toronto-Dominion Bank and Union Bank of Switzerland (Canada) as Lenders, and The Toronto-Dominion Bank as Agent




          This opinion is furnished to you pursuant to
Section 9.2 of the Loan uAgreement dated as of March 26, 1993
(the "Loan Agreement") between John Deere Limited, John Deere
Finance Limited, the Lenders parties thereto and The
Toronto-Dominion Bank, as Agent for said Lenders. Terms defined in the Loan Agreement are used herein as therein defined.

          As General Counsel to Deere & Company, I am familiar with its corporate history and organization and the proceedings relating to the authorization, execution and delivery of the Subordination Agreement constituting Schedule F to the Loan Agreement. In that connection, I have examined:

1.        The Loan Agreement;

2. The Certificate of Incorporation of Deere & Company and all amendments thereto (the "Charter"); and

3. The bylaws of Deere & Company and all amendments thereto (the "Bylaws").

          In addition, I have reviewed such of the corporate proceedings of Deere & Company, and have examined such documents, corporate records, and other instruments relating to the organization of Deere & Company and its respective Subsidiaries and such other agreements and instruments to which Deere & Company and its Subsidiaries are parties, as I have deemed necessary for the purpose of this opinion. I have assumed the due execution and delivery, pursuant to due authorization, of the Loan Agreement by the Banks and the Agent, and the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as certified, conformed or photostatic copies.

          I am qualified to practise law in the State of Illinois and do not purport to be an expert on, and do not express any opinion herein concerning, any laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

1. Deere & Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now being conducted and to own its properties.

2. The execution, delivery and performance by Deere & Company of the Subordination Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and (i) does not contravene or constitute a default under its Charter or Bylaws, any judgment, law, rule or regulation applicable to Deere & Company, or any contractual obligation by which it is bound or (ii) will not result in the creation of any lien, charge or encumbrance upon any of its property or assets. The Subordination Agreement has been duly executed and delivered on behalf of Deere & Company and constitutes a legal, valid and binding obligation of Deere & Company, enforceable in accordance with its terms except as limited by any applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof may be subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Deere & Company of the Subordination Agreement.

                              Very truly yours,

                                SCHEDULE J

              [OPINION OF TORY TORY DESLAURIERS & BINNINGTON]



                              March 26, 1993


Bank of America Canada
The Bank of Nova Scotia
Canadian Imperial Bank of Commerce
Chemical Bank of Canada
Credit Suisse Canada
Deutsche Bank (Canada)
Mellon Bank Canada
NBD Bank (Canada)
Royal Bank of Canada
Societe Generale (Canada)
The Toronto-Dominion Bank
Union Bank of Switzerland (Canada)

c/o The Toronto-Dominion Bank
as Agent
Toronto-Dominion Centre
Toronto, Ontario

Dear Sirs:

Re: Loan Agreement made as of March 26, 1993 between John Deere Limited and John Deere Finance Limited as Borrowers, Bank of America Canada, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce, Chemical Bank of Canada, Credit Suisse Canada, Deutsche Bank (Canada), Mellon Bank Canada, NBD Bank (Canada), Royal Bank of Canada, Societe Generale (Canada), The Toronto-Dominion Bank and Union Bank of Switzerland (Canada) as Lenders, and The Toronto-Dominion Bank as Agent




          We have acted as your counsel in connection with the loan agreement (the "Loan Agreement") made as of March 26, 1993 between John Deere Limited ("JDL") and John Deere Finance Limited ("JD Finance") as Borrowers, each of you as Lenders and The Toronto-Dominion Bank as Agent. In this connection, we have participated in the preparation of the Loan Agreement.

          In providing the opinion below, we have assumed the due incorporation and existence of each of you and your respective powers to enter into the Loan Agreement and the due authorization, execution and delivery of the Loan Agreement by each of you. We have also relied exclusively on paragraphs 1, 6 and 7 of the opinion of Fasken Campbell Godfrey dated the date hereof and delivered to you with respect to the incorporation of each of JDL and JD Finance, their respective corporate power and authority in relation to the Loan Agreement and their respective due execution and delivery thereof.

          Based upon and subject to the foregoing, we are of the opinion that the Loan Agreement is a valid and legally binding obligation of each of JDL and JD Finance enforceable against each of them in accordance with its terms.

          The foregoing opinion is subject to the following qualifications:

     (1) Enforceability of the terms of the Loan Agreement may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles.

     (2) The Currency Act (Canada) provides that any statement as to money or money value in any legal proceeding shall be stated in the currency of Canada. Accordingly, in any proceeding brought in any court in Canada, any claim relating to the Loan Agreement for an amount expressed in any currency other than Canadian currency must be converted into Canadian currency.
Under the laws of the Province of Ontario, the appropriate date for such conversion will depend on the circumstances of the case.

     (3) While we understand that the Borrowers intend to make all payments in respect of USBR Loans, U.S. LIBOR Loans and U.S. Dollar denominated Fixed Rate Loans and Operating Facility Loans pursuant to the Loan Agreement in U.S. Dollars, obligations governed by Ontario law to make a payment may be satisfied by payment in the currency which constitutes legal tender at the place of payment.

     (4) The costs of and incidental to all proceedings authorized to be taken in a court or before a judge are in the discretion of the court or judge and the court or judge has full power to determine by whom and to what extent the costs shall be paid.

                              Yours truly,

                                SCHEDULE K

                [FORM OF MONTHLY REPORTS - SECTION 10.2(C)]

                             U.S. $87,500,000

                              LOAN AGREEMENT

                                  between


                            JOHN DEERE LIMITED

                                  - and -

                        JOHN DEERE FINANCE LIMITED

                                  - and -

                    CANADIAN IMPERIAL BANK OF COMMERCE
                           ROYAL BANK OF CANADA
                         THE TORONTO-DOMINION BANK

                                  - and -

                    THE TORONTO-DOMINION BANK as Agent


                         Dated as of April 5, 1995

                             TABLE OF CONTENTS


1.        INTERPRETATION
     1.1       Definitions . . . . . . . . . . . . . . .. . . . 2

     1.2       Computation of Time Period. . . . . . . . . .   19

     1.3       General Interpretation. . . . . . . . . .. . .  19

     1.4       Generally Accepted Accounting Principles.  . .  19

     1.5       Actions on Days Other than Banking Days .  . .  19

     1.6       Headings and Table of Contents. . . . . .. . .  20

     1.7       Dollars . . . . . . . . . . . . . . . . .. . .  20

     1.8       Effective Date or Time. . . . . . . . . .. . .  20


2.        CREDIT FACILITY
     2.1       Establishment . . . . . . . . . . . . .  . . .  20

     2.2       Purposes. . . . . . . . . . . . . . . . .. . .  20

     2.3       Manner of Borrowing . . . . . . . . . . .. . .  20

     2.4       Drawdown, Conversion and Rollover
          Restrictions . . . . . . . . . . . . . . . . .  . .  20

     2.5       Drawdown Notice . . . . . . . . . . . . .. . .  21

     2.6       Irrevocability. . . . . . . . . . . . . .. . .  22

     2.7       Cancellation or Reduction of Credit Facility

  or Commitments . . . . . . . . . . . . . . . . . . . . .. .  22

     2.8       Fixed Rate Loans. . . . . . . . . . . . .. . .  22

     2.9       Failure of a Borrower to Give Notice. . .. . .  23

     2.10      Rollover of LIBOR Loans . . . . . . . . .. . .  24

     2.11      Conversion Options. . . . . . . . . . . .. . .  24

     2.12      Prepayment of Excess over Loan Facility .. . .  24

     2.13      Optional Payments of Principal. . . . . .. . .  25

     2.14      Mandatory Payments of Principal . . . . .. . .  26

     2.15      Loan Accounts . . . . . . . . . . . . . . .. .  27


3.        INTEREST
     3.1       Payment of Interest . . . . . . . . . . .. . .  27

     3.2       Other Arrears . . . . . . . . . . . . . .. . .  28

     3.3       Compounding of Interest . . . . . . . . .. . .  29


4.        CHANGES IN CIRCUMSTANCES
     4.1       Increase in Costs . . . . . . . . . . . .. . .  29

     4.2       Conversion. . . . . . . . . . . . . . . .. . .  32

     4.3       Repayment . . . . . . . . . . . . . . . .. . .  32


5.        IMPOSSIBILITY OF MAKING LIBOR LOANS
     5.1       Mandatory Conversion. . . . . . . . . . .. . .  34

     5.2       Termination of Facility for LIBOR Loans .. . .  34

     5.3       Lender Covenants. . . . . . . . . . . . .. . .  35

     5.4       Repayment . . . . . . . . . . . . . . . .. . .  35


6.        BANKERS' ACCEPTANCE
     6.1       Bankers' Acceptance . . . . . . . . . . .. . .  35


7.        PAYMENTS
     7.1       Place and Manner of Payments. . . . . . .. . .  38

     7.2       Indemnity . . . . . . . . . . . . . . . .. . .  38


8.        REPRESENTATIONS AND WARRANTIES
     8.1       Due Incorporation . . . . . . . . . . . .. . .  39

     8.2       Power and Authority to Own Assets and to
          Carry on Business. . . . . . . . . . . . . . .. . .  39

     8.3       Power and Authority to Enter into this
          Agreement. . . . . . . . . . . . . . . . . . .. . .  40

     8.4       Licences. . . . . . . . . . . . . . . . .. . .  40

     8.5       Litigation. . . . . . . . . . . . . . . .. . .  40

     8.6       Burdensome Provisions . . . . . . . . . .. . .  40

     8.7       Financial Statements. . . . . . . . . . .. . .  41

     8.8       Full Disclosure . . . . . . . . . . . . .. . .  41

     8.9       No Breach because of Agreement. . . . . .. . .  41

     8.10      Ownership of Assets . . . . . . . . . . .. . .  41

     8.11      Consents. . . . . . . . . . . . . . . . .. . .  41

     8.12      Credit Policies . . . . . . . . . . . . .. . .  42


9.        CONDITIONS PRECEDENT
     9.1       Closing . . . . . . . . . . . . . . . . .. . .  42

     9.2       Conditions Precedent to Establishment of
          Credit Facility. . . . . . . . . . . . . . . .. . .  43

     9.3       Conditions Precedent to Drawdowns . . . .. . .  44


10.       POSITIVE COVENANTS
     10.1      Corporate Existence . . . . . . . . . . .. . .  44

     10.2      Financial, Monthly and Other Statements .. . .  45

     10.3      Payment . . . . . . . . . . . . . . . . .. . .  45

     10.4      Ownership . . . . . . . . . . . . . . . .. . .  45

     10.5      Certificates. . . . . . . . . . . . . . .. . .  45

     10.6      Information about Litigation. . . . . . .. . .  46

     10.7      Insurance . . . . . . . . . . . . . . . .. . .  46

     10.8      Notice of Default . . . . . . . . . . . .. . .  46

     10.9      Licences. . . . . . . . . . . . . . . . .. . .  46

     10.10          Information and Inspection . . . . .. . .  46

     10.11          Change of Auditors . . . . . . . . .. . .  47

     10.12          Ratios . . . . . . . . . . . . . . .. . .  47

     10.13          Sale of Eligible Retail Receivables
          etc. . . . . . . . . . . . . . . . . . . . . .. . .  47


11.       NEGATIVE COVENANTS
     11.1      Reorganization. . . . . . . . . . . . . .. . .  48

     11.2      Negative Pledge . . . . . . . . . . . . .. . .  49

     11.3      Subordination Agreement . . . . . . . . .. . .  49


12.       LIMITATIONS ON PAYMENTS
     12.1      Payments in General . . . . . . . . . . .. . .  49

     12.2      Permitted Payments. . . . . . . . . . . .. . .  50


13.       DEFAULT AND ENFORCEMENT
     13.1      Events of Default . . . . . . . . . . . .. . .  51

     13.2      Remedies on Default . . . . . . . . . . .. . .  55

     13.3      Remedies Cumulative . . . . . . . . . . .. . .  55


14.       THE AGENT AND THE ADMINISTRATION OF THE LOANS
     14.1      Authorization . . . . . . . . . . . . . .. . .  56

     14.2      Dealings by Borrowers with Agent. . . . .. . .  56

     14.3      Duties and Obligations of Agent . . . . .. . .  56

     14.4      Agent's Authority to Deal with Borrowers.. . .  58

     14.5      Indemnification . . . . . . . . . . . . .. . .  58

     14.6      Successor Agent . . . . . . . . . . . . .. . .  59

     14.7      Procedure for Loans Other than Bankers'
          Acceptance . . . . . . . . . . . . . . . . . .. . .  59

     14.8      Procedure for Bankers' Acceptances. . . .. . .  60

     14.9      Failure of Lender to Advance Loan . . . .. . .  62

     14.10          Payments in respect of Loans . . . .. . .  62

     14.11          Redistribution of Payments . . . . .. . .  63

     14.12          Other Payments . . . . . . . . . . .. . .  64

     14.13          Action by and Consent of Lenders:
                    Waiver and Amendments. . . . . . . .. . .  65

     14.14          Enforcement. . . . . . . . . . . . .. . .  67

     14.15          Set-off. . . . . . . . . . . . . . .. . .  68

     14.16          Independent Appraisal. . . . . . . .. . .  68

     14.17          Liability of Lenders inter se. . . .. . .  69

     14.18          Several Liability. . . . . . . . . .. . .  69

     14.19          Agency Fees. . . . . . . . . . . . .. . .  69




15.       GENERAL
     15.1      Payment of Expenses . . . . . . . . . . .. . .  69

     15.2      Binding Effect and Assignment . . . . . .. . .  70

     15.3      Benefit of Agreement. . . . . . . . . . .. . .  71

     15.4      Entire Agreement. . . . . . . . . . . . .. . .  71

     15.5      Amendment . . . . . . . . . . . . . . . .. . .  71

     15.6      Waiver. . . . . . . . . . . . . . . . . .. . .  71

     15.7      Communication . . . . . . . . . . . . . .. . .  72

     15.8      Confidentiality . . . . . . . . . . . . .. . .  73

     15.9      Survival of Representations, Warranties and
          Covenants. . . . . . . . . . . . . . . . . . .. . .  74

     15.10          Further Assurances . . . . . . . . .. . .  74

     15.11          Severability . . . . . . . . . . . .. . .  74

     15.12          Time of the Essence. . . . . . . . .. . .  74

     15.13          Governing Law. . . . . . . . . . . .. . .  75

     15.14          Currency of Judgment or Payment. .  . . .  75

     15.15          Foreign Taxes. . . . . . . . . . . .. . .  75

     15.16          Consent to Jurisdiction and Service of
          Process. . . . . . . . . . . . . . . . . . . .. . .  76

     15.17          Interconnection to USD Agreement . .. . .  77

     15.18          Environmental Matters. . . . . . . .. . .  77

     15.19          Execution in Counterparts. . . . . .. . .  78



SCHEDULE A . . . . . . . . . . . . . . . . . . . . . . .
 .CONVERSION NOTICE
SCHEDULE B . . . . . . . . . . . . . . . . . . . . . . . .
 .DRAWDOWN NOTICE
SCHEDULE C . . . . . . . . . . . . . . . . . . . . . . . . . . .
 .GUARANTEE
SCHEDULE D . . . . . . . . . . . . . . . . . . . . . . . .
REPAYMENT NOTICE
SCHEDULE E . . . . . . . . . . . . . . . . . . . . . . . .
 .ROLLOVER NOTICE
SCHEDULE F . . . . . . . . . . . . . . . . . . . . .SUBORDINATION
AGREEMENT
SCHEDULE G . . . . . . . . . . . . . . OUTSTANDING LITIGATION -
SECTION 8.5
SCHEDULE H . . . . . . . . . . . . . . . OPINION OF FASKEN
CAMPBELL GODFREY
SCHEDULE I . . . . . . . . . . . . . . . . . . . OPINION OF DEERE
& COMPANY
SCHEDULE J . . . . . . . . . .OPINION OF TORY TORY DESLAURIERS &
BINNINGTON
SCHEDULE K . . . . . . . . . . . .FORM OF MONTHLY REPORTS -
SECTION 10.2(C)

          THIS LOAN AGREEMENT made as of the 5th day of April,
1995


B E T W E E N :

               JOHN DEERE LIMITED, a corporation
               incorporated under the laws of Canada,

               ("Deere Canada")

                              OF THE FIRST PART;

               - and -

               JOHN DEERE FINANCE LIMITED, a
               corporation incorporated under the
               laws of Canada,

               ("Deere Finance")

                              OF THE SECOND PART;

               (the parties of the First and Second Parts being herein called the "Borrowers")

               - and -

               CANADIAN IMPERIAL BANK OF COMMERCE, ROYAL BANK OF
               CANADA, AND THE TORONTO-DOMINION BANK,

               (collectively the "Lenders")

                              OF THE THIRD PART;

               - and -

               THE TORONTO-DOMINION BANK,

               (the "Agent")

                              OF THE FOURTH PART.

          WHEREAS the Lenders have agreed with the Borrowers to make available to the Borrowers financing by way of a committed revolving loan facility in the aggregate principal amount of up to U.S. $87,500,000, upon and subject to the terms and conditions of this agreement; and

          WHEREAS all necessary resolutions have been passed by the board of directors of each of the Borrowers and all other proceedings have been taken and all conditions have been complied with to authorize the execution and delivery of this agreement and to make the same valid and binding upon each of the Borrowers;

          NOW THEREFORE in consideration of the premises, the parties hereto hereby covenant and agree as follows:


1.        INTERPRETATION

1.1 Definitions. In this agreement and the schedules hereto,

          "Agreement", "this Agreement", "the Agreement, "hereto", "hereof", "herein", "hereby", "hereunder" and similar expressions mean or refer to the whole of this Agreement as amended or restated from time to time and any agreement or instrument supplemental or ancillary hereto or in implementation hereof;

          "Affiliate" means "affiliate" within the meaning of the Business Corporations Act (Ontario) as in force on the effective date hereof;

          "All-in Bankers' Acceptances" and "All-in Bankers'
Acceptance Rate" shall have the meanings attributed thereto in subsection 6.1(c) below;

          "Affiliated USD Bank" means as to each Lender, the USD
Bank set forth opposite its name below:


Lender

Affiliated USD Bank
Canadian Imperial Bank of
  Commerce
Royal Bank of Canada
The Toronto-Dominion Bank
Canadian Imperial Bank of
  Commerce
Royal Bank of Canada
Toronto Dominion (Texas), Inc.

          "BA Branch" means the branch or office designated from time to time in writing to the Agent by each Lender with the consent of the Borrowers (which consent shall not be unreasonably withheld) as the branch or office at which it will accept the Bankers' Acceptances (other than, for greater certainty, All-in Bankers' Acceptances) which it is required to accept hereunder;

          "Banking Day" means any day on which the main branch of the Agent is open for domestic and foreign exchange business in Toronto, Canada, and, in the case of any determination or payment to be made in respect of a LIBOR Loan, in each of London, England and New York, New York, U.S.A., and, in the case of any determination or payment to be made in respect of a USBR Loan, in New York, New York, U.S.A.;

          "Bankers' Acceptances" means drafts of a Borrower drawn in Canadian Dollars and accepted by the Lenders in accordance with the provisions of Article 6 including, for greater certainty, All-in Bankers' Acceptances;

          "Borrower" means each of the Borrowers or either of them, as the context requires, and, when pluralized, means both
Borrowers and for greater certainty includes any Person which becomes a Borrower hereunder pursuant to a Permitted
Reorganization;

          "CEFC" means Canadian Equipment Finance Corporation, a corporation incorporated under the laws of Canada;

          "Canadian Dollars", "Cdn. Dollars" and "Cdn. $" means lawful currency of Canada;

          "Canadian LIBOR" means, in respect of any Interest Period, the rate of interest per annum (calculated on the basis of a 360 day year), as determined by The Toronto-Dominion Bank, rounded upward, if necessary, to the nearest 1/16th of 1%, quoted at approximately 11:00 a.m. (Toronto time) on the day which is two Banking Days prior to the first day of that Interest Period, at which it may make deposits available to prime lending banks in freely exchangeable currencies, including Canadian Dollars and U.S. Dollars, in an amount substantially equal to the amount of the Canadian LIBOR Loan made by the Lenders to which such Interest Period applies in the London Interbank Eurodollar market for a period equal to such Interest Period; provided that if quotes for deposits for currencies other than Canadian Dollars are obtained, Canadian LIBOR shall be determined by adding to the quote the sum of the cost of converting the quoted currency into Canadian Dollars and fully hedging the principal amount of such deposits and all interest thereon for the applicable Interest Period.

          "Canadian LIBOR Loan" means at any particular time any loan on which interest is then calculated by reference to Canadian LIBOR;

          "Capital Lease" means any lease of property, real or personal (other than any lease of business premises), in respect of which the present value of the minimum rental commitment is required, in accordance with Historical GAAP, to be capitalized in the balance sheet of the lessee;

          "Committed USD Loan" means a "Committed Rate Loan" under the USD Agreement;

          "Commitment" in the case of each Lender hereunder means, at any time, the amount, from time to time, of the "Commitment" of such Lender's Affiliated USD Bank under the USD Agreement, as reduced, pursuant to Section 2.7, Section 4.3,
Section 5.4 or Section 15.15 below;

          "Commitment Ratio" in the case of each Lender hereunder means, from time to time, the ratio obtained when that Lender's
Commitment is divided by the Credit Facility Amount;

          "Committed Global Exposure" means, with respect to any Lender, at any particular time, an amount equal to the sum of (a) the aggregate unpaid principal amount at such time of all Committed USD Loans made by such Lender's Affiliated USD Bank, and (b) the Equivalent Amount in U.S. Dollars of the aggregate unpaid principal amount of all Loans made by such Lender (other than Excluded Loans made by such Lender);

          "Conversion" means a conversion of a Loan under
Section 2.11;

          "Conversion Date" means the date notified to the Agent by the Borrower in accordance with Section 2.11 as being the date on which the Borrower has elected to convert one type of Loan into another type of Loan and which shall be a Banking Day;

          "Conversion Notice" means a notice substantially in the form of Schedule A hereto to be given to the Agent by the Borrower pursuant to Section 2.11;

          "Credit Facility" means the credit facility in the maximum principal amount of U.S. $87,500,000 which is being extended by the Lenders to the Borrowers hereunder;

          "Credit Facility Amount" means at any time the aggregate amount of the Commitments at such time but not in excess of U.S. $87,500,000;

          "Deere Capital" means John Deere Capital Corporation, a corporation incorporated pursuant to the laws of the State of Delaware, U.S.A., and its successors and assigns which are permitted under the USD Agreement;

          "Deere Group" means (i) Deere Canada and (ii) Deere Finance and (iii) any Subsidiary of Deere U.S., provided that such Subsidiary: (A) is incorporated under the laws of Canada or a Province thereof, (B) carries on a business which is, in the opinion of the Borrowers acting reasonably, substantially similar to the business, or a significant part thereof, carried on at the date hereof by Deere U.S., Deere Canada or Deere Finance or their respective Affiliates, (C) carries on and will carry on its business substantially in Canada, and (D) has become a Guarantor; provided that no Person shall become a member of the Deere Group if, immediately after such Person became a member of the Deere Group, a Default or Event of Default would exist hereunder; provided, further, that a member of the Deere Group which is party to a Permitted Reorganization shall continue to be such a member; and, provided, however, that for greater certainty there shall be excluded from the Deere Group any Guarantor specified in the proviso to Section 13.1 hereof and any Guarantor with respect to which a notice has been given pursuant to the proviso in the definition of "Guarantor";

          "Deere U.S." means Deere & Company, a corporation incorporated pursuant to the laws of the State of Delaware, U.S.A., and its successors and assigns which are permitted under the USD Agreement;

          "Default" means an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default;

          "Designated Branch" means the branch or office of the Agent designated from time to time by the Agent with the consent of the Borrowers (which consent shall not be unreasonably withheld) as the branch or office at which it will make funds available to the Borrowers pursuant to subsection 14.7(c) or such other branch or branches or office or offices of the Agent as the Borrowers and the Agent may agree to;

          "Drawdown" means a drawdown of a Prime Rate Loan, LIBOR
Loan or USBR Loan or the acceptance of a Bankers' Acceptance
(other than an All-in Bankers' Acceptance) under the Credit
Facility;

          "Drawdown Date" means the date on which a Drawdown is made by a Borrower pursuant to the provisions of Article 2 and which shall be a Banking Day;

          "Drawdown Notice" means a notice substantially in the form of Schedule B hereto to be given to the Agent by the Borrower pursuant to Section 2.5;

          "Eligible Inventory" means, at any particular time, the value of the respective inventories owned by any member of the Deere Group of finished goods, work-in-process and raw materials, existing at that time and determined in accordance with Historical GAAP, provided, however, that none of the following categories of inventory shall be taken into account in determining Eligible Inventory:

          (i) any inventory which is consigned to a member of the Deere Group by any Person other than a member of the Deere Group;

          (ii) any inventory which is subject to a title retention agreement in favour of the vendor thereof if not a member of the Deere Group;

          (iii) any inventory situate outside Canada other than inventory consigned by a member of the Deere Group to an Affiliate of such member of the Deere Group in the United States;

          (iv) any inventory which is subject to any Mortgage;
               and

          (v) any inventory referred to in the proviso to clause 12.1(b)(i);

provided that, for greater certainty, no inventory shall be included above if the proceeds of sale, rental or lease thereof are included in Eligible Retail Receivables or Eligible Wholesale
Receivables;

          "Eligible Retail Receivables" means, at any particular time, the aggregate outstanding balances, net of deferred finance income and allowance for credit losses, of all retail receivables owned by any member of the Deere Group representing unconditional obligations to pay, arising from sales, rentals or leases by a dealer or other Person in the ordinary course of its business and, from and after the time a Person becomes a member of the Deere Group, in accordance in all material respects with the established credit policies of the Deere Group as they exist at the effective time of this agreement, except as such policies may be amended in any material respect by the Deere Group with the written consent of the Majority Lenders, not to be unreasonably withheld (provided that any Lender which fails to disapprove in writing any such amendment within 30 days after having received written notice from the Borrowers of such amendment shall be deemed to have consented to any such amendment), as such receivables exist at that time and as determined in accordance with Historical GAAP, provided, however, that in no event shall the outstanding balance of any receivable be taken into account in determining Eligible Retail Receivables if:

          (i) at that time any amount owing pursuant to the relevant receivable is overdue by more than 90 days or, if at any time in the past any amount owing thereon was overdue by more than 90 days, the receivable has at no time since that time been made current;

          (ii) at any time the receivable has been extended or refinanced if and to the extent that the aggregate outstanding balance of all such receivables so extended or refinanced outstanding at that time exceeds Cdn. $10,000,000;

          (iii) the sale, rental or lease represented by the receivable was to a debtor, renter or lessee outside of Canada (other than a debtor, renter or lessee resident in the United States which purchases, rents or leases from a Canadian dealer in the ordinary course of the dealer's business) or is denominated in a currency other than Canadian currency;

          (iv) the receivable is subject to any Mortgage or is or has been part, and in any manner remains subject to the provisions, of a transaction described in clause (xv) of the definition of "Permitted
               Encumbrances"; and

          (v) the receivable is of the type referred to in the proviso to clause 12.1(b)(i);

          "Eligible Wholesale Receivables" means, at any particular time, the aggregate outstanding balances, net of deferred finance income and allowance for credit losses, of all wholesale receivables owned by any member of the Deere Group representing unconditional obligations to pay, arising out of sales, rentals or leases by a member of the Deere Group to dealers or other Persons in the ordinary course of its business, existing at that time and as determined in accordance with Historical GAAP, subject to the exclusions set forth in clauses (i), (iii), (iv) and (v) of the immediately preceding definition and provided that no amount included in the definition of Eligible Retail Receivables shall be included hereunder;

          "Equivalent Amount" means, on any date, the equivalent amount in Canadian Dollars or U.S. Dollars, as the case may be, after giving effect to a conversion of a specified amount of Canadian Dollars to U.S. Dollars or of U.S. Dollars to Canadian Dollars, as the case may be, at the Exchange Rate on that date;

          "Event of Default" has the meaning set out in
Article 13 hereof;

          "Excess" has the meaning set out in Section 2.12;

          "Exchange Rate" on any date means the rate of exchange on that date for converting Canadian Dollars into U.S. Dollars or U.S. Dollars into Canadian Dollars, as the case may be, quoted as the offering rate for wholesale transactions by the Agent at approximately noon (Toronto time) on such date;

          "Excluded Loan" with respect to any Lender means a Fixed Rate Loan or an All-in Bankers' Acceptance made by such Lender which such Lender has, pursuant to section 2.8(b) or 6.1(c), as the case may be, elected to exclude for the purpose of calculating usage of such Lender's Commitment;

          "Federal Funds Rate" means, for any day, the rate on that day for federal funds or, if such date is not a Banking Day, the next preceding Banking Day, opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated as "H.15 (519)" (or any successor publication) published by the Board of Governors of the Federal Reserve System or if such rate is not so published for such date, the average of the quotations for such day on such transactions received by the Agent from three Federal Funds dealers of recognized standing selected by it;

          "Financial Statements" means with respect to Deere U.S., the financial statements for each fiscal period of Deere U.S. prepared in accordance with generally accepted accounting principles applied on a consistent basis (unless otherwise noted); with respect to each member of the Deere Group, the financial statements for each fiscal period of such member prepared in accordance with generally accepted accounting principles applied on a consistent basis (unless otherwise noted); and with respect to the Deere Group, a consolidated income statement and balance sheet as at the end of each fiscal period which, in the case of the balance sheet, combines on a line by line basis the assets, liabilities and shareholders' equity of each member of the Deere Group, as determined from the balance sheets contained in the financial statements of each member of the Deere Group prepared as at the end of such fiscal period, after elimination of any accounts pertaining to an investment in any Person which is not a member of the Deere Group and of any inter-corporate accounts existing as at such date between any members of the Deere Group but including the accounts pertaining to an investment in any Person not a member of the Deere Group, eliminated as aforesaid, by way of investment only; provided that such financial statements, except in the case of the Deere Group, shall be comprised of a balance sheet as at the end of such fiscal period, a statement of operations and a statement of changes in financial position for such fiscal period then ended, and shall in the case of any financial statements for a fiscal year (other than with respect to the Deere Group), be audited, and shall in the case of any income statement and balance sheet for a fiscal year for the Deere Group be unaudited and accompanied by a reconciliation statement and, if requested by the Majority Lenders, also accompanied by a review of such income statement, balance sheet and reconciliation statement by the auditors of Deere Canada;

          "Fixed Rate Loan" means a loan which bears a rate of interest fixed in accordance with subsection 2.8(a);

          "Guarantees" means guarantees, substantially in the form of Schedule C hereto, in favour of the Lenders, whereby the repayment of all amounts owing pursuant to this agreement by each Borrower to the Lenders is guaranteed by the other Borrower and by the Guarantors and, if any such guarantee is amended and/or confirmed, means such guarantee as so amended and/or confirmed;

          "Guarantor" means a Subsidiary of Deere U.S. which meets the requirements of clauses (A) to (C) inclusive of the definition of the Deere Group and which has provided to the Lenders a Guarantee together with an opinion of Fasken Campbell Godfrey or other counsel acceptable to the Agent, applicable to such Subsidiary, in respect of the matters set out in Sections 8.1 to 8.4, inclusive and Section 10.4 (insofar as that Section requires that each member of the Deere Group be directly or indirectly wholly owned by Deere U.S.); provided, however, that Deere Canada may at any time and from time to time change the status of a Guarantor (other than Deere Canada and Deere Finance) to a Person not a member of the Deere Group, if Deere Canada gives written notice of such change in status to the Agent as soon as is reasonably possible given the particular circumstances and if (i) some or all of the shares of such Guarantor are, or will be sold to a Person who is not, directly or indirectly, a Subsidiary or an Affiliate of Deere U.S., and
(ii) such change in status would not immediately thereafter result in, or give rise to, the occurrence of a Default or an Event of Default resulting solely pursuant to Section 10.12 hereof, and, thereafter, upon the date which is the date of completion of the transaction contemplated by clause (i) above, such Guarantor shall cease to be a Guarantor and a member of the Deere Group for all purposes of this Agreement and the Guarantee of such Guarantor shall be terminated; and "Guarantors" means all such Persons. For greater certainty, the term Guarantor shall include a Person which becomes a Guarantor pursuant to a Permitted Reorganization;

          "Historical GAAP" means the generally accepted accounting principles set out in the first sentence of
Section 1.4 hereof as of October 31, 1994;

          "Indebtedness" of the Deere Group means, at any particular time, the aggregate amount of all indebtedness and liabilities of the Deere Group which would, in accordance with Historical GAAP, be reflected on the balance sheet of the Deere Group if the Financial Statements of the Deere Group were prepared at that time, together with, without duplication:

          (i) all indebtedness guaranteed, directly or indirectly, in any manner by any member of the Deere Group or endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted with recourse but only to the extent of the amount of recourse if such recourse is limited in amount;

          (ii) all indebtedness in effect guaranteed, directly or indirectly, by any member of the Deere Group through an agreement contingent or otherwise

               (A) to purchase such indebtedness or to advance or supply funds for the payment or purchase of such indebtedness, or

               (B) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies, or to purchase or sell transportation or services, primarily for the purpose of enabling the debtor to make payment of such indebtedness or to assure the owner of such indebtedness against loss, regardless of the delivery or non-delivery for any reason of the property, products, materials or supplies or the furnishing or non-furnishing for any reason of the transportation or services, or

               (C)  to make any loan, advance, capital
                    contribution to or other investment in the debtor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition or to provide funds for the payment of any liability, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the debtor;

          (iii) all indebtedness incurred by any joint venture, partnership or similar Person for which any member of the Deere Group is liable but only to the extent of the amount of such liability if such liability is limited;

          (iv) all indebtedness, including financing lease obligations of any member of the Deere Group created or arising under any conditional sales agreement or other title retention agreement or under any Capital Lease, provided that if the rights and remedies of the seller or lender or lessor under such agreement or lease in the event of the default are limited to repossession or sale of property, such indebtedness shall be deemed to be in an amount equal to the lesser of (A) the amount of such indebtedness and (B) the book value of such property; and

          (v) all indebtedness secured by any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in property owned by any member of the Deere Group, even though such member of the Deere Group has not assumed or become liable for the payment of such indebtedness, provided that, if such member of the Deere Group has not made such assumption or so become liable, such indebtedness shall be deemed to be an amount equal to the lesser of (A) the amount of such indebtedness and (B) the book value of such property;

including, for greater certainty, the aggregate principal amount of Loans outstanding hereunder, but, for greater certainty, after elimination of any such indebtedness or liabilities existing between members of the Deere Group. In computing the Indebtedness of any members of the Deere Group, there shall be excluded any particular indebtedness if, upon or prior to the maturity thereof, there shall have been irrevocably deposited with the proper depository in trust the necessary funds (or evidences of other indebtedness, or other securities, if permitted by the instrument creating such indebtedness) for the payment, redemption or satisfaction of such indebtedness, and such funds and evidences of indebtedness or other securities so deposited shall not be included in any computation of the assets of such member of the Deere Group made for purposes of this agreement;

          "Initial Borrowing Date" means the date on which the first Loan is made by the Lenders hereunder;

          "Interest Payment Date" means,

          (i) with respect to each Prime Rate Loan or USBR Loan, the twenty-first day of each calendar month during each Interest Period (or, if such twenty-first day is not a Banking Day, the Banking Day next following such twenty-first day) and the last day of each Interest Period, and

          (ii) with respect to each LIBOR Loan, the last day of each Interest Period and, if any Interest Period is longer than three months, also means the last Banking Day of each three month period during such Interest Period.

          "Interest Period" means,

          (i) with respect to each Prime Rate Loan or USBR Loan, the period commencing on the Drawdown Date or Conversion Date of such Loan and terminating on the date selected by the Borrower hereunder for the Conversion of such Loan into another type of Loan or the repayment of such Loan,

          (ii) with respect to each Bankers' Acceptance other than an All-in Bankers' Acceptance, the period selected by the Borrower hereunder and being of a duration of not less than 30 and not more than 365 days, commencing on the Drawdown Date, Rollover Date or Conversion Date of such Loan, and

          (iii) with respect to each LIBOR Loan, the period selected by the Borrower and being of a duration of not less than 30 days and not more than three years, or such other period as the Lenders may agree to in writing from time to time, subject in all cases where duration is in excess of six months to the Majority Lenders being able to provide funds on that basis;

provided that in all cases the last day of each Interest Period shall be also the first day of the next Interest Period and further provided that the last day of each Interest Period shall be a Banking Day and if the last day of an Interest Period selected by the Borrower is not a Banking Day, the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next following the last day of the Interest Period otherwise selected unless, in the case of LIBOR Loans only, such next following Banking Day falls in the next calendar month in which event the Borrower shall be deemed to have selected an Interest Period the last day of which is the Banking Day next preceding the last day of the Interest Period otherwise selected;

          "Lenders" means the banks which are signatories hereto, so long as there is any indebtedness owed to them, or they have any obligation, hereunder, and any financial institution which becomes a party hereto as a "Lender" and "Lender" means any one of them;

          "LIBOR Loan" means a Canadian LIBOR Loan or a
U.S. LIBOR Loan;

          "Loan" means a Prime Rate Loan, USBR Loan, Bankers' Acceptance, LIBOR Loan or Fixed Rate Loan made pursuant to the Credit Facility and which, when used in the context of principal amount of Loans, shall include the principal amount of outstanding Loans other than Bankers' Acceptances and the aggregate face amount of all outstanding Bankers' Acceptances;

          "Loan Termination Date" means in the case of each Lender hereunder the "Termination Date" under the USD Agreement applicable to such Lender's Affiliated USD Bank, as the same may be amended, extended or abridged from time to time pursuant to the USD Agreement or, in the event such Lender's Affiliated USD Bank becomes an "Objecting Bank" within the meaning of the USD Agreement the "Commitment Expiration Date" applicable to such Affiliated USD Bank;

          "Majority Lenders" means, at any time, Lenders the Commitments of which are in the aggregate at least 55% of the Credit Facility Amount at that time;

          "Mortgage" means any mortgage, hypothec, title retention, charge, security interest, pledge, lien or other encumbrance;

          "Net Worth" of the Deere Group means, subject to the provisions of Section 13.1, at any particular time, the aggregate of the (i) issued capital, (ii) retained earnings, (iii) surplus (earned or contributed) and (iv) Subordinated Indebtedness less
(v) deficit, all of which would, in accordance with Historical GAAP, be reflected on the balance sheet of the Deere Group if Financial Statements of the Deere Group were prepared at that time, after deducting all amounts which would be reflected on such balance sheet on account of (vi) minority interests,
(vii) goodwill and (viii) intangible assets, but eliminating any duplication in the calculation thereof resulting from intercompany accounts;

          "Permitted Encumbrances" means:

          (i)  Mortgages in existence on the date hereof;

          (ii) Mortgages on any property acquired, constructed or improved by a Borrower or a Guarantor after the date of this Agreement which are created or assumed contemporaneously with, or within 120 days after, such acquisition, construction or improvement to secure or provide for the payment of all or any part of the cost incurred for the acquisition, construction or improvement after the date of this agreement, or (in addition to Mortgages contemplated by clauses (iii), (iv) and
               (v) below) Mortgages on any property existing at the time of acquisition thereof; provided that such Mortgages shall not apply to any property theretofore owned by a Borrower or a Guarantor other than, in the case of any such construction or improvement, any theretofore unimproved real property on which the property so constructed, or the improvement, is located;

          (iii) Mortgages on the property of a corporation at the time of its amalgamation with a Borrower or a Guarantor or on the assets of a Person substantially all of the assets of which are acquired by a Borrower or a Guarantor;

          (iv) Mortgages on property of a corporation existing at the time such corporation becomes a Guarantor;

          (v) Mortgages to secure Indebtedness of a Guarantor to a Borrower or to another Guarantor;

          (vi) Mortgages in favour of any Canadian federal, provincial or municipal government, or any department, agency or instrumentality or political subdivision of any such Canadian federal, provincial or municipal government, to secure partial, progress, advance or other payments pursuant to any contract or statute;

          (vii) Mortgages given on fixed assets or other physical properties hereafter acquired to secure all or part of the purchase or lease price thereof (including, for greater certainty, Capital Leases) or the acquiring hereafter of such assets or properties subject to any existing Mortgage securing Indebtedness (whether or not assumed);

          (viii) easements, liens, franchises or other minor encumbrances on or over any real property which do not materially detract from the value of such property or its use in the business of the Deere Group;

          (ix) any deposit or pledge of assets (A) with any surety company or clerk of any court, or in escrow, as collateral in connection with, or in lieu of, any bond on appeal from any judgment or decree against a Borrower or a Guarantor, or in connection with other proceedings or actions at law or in equity by or against a Borrower or a Guarantor, or (B) as security for the performance of any contract or undertaking not directly or indirectly related to the borrowing of money or the securing of Indebtedness, if made in the ordinary course of business, or (C) with any governmental agency, which deposit or pledge is required or permitted to qualify a Borrower or a Guarantor to conduct business, to maintain self-insurance, or to obtain the benefits of any law pertaining to worker's compensation, unemployment insurance, old age pensions, social security or similar matters, or (D) made in the ordinary course of business to obtain the release of mechanics', workmen's, repairmen's, warehousemen's or similar liens, or the release of property in the possession of a common carrier;

          (x) liens for taxes and governmental charges not yet due or contested by appropriate proceedings in good faith; landlord's liens on property held under lease; and any other liens of a nature similar to those hereinabove described in this clause (x) which do not, in the opinion of the relevant Borrower or Guarantor, materially impair the use of such property in the operation of the business of such relevant Borrower or Guarantor or its Subsidiaries or the value of such property for the purposes of such business;

          (xi) Mortgages existing on property acquired by a Borrower or a Guarantor through the exercise of rights arising out of defaults on receivables acquired in the ordinary course of business;

          (xii) judgment liens, so long as the finality of such judgment is being contested in good faith and execution thereon is stayed;

          (xiii)    Mortgages which in the aggregate do not
                    exceed 5% of the Net Worth of the Deere
                    Group;

          (xiv) any deposit or pledge of monies (or evidence of other indebtedness or securities) with the proper depository for the payment, redemption or satisfaction of Indebtedness of a Borrower or a Guarantor prior to the maturity of such Indebtedness so as to satisfy and discharge such Indebtedness to the extent of such deposit or pledge;

          (xv) any transaction characterized as a sale of receivables (retail or wholesale) but reflected as secured Indebtedness on a balance sheet in conformity with generally accepted accounting principles; and

          (xvi) Mortgages for the purpose of extending, renewing or replacing in whole or in part Indebtedness secured by any Mortgage referred to in the foregoing clauses (i) to (xv), inclusive, or in this clause (xvi), provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to all or part of the property which secured the Mortgage so extended, renewed or replaced (plus improvements on such property);

          "Permitted Reorganization" means a transaction permitted pursuant to the provisions of Section 11.1 hereof;

          "Person" means an individual, a partnership, a firm, a corporation, a trust, an unincorporated organization or a government or any agency or political subdivision thereof;

          "Prime Rate" means the greater of: (i) prime lending rate of interest expressed as a rate per annum which the Agent establishes from time to time at its principal office in Toronto, Ontario as the reference rate of interest in order to determine the interest rate it will charge for loans in Canadian Dollars to its Canadian customers and (ii) the 30 day bankers' acceptance rate of the Agent as quoted on the Reuters screen, Canadian dollar CDOR page, determined as of 10:00 a.m. Toronto time on the relevant day, plus 1/2 of 1%;

          "Prime Rate Loan" means a loan with respect to which the rate of interest is determined by reference to the Prime
Rate;

          "Pro Rata" means, in respect of any particular Lender at any particular time:

          (i) in the case of Drawdowns (including, as provided in the proviso to this definition, any Drawdowns which are deemed thereby to have occurred for the purposes of this definition only on a Conversion or Rollover), and for the purposes of
               Section 14.12, subject, with respect to Bankers' Acceptances to the rounding provided in subsection 6.1(d), the proportion that the Unutilized Commitment of that Lender at that time is of the total Unutilized Commitments of all Lenders at that time;

          (ii) in the case of any repayment or prepayment
               (including, as provided in the proviso to this definition, any repayment which is deemed thereby to have occurred for the purposes of this definition only on a Conversion or Rollover), the proportion that:

               (A) in the case of Prime Rate Loans and USBR Loans, the total amount of Prime Rate Loans or USBR Loans, as the case may be, of that Lender at that time is of the total Prime Rate Loans or USBR Loans, as the case may be, of all Lenders at that time; and

               (B) in the case of Canadian LIBOR Loans, U.S. LIBOR Loans and Bankers' Acceptances, the total amount of Canadian LIBOR Loans, U.S. LIBOR Loans or Bankers' Acceptances, as the case may be, of equivalent Interest Periods and maturing on a particular repayment date of that Lender is of the total such Canadian LIBOR Loans, U.S. LIBOR Loans or Bankers' Acceptances, as the case may be, of all Lenders at that time (excluding, in the case of Bankers' Acceptances, All-in Bankers' Acceptances);

provided that (I) in applying this definition to a Conversion or a Rollover, there shall, in all cases, be deemed for the purposes of this definition only to be a repayment of the outstanding Loan followed by a Drawdown of the Loan into which such outstanding Loan is being converted or rolled over and (II) the aforesaid formula shall not apply in respect of the repayment of Bankers' Acceptances prior to their maturity as hereinafter in
Section 2.13 provided and in which circumstances Pro Rata shall mean repayment of the entire face amount of the relevant Bankers' Acceptances of each Lender;

          "Repayment Notice" means a notice substantially in the form of Schedule D hereto to be given to the Agent by a Borrower pursuant to Section 2.13;

          "Rollover" means a rollover of a Loan pursuant to
Section 2.10 or Section 6.1;

          "Rollover Date" means the date of commencement of a new
Interest Period applicable to a Loan which has been rolled over pursuant to Section 2.10 or Section 6.1;

          "Rollover Notice" means a notice substantially in the form of Schedule E hereto to be given to the Agent by a Borrower pursuant to Section 2.10 or 6.1;

          "Subordinated Indebtedness" means Indebtedness of the Deere Group excluding, for greater certainty, indebtedness or liabilities existing between members of the Deere Group, which, in the case of Indebtedness to Deere U.S. is governed by the Subordination Agreement and in the case of all other Indebtedness is governed by an agreement that by its terms prohibits payment of the principal thereof, interest thereon and any other amount in respect thereof (including any payment upon any distribution of assets of such member of the Deere Group in the event of any winding-up or liquidation or dissolution thereof, whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities thereof or otherwise), until all amounts owing in respect of the Credit Facility have been paid in full and all obligations of the Lenders hereunder have been terminated, except such payments as occur other than at a time
(i) when a Default involving a breach of Section 10.12 or of any covenant pertaining to reporting in respect of Section 10.12 or which would, with the passage of time, become an Event of Default pursuant to subsections 13.1(a), (b), (f) or (i) hereof, or an Event of Default, exists hereunder, or (ii) when, after giving effect to such payment, such a Default or an Event of Default would exist hereunder; provided, however, that such agreement may provide that any such payment may be made notwithstanding such a Default if it has been in existence for more than six months without the Agent having notified the Borrowers thereof pursuant to subsection 13.1(d) and notwithstanding an Event of Default which has been in existence for more than six months without the Lenders having taken any action pursuant to Section 13.2 in respect thereof; provided, further, that such agreement may provide that any such payment may be made notwithstanding the existence of such a Default or a resulting Event of Default for more than six months after the occurrence of such Default unless within such six-month period the Agent has notified the Borrowers as aforesaid and the Lenders have taken action pursuant to
Section 13.2 in respect of such Event of Default;

          "Subordination Agreement" means the agreement between Deere U.S. and the Lenders substantially in the form of Schedule F hereto and if such agreement is amended and/or confirmed means such agreement as amended and/or confirmed;

          "Subsidiary" means subsidiary as that term is used within the meaning of the Business Corporations Act (Ontario), as in force on the effective date hereof;

          "USBR" means, at any time, the greater of:

     (a) the annual rate of interest which the Agent establishes at its principal office in Toronto as the reference rate of interest in order to determine interest rates it will charge at such time for demand loans in U.S. Dollars made to its customers in Canada; and

     (b) the Federal Funds Rate quoted from time to time plus 1/2% per annum,

such rate to be adjusted automatically and without necessity of notice to the Borrowers upon each change to such rate;

          "USBR Loan" means any loan on which interest is then calculated by reference to USBR;

          "U.S. Dollars" and "U.S. $" means such coin or currency of the United States of America as at the time of payment or determination shall be legal tender therein for the payment of public or private debts;

          "USD Agent" means Chemical Bank and its successors and assigns as the administrative agent of the USD Banks under the USD Agreement;

          "USD Agreement" means the U.S. $500,000,000 Credit
Agreement dated as of April 5, 1995 among the USD Borrowers, certain financial institutions, the USD Agent and other agents, as in effect from time to time;

          "USD Bank" means each "Bank" (as defined in the USD
Agreement) under the USD Agreement;

          "USD Borrowers" means Deere U.S. and Deere Capital under the USD Agreement;

          "USD Loan" means each "Loan" (as defined in the USD
Agreement) under the USD Agreement made by an Affiliated USD
Bank;

          "U.S. LIBOR" means, in respect of any Interest Period, the rate of interest per annum (calculated on the basis of a 360 day year) determined by The Toronto-Dominion Bank, rounded upward, if necessary, to the nearest 1/16th of 1%, quoted at approximately 11:00 a.m. (Toronto time) on the day which is two Banking Days prior to the commencement of that Interest Period, at which it may make deposits available to prime lending banks in U.S. Dollars in an amount substantially equal to the amount of the U.S. LIBOR Loan made by the Lenders to which such Interest Period applies in the London Interbank Eurodollar Market for a period equal to such Interest Period;

          "U.S. LIBOR Loan" means any loan on which interest is then calculated by reference to U.S. LIBOR;

          "Unutilized Commitment" in respect of any Lender at any particular time means the positive amount, if any, obtained when there is subtracted from the amount of that Lender's Commitment the total of: (i) the Equivalent Amount of the principal amount outstanding of Loans made by such Lender hereunder other than Excluded Loans made by such Lender; and (ii) the total amount of Committed USD Loans made by the Affiliated USD Bank of such Lender under the USD Agreement;

1.2 Computation of Time Period. Except to the extent otherwise expressly provided, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding".

1.3 General Interpretation. Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing gender shall include masculine, feminine and neuter genders.

1.4 Generally Accepted Accounting Principles. Except to the extent otherwise expressly provided, references to "generally accepted accounting principles" mean, for all principles stated from time to time in the Handbook of the Canadian Institute of Chartered Accountants, such principles so stated. It is hereby otherwise expressly provided that "generally accepted accounting principles" in respect of Deere U.S. mean generally accepted accounting principles in the United States of America.

1.5 Actions on Days Other than Banking Days. Except to the extent otherwise expressly provided, where any payment is required to be made or any other action is required to be taken on a particular day and such day is not a Banking Day and, as a result, such payment cannot be made or action cannot be taken on such day, then this Agreement shall be deemed to provide that payment shall be made or such action shall be taken on the first Banking Day after such day. If the payment of any amount is deferred for any period under this Section 1.5, then such period shall, unless otherwise provided herein, be included for purposes of the computation of any interest payable hereunder.

1.6 Headings and Table of Contents. The division of this agreement into Articles and Sections and the insertion of headings and a table of contents are for the convenience of reference only and shall not affect the interpretation of this agreement.

1.7 Dollars. Unless otherwise indicated, all dollar amounts set out herein are in Canadian Dollars.

1.8 Effective Date or Time. For all purposes hereof, unless expressly otherwise indicated, the effective time or date of this Agreement shall be April 5, 1995 and, for greater certainty, the word "future" shall be defined by reference to such date.


2.        CREDIT FACILITY

2.1 Establishment. The Lenders hereby establish for the Borrowers on the terms and conditions set forth herein the Credit Facility, in the maximum aggregate principal amount of U.S. $87,500,000, to be advanced by way of Loans. The Borrowers may borrow, prepay (in whole or in part), reborrow or repay in such proportions between them as they may determine and the Lenders may lend to either Borrower as hereinafter provided without the concurrence of or notice to the other Borrower.

2.2 Purposes. The Credit Facility is being made available to the Borrowers to enable them to finance their or their Subsidiaries' respective retail, lease and wholesale receivables and inventory and to support their or their Subsidiaries' respective commercial paper programs and for general corporate purposes (including financing the acquisition of shares and/or assets of corporations and other Persons otherwise permitted hereunder but excluding any such acquisition which constitutes a takeover bid within the meaning of the Securities Act (Ontario) if such bid is opposed by the board of directors of the Person to be acquired).

2.3 Manner of Borrowing. Subject to the terms and conditions hereof, each of the Borrowers may in Canadian Dollars make Drawdowns under the Credit Facility of Prime Rate Loans, Canadian LIBOR Loans, Fixed Rate Loans and Bankers' Acceptances and may in U.S. Dollars make Drawdowns under the Credit Facility of U.S. LIBOR Loans, USBR Loans and Fixed Rate Loans. Each of the Borrowers shall have the option, subject to the terms and conditions hereof, to determine which types of Loans shall be drawn down and in which combinations or proportions.

2.4       Drawdown, Conversion and Rollover Restrictions.
Drawdowns, Conversions and Rollovers, and other actions taken, under the Credit Facility shall be subject to the following restrictions:

     (a) each Drawdown shall be in a minimum principal amount of Cdn. $5,000,000 or U.S. $5,000,000, as the case may be, and Drawdowns in excess thereof shall be in integral multiples of Cdn. $1,000,000 or U.S. $1,000,000, as the case may be;

     (b) in the case of a LIBOR Loan, Drawdowns, Conversions and Rollovers may only be made upon the Lenders' prior favourable determination with respect to the matters referred to in Article 5;

     (c) except as otherwise provided herein, no Interest Period applicable to a Lender shall extend beyond the second anniversary of the Loan Termination Date for such Lender;

     (d) in no event shall any Drawdown be made or other action taken hereunder which causes:

          (i) the amount of the Committed Global Exposure of any Lender, after giving effect to any concurrent payment and/or borrowing under this Agreement or the USD Agreement to exceed such Lender's
               Commitment; or

          (ii) the aggregate outstanding principal amount of USD Loans under the USD Agreement plus the aggregate Equivalent Amount in U.S. Dollars of all Loans hereunder to exceed the Credit Facility Amount; and

     (e) in the case of LIBOR Loans, after giving effect to any Drawdown, Conversion or Rollover, there shall not be at any one time more than six different Interest Periods applicable to outstanding LIBOR Loans hereunder.

2.5 Drawdown Notice. A Borrower may at any time and from time to time make a Drawdown under the Credit Facility, subject to the terms and conditions hereof, upon delivering a Drawdown Notice with respect to a specified type or types of Loan to the
Agent:

     (a) in the case of any Prime Rate Loan, USBR Loan or Bankers' Acceptance (other than an All-in Banker's Acceptance), not later than 10:00 a.m. (Toronto time) on the Banking Day which is two Banking Days prior to the day on which the Loan is to be advanced; and

     (b)  in the case of a LIBOR Loan, not later than 3:00 p.m.
          (Toronto time) on the Banking Day which is three
          Banking Days prior to the Banking Day on which the Loan is to be advanced.

2.6 Irrevocability. The giving of a Drawdown Notice, Rollover Notice or Conversion Notice by a Borrower hereunder shall, except as hereinafter provided, be irrevocable. In the event that the Borrower wishes to revoke any such Notice, the Lenders may at their sole option accept such revocation and require the Borrower to pay to the Lenders such additional amount as is specified in and in accordance with Section 7.2.

2.7 Cancellation or Reduction of Credit Facility or Commitments. The Borrowers acting together may at any time, upon giving at least three Banking Days prior notice to the Agent, cancel in full the Credit Facility or, from time to time, reduce the Credit Facility Amount and, if the Credit Facility Amount is so reduced, the Commitments of each of the Lenders shall be reduced pro rata based upon the respective Commitment Ratios of the Lenders provided, however, that in no event shall the Credit Facility Amount be reduced below the Equivalent Amount in U.S. Dollars of the aggregate principal amount of the Loans outstanding hereunder.

2.8       Fixed Rate Loans.

     (a) Subject to the Lender's availability of funds, as to which the Lender's decision shall be final and conclusive, and to the proposed term not causing the relevant repayment date to occur after the Loan Termination Date (unless otherwise agreed by the Lender), any Borrower may request any Lender, upon at least five Banking Days' prior written notice, to make available a Fixed Rate Loan in either Canadian or U.S. Dollars. Such notice shall set forth the desired currency, the proposed drawdown date, the proposed term of such Loan and the proposed Loan amount (which shall in no event be less than Cdn. $1,000,000 or the Equivalent Amount). Any Fixed Rate Loan shall be made available at the sole and absolute discretion of the Lender, upon terms (including the rate of interest, interest payment dates, repayment schedule and prepayment privileges) acceptable to such Lender and as agreed to by such Borrower. Notwithstanding that Lenders are in no way committed to make Fixed Rate Loans hereunder, it is intended that, when requested to do so, a Lender will use reasonable efforts to quote terms for such a Loan based on the costs and charges to such Lender in raising offsetting deposits in an amount substantially equal to and for the term of the proposed Fixed Rate Loan together with all other costs and charges (excluding internal costs and charges) incidental thereto including, without limitation, primary, secondary or other reserves, withholding taxes, stamp taxes and the costs of establishing any hedging contracts considered necessary by the Lender. Any such borrowing shall not be subject to the provisions of Article 14 hereof which require that Loans be made by all Lenders on the pro rata basis specified therein. Notice of any such proposed loan and the actual making thereof shall be given by the Borrower to the Agent in writing as soon after the making thereof as reasonably possible. Upon receipt by the Agent of such notice, the loan shall be deemed to be a Fixed Rate Loan hereunder, unless upon request by the Agent the relevant Lender fails to confirm that such loan is a Fixed Rate Loan in which event the loan made shall not be a Fixed Rate Loan hereunder and shall not be governed by the provisions hereof. The Lender shall, upon receipt of the Borrower's written request aforesaid, indicate to the Borrower in writing whether it will make a Fixed Rate Loan and, if so, at what rate, such written indication to be provided to the Borrower prior to 1:00 p.m. (Toronto time) on the Banking Day following receipt by the Lender of the Borrower's request. The Borrower shall indicate in writing to the Lender, prior to 5:00 p.m. (Toronto time) on the day on which the Borrower receives the Lender's notice aforesaid, if it wishes to draw said Fixed Rate Loan, and, if the Borrower so indicates, the Lender shall advance the said Fixed Rate Loan. If the Borrower fails to give such written indication, the Borrower shall be deemed to have chosen not to draw such Fixed Rate Loan. Notwithstanding the preceding three sentences, if the Borrower and the Lender agree as to the terms of a Fixed Rate Loan to be made pursuant to this subsection 2.8(a), such Fixed Rate Loan shall be made despite any failure by either the Borrower or the Lender to comply with the time or notice provisions set forth in such preceding three sentences for the making of such Fixed Rate Loan. Interest at the specified rate shall be payable thereon as well after as before maturity, default and judgment, with interest on overdue interest at the same rate. For greater certainty, interest rate swap transactions shall not be included within the definition of Fixed Rate Loans as specified above nor subject to the provisions of this Section 2.8.

     (b) Any Lender who makes a Fixed Rate Loan hereunder, shall at such time elect whether such Fixed Rate Loan shall or shall not be excluded for the purpose of determining such Lender's Unutilized Commitment. Such Lender shall, as soon as reasonably possible following such election, give notice thereof to the Borrowers and the Agent. For greater certainty and notwithstanding anything to the contrary in this Agreement, a Lender may make one or more Fixed Rate Loans hereunder in an amount which causes the Equivalent Amount in U.S. Dollars of the aggregate principal amount of Loans made by it hereunder to exceed its Commitment.

2.9       Failure of a Borrower to Give Notice.

     (a) If the Borrower fails to give the Agent a Drawdown Notice with respect to a Prime Rate Loan or USBR Loan in accordance with the time periods set out in Section 2.5 hereof, or a Conversion Notice into either such Loans in accordance with
Section 2.11 hereof, the Lenders shall have the right, at their option, to waive any such failure in connection with the giving of such Drawdown Notice or Conversion Notice, to make such Loan as if such notice had been given on a timely basis and to require the Borrower to pay to the Lenders such additional amount as is required to cover any costs incurred by the Lenders in making any such Loan which are caused by the failure of the Borrower to give such notice as is specified in and in accordance with
Section 7.2.

     (b) If the Borrower fails to give the Agent a Drawdown Notice with respect to a LIBOR Loan in accordance with the time periods set out in Section 2.5 hereof, or a Rollover Notice or Conversion Notice into any such Loan in accordance with
Section 2.10 and Section 2.11, respectively, below, the Lenders shall have the right, at their option, to waive any such failure to give a Drawdown Notice, Rollover Notice or Conversion Notice, to make such Loan as if such notice had been given on a timely basis and to require the Borrower to pay to the Lenders such additional amount as is required to cover any costs incurred by the Lenders in making any such Loan which are caused by the failure of the Borrower to give such notice as is specified in and in accordance with Section 7.2.

2.10 Rollover of LIBOR Loans. At or before 3:00 p.m. (Toronto time) three Banking Days prior to the expiration of each Interest Period of each LIBOR Loan, the Borrower which is liable on such Loan shall, unless it has delivered a Conversion Notice pursuant to Section 2.11 or a Repayment Notice pursuant to
Section 2.13 with respect to such Loan, deliver a Rollover Notice to the Agent selecting the next Interest Period applicable to such LIBOR Loan, which new Interest Period shall commence on and include the last day of such prior Interest Period. If such Borrower fails to deliver a Rollover Notice as herein provided, such Borrower shall be deemed to have given a Rollover Notice to the Agent pursuant to this Section 2.10 electing to roll over such LIBOR Loan into a LIBOR Loan of the same currency with a 30 day Interest Period.

2.11      Conversion Options.  Subject to Sections 2.3, 2.4 and
2.5, the Borrower may, at, if applicable, the Exchange Rate, convert:

     (a) a Prime Rate Loan or USBR Loan or a portion thereof into any other type of Loan (other than a Fixed Rate
          Loan or an All-in Bankers' Acceptance) on the last day of the applicable Interest Period;

     (b) the amount of a Bankers' Acceptance (other than an All-in Bankers' Acceptance) or a portion thereof into any other type of Loan (other than a Fixed Rate Loan or an All-in Bankers' Acceptance) on the last day of the applicable Interest Period; and

     (c) a Canadian LIBOR Loan or a U.S. LIBOR Loan or a portion thereof into any other type of Loan (other than a Fixed
          Rate Loan or an All-in Bankers' Acceptance) on the last day of the applicable Interest Period;

by giving the Agent a Conversion Notice prior to the date of Conversion in the same manner as if such Conversion Notice were a Drawdown Notice being given in respect of the Loan into which such Loan is being converted. The obligation of each of the Lenders to convert into a LIBOR Loan is contingent upon the Lenders' prior favourable determination with respect to the matters referred to in Article 5.

2.12 Prepayment of Excess over Loan Facility. As of the last Banking Days of March, June, September and December in each year, the Agent shall determine the aggregate of the Equivalent Amounts in U.S. Dollars of the principal of all Loans then outstanding under this Agreement plus the principal amount of all USD Loans outstanding under the USD Agreement. In the event that such aggregate amount exceeds the Credit Facility Amount, the Agent shall notify the Borrowers of the amount of such excess (the "Excess") and, subject to the following sentence, each Borrower shall as soon as possible but, in any event, within 30 days of the giving of such notice or such longer period of time as may be required in order that LIBOR Loans be paid on the last day of an Interest Period, pay to each of the Lenders its portion of the Excess in U.S. Dollars or the Equivalent Amount of Canadian Dollars, or some combination thereof, as the case may be, applied, to the extent required (and to the extent of) the outstanding Loans in the order following, to repayment of Prime Rate Loans, USBR Loans, Canadian LIBOR Loans and U.S. LIBOR Loans, together with, in the case of each such Loan, accrued interest thereon to the date of such payment. Notwithstanding the preceding sentence, the Borrowers shall be relieved of their obligation to make payment in respect of a notification received hereunder from the Agent to the extent that Deere U.S. or Deere Capital has, after such notification required by the preceding sentence, made a payment or prepayment of USD Loans in accordance with the USD Agreement which has the effect of reducing the Excess.

2.13      Optional Payments of Principal.

     (a) A Borrower may at any time (except that Bankers' Acceptances may only be prepaid in accordance with and subject to the terms and conditions of subsection 2.13(b) below and subject to the provisions of subsection 2.13(c) below) pay without penalty to the Lenders any Prime Rate Loan, USBR Loan or LIBOR Loan (but in accordance with clause 14.7(a)(ii)) or, unless such Loan by its terms provides otherwise, Fixed Rate Loan, in whole or, from time to time, in part, together with accrued interest thereon to the date of such payment, and any other amounts specified in and in accordance with Section 7.2 hereof, without prejudice to the Borrower's right to redraw all or part of such repaid amount subject to the terms and conditions hereof; provided, however, that:

          (i) such Borrower shall give a Repayment Notice to the Agent prior to such time prior to the repayment date as would have been applicable hereunder were a Drawdown Notice being given in respect of the Loan being repaid; and

          (ii) each such repayment shall be in a minimum principal amount of the lesser of
               (A) Cdn. $5,000,000 or U.S. $5,000,000, as the
               case may be, and (B) the principal amount of all Loans in respect of which such payment is made outstanding immediately prior to such repayment; and any such repayment in excess of Cdn. $5,000,000 or U.S. $5,000,000, as the case may be, shall be either (C) in integral multiples of Cdn. $1,000,000 or U.S. $1,000,000, as the case may be or (D) in an amount equal to the principal amount of all Loans in respect of which such payment is made outstanding immediately prior to such repayment.

     (b) A Borrower may at any time and from time to time satisfy its obligations under this Agreement with respect to any LIBOR Loan, Fixed Rate Loan or Bankers' Acceptance (including, for greater certainty, an All-in Bankers' Acceptance) outstanding hereunder if it irrevocably deposits monies in trust with the Agent (or in the case of any Fixed Rate Loan or All-in Bankers' Acceptance, with the relevant Lender making such Loan or All-in Bankers' Acceptance) in an amount which shall be sufficient to pay the outstanding principal amount of such Loan and any interest due on such LIBOR Loan or Fixed Rate Loan on the last day of the Interest Period relating to such LIBOR Loan or on the date of deposit in the case of such Fixed Rate Loan, as the case may be, and in the case of such Fixed Rate Loan, any prepayment premium or other amount payable in connection with the prepayment thereof. Such amount shall be deposited in an account with the Agent or such relevant Lender, as the case may be, which bears interest at the applicable market rates of the Agent or such Lender and such market rate of interest shall, after the application of the principal of such Loan or Bankers' Acceptance and any interest on such Loan referred to above on the last day of the relevant Interest Period, be paid to such Borrower, together with any amounts so deposited which are in excess of the amount of such principal and interest due on such Loan or Bankers' Acceptance on such last day of the Interest Period.

     (c) Notwithstanding the foregoing, at any time when a Default or an Event of Default exists hereunder, or when the prepayment or satisfaction hereinafter referred to would result in the occurrence of a Default or Event of Default hereunder:
(i) if there are Loans outstanding (other than Fixed Rate Loans or All-in Bankers' Acceptances), no Fixed Rate Loan shall be prepaid or otherwise satisfied, in accordance with subsections 2.13(a) and 2.13(b) above, and no All-in Bankers' Acceptance shall be satisfied, in accordance with subsection 2.13(b) above, or (ii) if there are no Loans outstanding other than Fixed Rate Loans and All-in Bankers' Acceptances, any prepayment or other satisfaction thereof as aforesaid shall be made only on a basis whereby each Lender who has outstanding a Fixed Rate Loan and/or All-in Bankers' Acceptance is prepaid or otherwise satisfied as aforesaid pro rata based upon the aggregate principal amount of that Lender's Fixed Rate Loans and All-in Bankers' Acceptances as compared to the aggregate principal amount of all Fixed Rate Loans and All-in Bankers' Acceptances then outstanding.

2.14 Mandatory Payments of Principal. The principal amount of all Loans of any Lender (other than Fixed Rate Loans and All-in Bankers' Acceptances) which are outstanding on the second anniversary of the Loan Termination Date for such Lender shall be due and payable by the Borrowers to such Lender, together with all accrued interest thereon and all other amounts owing hereunder, on the second anniversary of the Loan Termination Date for such Lender. In addition, to the extent that, on any date on which the Commitment of any Lender is reduced, the sum of (i) the principal amount of all Loans of such Lender (other than Excluded Loans of such Lender), and (ii) the principal amount of all Committed USD Loans of such Lender's Affiliated USD Bank, exceed the Commitment of such Lender, each Borrower shall pay to such Lender its portion of such excess, applied to the extent required (and to the extent of) the outstanding Loans in the order following, to repayment of Prime Rate Loans, USBR Loans, Canadian LIBOR Loans and U.S. LIBOR Loans, together with, in the case of each such Loan, accrued interest thereon to the date of such payment together with all other amounts related thereto owing hereunder. Notwithstanding the preceding sentence, the Borrowers shall be relieved of their obligations to make any payment hereunder to the extent that Deere U.S. or Deere Capital has made a payment or repayment of USD Loans in accordance with the USD Agreement so that the sum of clauses (i) and (ii) above no longer exceeds such Lender's Commitment. The principal amount of each Fixed Rate Loan and All-in Bankers' Acceptance shall be due and payable by the relevant Borrower to the relevant Lender on the maturity thereof together with accrued interest thereon and all other amounts owing thereunder.

2.15 Loan Accounts. Each Lender shall open and maintain on its books in accordance with the customary practices of such Lender loan accounts in the name of the Borrower in respect of the Prime Rate Loans, USBR Loans, LIBOR Loans and Fixed Rate Loans made by the Lender to the Borrower and forming part of the Lenders' Loans hereunder. The Lender shall debit to the appropriate loan account the amount of each Drawdown or borrowing under the relevant Loan and the interest and other charges accrued in respect thereof from time to time and the Lender shall credit to the appropriate loan account the amount of each payment, repayment and prepayment by the Borrower of the principal amount thereof and interest and other charges in respect thereof. In the absence of manifest error, the entries made by the Lender in such loan accounts shall be conclusive evidence of the making of each such Loan and each payment, repayment and prepayment thereof, as the case may be.


3.        INTEREST

3.1 Payment of Interest. The Borrower shall pay to the Lenders interest on the Prime Rate Loans, USBR Loans and LIBOR Loans in the manner and at the rates per annum determined in accordance with this Section 3.1. Interest payable hereunder shall be payable both before and after maturity, default and/or judgment, if any, until payment in full thereof, and interest shall accrue on overdue interest, if any, at the same rate.

     (a) Interest on Prime Rate and USBR Loans. The Borrower shall pay interest on each Prime Rate Loan and USBR Loan made to it during each Interest Period applicable thereto in Canadian Dollars, in the case of Prime Rate Loans and U.S. Dollars, in the case of USBR Loans, at a rate per annum equal to the Prime Rate, in the case of Prime Rate Loans, or USBR, in the case of USBR Loans, in effect from time to time during such Interest Period. The determination by the Agent of the Prime Rate or USBR, as the case may be, applicable from time to time during an Interest Period shall, in the absence of manifest error, be binding upon the Borrower. Such interest shall be calculated and payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the Prime Rate Loan or USBR Loan, as the case may be, outstanding during such period and on the basis of the actual number of days elapsed in a year of 365 days or 366 days, as the case may be. Changes in the Prime Rate or USBR shall be immediately reflected in the interest rate payable on each Prime Rate Loan and USBR Loan, respectively, without the necessity of any prior notice to the Borrowers; provided, however, that the Agent shall use its best efforts to give notice to the Borrowers of a change in Prime Rate or USBR, if not otherwise publicly announced, but shall have no liability for its failure to do so.

     (b) Interest on LIBOR Loans. The Borrower shall pay interest on each LIBOR Loan during each Interest Period applicable thereto in Canadian Dollars, in the case of Canadian LIBOR Loans, and U.S. Dollars, in the case of U.S. LIBOR Loans, at a rate per annum, expressed on the basis of a 360 day year, equal to the Canadian LIBOR, in the case of Canadian LIBOR Loans and the U.S. LIBOR, in the case of U.S. LIBOR Loans, determined by the Agent with respect to such Interest Period, plus, in each case, 0.185% per annum. Each determination by the Agent of the Canadian LIBOR or U.S. LIBOR, as the case may be, applicable to an Interest Period shall, in the absence of manifest error, be binding upon the Borrower. Upon determination of the Canadian LIBOR or U.S. LIBOR, as the case may be, applicable to an Interest Period, the Agent shall notify the Borrower of such rate. Such interest shall be payable in arrears on each Interest Payment Date for such Loan for the period from and including the Drawdown Date or the preceding Rollover Date, Conversion Date or Interest Payment Date, as the case may be, for such Loan to and including the day preceding such Interest Payment Date and shall be calculated on the principal amount of the LIBOR Loan outstanding during such period and on the basis of the actual number of days elapsed divided by 360. For the purposes of this Agreement, whenever interest is calculated on the basis of a year of 360 days, each rate of interest determined pursuant to such calculation expressed as an annual rate for the purposes of the Interest Act (Canada) is equivalent to such rate as so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained, whether 365 or 366, as the case may be, and divided by 360.

3.2 Other Arrears. If the Borrower fails to pay any amount payable by it hereunder, other than the principal amount of a Loan or any interest payable thereon, on the due date therefor, the Borrower shall, if such overdue amount is not paid within the first five Banking Days following the due date therefor, on demand by the Agent from time to time (unless the failure to pay such amount is the fault of the Lenders or the Agent) pay interest on such overdue amount, from the due date up to the date of actual payment as well after as before judgment, until paid, at a rate per annum equal to, in the case of an amount due denominated in Canadian Dollars, the Prime Rate, and in the case of an amount due denominated in U.S. Dollars, the USBR, plus, in each case, 1% per annum. Notwithstanding the foregoing, if the obligation of the Borrower to pay any interest provided for by this Section 3.3 or any portion thereof is unenforceable as being contrary to law or for any other reason, the interest payable shall be the portion of such additional interest which the Borrower has an enforceable obligation to pay.

3.3 Compounding of Interest. Interest on all overdue amounts under this Agreement shall be compounded on the last
Banking Day of each month during the period of arrears.


4.        CHANGES IN CIRCUMSTANCES

4.1 Increase in Costs. (a) If at any time the Lenders or any of them determine in good faith (which determination shall be conclusive) and provide the Agent, which shall so provide the Borrower, with a certificate in accordance with this Section 4.1 stating that, in respect of any LIBOR Loan or Bankers' Acceptance (except as provided below):

          (i) any future law, regulation, rule, treaty or official directive (whether or not having the force of law), or any change in any present or future law, regulation, rule, treaty or official directive or in the interpretation or application thereof by any authority charged with the administration thereof or by any court of competent jurisdiction:

               (A) that subjects the Lenders or any of them to any tax with respect to payments of principal of or interest on or other fees in respect of any such Loan or Bankers' Acceptance (other than tax levied or imposed on the overall net income of the Lenders or any of them or a tax in lieu of a tax on the overall net income of the Lenders or any of them or a franchise tax or other tax imposed for the privilege of doing business by any jurisdiction wherein the Lenders or any of them are incorporated or organized or now or hereafter carry on business); or

               (B)  that changes the basis of taxation of
                    payments to the Lenders or any of them of principal of or interest on or other fees in respect of any such Loan or Bankers' Acceptance (other than a change in the rate of tax levied or imposed on the overall net income of the Lenders or any of them by any jurisdiction wherein the Lenders or any of them are incorporated or organized or now or hereafter carry on business); or

               (C) that imposes, modifies or applies any reserve and/or special deposit requirements against assets held by or deposits in or for the account of, or such Loans or Bankers' Acceptances by, the Lenders or any of them; or

               (D) that directly affects the cost to the Lenders or any of them of making, funding or maintaining any such Loan or Bankers' Acceptance or any Commitment in respect thereof or otherwise imposes on the Lenders or any of them any other condition affecting this agreement or any such Loan or Bankers' Acceptance or any Commitment in respect thereof; or

          (ii) compliance by the Lenders or any of them with any future request, law, regulation, directive or interpretation, or change in any present or future law, regulation, directive or interpretation, of any applicable monetary, fiscal or other governmental agency or authority (whether or not having the force of law);

has the effect of

          (I) increasing the cost to the Lenders or any of them of making, maintaining or funding such Loans or Bankers' Acceptances;

          (II) reducing the amount of principal or interest or other fees with respect to such LIBOR Loan or Bankers' Acceptance received or receivable by the Lenders or any of them hereunder with respect to such LIBOR Loan or Bankers' Acceptance or the effective return to the Lenders or any of them on or calculated by reference to the gross amount of any sum received or receivable by them from the Borrower hereunder with respect to such LIBOR Loan or Bankers' Acceptance; or

          (III) causing the Lenders or any of them to make any payment or to forego any interest or other return on or calculated by reference to the gross amount of any sum received or receivable by the Lenders or any of them hereunder;

by or in an amount which the Lenders or any of them, acting reasonably, consider material, and also stating that such Lender will, as its general practice if the loan and other similar agreement to which it is a party permit it to do so, be requiring other borrowers to make payments to it of the general type herein provided, then within fifteen Banking Days from the receipt by the Borrower of the aforesaid certificate, the Borrower shall, subject to the provisions of subsection 4.1(b), pay to the Agent such amount as shall reimburse such Lenders for such additional cost, reduction, payment, foregone interest or other return. Notwithstanding the foregoing, no reimbursement of any additional cost, reduction, payment, foregone interest or other return which results from the occurrence of an event described in clause 4.1(a)(i) or 4.1(a)(ii) shall be made pursuant to this
Section 4.1 with respect to any All-in Bankers' Acceptance which is accepted by a Lender following the determination in good faith by such Lender that such event has occurred and has resulted in such additional cost, reduction, payment, foregone interest or other return. The certificate shall be delivered by such Lenders to the Agent and by the Agent to the Borrower not later than five days after such Lenders, acting reasonably, have been able to determine such amount, provided that any delay of such Lenders or the Agent, as the case may be, in delivering such certificate beyond such five day period shall not, except as provided in subsection 4.1(b), affect the rights of such Lenders under this
Section 4.1. The certificate of such Lenders as to any amount payable pursuant to this Section 4.1 shall be signed by a duly authorized officer thereof and shall set out, in reasonable detail, the costs, reduction, payment or foregone interest or other return incurred by such Lenders, the calculation thereof and the reasons therefor and shall, in the absence of manifest error, be conclusive evidence of the facts set out therein.

     (b) Notwithstanding the foregoing, no amount shall be payable to a Lender pursuant to subsection 4.1(a) if:

          (i) the Lender failed to use its reasonable best efforts to avoid or reduce such costs, reduction, payment or foregone interest or other return, as the case may be, in respect of which such amount is claimed; or

          (ii) for any period prior to the time the Lender gives notice to the Agent and to the Borrowers of any event which may give or gives rise to any rights of such Lender under this Section 4.1 and that such Lender intends to claim any amount under this
               Section 4.1 as a result of such event, unless such notice is given within ten days after the Lender has incurred such cost, reduction, payment, foregone interest or other return, and in the case where such notice is given within ten days of such incurrence, for the period from the date of such incurrence.

     (c) In the event that any Lender shall have determined that the adoption after the date hereof of any law, rule, guideline or regulation regarding capital adequacy, or any change after the date hereof in any existing or future law, rule, guideline or regulation regarding capital adequacy (excluding, however, the phasing-in of any existing law, rule, regulation or guideline regarding capital adequacy) or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive made or adopted after the date hereof regarding capital adequacy (whether or not having the force of law) from any authority charged with the administration thereof or by any court of competent jurisdiction, does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, within 30 days after receipt (whenever occurring) of a certificate from such Lender (which shall be executed by an officer thereof and a copy of which shall be delivered to the Agent), the Borrowers jointly and severally agree to pay to such Lender such additional amounts as are stated therein to be required to compensate it for such reduction. The certificate of such Lender as to the amount of such reduction shall set forth in reasonable detail the computation of such reduction and shall be binding and conclusive in the absence of manifest error. A Lender which demands indemnification hereunder as a result of a reduction referred to herein shall deliver the certificate referred to above to the Borrowers demanding indemnification no later than the later of
(i) the thirtieth day immediately following each realization by such Lender of such reduction (and such certificate shall certify that the amounts set forth therein were realized within such 30 day period) and (ii) the thirtieth day immediately following such Lender's knowledge of the realization by such Lender of such reduction (and such certificate shall so certify).

4.2 Conversion. In the event of the Lenders or any of them providing a Borrower with a certificate pursuant to Section 4.1 hereof with respect to a LIBOR Loan, the Borrower, at its option, shall have the right to require the Lenders, for a period of three Banking Days after receipt of such certificate by the Borrower, to effect a Conversion to a Prime Rate Loan or a USBR Loan as it shall select.

4.3 Repayment. In the event that: (a) a demand for a payment from the Borrower is made by a Lender pursuant to
Section 4.1(a), the Borrower receives from a Lender a notice pursuant to subsection 4.1(b) or the Borrower receives a certificate from a Lender pursuant to Subsection 4.1(c), the Borrower may, in its discretion, provided no Default or Event of Default has occurred which is then continuing or (b) the "Commitment" (as defined in the USD Agreement) of the Affiliated USD Bank of a Lender is being terminated as contemplated by
Section 2.16(c) thereof, the Borrower shall be obligated to, in each case subject to the provisions of the Bank Act (Canada) restricting the activities of Canadian chartered banks and their participations in loan syndications, repay to such Lender all (but not less than all) of its Loans hereunder (provided it also pays at such time all accrued and unpaid interest, fees and other amounts payable hereunder to such Lender) and terminate all obligations of such Lender (the "Terminated Lender") herein, on the following terms and conditions:

          (i) until the Terminated Lender's obligations are terminated, as contemplated herein, the Borrower shall continue to pay the increased costs or additional amounts in accordance with the provisions of Section 4.1;

          (ii) the Borrower shall have given written notice to the Agent of the exercise of its rights pursuant to the provisions of this Section 4.3;

          (iii) if pursuant to subsection 2.19 of the USD Agreement the Affiliated USD Bank of a Lender is replaced thereunder by a financial institution as a "Tranche B Bank" under the USD Agreement, the remaining parties to this Agreement will take such action as may reasonably be required to permit such financial institution or an affiliate thereof (provided such financial institution or its affiliate is a Canadian chartered bank or, if it is not, another Canadian financial institution acceptable to the Majority Lenders (which acceptance shall not be unreasonably withheld)) to become a party hereto as a Lender with a Commitment not in excess of the Commitment of the Lender of the Affiliated USD Bank which was so replaced; and

          (iv) notwithstanding any other provision of this
               Section 4.3 to the contrary, where a Terminated Lender has purchased an All-in Bankers' Acceptance or made a Fixed Rate Loan, on its termination as a Lender hereunder the Borrower shall not repay such All-in Bankers' Acceptance or such Fixed Rate Loan and the Borrower, Deere U.S. and the Terminated Lender, acting reasonably shall enter into such documentation as may be necessary in order to make the All-in Bankers' Acceptance or Fixed Rate Loan a standalone loan outside of the terms of the Credit Facility but otherwise incorporating such of the provisions of this Agreement and the documentation entered into pursuant hereto as may be necessary in order to ensure the integrity of such All-in Bankers' Acceptance or Fixed Rate Loan including, without limitation, the representations and warranties, covenants, events of default and remedies contained within this Agreement and subordination and guarantee arrangements in respect of such All-in Bankers' Acceptance and such Fixed Rate Loans substantially in the form of the Subordination Agreement and the Guarantees. Upon the Borrower and the Terminated Lender entering into such documentation, the indebtedness owing by the Borrower to the Terminated Lender pursuant to such All-in Bankers' Acceptance or such Fixed Rate Loans shall be governed entirely by such separate documentation and shall not form part of the Credit Facility pursuant hereto.


5.        IMPOSSIBILITY OF MAKING LIBOR LOANS

5.1       Mandatory Conversion.

     (a) Notwithstanding anything herein contained, but subject to Section 5.3, if at any time while any LIBOR Loan remains outstanding, the Lenders or any of them determine in good faith (which determination shall be conclusive) and notify the Agent, which shall forthwith notify the Borrower, that any future law, regulation, treaty or official directive, or any change in any present or future law, regulation, treaty or official directive, or in the interpretation or application thereof, by any authority charged with the administration thereof or by any court of competent jurisdiction, has made it unlawful or impossible for the Lenders or any of them to make, to maintain or to fund such LIBOR Loan or to give effect to any of their related obligations as contemplated hereby, the Agent by such notice shall require that the Borrower shall, and the Borrower, after receipt of such notice shall, at the end of the then current Interest Period for such LIBOR Loan or at such earlier date as may be required by any such law, regulation, treaty or official directive, effect a Conversion to a Prime Rate Loan, or a USBR Loan, as it shall select.

     (b) Notwithstanding any other provision of this Agreement, the Borrower shall give notice to the Lenders of any Conversion required under this Section 5.1, but may do so without regard to the time period contained in Section 2.11.

5.2 Termination of Facility for LIBOR Loans. Notwithstanding anything herein contained, but subject to
Section 5.3, the Borrower agrees with the Lenders that if at any time prior to the commencement of an Interest Period the Lenders or any of them shall have determined in good faith (which determination shall be conclusive) and give notice to the Agent, which shall forthwith notify the Borrower, (a) that it has become unlawful or impossible for the Lenders or any of them to make, to maintain or to fund any part of a LIBOR Loan or (b) that the ability of the Lenders or any of them to make, to maintain or to fund such LIBOR Loan or part thereof has been materially adversely affected because (in the case of subsection (b) of this Section 5.2 restricted to clauses (i) and (ii) below):

          (i) of circumstances affecting the London Interbank Market generally which the Majority Lenders have determined have resulted in there not existing adequate and fair means for ascertaining the rate of interest applicable to such LIBOR Loan during such Interest Period;

          (ii) deposits in Canadian Dollars or U.S. Dollars, as the case may be, are not available to Lenders which constitute Majority Lenders in the relevant London Interbank Market in sufficient amounts in the ordinary course of business; or

          (iii) of any change in applicable law or regulation or regulatory requirement or in the interpretation thereof or in currency exchange rates or exchange controls;

then, from and after the date of such determination for so long as such conditions shall continue to exist, the Borrower shall not have the right to obtain or maintain a LIBOR Loan hereunder.

          When the Lenders or any of them, or the Majority Lenders, as the case may be, have made any such determination, the Borrower shall effect a Conversion to a Prime Rate Loan or to a USBR Loan, as it shall select, in respect of all outstanding LIBOR Loans at the end of the Interest Periods thereof. The provisions of subsection 5.1(b) shall apply mutatis mutandis to any such Conversion.

5.3 Lender Covenants. The Lenders shall, with respect to the events set out in Sections 5.1 and 5.2 above, use their reasonable best efforts to avoid the application thereof (including, for greater certainty, the changing of lending offices) and shall, acting reasonably, give notice to the Agent and to the Borrowers of any such potential application, but shall be under no liability for their failure so to do.

5.4 Repayment. The provisions of subsection 4.3(a) shall apply, mutatis mutandis, in respect of any Lender which gives the notice, and requires the Borrower to take the action, contemplated by Section 5.1 or Section 5.2 above.


6.        BANKERS' ACCEPTANCE

6.1       Bankers' Acceptance.  The Borrower may, pursuant to
Section 2.5 or Section 2.11, and in accordance with the provisions of this Section 6.1, give the Agent notice that Bankers' Acceptances will be outstanding under the Credit Facility. In addition to the other restrictions on maturity dates hereafter set out, no Bankers' Acceptance (other than an All-in Bankers' Acceptance which the relevant Lender has consented to extending beyond the Loan Termination Date) shall have a maturity which extends beyond the Loan Termination Date of the applicable Lender. Acceptances by Lenders of drafts presented to the Lenders shall be subject to the terms, conditions and proceedings set out below:

     (a) Borrower Drafts. All drafts presented by a Borrower for acceptance by the Lenders shall be drawn on the appropriate form of the relevant Lender and shall mature on a day on which the relevant Lender is open for business at the place where the acceptance is payable, which day shall not be less than 30 days nor more than 365 days after the date of issuance of the draft presented for acceptance. The Borrower shall not claim any days of grace for the payment at maturity of any of its drafts presented to and accepted by a Lender pursuant hereto.

     (b) Stamping Fee. In respect of each draft presented to and accepted by a Lender, the Borrower shall pay the relevant Lender a fee calculated on the basis of a 365 day or 366 day year, as the case may be, at the rate per annum equal to 0.25% per annum of the face amount of such draft for its term being the actual number of days in the period commencing on and including the date the Lender accepts the Borrower's draft and ending on but excluding the day of maturity of the Bankers' Acceptance, such fee to be paid upon acceptance by the Lender of such draft without any reduction by reason of such payment being in advance.

     (c) All-in Options. A Borrower may request any one or more Lenders to purchase its drafts at an all-in acceptance rate (the "All-in Bankers' Acceptance Rate") advised by such Lender or Lenders (any such draft which is so accepted at the All-in Bankers' Acceptance Rate being called an "All-in Bankers' Acceptance"). For the purposes of this subsection (c), a Lender's All-in Bankers' Acceptance Rate for a particular draft is the rate at which such Lender would be willing to purchase such Canadian Dollar draft (which may or may not be accepted by the Lender) which rate shall include the Lender's stamping fee. Notice of any All-in Bankers' Acceptance and the basic terms thereof shall be given by the Borrower to the Agent in writing as soon after the making thereof as reasonably possible. Upon receipt of such notice, the All-in Bankers' Acceptance shall be governed by the provisions hereof, unless upon request by the Agent the relevant Lender shall fail to confirm that such Bankers' Acceptance is an All-in Bankers' Acceptance for the purposes hereof, in which case such acceptance shall not be an All-in Bankers' Acceptance hereunder and shall not be governed by the provisions hereof. Any Lender who purchases an All-in Bankers' Acceptance hereunder, shall at such time elect whether such All-in Bankers' Acceptance shall or shall not be excluded for the purpose of determining such Lender's Unutilized Commitment. Such Lender shall, as soon as reasonably possible following such election, give notice thereof to the Borrowers and the Agent.
          For greater certainty and notwithstanding anything to the contrary in this Agreement, a Lender may purchase one or more All-in Bankers' Acceptances hereunder in an amount which causes the Equivalent Amount in U.S. Dollars of the aggregate principal amount of Loans made by it hereunder to exceed its Commitment. None of the provisions of this Section 6.1, except the provisions of this subsection (c), and none of the provisions of
          Article 14 relating to the acceptance of Bankers' Acceptances on a Pro Rata basis, shall apply to All-in Bankers' Acceptances.

     (d)  General Mechanics.

          (i) Concurrently with the delivery by a Borrower to the Lenders of a Drawdown Notice, Rollover Notice or Conversion Notice requesting the acceptance of a Bankers' Acceptance, such Borrower shall deliver to each of the Lenders at its BA Branch drafts drawn by such Borrower upon such Lender in an aggregate principal amount at maturity equal to such Lender's Pro Rata share (rounded in such manner as the Agent deems equitable so that the share of each Lender shall be Cdn.$100,000 or an integral multiple thereof) of each proposed Bankers' Acceptance before 10:00 a.m. (Toronto time) on the Drawdown Date, Rollover Date or Conversion Date specified by such Borrower in its Drawdown Notice, Rollover Notice or Conversion Notice and, at the same time, such Borrower shall advise the Lenders of the acceptance date and term to maturity for such Bankers' Acceptance which term to maturity shall be the same for all Lenders. Such draft shall be properly drawn and executed by such Borrower on such Lender's standard form in effect at the time, subject as follows:

               (A) each draft of a Bankers' Acceptance delivered to a Lender shall mature on the last day of the Interest Period with respect thereto; and

               (B) the provisions of this Agreement, and not the provisions contained in any Lender's standard form agreement relating to Bankers'
                    Acceptances, shall govern the relationship between the Borrower and the Lenders.

          (ii) In anticipation of the maturity of a Bankers'
               Acceptance, the issuing Borrower shall either:

               (A) deliver to the Agent a Rollover Notice that such Borrower intends to draw and present for acceptance on the maturity date drafts of the Borrower to be issued as new Bankers' Acceptances (in which case the provisions of subsection 14.8(e) below shall govern);

               (B) deliver to the Agent a Conversion Notice pursuant to Section 2.11 (in which case the provisions of subsection 14.8(g) below shall govern); or

               (C) on the maturity date of the maturing Bankers' Acceptance, pay to the Agent for payment to the relevant Lender an amount equal to the face amount of such Bankers' Acceptance.

          If the issuing Borrower fails to so notify the Agent or make such payment, each Lender shall effect a Conversion into a Prime Rate Loan as if a Conversion
          Notice pursuant to subclause 6.1(d)(i)(B) above had been given by such Borrower to the Agent.

          (iii) To facilitate the acceptance of Bankers' Acceptances as aforesaid, each Borrower shall, upon execution of this Agreement and from time to time as required, provide to each Lender at its BA Branch drafts drawn in blank by such Borrower upon such Lender in quantities sufficient for each Lender to fulfil its obligations hereunder. No Lender shall be responsible or liable for its failure to accept a Bankers' Acceptance as required hereunder if the cause of such failure is, in whole or in part, due to the failure of such Borrower to provide such instruments to such Lender on a timely basis.


7.        PAYMENTS

7.1 Place and Manner of Payments. All payments to be made by the Borrower hereunder shall be made in Canadian Dollars (in the case of Prime Rate Loans, Bankers' Acceptances, Canadian LIBOR Loans and Fixed Rate Loans made in Canadian Dollars) and U.S. Dollars (in the case of USBR Loans, U.S. LIBOR Loans and Fixed Rate Loans made in U.S. Dollars) in immediately available funds received by the Agent at the Designated Branch.

7.2 Indemnity. Each Borrower agrees to indemnify each Lender that delivers a certificate in accordance with this
Section 7.2 and to hold such Lender harmless for any cost or expense which such Lender may reasonably sustain or incur as a consequence of (a) default by such Borrower in payment of the principal amount of any LIBOR Loan of such Lender, including but not limited to, any such cost or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain its LIBOR Loans hereunder provided that any such cost or expense owing by such Borrower shall be credited against any interest due on overdue interest with respect to such Loan, (b) failure by such Borrower in making a Drawdown, Rollover or Conversion with respect to a LIBOR Loan after such Borrower has given a notice in accordance with Section 2.5, 2.10 or 2.11, as the case may be, unless such failure is as a result of the circumstances referred to in either Section 5.1 or 5.2, (c) the Lenders making any Drawdown, Conversion or Rollover pursuant to
Section 2.9, or (d) a prepayment of a LIBOR Loan pursuant to
Section 2.13 (except for prepayments pursuant to subsection 2.13(b)) or Conversion of a LIBOR Loan pursuant to
Section 2.11, in each case on a day which is not the last day of an Interest Period with respect thereto, including in all cases where applicable but not limited to, any such cost or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain such LIBOR Loans hereunder. Each Lender shall use its best efforts (as do not result in the incurrence of additional costs or expenses or of additional credit exposure) to mitigate such cost or expense and no amount shall be payable to such Lender pursuant to this
Section 7.2 if such Lender failed to use such best efforts. A certificate as to any amount payable pursuant to this Section 7.2 shall be submitted within a reasonable time after the incurrence of such cost or expense so claimed by each such Lender (and shall be executed by a duly authorized officer thereof) to the relevant Borrower and the Agent, setting forth the amount so claimed and the computation of such amount in reasonable detail, and shall be conclusive in the absence of a manifest error. The amount of such cost or expense shall (unless the amount thereof is being disputed in good faith by the Borrower on the basis of manifest error, in which event the undisputed amount of such cost or expense) be payable by the Borrower to the Agent within fifteen Banking Days after the receipt by the Borrower of such certificate.


8.        REPRESENTATIONS AND WARRANTIES

          To induce the Lenders to establish the Credit Facility, the Borrower represents and warrants to the Lenders, upon each of which representations and warranties the Lenders specifically rely, as set out below in this Article 8. For all purposes of this Article 8, when a representation and warranty is made with respect to a Guarantor, it shall be made only from and after the date upon which such Person becomes a Guarantor, and only so long as such Person continues as a Guarantor, in accordance with the provisions hereof.

8.1 Due Incorporation. Each of the Borrowers, the Guarantors and Deere U.S. is duly incorporated and is validly subsisting under the laws of the jurisdiction of its incorporation. As at the date hereof, Deere U.S. owns all of the issued and outstanding shares of Deere Canada, Deere Canada is the owner of all of the issued and outstanding shares of each of Deere Finance, Homelite Canada Limited and John Deere Insurance Company of Canada, and Deere Finance is the owner of all of the issued and outstanding shares of CEFC, in each case free and clear of any and all liens, charges, hypothecs, security interests or other encumbrances or restrictions of any nature whatsoever other than as arise by virtue of any such Person being a "private company" within the meaning of the Securities Act (Ontario). As at the effective date hereof, except as aforesaid, there are no Subsidiaries of Deere Canada.

8.2 Power and Authority to Own Assets and to Carry on Business. Each of the Borrowers and the Guarantors has the corporate power and authority to own the assets owned by it, and to carry on its business as presently carried on by it, and is duly qualified to do business in each jurisdiction where the nature of any assets owned by it that are material to the financial condition of the Deere Group and any business carried on by it in such jurisdiction that is material to the financial condition of the Deere Group make such qualification necessary.

8.3 Power and Authority to Enter into this Agreement. The Borrower has the corporate power and authority to execute, to deliver and to perform its obligations under this Agreement, the Guarantee which is to be delivered by it and all other agreements required hereunder to be executed by it, each Guarantor has said power and authority with respect to its Guarantee and Deere U.S. has said power and authority with respect to the Subordination Agreement, and this Agreement, each such Guarantee and other agreements and the Subordination Agreement have been duly authorized by all necessary corporate action of, and have been duly executed and delivered by, the Borrower, each Guarantor or Deere U.S., as the case may be, and constitute legal, valid and binding obligations of the Borrower, each Guarantor or Deere U.S., as the case may be, enforceable (except to the extent of the application of laws affecting creditors rights generally, general equitable principles and the Currency Act (Canada)) in accordance with their respective terms.

8.4 Licences. Except as disclosed in writing to the Agent for delivery to the Lenders prior to the effective date hereof, each of the Borrowers and the Guarantors has obtained all required licences, permits and approvals from any and all governments, governmental commissions, boards or other agencies which are material to the financial condition of the Deere Group.

8.5 Litigation. Except as set forth in Schedule G hereto, there are no actions, suits or proceedings, of which the Borrower has knowledge, pending, or specifically threatened in writing to a senior officer of the Borrower or a Guarantor, against or affecting the Borrower or any one or more Guarantors at law or in equity or before or by any governmental department, commission, board, bureau or agency, domestic or foreign, or before any arbitrator, which would, in the reasonable opinion of the Borrower, result in any material adverse change in the financial condition of the Deere Group, or the collective ability of the Deere Group to perform the collective obligations of the Deere Group under or pursuant to this Agreement and the Guarantees, and neither the Borrower nor any Guarantor is in default with respect to any judgment, order, writ, injunction, award, rule or regulation of any court of competent jurisdiction, arbitrator or governmental department, commission, board, bureau or agency, domestic or foreign, which, either separately or in the aggregate, would result, in the reasonable opinion of the Borrower, in any such material adverse change.

8.6 Burdensome Provisions. Neither the Borrower nor any Guarantor is a party to any agreement or instrument, or subject to any corporate restriction or any judgment, order, writ, injunction, award, rule or regulation, which materially and adversely affects or, so far as the Borrower may reasonably foresee, in the future may materially and adversely affect, the financial condition of the Deere Group.

8.7 Financial Statements. The Borrower has furnished to the Lenders the most recent annual Financial Statements being, at the effective date of this Agreement, for the fiscal year ended October 31, 1994. Such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied, except as stated therein or in the notes thereto. Such Financial Statements present fairly the financial position and results for such fiscal year of the relevant Person or Persons in connection with which such Financial Statements have been prepared.

8.8 Full Disclosure. None of the Financial Statements referred to in Section 8.7 hereof or the following financial statements and other financial documents furnished by the Borrowers to the Lenders in connection herewith: 1994 Financial Statements for each Borrower; Deere Finance Form 29 for the year ended October 31, 1994 as filed with Ontario Securities Commission; Statement of Loss Experience of Borrowers' receivables for the five year period ended October 31, 1994, contained, as of the time such statements and other financial documents were so furnished (except to the extent that, prior to the effective date of this Agreement, the Borrower has given corrective notice in writing to the contrary to the Agent for delivery to the Lenders), any untrue statement of a material fact.

8.9 No Breach because of Agreement. Neither the execution nor the delivery of this Agreement, the Guarantees, the Subordination Agreement or any other documents contemplated hereby or to be furnished pursuant hereto or the consummation of the transactions herein or therein contemplated, nor compliance with the terms, conditions and provisions hereof or thereof conflicts with or will conflict with, or results or will result in any material breach of, or constitutes or will constitute a material default under, any of the provisions of the charter documents or by-laws of the Borrower, any Guarantor or Deere U.S., as the case may be, or of any agreement or instrument to which any of them is a party or by which any of them is bound, and which is material to the financial condition of the Deere Group, or results or will result in the creation or imposition of any material Mortgage (other than Permitted Encumbrances) upon any of their assets.

8.10 Ownership of Assets. Each of the Borrowers and the Guarantors is the owner of such of its respective assets as are material to the financial condition of the Deere Group subject to no Mortgage except for Permitted Encumbrances. The amount of Indebtedness secured or which may be secured by the Mortgages referred to in clause (i) of the definition of Permitted Encumbrances does not at the date of this Agreement exceed Cdn. $6,000,000.

8.11 Consents. No consents, approvals, authorizations, exemptions, registrations, filings or declarations of any government or governmental authority or any other Person are required to be obtained or made on the part of the Borrower, any Guarantor or Deere U.S. in connection with the execution, delivery and performance of obligations under this Agreement or the Guarantee by the Borrower or of obligations under the Guarantees by any Guarantor or the Subordination Agreement by Deere U.S. and except as have been obtained or made and copies of which have been delivered to the Lenders prior to the execution hereof (in the case of the Borrowers and Deere U.S.) or of its Guarantee (in the case of a Guarantor).

8.12 Credit Policies. The established credit policies of the Deere Group as they exist as at the date of this Agreement with respect to retail receivables are designed to avoid the creation of, among others, the following types of retail receivables:

          (i) receivables arising out of the sale, rental or lease of equipment which are not subject to a duly perfected security interest or duly registered retention of title in favour of a member of the Deere Group ranking, to the extent permitted by law, in priority to all security interests, liens and other encumbrances of any kind;

          (ii) receivables from debtors, renters or lessees who did not deal at arms' length with a member of the Deere Group;

          (iii)     receivables which are subject to any
                    deduction or set-off for any amounts payable to a debtor, renter or lessee whether related to the receivable or otherwise; and

          (iv) receivables which may not be collected until a member of the Deere Group performs or causes to be performed any additional service for, or performs or incurs any additional obligation for, a debtor, renter or lessee;

and such credit policies are otherwise in accordance in all material respects with the description thereof contained in the Ontario Securities Act Form 29 of Deere Finance for its fiscal year ended October 31, 1994, a copy of which has been provided to the Lenders.


9.        CONDITIONS PRECEDENT

9.1 Closing. The closing of the transactions contemplated herein shall take place at 2:00 p.m. (Toronto time) on April 5, 1995 at the offices of Tory Tory DesLauriers & Binnington, Aetna Tower, Toronto-Dominion Centre, Toronto, Ontario or at such other place as the Agent may direct.

9.2       Conditions Precedent to Establishment of Credit
Facility.  The obligation of the Lenders to establish the Credit
Facility is subject to the fulfilment of the following conditions precedent to the satisfaction of the Lenders on or prior to April
5, 1995:

     (a) All proceedings to be taken in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be satisfactory in form and substance to the Lenders, and the Lenders shall have received certified copies (or actual certificates where appropriate) of all documents which they may reasonably request in connection with such transactions and of the records of all corporate proceedings in connection therewith, including:

          (i) resolutions of the boards of directors of the Borrowers authorizing the entering into of this Agreement and the Guarantee and, in the case of Deere Canada, the Subordination Agreement;

          (ii) resolution of the board of directors of Deere U.S.

               authorizing the entering into of the Subordination
               Agreement;

          (iii) the Certificates of Incorporation of each of the Borrowers and Deere U.S. and all amendments thereto;

          (iv) the by-laws of each of the Borrowers and Deere
               U.S.;

          (v) certificates of compliance, status or good standing, as the case may be, of each of the Borrowers and Deere U.S. from the appropriate federal, provincial and state government departments; and

          (vi) certificates of incumbency of each of the Borrowers and Deere U.S.

     (b) The Lenders shall have received the opinions of Fasken Campbell Godfrey, special counsel to the Borrowers, of Frank S. Cottrell or his successor as general counsel to Deere U.S., and of Tory Tory DesLauriers & Binnington, special counsel to the Lenders, dated April 5, 1995, in the forms of Schedules H, I and J hereto, respectively.

     (c) The Lenders shall have received the executed Guarantees and Subordination Agreement.

     (d) Except as otherwise disclosed in writing to the Lenders prior to the date of this Agreement, on and as of the date of this Agreement, there shall have been no change in the financial condition of the Borrowers as shown on the most recent fiscal year-end Financial Statements furnished to the Lenders which, in the aggregate, is material and adverse to the Deere Group.

     (e) The USD Agreement shall have been executed and delivered by the parties to the USD Agreement and all conditions to the effectiveness of the USD Agreement shall have been satisfied.

     (f) All principal, interest and other amounts owing under or pursuant to the credit facility established in favour of the Borrowers pursuant to the loan agreement made as of the 26th day of March, 1993 between the Borrowers, certain banks and The Toronto-Dominion Bank, as agent (the "Existing Loan Agreement"), shall have been repaid in full and all obligations of the lenders and banks under the Existing Loan Agreement shall have been terminated.

9.3 Conditions Precedent to Drawdowns. The obligation of the Lenders to make the initial and any subsequent Drawdown is subject, in addition to the other provisions hereof, to all representations and warranties contained in Article 8 hereof (except as affected by transactions contemplated by this Agreement) being true and correct in all respects on the date of the Drawdown (limited, in respect of Sections 8.1 and 8.12, to the date of the Initial Borrowing Date) and to no event having occurred and continuing at the date of the Drawdown which constitutes a Default or an Event of Default hereunder, and the Borrower shall be deemed to have made a representation to this effect to the Lenders on and as of the date of each Drawdown and shall, if required by the Agent, provide a certificate of a senior officer to this effect.


10.       POSITIVE COVENANTS

          Each of the Borrowers covenants with the Lenders that so long as any one or more of the Lenders has any obligation under the Credit Facility or so long as any indebtedness hereunder remains outstanding, subject to the covenants below applying to a Guarantor only from and after the date upon which it becomes a Guarantor, and only so long as it continues to be a Guarantor, in accordance with the provisions hereof:

10.1 Corporate Existence. It will, and will cause each Guarantor to, except as occurs pursuant to a Permitted Reorganization, carry on its business in a proper and efficient manner consistent with sound business practices, keep or cause to be kept proper books of account in relation to its business and, subject to the other provisions of this Agreement, do or cause to be done all things necessary to preserve and to keep in full force and effect its corporate existence and that of its Subsidiaries.

10.2 Financial, Monthly and Other Statements. Deere Canada will forward to the Agent for delivery to the Lenders:

     (a) Financial Statements for each of the first three quarters of the fiscal year so soon as is reasonably practicable after such Financial Statements are available and, in any event, not later than 60 days after the end of each such quarter;

     (b) Financial Statements for each fiscal year so soon as is reasonably practicable after such Financial Statements are available and, in any event, not later than 120 days after the end of the fiscal year, accompanied by a report of the auditors, without liability, indicating that they are familiar with the provisions of this Agreement and aware of the Events of Default herein set out and either have or have not, in their audit of such Financial Statements, but without having made any special examination in this regard, become aware of any such Event of Default having occurred and be continuing, and the nature of any such Event of Default of which they have become aware; and

     (c) monthly reports, in the form of Schedule K hereto, for each month during each fiscal year, certified by a financial officer of the Borrower as being true and correct in all material respects on and as of the relevant month-end, as soon as available and in any event not later than 30 days after the end of each such month, showing the amount of Eligible Retail Receivables, Eligible Wholesale Receivables and Eligible Inventory as at the end of that month, a reconciliation, if required, of the information therein contained to generally accepted accounting principles, the amounts of Net Worth, Subordinated Indebtedness, Indebtedness and Indebtedness for borrowed money of the Deere Group as of the end of the month, a reconciliation, in the case of quarterly month-ends, of the immediately preceding financial information to, if required, generally accepted accounting principles, and to the Financial Statements, and such other information relating thereto as the Lenders may reasonably require.

10.3 Payment. It shall duly and punctually pay or cause to be paid to the Lenders all principal and interest payable by it hereunder and all other amounts payable hereunder on the dates, at the places and in the manner set forth herein.

10.4 Ownership. Deere U.S. shall at all times be the owner, directly or indirectly, of all issued and outstanding shares of Deere Canada and Deere Finance, and Deere U.S. shall, either directly or indirectly, at all times be the owner of all issued and outstanding shares of each other member of the Deere Group.

10.5 Certificates. On the day or days in each year on which Deere Canada forwards to the Lenders the Financial Statements pursuant to subsection 10.2(a), the Borrower shall furnish to the Lenders a certificate of the Borrower signed by a senior officer of the Borrower stating that no condition, event or matter has occurred and is continuing which constitutes a Default or an Event of Default or, if the senior officer is unable to so certify, the details in this regard.

10.6 Information about Litigation. It shall at any time and from time to time forthwith upon obtaining any knowledge or information relating to any actions, suits or proceedings against the Borrower or a Guarantor which have been commenced, or which it is reasonable to conclude will be commenced and of which a senior officer of either the Borrower or a Guarantor has received written notice, where such actions, suits or proceedings either separately or in the aggregate are, or may be expected to be, in the reasonable opinion of the Borrower, materially adverse to the financial condition of the Deere Group or materially adverse to the collective ability of the Deere Group to perform their collective obligations hereunder or pursuant hereto or to the Guarantees, as the case may be, provide to the Agent for disclosure to the Lenders notice of such actions, suits or proceedings.

10.7 Insurance. It will maintain and will cause each Guarantor to maintain, with responsible insurers, insurance with respect to its property and assets and its business against such casualties, risks and contingencies and in such types and amounts as are customarily, in accordance in all material respects with Deere U.S. general business practices, maintained or caused to be maintained and which is, in the opinion of the Borrower, reasonable and prudent in the circumstances.

10.8 Notice of Default. It shall notify the Agent, for disclosure to the Lenders, of any Default (provided that no such notice need be made in respect of a Default if it is cured within ten days after the occurrence thereof or before it becomes an Event of Default, whichever period of time is shorter) or Event of Default within ten Banking Days of the day on which an officer of the Borrower becomes aware thereof.

10.9 Licences. Except as disclosed in writing to the Agent prior to the execution hereof, it shall, and shall cause each Guarantor to, maintain and preserve in good standing all required licences, permits and approvals from any and all governments, governmental commissions, boards or other agencies which are material to the financial condition of the Deere Group.

10.10          Information and Inspection.

     (a) It shall, and shall cause each Guarantor to, provide, or afford the Agent the right to obtain, such information pertaining to or affecting the Credit Facility to the extent that the same is possessed or can be acquired without unreasonable effort or expense, as the Agent, acting reasonably, deems necessary or desirable.

     (b) The Lenders or any of them shall have the right, at reasonable times and without undue interference with the normal operation of the relevant business and at the expense of such Lenders (or, in the event that a Default or an Event of Default shall have occurred and be continuing, at the expense of the Borrower), to visit and to inspect any of the properties of the Borrower or any Guarantor, to examine the books of account and records of the Borrower or any such Guarantor, to make copies and extracts therefrom, to discuss the affairs, finances and accounts of the Borrower or any such Guarantor with, and to be advised as to the same by, their respective officers, employees and auditors.

10.11 Change of Auditors. It shall not make any change in its auditors except to a nationally recognized firm of Canadian chartered accountants at the time of such change.

10.12 Ratios. It shall cause the following ratios to be maintained at all times:

     (a) (i) 90% of the amount of Eligible Retail Receivables plus (A) 60% of the aggregate amount of Eligible Wholesale Receivables and Eligible Inventory; or
               (B) Cdn.$200,000,000, whichever is lesser,

          to

          (ii) the principal amount of all Loans hereunder and all other Indebtedness of the Deere Group for borrowed money, other than Subordinated
               Indebtedness,

          to be 1:1 or more; and

     (b) (i) Net Worth of the Deere Group less the amount of aggregate principal amount of loans outstanding pursuant to subsection 12.2(b) hereof to

          (ii) Indebtedness of the Deere Group less Subordinated
               Indebtedness of the Deere Group

          to be 0.20:1 or more.

10.13 Sale of Eligible Retail Receivables etc. It shall utilize the proceeds, or necessary portion thereof, as the case may be, of any sale of Eligible Retail Receivables and/or Wholesale Receivables to prepay the Loans in accordance with
Section 2.13 (as if that Section made reference to a mandatory repayment), if:

          (i) such proceeds arise from a transaction or series of related transactions and exceed Cdn.$5,000,000 or the Equivalent Amount in U.S. Dollars; and

          (ii) such sale together with any Eligible Retail Receivables and/or Eligible Wholesale Receivables not included in the relevant monthly calculation referred to in the balance of this Section 10.13, if factored into the then most recent monthly calculation of the ratio set out in subsection 10.12(a) on a retroactive basis, would cause subsection 10.12(a) to have been breached, in the order specified in Section 2.12 hereof, in an amount which, if applied on a retroactive basis, would avoid the aforesaid breach of covenant. For all purposes of this Section 10.13, a transaction described in clause (xv) of the definition of "Permitted Encumbrances" shall be a sale of the relevant Eligible Retail Receivables or Eligible Wholesale Receivables, as the case may be.


11.       NEGATIVE COVENANTS

          Each of the Borrowers covenants with the Lenders that so long as any one or more of the Lenders has any obligation under the Credit Facility or so long as any indebtedness hereunder remains outstanding, without the prior written consent of the Lenders, subject to the covenants below applying to a Guarantor only from and after the date upon which it becomes a Guarantor, and only so long as it continues to be a Guarantor, in accordance with the provisions hereof:

11.1 Reorganization. It shall not, and shall procure that no Guarantor shall, enter into any corporate transaction (whether by way of reconstruction, reorganization, consolidation, amalgamation, arrangement, merger, dissolution, liquidation, winding-up, sale or otherwise) whereby the jurisdiction governing the Borrower or any Guarantor is changed or all or substantially all of the undertaking, property and assets of the Borrower or any Guarantor would become the property of any other Person or the property of the continuing corporation resulting from any such corporate transaction unless:

     (a) if the transaction involves, directly or indirectly, a surviving Person (i) which is to be a Borrower hereunder, such surviving Person meets (as if they applied to it), or (ii) which is to be a member of the Deere Group, such surviving Person meets, in both such cases, the requirements of clauses (i), (ii) and (iii) of the definition of Deere Group;

     (b) each surviving Person which is to be a Borrower hereunder shall expressly assume the due and punctual payment of the principal of and interest on the Loans, the performance of all obligations pursuant to the Borrower's Guarantee and the performance of every covenant of this Agreement on the part of the Borrower to be performed or observed (including, in the case of Deere Canada, pursuant to the Subordination Agreement) and each surviving Person which is to be a Guarantor shall have assumed the performance of all obligations pursuant to the Guarantee of that Person, in each case by an assumption agreement, executed and delivered to the Agent, in form reasonably satisfactory to the Majority Lenders, and the Agent shall have received all such opinions, in form reasonably satisfactory to the Majority Lenders, with respect to the surviving Person if it is to become a Borrower or a Guarantor as it was entitled to receive hereunder at the inception of the Credit Facility or at the time the Guarantor became a Guarantor, as the case may be;

     (c) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (d) the Borrower shall cause to be delivered to the Agent an officers' certificate signed by two officers of the Borrower stating that the transaction complies with this Section 11.1 and that all conditions precedent herein provided for relating to such transaction have been complied with.

11.2 Negative Pledge. It shall not, and it shall procure that no Guarantor shall, create, assume, incur or suffer to be created, assumed or incurred or to exist, directly or indirectly, any Mortgage on any of its assets to secure any Indebtedness, other than Permitted Encumbrances.

11.3 Subordination Agreement. It shall not, and it shall procure that no Guarantor shall, make any payment, or take any other action, which would result in a breach of the terms and conditions of the Subordination Agreement or of any other Subordinated Indebtedness.


12.       LIMITATIONS ON PAYMENTS

12.1 Payments in General. Except to the extent provided to the contrary in this Article 12 or as otherwise required or permitted hereunder, or except as consented to in writing by the Majority Lenders, each of the Borrowers shall not, and each of them shall ensure that no Guarantor shall, in any fiscal year of the Borrower or the Guarantor, as the case may be, make any payments of any sort whatsoever:

     (a) to Deere U.S. or to any Affiliate of Deere U.S. which is not a member of the Deere Group; or

     (b) for the acquisition, other than by way of share purchase or purchase by a Subsidiary, in any one transaction or series of related transactions, of a business: (i) if, after giving effect to such acquisition, the acquiring company, if a Borrower, would fail to meet (as if they applied to it), or, if another member of the Deere Group, would fail to meet, the requirements of clauses (i), (ii) and (iii) of the definition of Deere Group, provided that this prohibition shall not apply if the Borrowers provide written notice to the Agent that the receivables and inventory of the business so acquired shall not be included in the definitions of Eligible Retail Receivables, Eligible Wholesale Receivables and Eligible Inventory and such receivables and inventory are not so included by the Borrowers; or (ii) the assets of which are not located substantially in Canada.

Any Lender which fails to indicate in writing that it will not consent to any such transaction within ten Banking Days after having received written notice from the Borrower of a request for consent shall be deemed to have consented to the transaction.
For purposes of this Article 12, "payments" means any payments or dispositions of assets, including, without limitation, loans, repayments of loans, contribution of surplus, equity investment, distributions of earnings or capital, gifts, payments of operating expenses, capital expenditures or transfers of assets.

12.2      Permitted Payments.  Nothing hereinbefore in this
Article 12 contained shall prohibit at any time or from time to time any of the following payments:

          (a) dividend payments by Deere Canada and other members of the Deere Group to Deere U.S. or any Affiliate of Deere U.S. in amounts which, in the aggregate, including all dividend payments made from and after the Initial Borrowing Date to and including the date of dividend payment, do not exceed the amount which is 60% of the aggregate net profits of the Deere Group for that period of time as shown on or derived from their respective statements of profit and loss forming part of the Financial Statements covering all or a portion of that period, and any amounts in excess of said amount at any time when the ratio set out in subsection 10.12(b) is 0.33:1 or more and will not be reduced to less than 0.33:1 as a result of such dividend payment;

          (b) loan advances by Deere Canada to Deere U.S. so long as the total aggregate principal amount thereof outstanding does not at any time exceed the amount of Subordinated Indebtedness owing by Deere Canada to Deere U.S.;

          (c) payments of principal and interest of and on Subordinated Indebtedness to Deere U.S. by Deere Canada effected without breaching the terms and conditions of the Subordination Agreement and so long as after any such payment of principal the amount of Subordinated Indebtedness outstanding is not less than the amount of loans by Deere Canada to Deere U.S. referred to in subsection (b) above; and

          (d) payments for products, goods and services which are in the ordinary course of business of the Borrower or a Guarantor and which are made on arm's length and commercially reasonable terms.


13.       DEFAULT AND ENFORCEMENT

13.1      Events of Default.  For the purposes of this
Article 13, the following events shall be applicable to a Guarantor only from and after the date upon which it becomes a Guarantor, and only so long as it continues to be a Guarantor, in accordance with the provisions hereof. In this Agreement, "Event of Default" shall mean any one of the following events:

     (a)  if the Borrower shall fail to pay, within two Banking
          Days after the date upon which it is due, any portion of the principal amount of any Loan in accordance with its terms;

     (b) if the Borrower shall fail to pay, within five Banking Days after the date upon which it is due, any interest on any Loan or any other amount due in respect of any such Loan, or any other amount payable to the Lenders under this Agreement;

     (c) if the Borrower shall default in the performance of or compliance with any of the provisions of Articles 11 or 12 hereof; provided that: (i) after the occurrence of any such default, the Lenders shall not exercise any of the remedies set forth in Section 13.2 hereof, but may terminate the Borrowers' rights to obtain any further Drawdown or any Conversion or Rollover into Bankers' Acceptances or LIBOR Loans with an Interest Period in excess of 30 days until the default is cured or waived, if, within a period of five Banking Days after the occurrence of such default, the Borrower provides the Agent with a certificate of a senior officer of the Borrower stating that such default occurred inadvertently and the Borrower also provides a written undertaking to diligently cure the same; and (ii) if subclause (i) is applicable and such default is remedied within 30 days thereafter, no Event of Default shall occur or be deemed to have occurred hereunder;

     (d) if the Borrower shall fail to remedy, within 30 Banking Days after notice from the Agent or such longer period (if any) to which the Lenders may agree, any failure to perform or to comply with any other covenant or obligation hereunder, including pursuant to
          Section 4.3, 5.4 or 15.15, other than those referred to in subsections (a), (b) and (c) above;

     (e) if any representation or warranty in Article 8 made or deemed to have been made on behalf of the Borrower
          (i) herein or (ii) in any certificate delivered to the Lender pursuant to this agreement (A) which is expressed in terms of a material adverse change in the financial condition of the Deere Group or the ability of the Deere Group to perform the collective obligations of the Deere Group under or pursuant to this Agreement and the Guarantees or in terms of being material to the financial condition of the Deere Group, shall be untrue or incorrect in any respect on and as of the date made or (B) which is not so expressed shall be untrue or incorrect in any respect on and as of the date made which is material and adverse to the financial condition of the Deere Group or the ability of the Deere Group to perform such collective obligations, or if any information contained in any other certificate or in any Financial Statements hereafter delivered by the Borrower to the Lenders by virtue of a requirement contained in this Agreement shall be untrue or incorrect in any material respect, on and as of the date made; provided that no Default or Event of Default shall occur or be deemed to occur as a result thereof if the untruth or error therein was unintentional and if the correct or true information in such certificate or in such Financial Statements would not have disclosed a Default;

     (f) if any of the Borrowers or Guarantors admits in writing its inability to pay its debts generally as they become due or otherwise acknowledges its insolvency;

     (g) if any of the Borrowers or Guarantors institutes any proceeding or takes any corporate action or executes any agreement to authorize its participation in or commencement of any proceeding:

          (i) seeking to adjudicate it a bankrupt or insolvent, or

          (ii) seeking liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation) except as part of a reorganization which is permitted pursuant to section 11.1 hereof;

     (h) if an order of a court having jurisdiction in the premises is entered with respect to any of the Borrowers or Guarantors:

          (i)  adjudicating it a bankrupt or insolvent;

          (ii) ordering liquidation, dissolution, winding up, reorganization, arrangement, protection, relief or composition of it or any of its property or debt or making a proposal with respect to it under any law relating to bankruptcy, insolvency, reorganization or compromise of debts or other similar laws (including, without limitation, any application under the Companies' Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or any reorganization, arrangement or compromise of debt under the laws of its jurisdiction of incorporation); or

          (iii) ordering or ratifying the appointment of a receiver, trustee, agent, custodian or other similar official for it or for any substantial part of its properties and assets;

          and such order is not being contested in good faith by appropriate proceedings and is not in any event stayed or vacated within 90 days of its making, but provided further than during such period the Lenders may terminate the Borrowers' rights to obtain any further Drawdown or any Conversion or Rollover into Bankers' Acceptance or LIBOR Loans with an Interest Period in excess of 30 days until the order is so stayed or vacated;

     (i) any creditor of any of the Borrowers or Guarantors or any other Person shall privately appoint a receiver, trustee or similar official for any substantial part of such Borrower's or Guarantor's properties and assets and such appointment is not being contested in good faith by appropriate proceedings;

     (j) if any encumbrancer takes possession of all the property of any of the Borrowers or Guarantors or any part thereof which is, in the reasonable opinion of the Lenders, a substantial part thereof or if a distress or execution or any similar process involving an amount in excess of Cdn. $10,000,000 or the Equivalent Amount or more be levied or enforced thereagainst and such levy or enforcement is not stayed by reason of a pending appeal or otherwise and remains unsatisfied for such period as would permit such property or such part thereof to be sold thereunder;

     (k) (i) if any of the Borrowers or Guarantors makes default beyond any period of grace provided with respect thereto in payment of the principal of or interest or premium on any Indebtedness in respect of which it is obligated to make such payment (other than Indebtedness owing hereunder, payables, or taxes (provided that it is contesting the validity thereof in good faith by appropriate proceedings timely instituted) incurred in the ordinary course of business) in the amount that, in the case of the Deere Group, when combined with similar amounts owing by the others of such Persons, then exceeds Cdn. $10,000,000 or the Equivalent Amount, or in the performance or observance of any term, agreement or condition in respect of such Indebtedness, where such default gives the Person to whom such Indebtedness is owed the right to cause such obligation to become due prior to the date of its stated maturity, and either such acceleration has commenced or proper notice of it has been given, or (ii) if Deere U.S. and/or any of its Affiliates makes any default which results in acceleration of or proper notice of acceleration having been given pursuant to any of the USD Agreement, the U.S. $3,500,000,000 Credit Agreement dated as of April 5, 1995 among the USD Borrowers, certain financial institutions and the USD Agent, as in effect from time to time, or any agreement renewing, implementing or refinancing the same, or in any other credit agreement of Deere U.S. which provides a loan facility greater than U.S. $750,000,000, provided that, except in the case of the USD Agreement, during the period of five Banking Days after the occurrence of any such default hereunder, the Lenders shall not exercise any of the remedies set forth in Section 13.2 hereof, except that the Lenders may at their option terminate the Borrowers' rights to obtain any further Drawdown or any Conversion or Rollover into Bankers' Acceptances or LIBOR Loans with an Interest Period in excess of 30 days until the default is cured or waived, and provided further that, if within such five Banking Day period, the default is cured or is waived by the holders of the obligation concerned then the default under this
          Section 13.1(k) shall be deemed not to have occurred and shall not be an Event of Default;

     (l)  if any of the terms of a Guarantee or the Subordination
          Agreement shall be breached in any material respect by a Borrower, a Guarantor or Deere U.S.;

provided that no such Event of Default shall be deemed to have occurred in respect of any Guarantor (other than Deere Canada and Deere Finance) if the change in status of that Guarantor to a Person not a member of the Deere Group would not result in or give rise to the occurrence of any Default or Event of Default resulting solely pursuant to Section 10.12 hereunder and, if such is the case, (A) such Guarantor shall thereafter cease to be a Guarantor and a member of the Deere Group for all purposes hereof, (B) such former Guarantor shall be released from its Guarantee hereunder, (C) no amount shall be attributable to the former Guarantor in calculating the "Net Worth" of the Deere Group, and (D) such former Guarantor shall not thereafter again become a Guarantor and member of the Deere Group without the consent of the Majority Lenders.

13.2 Remedies on Default. Upon the occurrence of any one or more Events of Default, the Lenders may, at their option and without limiting or restricting their rights and remedies hereunder or at law or in equity but, for greater certainty, in accordance with Section 14.14 hereof, by giving notice to the Borrowers elect one or more of the following remedies with respect to the Loans:

          (a) not permitting any Drawdowns (although Rollovers and Conversions with Interest Periods of 30 days or less will be permitted hereunder unless and until the Lenders make an election under subsection (b) below); and

          (b) declaring the principal amounts of all Loans outstanding, all accrued and unpaid interest thereon and all other amounts payable at any time by the Borrowers to the Lenders hereunder to be immediately due and payable;

each without presentment, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower. The Lenders may, in connection with any action taken pursuant to subsection (b) above, in their discretion, make Prime Rate Loans in an aggregate principal amount not exceeding the aggregate face amount of all outstanding Bankers' Acceptances (even if such Loans result in the principal amount of the Loans exceeding the Credit Facility Amount) and hold the proceeds of such Loans as security for the obligations of the Borrower to the Lenders in respect of such Bankers' Acceptances presented to them on the maturity date thereof. Notwithstanding anything herein contained, such Prime Rate Loans shall be interest free until the aforementioned maturity dates of such Bankers' Acceptances and the application of the proceeds of such Loans to pay the face amount of such maturing Bankers' Acceptances.

13.3 Remedies Cumulative. The rights and remedies of the Lenders hereunder are cumulative and are in addition to and not in substitution for any other rights or remedies provided by law.


14.       THE AGENT AND THE ADMINISTRATION OF THE LOANS

14.1      Authorization.

     (a) Each Lender hereby irrevocably appoints and authorizes the Agent to be its attorney in its name and on its behalf, to exercise such rights or powers granted to such Lender under this Agreement, the Guarantees and the Subordination Agreement, including without limitation, the right to consent in writing to matters requiring consent of the Lenders, to amend this Agreement and to waive any Default hereunder or Event of Default hereunder, all in accordance with Section 14.13 hereof, together with any such powers as are reasonably incidental thereto.

     (b) As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement thereof), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that except as herein provided the Agent shall not be required to take any action which exposes the Agent to liability in such capacity, which could result in the Agent's incurring any costs and expenses or which is contrary to this Agreement or applicable law.

14.2      Dealings by Borrowers with Agent.

     (a) Except as herein expressly provided, the Borrower shall deal with the Agent in lieu of the Lenders for all purposes of this Agreement.

     (b) The Borrower may rely, and shall be fully protected in so relying, without any obligation to inquire into the correctness thereof, upon any action taken, notice, direction, waiver, consent, determination, communication or agreement by the Agent purporting to be on behalf of the Lenders hereunder, any of which shall, as regards the Borrower, be deemed to be an action, notice, direction, waiver, consent, determination, communication or agreement of the Lenders.

     (c) Where under this Agreement the Borrower is required to deliver any documents to the Agent for forwarding to the Lenders, the Borrower shall deliver a number of copies sufficient for such forwarding.

14.3 Duties and Obligations of Agent. Neither the Agent acting in such capacity nor any of its directors, officers, agents or employees shall be liable to the Lenders for any action taken or omitted to be taken by it or them under or in connection with this Agreement, the Guarantees or the Subordination Agreement except for its or their own gross negligence or wilful misconduct. Without limiting the generality of the foregoing, the Agent:

     (a) may assume that there has been no assignment or transfer by any of the Lenders of their rights hereunder unless and until the Agent receives written notice of the assignment thereof from such Lender and the Agent receives the written agreement of the assignee that such assignee is bound hereby as it would have been if it had been an original party hereto in lieu of such Lender (to the extent of such assignment) in each case in form and substance satisfactory to the Agent;

     (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

     (c) shall incur no liability to the Lenders under or in respect of this Agreement, the Guarantees or the Subordination Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable, telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties or by acting upon any representation or warranty of the Borrower made or deemed to be made hereunder;

     (d) may assume that no Default or Event of Default has occurred unless it has actual knowledge or actual notice to the contrary;

     (e) may rely as to any matters of fact which might reasonably be expected to be within the knowledge of any Person upon a certificate signed by or on behalf of such Person;

     (f) does not make any warranty or representation to any Lender nor shall it be responsible to any Lender for the accuracy or completeness of the data made available to the Lenders in connection with the negotiation of this Agreement or for any statements, warranties or representations (whether written or oral) made in or in connection therewith;

     (g) shall not have any duty to ascertain or to enquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of the Borrower or to inspect the property (including the books and records) of the Borrower or the Guarantors;

     (h) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the Guarantees, the Subordination Agreement or any instrument or document furnished pursuant hereto or thereto; and

     (i) shall not be responsible to any Lender for disclosing to the Lenders information which it receives from the Borrowers or the Guarantors other than in its capacity as Agent hereunder.

14.4 Agent's Authority to Deal with Borrowers. With respect to the portion of the Credit Facility established by it under this Agreement, in its capacity as Lender, the Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not the Agent. Subject as herein provided, the Agent may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with the Borrower, the Guarantors, any Affiliate of Deere U.S. and any Person which may do business with the Borrower, the Guarantors, Deere U.S. or any Affiliate of Deere U.S. all as if the Agent were not the Agent hereunder and without any duties to account therefor to the Lenders.

14.5 Indemnification. Each of the Lenders hereby agrees with the Agent (solely in its capacity as Agent and Lender) to indemnify the Agent (to the extent not reimbursed by the Borrower), on a pro rata basis based on Commitment Ratios, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Guarantees, the Subordination Agreement or action taken or omitted by the Agent hereunder or thereunder or in respect hereof or thereof provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or wilful misconduct. Without limiting the generality of the foregoing, each of the Lenders agrees with the Agent to reimburse the Agent promptly upon demand for its pro rata share (determined as aforesaid) of any out-of-pocket expense (including counsel fees) incurred by the Agent in connection with the preservation of any rights of the Agent or the Lenders under, or the enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement, the Guarantees and the Subordination Agreement to the extent that the Agent is not reimbursed for such expenses by the Borrower and each of the Lenders hereby agrees with the Agent to reimburse the Agent for any amount paid to such Lender as its pro rata share (determined as aforesaid) of payments required to be made by the Borrower to the Lenders hereunder if and to the extent that such Lender is notified by the Agent that the Borrower has failed to make the payment to which such share is referable as and when required, forthwith upon receipt of such notice from the Agent.

14.6 Successor Agent. The Agent may, as hereinafter provided, resign at any time by giving written notice thereof to the Lenders and the Borrowers. The Borrowers shall have the right to appoint a successor agent who shall be one of the Lenders who is acceptable to the Majority Lenders, acting reasonably (the "Successor Agent"). If no Successor Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may appoint a Successor Agent acceptable to the Borrowers acting reasonably and shall give immediate notice to the Lenders and the Borrowers after having done so. Notwithstanding any such appointment, the Majority Lenders shall have the right to appoint another Successor Agent who shall be one of the Lenders and who is acceptable to the Borrowers, acting reasonably. Upon the acceptance of any appointment as Agent hereunder by a Successor Agent, such Successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its further duties and obligations as Agent under this agreement.

After any retiring Agent's resignation hereunder as Agent, the provisions of this Article 14 shall enure to its benefit as to any actions taken or omitted to be taken by it while it was Agent hereunder.

14.7 Procedure for Loans Other than Bankers' Acceptance. In the case of borrowing by way of Loans other than Bankers'
Acceptances:

     (a) The Borrower shall, with respect to each Loan other than a Fixed Rate Loan (in connection with which the Borrower shall deal directly with the relevant Lender), make all Drawdowns, Conversions and Rollovers on a Pro Rata basis. The Borrower shall give the appropriate notices hereinbefore specified to the Agent which notice shall state the principal amount of the Loan and all relevant particulars thereof and shall otherwise be given as required by, and in accordance with, Article 2 hereof. Forthwith upon the receipt of such notice, the Agent shall give notice to each of the other Lenders of the principal amount of the relevant Drawdown, Conversion or Rollover and the Pro Rata share of such Lender thereof and all other relevant particulars thereof.

     (b) Each Lender will, in the case of Drawdowns, remit the amount required to be advanced by it to the Agent no later than 11:00 a.m. (Toronto time) on the date on which the Drawdown is to occur addressed to, until notified otherwise, The Toronto-Dominion Bank, International Centre, Toronto, if in Canadian Dollars, and The Toronto-Dominion Bank, New York Branch, for credit to International Centre, Toronto, Agency Administration, if in U.S. Dollars, by way of same-day funds under telex advice payable to The Toronto-Dominion International Centre, Toronto, for credit Agency Administration Service Account #2131891, if in Canadian Dollars and #2173698, if in U.S. Dollars, to the attention of the Manager, Agency Administration (or as otherwise instructed by notice from the Agent), stating "Re: John Deere Limited".

     (c) The Agent will make the funds remitted to it in accordance with subsection 14.7(b) hereof available to the Borrower on the date on which the Drawdown is to occur by crediting the Borrower's account maintained with the Agent at the Designated Branch of the Agent (or causing such account to be credited) with like same-day funds in the aggregate amount of such funds so remitted to it, in like currency. To facilitate the transactions contemplated hereunder, the Borrower shall maintain accounts with the Agent at the Designated Branch of the Agent as long as this Agreement remains in force.

     (d) In the case of Conversions or Rollovers, the Agent shall forthwith notify each Lender of its obligation, if any, to advance funds, each Lender shall cause the Conversion or Rollover, as the case may be, requested aforesaid to occur on the appropriate date with respect to its Pro Rata share of the principal amounts of the relevant Loans in respect of which said Conversion or Rollover, as the case may be, is occurring, any Lender required to advance additional funds as a result thereof shall forthwith do so in accordance with subsection 14.7(b) above and the Agent shall forthwith remit such funds to the Lenders entitled to receive the same.

14.8 Procedure for Bankers' Acceptances. In the case of a borrowing by way of Bankers' Acceptances (other than All-in
Bankers' Acceptances (in connection with which the Borrower shall deal directly and solely with the accepting Lender)):

     (a) The Borrower and each Lender shall follow the procedures specified in subsection 6.1(d) above;

     (b) Each Lender shall, in the case of Drawdowns by way of Bankers' Acceptance, make such Bankers' Acceptances available at the BA Branch on the relevant date of acceptance to such Person as the Agent specifies (in accordance with the instructions contained in the request of the Borrower in respect of such borrowing) upon receipt from such Person of immediately available Canadian Dollars in an amount which is equal to the face amount of the Bankers' Acceptance less the amount of discount applicable thereto;

     (c) Each Lender shall, immediately after receiving the funds referred to in subsection (b) above, pay in same-day Canadian Dollars by way of Canadian Dollar wire transfer to the Agent for credit to the Borrower's account maintained at the Designated Branch such amount as is referred to in subsection (b) above less the amount of the Bankers' Acceptance fee due to it, as calculated in accordance with Section 6.1;

     (d) The Agent will make such funds as are paid to the Designated Branch pursuant to subsection (c) above available to the Borrower on the relevant date of acceptance by crediting the Borrower's account maintained with the Agent at the Designated Branch (or causing such account to be credited) with like funds, by way of same-day funds, in the aggregate amount of such funds;

     (e) In the case of a Rollover of a Bankers' Acceptance, each Lender accepting a new Bankers' Acceptance shall do so in accordance with the procedure set out in subsections (a) and (b) above and shall comply with subsections (c) and (d) above only in respect of the excess of the face amount of the new Bankers' Acceptance to be issued over the face amount of the maturing Bankers' Acceptance; otherwise, instead of then complying with subsections (c) and (d) above, each Lender shall, in order to satisfy the continuing liability of the issuing Borrower to the Lender for the face amount or portion thereof, as the case may be, of the maturing Bankers' Acceptance, receive for its own account the proceeds of such new Bankers' Acceptance, or portion thereof, as the case may be, net of the Bankers' Acceptance fee or portion thereof, as the case may be, due to it, as calculated in accordance with
          Section 6.1, and the issuing Borrower shall on the maturity date of the maturing Bankers' Acceptance pay directly to such Lender an amount equal to the positive difference, if any, between the face amount of the maturing Bankers' Acceptance or portion thereof, as the case may be, and the net proceeds from the new Bankers' Acceptance or portion thereof, as the case may be, as aforesaid;

     (f) In the case of a Conversion into a Bankers' Acceptance, each Lender accepting a Bankers' Acceptance shall do so in accordance with subsections (a) and (b) above and shall comply with subsections (c) and (d) above only in respect of the excess of the face amount of the Bankers' Acceptance to be issued over the principal amount of Loan being converted; otherwise, instead of complying with subsections (c) and (d), each Lender shall, in order to satisfy the continuing liability of the issuing Borrower to such Lender for the amount of the converted Loan, receive for its own account the proceeds of the Bankers' Acceptance, or portion thereof, as the case may be, net of the Bankers' Acceptance fee due to it, as calculated in accordance with Section 6.1, and the Borrower shall on the Conversion Date pay to such Lender the positive difference, if any, between the principal amount, or portion thereof, as the case may be, of the Loan and the net proceeds of the Bankers' Acceptance, or portion thereof, as the case may be, as aforesaid; and

     (g) In the case of a Conversion of a Bankers' Acceptance into another type of Loan, each Lender shall advance to the Agent, as specified in Section 14.7 above, the amount of its Loan and shall record the obligation of such Borrower to such Lender by way of Loan of the type into which the obligation has been converted and the Agent shall disburse the monies to satisfy the face amounts of maturing Bankers' Acceptances or, if the Borrower has paid such amounts, in accordance with subsection 14.7(c) above.

14.9 Failure of Lender to Advance Loan. Unless the Agent has been notified by a particular Lender within one Banking Day after such Lender receives notice of the Drawdown from the Agent that such Lender will not make available to the Agent the Loan or Loans to be made available by such Lender, the Agent may assume that such Lender has made such Loan or Loans available to the Agent on the date on which the Drawdown is to occur in accordance with the provisions hereof and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent such Lender shall not have so made such Loan or Loans available to the Agent, such Lender agrees with the Agent to pay to the Agent forthwith on demand the principal amount of such Loan or Loans and such Lender agrees with the Agent to pay all reasonable costs, charges and expenses (including borrowing costs) incurred by the Agent in connection therewith. If such Lender shall fail to pay such principal for five Banking Days after such demand, the Borrower shall repay such principal to the Agent forthwith on demand. The Agent shall, if requested by such Lender, set out the amount payable to the Agent pursuant to this Section 14.9, together with appropriate details of the calculation thereof, in a certificate delivered by the Agent to the Borrower or such Lender and any such certificate shall be conclusive and binding, for all purposes, absent manifest error. If such Lender makes the payment to the Agent required herein within such five Banking Days, the amount (otherwise than in respect of such costs, charges and expenses of the Agent) so paid shall constitute such Lender's Loan or Loans. In the event such Lender does not make such payment to the Agent in accordance with this Section 14.9 within five Banking Days of the applicable Drawdown, the Borrowers may exercise or pursue any other rights, remedies, powers and privileges against such Lender as are provided by law or by contract, including, without limitation, the right to replace such Lender.

14.10          Payments in respect of Loans.

     (a) Except as otherwise provided in this Agreement, including in Section 14.14 in the situation therein specified, and subject, with respect to Fixed Rate Loans and All-in Bankers' Acceptances, to subsection 14.10(b), the Borrower shall make any prepayments and repayments (which shall, for this purpose, include the deposit of any monies pursuant to subsection 2.13(b)) of each of the Loans together with payments of interest in respect thereto, on a Pro Rata basis. The Borrower shall make all such payments to the Agent on behalf of the Lenders. The Borrower shall give notice to the Agent of all prepayments and repayments of Loans that it intends to make as required by and in accordance with the provisions of this Agreement. Forthwith upon the receipt of such notice, the Agent shall give notice to each of the other Lenders of the amount of such prepayments or repayments (forming part of such aggregate) to be made to it on such day and all other relevant particulars of such prepayments or repayments.

     (b) Any repayment by the Borrower, on maturity, of a Fixed Rate Loan, and any payment made by the Borrower to satisfy the amount owing pursuant to an All-in Bankers' Acceptance on the maturity thereof, at any time prior to a declaration pursuant to subsection 13.2(b), shall be made in accordance with the terms and conditions of the Fixed Rate Loan or All-in Bankers' Acceptance, as the case may be. After a declaration pursuant to subsection 13.2(b) occurs, the provisions of Section 14.14 shall apply to the repayment of Fixed Rate Loans and All-in Bankers' Acceptances.

     (c) Forthwith after receipt of any payment or prepayment of any Loans or any payment of interest in respect thereof, the Agent shall, except as otherwise provided in this Agreement, remit to each Lender its Pro Rata share of such payment or prepayment. If and to the extent that the Agent remits any amount to the Lenders on the assumption that the Borrower will make or has made any payment or prepayment of any Loans or any payment of interest in respect thereof to the Agent when such payment or prepayment is due (which assumption the Lenders agree that the Agent shall be entitled to make) and the Borrower does not make or has not made such payment or prepayment, each Lender shall pay to the Agent forthwith on demand its Pro Rata share of the amount of such payment or prepayment and the Borrower agrees with the Agent to pay to the Agent forthwith on demand all reasonable costs, charges and expenses (including borrowing costs) incurred by the Agent in connection with such payment or prepayment or which the Agent would have incurred if it had borrowed the amount of such payment or prepayment.

     (d) The Agent and the Lenders agree that any monies deposited with the Agent pursuant to the provisions of subsection 2.13(b) shall be dealt with by the Agent in the manner which all Lenders agree is equitable in the circumstances.

14.11          Redistribution of Payments.

     (a) If at any time any Lender (an "Overpaid Lender") has received or recovered any amount (an "Excess Amount") in payment on account of the obligations of the Borrower to such Overpaid Lender in respect of any Loan other than an Excluded Loan (whether by means of a voluntary or involuntary payment by the Borrower, through the exercise of a right of set-off or otherwise) in excess of the Pro Rata share of such Overpaid Lender of the aggregate of all payments on account of the obligations of the Borrower to the Lenders in respect of such Loan under this Agreement, then:

          (i) such Overpaid Lender shall pay to the Agent an amount equal to the Excess Amount;

          (ii) subject to the proviso at the end of this subsection 14.11(a), the Agent shall treat such payment as a payment made to it by the Borrower in respect of this Agreement pursuant to such Loan to Lenders other than such Overpaid Lender and shall distribute such payment among the Lenders other than such Overpaid Lender on a Pro Rata basis;

          (iii) subject to the proviso at the end of this subsection 14.11(a), as between the Borrower and such Overpaid Lender, such Excess Amount shall be deemed not to have been paid;


          (iv) subject to the proviso at the end of this subsection 14.11(a), as between the Borrower and each Lender other than such Overpaid Lender, the portion of such Excess Amount received by such Lender shall be deemed to have been paid by the Borrower to such Lender in respect of such Loan on the day of the original receipt thereof by the Overpaid Lender; and

          (v) the Agent shall give notice to the Borrower of all relevant particulars of the payment to the Agent of such Excess Amount and the redistribution by the Agent of such payment;

provided that if such Overpaid Lender is subsequently required (whether by order of a court or otherwise) to repay any portion of such Excess Amount to or for the account of the Borrower, each Lender other than such Overpaid Lender shall forthwith pay its Pro Rata share of such portion to the Agent for the account of such Overpaid Lender pursuant to such Loan. For the purposes of the proviso to this Section 14.11, the Pro Rata share of any Lender other than an Overpaid Lender shall be calculated without inclusion of any amounts in respect of an Overpaid Lender in the amounts payable to or by the Lenders.

     (b) The amount of any prepayment made of a Fixed Rate Loan or All-in Bankers' Acceptance in contravention of subsection 2.13(c) or of any repayment made of a Fixed Rate Loan or All-in Bankers' Acceptance in contravention of subsection 14.10(b) shall, subject to the other provisions of this Agreement, forthwith after receipt by the relevant Lender of written notice from the Agent in this regard, be returned to the Borrower and the Borrower shall be obligated to pay interest thereon at the rates which otherwise would have applied had such contravention not occurred but only from the date of return of the amount to the Borrower.

14.12 Other Payments. The Borrower shall make all payments to be made by it under this Agreement with respect to each Loan other than the payments referred to before in this
Article 14 and any amount payable (a "cost reimbursement") by the Borrower to any Lender in respect of any cost or expense incurred by such Lender, to the Agent, who shall distribute such payments, other than any cost reimbursement, on a Pro Rata basis in respect of each Loan and who shall distribute any cost reimbursement to the Lender that incurred the cost or expense giving rise to the entitlement thereto.

14.13          Action by and Consent of Lenders:  Waiver and
               Amendments.

     (a) Where the terms of this Agreement, the Guarantees or the Subordination Agreement refer to any action to be taken hereunder by the Lenders or to any such action that requires the consent or other determination of the Lenders, the action taken by and the consent or other determination given by the Majority Lenders shall, except to the extent that this Agreement expressly provides to the contrary, constitute the action or consent herein or therein referred to and the Agent may exercise its powers under Section 14.1 hereof based upon such action, consent or other determination; and, without limitation, for greater certainty any election under Section 13.2 of this Agreement, the Guarantees or the Subordination Agreement and any demand for payment under this Agreement, the Guarantees or the Subordination Agreement shall be made or taken only with the consent of the Majority Lenders and any action so taken shall be binding on all the Lenders and all the Lenders shall cooperate in all ways necessary or desirable to implement and effect any action so taken or otherwise taken hereunder with the consent of or on the instructions of the Majority Lenders.

     (b) Any provision of this Agreement may be amended only if, and shall be amended if, the Borrowers and the Majority Lenders so agree in writing (unless otherwise provided herein that such consent may be deemed to have been given) and any Default or Event of Default may be waived or consented to before or after it occurs only if the Majority Lenders so agree in writing except that:

          (i) an amendment or waiver (other than a consequential amendment resulting from action taken in accordance with other provisions of this agreement) which changes or relates to:

               (A) the forgiving of, or maturity date of, any Loan (other than Fixed Rate Loans) under this
                    Agreement owing by the Borrower to any
                    Lender, other than an extension of time for payment of up to 180 days;

               (B) the rates or dates of payment of interest payable with respect to any Loan (other than Fixed Rate Loans) payable under this Agreement;

               (C)  the definition of Majority Lenders hereunder;


               (D)  Section 14.10 - Payments in Respect of Loans;

               (E) this Section 14.13(b) - Action by and Consent of Lenders: Waiver and Amendments;

               (F)  Section 14.12 - Other Payments;

               (G)  Section 14.14 - Enforcement;

               (H)  Section 15.5 - Amendment;

               (I)  the Subordination Agreement;

               (J)  the Guarantees; or

               (K)  an increase in the amount of the Credit
                    Facility

               shall (notwithstanding subsection 14.13(a) hereof) require the agreement of all the Lenders;

          (ii) an amendment or waiver which changes or relates to the rights or obligations of the Agent, save and except for removal of the Agent under
               Section 14.6, shall (notwithstanding
               subsection 14.13(a) hereof) also require the agreement of the Agent thereto;

          (iii)     an amendment or other agreement which
                    increases the amount of the Credit Facility shall (notwithstanding subsection 14.3(a) hereof) also require the agreement of all of the USD Banks; and

          (iv) any amendment which has the effect of increasing the Commitment of any Lender shall require the agreement of that Lender.

     (c) Any such waiver and any consent by the Agent or any Lender or the Majority Lenders or all of the Lenders, as the case may be, may be given subject to any conditions thought fit by the Person giving that waiver or consent. Any waiver or consent shall be effective only in the instance and for the purpose for which it is given. No failure on the part of the Agent or any of the Lenders in exercising any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy in law, by statute, equity or otherwise conferred.

14.14          Enforcement.

     (a) Each Lender hereby acknowledges that the remedies hereinafter referred to are provided in respect of each Loan. Notwithstanding the preceding sentence, to the extent permitted by applicable law each remedy provided hereunder, under the Guarantees and the Subordination Agreement shall be exercised not severally in respect of each Loan, but collectively in respect of all Loans (although not all remedies must be exercised, collectively or otherwise), upon the decision of the Majority Lenders; accordingly, subject only to subsection (b) below, each of the Lenders hereby covenants and agrees that it shall not be entitled to take any action hereunder or thereunder including, without limitation, any election of remedies in respect of an Event of Default hereunder but that any such action shall be taken only with the prior written agreement of the Majority Lenders; each of the Lenders hereby further covenants and agrees that upon any such written consent being given by the Majority Lenders, it shall cooperate fully with the other Lenders to the extent required in the collective exercise of such rights; and each of the Lenders and the Borrower further covenants and agrees that all proceeds from the exercise of such rights, to the extent permitted by applicable law, are held for the benefit of all of the Lenders and shall be shared among the Lenders in accordance with this Section 14.14(a) and each of the Lenders acknowledges that all costs of the exercise of such rights shall be shared pro rata based upon the respective aggregate principal amounts of Loans which each Lender has outstanding at the time or times of payment of such costs and that all proceeds received from any exercise of such rights (including, without limitation, all amounts for which the Agent is required to be indemnified under the provisions hereof) shall be shared among the Lenders pro rata based upon the respective aggregate principal amounts of Loans which each Lender has outstanding at the relevant time or times of sharing.

To the extent any Lender receives or is entitled to receive, after a declaration in accordance with subsection 13.2(b), any amount hereunder in excess of the amount of indebtedness owed to it hereunder, it shall hold such excess in trust on behalf of and for the benefit of the other Lenders entitled thereto. Notwithstanding subsection 14.13(a) hereof and the foregoing provisions of this Section 14.14(a), but subject to subsection
(b) below, in the event that the Lenders have the right to sell, to release or otherwise to dispose of any assets of the Borrower (including, without limitation, any assets in which the Lenders have taken any security interest of any kind), no such assets shall be sold, released or otherwise disposed of except with the consent of all the Lenders.

     (b) Notwithstanding subsection (a) above, the Lenders agree that if the Borrowers have not, on or before the second anniversary of the Loan Termination Date in respect of any Lender, repaid such Lender in accordance with Section 2.14 of this Agreement, such Lender (an "Exercising Lender") shall be entitled to exercise any or all remedies available to it hereunder or by applicable law, notwithstanding that there has not been a decision of the Majority Lenders in accordance with subsection (a) above. Each of the Lenders hereby covenants that it will cooperate fully with an Exercising Lender to the extent required for such Exercising Lender to exercise its rights and remedies, provided that such cooperation shall not require the expenditure of funds by the other Lenders; and provided that all proceeds from the exercise by an Exercising lender of its rights hereunder and at law shall be held by it for its own account only and not subject to the pro rata sharing set out in subsection (a) above.

     (c) The Lenders agree that, if an Event of Default shall occur, each Lender shall promptly inform the Agent, which shall thereupon inform each other Lender, forthwith after it becomes aware thereof and the Lenders acting through the Agent shall use their best efforts to arrange a vote of the Lenders on taking action (whether enforcement, waiver or other action) in respect thereof so soon as is reasonably practicable, and in any event not later than 30 days, after the Lenders become aware thereof.

14.15 Set-off. Each of the Lenders agrees with each of the other Lenders that if any right of set-off shall be exercised by it in connection with any obligations of the Borrower to any of the Lenders hereunder or under the Guarantees or otherwise in respect hereof, as the case may be, then it shall promptly so advise the Agent which shall thereupon advise each of the other Lenders and, if and to the extent permitted by applicable law, the Lenders shall share all such set-offs in accordance with the provisions of Section 14.14 hereof, provided that none of the Lenders shall be liable hereunder to any of the other Lenders by reason of failure to exercise any right of set-off or to exercise validly any right of set-off or by reason of any restriction upon any such sharing.

14.16          Independent Appraisal.

     (a) Each of the Lenders acknowledges to and agrees with each of the other Lenders and the Agent that:

          (i) it has satisfied itself, and has not in any way relied upon any other Lender or the Agent, as to this Agreement, the matters referred to therein and the enquiries and information leading to the entering into of this Agreement;

          (ii) it has not relied, and will not hereafter rely, on any other Lender or the Agent in connection with the transactions contemplated hereby, the extension of credit hereunder, or the exercise of any rights hereunder, under the Guarantees or the Subordination Agreement; and

          (iii) it has been, and will continue to be, solely responsible for making its own independent appraisal of and investigation into the financial condition, creditworthiness, condition, affairs, status and nature of the Borrowers.

     (b) Without limiting the generality of subsection 14.16(a) hereof, each Lender confirms to the Agent that it has not relied, and will not hereafter rely, on the Agent:

          (i) to check or to enquire on its behalf into the adequacy, accuracy or completeness of any information provided by the Borrower or any other Person under or in connection with this Agreement or the transactions herein contemplated (whether or not such information has been or is hereafter distributed to such Lender by the Agent); or

          (ii) to assess or to keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrowers.

14.17 Liability of Lenders inter se. Each of the Lenders hereby agrees with each of the other Lenders that, except as otherwise herein expressly provided, none of the Lenders has or shall have any duty or obligation, or shall in any way be liable to any of the other Lenders, in connection with this Agreement or any action taken or omitted to be taken in, under or in connection herewith.

14.18 Several Liability. The obligations of each Lender under this Agreement are several and any failure of a Lender to perform its obligations under this Agreement shall in no way relieve any of the other Lenders from its obligations under this Agreement nor require any of the other Lenders to perform the obligations of such defaulting Lender.

14.19 Agency Fees. The Borrowers shall pay to the Agent for its services as such hereunder from time to time such fees as the Borrowers and the Agent shall agree to. Notwithstanding the payment by the Borrowers of the Agent's fees, the Agent shall at all times be acting exclusively as the agent of Lenders and not of the Borrowers.


15.       GENERAL

15.1 Payment of Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrowers shall, in the manner agreed by them, failing which agreement the obligation shall be joint and several, pay all reasonable out-of-pocket expenses of the Agent, including the reasonable fees and disbursements of any lawyers retained by the Agent incurred in connection with the preparation of this Agreement or any amendment or modification hereof or thereof or any waiver of any of the provisions hereof or thereof, and also shall pay all reasonable out-of-pocket expenses of the Lenders in connection with the protection and enforcement of the rights of the Lenders provided for herein, including in connection with the collection of all amounts owing hereunder and under any instrument issued pursuant hereto.

15.2 Binding Effect and Assignment. This Agreement shall be binding upon and shall enure to the benefit of the parties hereto and their respective successors and assigns permitted by this
Section 15.2 but, except as specifically provided herein, none of the foregoing nor the benefit thereof may be assigned by the Borrowers or any of them. No Lender shall, except on the terms hereinafter in this Section 15.2 set out or as otherwise provided by this Agreement including, without limitation, Sections 4.3,
5.4 and 15.15, grant a participation in or assign those things enuring to its benefit as herein provided to any other Person before or after an Event of Default.

          Any Lender may grant a participation in or assign the whole or any part of any Loans made by it hereunder or its Unutilized Commitment to one or more Persons provided that:

          (i) such Person or Persons is or are not non-residents of Canada within the meaning of the Income Tax Act
               (Canada);

          (ii) any such assignment occurs concurrently with the related assignment by the Lender's Affiliated USD Bank to the assignee's Affiliated USD Bank under subsection 10.5(d) of the USD Agreement and in the percentage there contemplated; and

          (iii) the assigning Lender pays to the Agent a registration and processing fee of Cdn.
                    $2,500.

          In respect of such assignment or participation, the granting or assigning Lender shall remain responsible for the performance of such Lender's obligations under this Agreement unless, in the case of an assignment:

          (A) the Borrower has, in its sole discretion, consented in writing to such assignment; and

          (B) the assignee enters into an agreement with the Borrowers and the Lenders under which such assignee assumes such obligations and agrees to be bound by all the terms and conditions of this Agreement as if such assignee had been an original party hereto.

          If the requirements enumerated in (A) and (B) have been satisfied in respect of any assignment, the assigning Lender shall be released from its obligations hereunder to the Borrowers and the other Lenders and the Borrower and the other Lenders shall be released from their respective obligations hereunder to the assigning Lender to the extent of such assignment and assumption. Notice of the Borrower's consent or lack thereof shall be given by the Borrower within one Banking Day after request therefor has been received from the Lender, failing which notice the Borrower shall be deemed to have consented.

          The Lender granting a participation or assigning an interest pursuant to this Section 15.2 may, subject to the requirement that such participant or assignee enter into an agreement with the Borrowers and the Agent to the effect set forth in Section 15.8, provide any participant or assignee with the Financial Statements and all other information provided or to be provided to it in connection with this Agreement.

          Each such assignment shall be made without recourse to such assigning Lender and without any representation or warranty, express or implied, by such assigning Lender, except customary representations and warranties as to the legal and beneficial ownership by such assigning Lender of the rights so assigned and as to the validity of such assignment by such assigning Lender.

15.3 Benefit of Agreement. Notwithstanding the repayment of all Loans required to be paid on the Loan Termination Date, in accordance with Section 2.14, and except as specifically otherwise provided in clause (iv) of Section 4.3, the terms and conditions hereof shall continue to govern all other Loans, including Fixed Rate Loans, All-in Bankers' Acceptances and any other Loans to which the Lenders have consented in accordance with subsection 2.4(c) above, until repayment in full thereof.

15.4 Entire Agreement. Except for any other instrument delivered hereunder or in connection herewith, including the Guarantees and any agreement contemplated thereunder, and for the USD Agreement, this Agreement constitutes the entire agreement between the Lenders and the Borrower with respect to the subject matter hereof. For greater certainty, this Agreement supersedes and replaces in all respects the commitment letter dated March 2, 1995 (and accepted by the Borrowers on March 15, 1995) provided by the Agent to the Borrowers and any and all other commitment letters provided to or by other Lenders with respect to this Agreement.

15.5 Amendment. This Agreement may not be amended or modified in any respect except in accordance with subsection 14.13(b) hereof.

15.6 Waiver. No failure or delay on the part of the Agent or Lenders in exercising any right or privilege shall operate as a waiver thereof by the Agent or Lenders unless made by instrument in writing and signed by a senior officer of the Agent. Any waiver or consent by the Agent will not preclude the further or other exercise by the Agent or, subject to subsection 14.1(a), the Lenders of any right, power or privilege hereunder which is the subject of such waiver or consent.

15.7 Communication. Subject to the express provisions herein to the contrary, all notices and other communications provided for or permitted hereunder shall be in writing, personally delivered to an officer or other responsible employee of the addressee or sent by telecopy or other like means of electronic transmission of written messages to the applicable address set forth below or to such other address as any party hereto may from time to time designate to the other in such manner.

          Any notice or other communication so personally delivered shall be deemed to have been validly and effectively given on the date of such delivery. Any notice or other communication so sent by telecopy or other like means of electronic transmission of written messages shall be deemed to have been validly and effectively given on the Banking Day next following the day on which it is sent.

          Notwithstanding the foregoing, any notice to be given by the Borrower under Sections 2.5, 2.7, 2.8, 2.10, 2.11, 2.13,
4.2, 5.1, 6.1, 13.1(c), 14.7, 14.8 or 15.2 hereof may be given by telephone provided that, in the case of each Section other than
Section 15.2, the Borrower delivers or sends to the Agent or the relevant Lender a written confirmation thereof in accordance with the provisions of this Section 15.7 not later than two Banking Days after the day on which such notice is given by telephone.

          With respect to any notice to the Borrowers, one copy of such notice only need be given in respect of all Borrowers, delivered to the address specified below.

          Communications shall be addressed as follows:

          (i)  if to the Borrowers or the Guarantors:

          John Deere Limited
          P.O. Box 1000
          Grimsby, Ontario
          L3M 4H5

          Attention:     R.W. Hoffman
                    Vice-President and Treasurer

          Telephone:     (416) 945-9281
          Telecopier:    (416) 945-0341

          with a copy to:

          Deere & Company
          John Deere Road
          Moline, Illinois
          U.S.A.
          61265

          Attention:     Treasurer

          Telecopier:    (309) 765-5021

          (ii) if to the Agent:

          The Toronto-Dominion Bank
          Agency Administration
          Corporate & Investment Banking Group
          55 King Street West and Bay Street
          7th Floor
          P.O. Box 1
          Toronto Dominion Centre
          Toronto, Ontario
          M5K 1A2

          Attention:     Manager Agency

          Telephone:     (416) 982-3706
          Telecopier:    (416) 982-5535

          (iii) if to the Lenders, at the addresses set out below their names on the signature pages hereof.

15.8 Confidentiality. The Agent and the Lenders shall, subject as hereinafter provided, keep confidential from any third party any data or information received by them from the Borrower pursuant to this Agreement which is confidential or which is designated in writing as such by the Borrower except to the extent that such information was not confidential when received by the Agent, except as required by law, rule, regulation or official direction or as may be necessary to protect as against the Borrowers the interests of the Lenders or any of them under this Agreement. Notwithstanding the foregoing, the Agent and Lenders shall use their best efforts and take all reasonable steps to provide that any confidential data or information received by them from the Borrower pursuant to this Agreement which is disclosed to employees of the Agent or the Lenders or for such other permitted purposes or otherwise as a result of the aforesaid exceptions and that such data or information is so disclosed, in the first two instances, only to the extent necessary for purposes of the administration of the Loans and, in all cases, on the condition that such information and data shall be kept confidential except for such purposes. Notwithstanding any other provision of this Section 15.8, the Agent and the Lenders may make available any confidential data or information received by them pursuant to this Agreement to:

          (i) any Person to which such Lender has granted a participation or assigned an interest in its Commitment and outstanding Loans in accordance with Section 15.2 and which has entered into an agreement with the Borrowers and the Agent to the effect set forth in this Section 15.8;

          (ii) any Lender or USD Bank or the Canadian
               Administrative Agent (as defined in the USD
               Agreement) or the Agent or USD Agent; or

          (iii) as may be necessary in connection with the enforcement of this Agreement, a Guarantee or the Subordination Agreement.

The provisions of this Section 15.8 shall survive the payment in full of the Loans and all amounts payable hereunder or under the Guarantees and the termination of this Agreement.

15.9 Survival of Representations, Warranties and Covenants. All agreements, representations, warranties and covenants made by or on behalf of the Borrower or herein or in any certificate or document delivered by or on behalf of the Borrower or pursuant to the provisions hereof shall be considered to have been relied upon by the Lenders and shall survive the execution and delivery of this Agreement and any investigation made at any time by or on behalf of the Lenders.

15.10 Further Assurances. The Borrower agrees that it will do, execute and deliver or will cause to be done, executed and delivered, all such further acts, documents and things as the Agent may reasonably request for the purpose of giving effect to this Agreement.

15.11 Severability. Any provision in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

15.12 Time of the Essence. Time shall be of the essence of this Agreement.

15.13          Governing Law.  This Agreement and all
certificates and other documents delivered to the Agent or the Lenders shall be governed by and construed in accordance with the laws of Ontario and the laws of Canada applicable therein.

15.14 Currency of Judgment or Payment. If, pursuant to the judgment or order of any court or in accordance with the provisions of applicable law, any amount due or payable hereunder in U.S. Dollars or any other currency (the "Original Currency") is paid in Canadian Dollars or any other currency (the "Second Currency"), such payment in the Second Currency shall discharge or satisfy the obligation of the Borrower to pay such amount in the Original Currency only to the extent of the amount of the Original Currency that the Lenders or any of them, in accordance with normal banking procedures, can purchase in the Toronto foreign exchange market on the date of such payment with the amount of such payment in the Second Currency (translated at the spot rate of exchange for wholesale transactions at which each Lender in accordance with normal banking procedures is able to purchase the Original Currency with the Second Currency on the date of such payment after payment of any premium or costs of exchange payable in connection with such purchase). The Borrower shall, as a separate and independent obligation, which shall not be merged in any such judgment or order or extinguished by any such payment in the Second Currency, pay or cause to be paid such obligation in respect of the Original Currency not so discharged and satisfied in accordance with the foregoing and indemnify and save each such Lender harmless against any reasonable loss or damages arising as a result of any such amount being paid in the Second Currency.

15.15          Foreign Taxes.

     (a) All payments made under this Agreement shall be made without set-off or counterclaim and free and clear of, and without reduction for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever, now or hereafter imposed, levied, collected, withheld or assessed by any country other than Canada (or by any political subdivision or taxing authority of any country other than Canada) from or through which any amount is paid under this Agreement excluding, in the case of each Lender:

          (i)  income and franchise taxes; and

          (ii) taxes that would not have been imposed on such Lender but for the existence of a connection between such Lender and the jurisdiction imposing such taxes (other than a connection arising principally by virtue of this Agreement) , such non-excluded taxes being called "Foreign Taxes".

If any Foreign Taxes are required to be withheld from any amounts so payable to any Lender hereunder, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Foreign Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement. Whenever any Foreign Taxes are payable by the Borrower as promptly as possible thereafter the Borrower shall send to the Agent, for the account of such Borrower, a certified copy of the original official receipt, if any, received by the Borrower, showing payment thereof. If the Borrower fails to pay any Foreign Taxes when due to the appropriate taxing authority or fails to remit to the Agent, for the account of the Lender, the required receipts or other required documentary evidence, the Borrower shall indemnify the Lender for any incremental taxes, interest or penalties that may become payable by the Lender as a result of any such failure.

     (b) The provisions of subsection 4.3(a) shall apply, mutatis mutandis, in respect of any Lender which gives the notice and requires the Borrower to take the action contemplated by subsection 15.15(a) above.

     (c) The provisions of this Section 15.15 shall survive the payment in full of all amounts payable hereunder and the termination of this Agreement.

15.16          Consent to Jurisdiction and Service of Process.
All judicial proceedings brought against the Borrowers with respect to this Agreement may be brought in any provincial or federal court of competent jurisdiction in the Province of Ontario, and, by execution and delivery of this Agreement, the Borrowers accept, for themselves and in connection with their properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement from which no appeal has been take nor is available. The Borrowers irrevocably agree that all process in any such proceedings in any such court may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to them at their addresses set forth in Section 15.7 or at such other address of which the Agent shall have been notified pursuant thereto, such service being hereby acknowledged by the Borrowers to be effective and binding service in every respect. Each of the Borrowers, the Agent and the Lenders irrevocably waives any objection, including without limitation, any objection to the laying of venue or based on the grounds of forum non conveniens which it may now or hereafter have to the bringing of any such action or proceeding in any such jurisdiction. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of the Lenders or the Agent to bring proceedings against the Borrowers in the court of any other jurisdiction.

15.17 Interconnection to USD Agreement. The Borrowers and the Lenders acknowledge that this Agreement is inextricably linked with the USD Agreement and that only a Lender whose Affiliated USD Lender is a party to the USD Agreement is entitled to be a Lender hereunder. It is further acknowledged that usage of the Credit Facility will, on and subject to the terms hereof, reduce the availability of the facility created under the USD Agreement and vice versa.

15.18          Environmental Matters.

     (a)  In this Section 15.18:

          (i) "Hazardous Materials" means (A) any oil, flammable substances, explosives, radioactive materials, hazardous wastes or substances, toxic wastes or substances or any other materials or pollutants which cause the Borrowers or Guarantors or any of their assets to be in violation of any Hazardous Materials Laws; (B) asbestos in any form which is or could become friable, urea formaldehyde foam insulation and polychlorinated biphenyls; and
               (C) any other chemical, contaminant, pollutant, hazardous, toxic or dangerous material or substance as such terms are used in or defined in Hazardous Materials Laws; and

              (ii) "Hazardous Materials Laws" means any present or
                    future federal, state, provincial, municipal or
                    local laws, statutes, by-laws, ordinances, regulations and policies and orders, directives
                    and decisions rendered by any ministry,
department
                    or administrative or regulatory agency which any
                    duly diligent Person in the normal course of business would comply with relating to the environment, health and safety, any Hazardous Materials (including, without limitation, the manufacture, processing, distribution, treatment,
                    use, handling, transportation, production, disposal or discharge or storage thereof) or to
                    industrial hygiene or the environmental
conditions
                    on, under or about the assets of the
Borrowers or
                    the Guarantors, including, without
limitation,
                    soil and ground water conditions.

     (b) The Borrowers hereby agree to protect, indemnify and hold the Lenders, their directors, officers, employees and agents, harmless from and against any and all actual or potential claims, proceedings, lawsuits, liabilities, damages, losses, fines, penalties, judgments, awards, costs and expenses (including, without limitation, legal fees and costs and expenses of investigation) which arise out of or relate in any way to any use, handling, manufacture, processing, generation, distribution, treatment, production, transportation, disposal, discharge or storage of any Hazardous Materials in, on, under the assets of the Borrowers or the Guarantors whether by any Borrower, any Guarantor or any other Person including, without limitation,
(i) all foreseeable and unforeseeable consequential damages directly or indirectly arising out of the use, handling, manufacture, processing, generation, distribution, treatment, production, transportation or disposal, discharge or storage of Hazardous Materials by any Borrower or any Guarantor or any other Person and (ii) the costs of any required or necessary repair, cleanup or detoxification of the assets of the Borrowers or the Guarantors and the preparation of any closure, decommissioning or other required plans. In addition, the Borrowers agree that in the event any Hazardous Material is caused to be removed from the assets of the Borrowers or the Guarantors by any Borrower or Guarantor or any other Person, the Borrowers shall, as between the Borrowers and the Lenders, assume any and all liability for such removed Hazardous Material. All such costs, damages, and expenses referred to in this Subsection 15.18(d) are hereinafter referred to as "Expenses". In addition, the Borrowers agree that any Expenses paid by the Lenders shall form part of the obligations of the Borrowers hereunder and shall bear interest at the Prime Rate, calculated in accordance with this Agreement.

15.19 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same Agreement.


          IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the 5th day of April, 1995.

                              JOHN DEERE LIMITED


                              Per:


                              Title: Vice-President and Treasurer

                              Per:


                                   Title:    Comptroller

      JOHN DEERE FINANCE LIMITED


                              Per:


                                   Title:    President

                              Per:


                                   Title:    Vice-President,
                                   Finance and Administration

                              THE TORONTO-DOMINION BANK
                              (as Agent)


                              Per:


                                   Title:    Manager


                              Per:


                                   Title:    Vice-President

                              CANADIAN IMPERIAL BANK OF COMMERCE


                              Per:


                                   Title:    Director


                              Per:


                                   Title:    Managing Director


                              Address:

                              Corporate Group
                              Commerce Court West
                              7th Floor
                              Toronto, Ontario
                              M5J 1A2

                              Attn:

                              Tel: (416) 980-3005
                              Fax: (416) 980-8384

                              ROYAL BANK OF CANADA


                              Per:


                                   Title:    Senior Account
Manager


                              Address:

                              New York Branch
                              Financial Square
                              23rd Floor
                              New York, New York
                              10005-3531

                              Attn:  Manager, Loans
Administration

                              Tel: (212) 428-6311
                              Fax: (212) 428-2372

                              with a copy to:

                              One North Franklin Street
                              Suite 700
                              Chicago, Illinois
                              60606

                              Attn:  Preston D. Jones

                              Tel: (312) 551-1618
                              Fax: (312) 551-0805

                              THE TORONTO-DOMINION BANK
                              (as a Lender)


                              Per:


                            Title:    Associate Vice-President


                              Per:


                             Title:    Manager


                              Address:

                              Executive Vice-President
                              Corporate & Investment Banking
                              Group
                              The Toronto-Dominion Bank
                              55 King Street West
                              8th Floor
                              Toronto Dominion Centre
                              Toronto, Ontario
                              M5K 1A2

                              Attn:     Manager, Corporate &
                                        Investment Banking Group

                              Tel: (416) 944-5824
                              Fax: (416) 944-5630

                                SCHEDULE A

                             CONVERSION NOTICE

TO:       THE TORONTO-DOMINION BANK

FROM:     [Name of Borrower]

DATE:

1.        This Conversion Notice is delivered to you pursuant to
Section 2.11 of the loan agreement (the "Loan Agreement") made as of March 26, 1993. All defined terms set forth in this Conversion Notice shall have the respective meanings set forth in the Loan Agreement.

2.        We hereby request a Conversion as follows:

     (a)  Date of Conversion:



     (b)  Maturing Loan Type:



     (c)  Maturing Principal Amount:



     (d)  Conversion Loan Type:



     (e)  Interest Period (not applicable if for a Prime Rate or
          USBR Loan):

     (f)  Payment Instructions (if any):



                              Yours very truly,

                              [Name of Borrower]


                              Per:



                              Title:

                                SCHEDULE B

                              DRAWDOWN NOTICE


TO:       THE TORONTO-DOMINION BANK

FROM:     [Name of Borrower]

DATE:


1.        This Drawdown Notice is delivered to you pursuant to
Section 2.5 of the loan agreement (the "Loan Agreement") made as of March 26, 1993. All defined terms set forth in this Drawdown Notice shall have the respective meanings set forth in the Loan Agreement.

2.        We hereby request a Drawdown as follows:

     (a)  Date of Drawdown:



     (b)  Amount of Drawdown:



     (c)  Type of Loan:



     (d)  Interest Period (not applicable if for a Prime Rate or
          USBR Loan:)



     (e)  Payment Instructions (if any):



3. All of the representations and warranties of the Borrowers contained in Article 8 of the Loan Agreement are true and correct on and as of the date hereof as though made on and as of the date hereof.

4. All of the covenants of the Borrowers contained in Article Ten and Eleven of the Loan Agreement together with all of the conditions precedent to a Drawdown and all other terms and conditions contained in the Loan Agreement to be complied with by the Borrowers have been fully complied with.

5. No Default or Event of Default has occurred and remains outstanding nor will any Default or Event of Default occur as a result of the aforementioned Drawdown.

                              Yours very truly,


                              [Name of Borrower]

                              Per:




                              Title:

                                SCHEDULE C

                                 GUARANTEE


          THIS GUARANTEE made as of the 26th day of March, 1993

IN FAVOUR OF:

          BANK OF AMERICA CANADA, THE BANK OF NOVA SCOTIA, CANADIAN IMPERIAL BANK OF COMMERCE, CHEMICAL BANK OF CANADA, CREDIT SUISSE CANADA, DEUTSCHE BANK (CANADA), MELLON BANK CANADA, NBD BANK CANADA, ROYAL BANK OF CANADA, SOCIETE GENERALE (CANADA), THE TORONTO-DOMINION BANK AND UNION BANK OF SWITZERLAND (CANADA),

          (hereinafter collectively referred to as the "Lenders" and individually as a "Lender"),

by

            corporation incorporated under the laws of

          (hereinafter referred to as the "Guarantor")


          WHEREAS   (hereinafter referred to as the "Borrower")
desires to borrow or continue to borrow certain funds from the Lenders and the Lenders have agreed to lend such funds to the Borrower in accordance with, and for the purposes set out in, the Loan Agreement (as herein defined);

          AND WHEREAS the respective undertakings and businesses of the Borrower and the Guarantor are carried on in cooperation;

          AND WHEREAS it is a condition of the obligations of the Lenders under the Loan Agreement that this Agreement be entered into by the Guarantor;

          NOW THEREFORE in consideration of the premises, the mutual covenants, agreements and conditions herein contained and other good and valuable consideration (the receipt and sufficiency of which by each party hereto is hereby acknowledged), it is hereby covenanted, agreed and declared as follows:


                                 ARTICLE I

                              INTERPRETATION

1.1 Definitions. In this Guarantee, unless there is something in the context or subject-matter inconsistent therewith, the following words and expressions shall have the following meanings:

     (a) "Agreement" or "Guarantee" means this Agreement entitled "Guarantee" and all instruments supplemental hereto or in amendment or confirmation hereof;

     (b) "Loan Agreement" means the agreement made the 26th day of March, 1993 between, among others, the Borrower and the Lenders, pursuant to which the Lenders have agreed to advance Loans upon and subject to the terms and conditions therein contained, as such agreement may be amended from time to time.

1.2 Certain Defined Terms. Except to the extent otherwise defined herein, all terms which are defined in the Loan Agreement and used in this Agreement shall have the respective meanings assigned to them in the Loan Agreement, unless the context otherwise requires.

1.3 Interpretation Not Affected by Headings, etc. The division of this Agreement into articles, sections and paragraphs and subparagraphs and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", this "Guarantee", "hereof", "herein", "hereunder" and similar expressions refer to this Agreement and not to any particular article, section or other portion hereof.

1.4 Number, etc. Words importing the singular number only shall include the plural and vice versa; words importing the use of any gender shall include all genders; and words importing persons shall include firms and corporations and vice versa.

1.5 Severability. In the event that one or more provisions contained in this Agreement or any agreement or other documentation required hereunder to be delivered to the Lenders or any of them, shall be invalid, illegal or unenforceable in any respect under any applicable law, the invalidity, illegality or unenforceability of such provision shall not affect or impair the validity, legality and enforceability of the remaining provisions hereof and any such invalid, illegal or unenforceable provision shall be deemed to be severable.

1.6 Governing Law and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

1.7 Loan Agreement. This Guarantee is entered into pursuant to the Loan Agreement. The dealings of the Lenders inter se, and the manner in which they shall act hereunder, shall be governed by the provisions of the Loan Agreement and the Guarantor hereby agrees therewith.


                                ARTICLE II

                                 GUARANTEE

2.1 Guarantee. The Guarantor hereby unconditionally and irrevocably guarantees the due and punctual payment of the principal of, and interest (including, to the extent permitted by applicable law, interest on overdue interest) on, and all other sums payable with respect to, the Loans from time to time owing to the Lenders or any of them under, by virtue of or otherwise in connection with the Loan Agreement.

2.2 Guarantor to Perform Certain Obligations of the Borrower. If the Borrower shall make default in payment of any of the principal of, interest (including, to the extent permitted by applicable law, interest on overdue interest) or any other sums from time to time owing to the Lenders or any of them under the Loan Agreement and any period during which the Borrower is permitted to cure such default has expired, the Guarantor shall, so often as any such default happens, forthwith upon its receipt of written demand of the Agent on behalf of the Lenders, specifying the event or events of default, pay to the Lenders such principal and/or interest and/or other sums in default. No Lender shall be bound to exercise or to exhaust any recourse against the Borrower or its property or any other guarantor or its property before being entitled to the fulfilment by the Guarantor of any of the Borrower's obligations as aforesaid. The Guarantor hereby waives demand (except as aforesaid), presentment, protest and notice (except as aforesaid) of any kind, any requirement of diligence on the part of the Lenders or the Agent and renounces all benefits of discussion and division.

2.3 Lenders May Proceed Against Guarantor. If the Borrower shall make default as aforesaid and if the Guarantor shall fail forthwith on demand to make good or to cause to be made good such default in the manner hereinbefore provided, then so often as any such default and failure shall occur and be continuing, the Lenders shall have the right in their discretion to proceed in their names against the Guarantor by any remedy provided by law and to recover from the Guarantor such sums as the Guarantor may be liable to pay hereunder.

2.4 Waiver of Borrower's Default. If the default of the Borrower in respect of which any Guarantor would otherwise be or become liable pursuant to the provisions hereof shall have been waived or consented to by the Lenders, the Guarantor shall not be deemed to be in default pursuant hereto with respect to such default but any such waiver or consent shall relate only to such default and shall not constitute a waiver or consent with respect to any other or subsequent default of the Borrower.

2.5 Continuing Guarantee. The guarantee of the Guarantor herein provided shall be a continuing, absolute and unconditional guarantee and a fresh cause of action hereunder shall arise in respect of each default hereunder. This Guarantee shall remain in full force and effect (and the Guarantor shall not be entitled to any declaration of relief from further liability therefor) until the Borrower shall have fully and satisfactorily discharged all its obligations under the Loan Agreement with respect to the payment of any monetary amount and all obligations of the Lenders thereunder shall have terminated.

2.6       Guarantee Unconditional.  Subject to the provisions of
section 2.4 hereof, the obligations and liabilities of the Guarantor hereunder are unconditional and except as otherwise provided herein, shall be enforceable by any person entitled to enforce the same without the necessity of any action or recourse whatsoever against the Borrower and/or any other guarantor, and the Guarantor hereby agrees that neither it nor any such liability or obligation shall be released, discharged or in any way affected:

     (a) by, in whole or in part, any extension of time, renewal, waiver or release of the duty to pay moneys by the Borrower;

     (b)  by any modification of any obligations of the Borrower;

     (c) by any forbearance whatsoever, whether as to time, performance or otherwise;

     (d) by the release of any other guarantor or by the taking of security for the obligations guaranteed hereby or the release, discharge, loss of, alteration of or other dealing with any such security;

     (e) by anything done, suffered or permitted by the Lenders or any of them under the provisions of the Loan
          Agreement or with respect to the Loans or any of them;

     (f) by any other act or proceedings in relation to the obligations of the Borrower or any security therefor whereby such Guarantor might otherwise be released or exonerated;

     (g) by any irregularity, invalidity or unenforceability of any term of this Agreement or the Loan Agreement; or

     (h) any change in the name, capital, constitution, ownership or control of any Borrower or any amalgamation or other form of reorganization or change with respect to any Borrower.

2.7 Acknowledgement of Guarantor. The Guarantor acknowledges that it is familiar with and has examined the terms and conditions of the Loan Agreement.


                                ARTICLE III

                            FURTHER PROVISIONS

3.1 Liability. This Guarantee shall not be considered as wholly or partially satisfied by the payment or liquidation at any time or times of any sum or sums of money for the time being due or remaining unpaid to the Lenders, and until the Lenders shall have received payment in full of all monetary amounts payable under the Loan Agreement and all the obligations of the Lenders thereunder shall have terminated, (i) all dividends, compositions, proceeds of securities valued and payments received by the Lenders from any Borrower or from others in respect of the principal of, interest on, and all other sums payable under the Loan Agreement shall be regarded for all purposes as payments to the Lenders on account of the principal of, interest on, and all other sums payable under the Loan Agreement without any right on the part of the Guarantor to claim the benefits thereof in reduction of the liability under this Guarantee and (ii) the Guarantor shall have no right to be subrogated in any rights of the Lenders.

3.2 Additional Security. This Guarantee is in addition to and not in substitution for any other guarantee or security of any kind now or hereafter held by the Lenders.

3.3 Accounts Settled. The Guarantor shall be bound by any account settled between the Lenders and the Borrower, and if no such account has been so settled immediately before demand of payment under this Guarantee any account stated by the Lenders shall, in the absence of manifest error, be accepted by the Guarantor as conclusive evidence of the amount which at the date of the account so stated is due by the Borrower to the Lenders or remains unpaid by the Borrower to the Lenders.


                                ARTICLE IV

                               MISCELLANEOUS

4.1 Costs and Expenses of Collection. All costs and expenses of collection of all amounts owing hereunder which are reasonably incurred by the Lenders or any of them shall be for the account of the Guarantor.

4.2 Non-Merger. All agreements and covenants of the Guarantor made herein with respect to this Agreement and the transactions contemplated hereby are material, shall be deemed to have been relied upon by each of the Lenders and shall survive the execution of this Agreement and the making of the Loans until repayment in full thereof and of all other amounts owing hereunder.

4.3 Assignment. This Agreement shall enure to the benefit of each of the Lenders and their respective successors and assigns to whom all or part of the rights and obligations of a Lender under the Loan Agreement have been assigned pursuant to the provisions of the Loan Agreement, including Section 15.2 thereof, but none of the foregoing nor the benefit thereof may be assigned by the Guarantor without the prior written consent of the Lenders.

4.4 Waivers. The Lenders may waive compliance by the Guarantor with any term and condition hereof relating to the Loans or any of them but no such waiver shall be construed as a waiver of any term or condition other than that specifically so waived and in such event the Guarantor shall be deemed never to have been in default hereunder in respect of which such compliance shall have been so waived.

4.5 Notice. Any consent, waiver, approval, notice, request or demand or other communication (hereinafter called a "notice") required or permitted to be given hereunder shall be in writing and shall be given in accordance with the provisions of
Section 15.7 of the Loan Agreement.

4.6 Entire Agreement. This instrument embodies all agreements between the parties hereto relative to this Guarantee and none of the parties shall be bound by any representation or promise made by any person relative thereto which is not embodied herein.

4.7       Time.  Time shall be of the essence hereof.

          IN WITNESS WHEREOF the Guarantor has executed this Agreement as of the day and year first above written.




                              Per:




                              Per:

                                SCHEDULE D

                             REPAYMENT NOTICE


TO:       THE TORONTO-DOMINION BANK

FROM:     [Name of Borrower]

DATE:


1.        This Repayment Notice is delivered to you pursuant to
Section 2.13 of the loan agreement (the "Loan Agreement") made as of March 26, 1993. All defined terms set forth in this Repayment Notice shall have the respective meanings set forth in the Loan Agreement.

2.        We hereby give notice of a repayment as follows:

     (a)  Date of Repayment:



     (b)  Loan Type:



     (c)  Principal Amount:



                              Yours very truly,

                              [Name of Borrower]


                              Per:



                              Title:

                                SCHEDULE E

                              ROLLOVER NOTICE


TO:       THE TORONTO-DOMINION BANK

FROM:     [Name of Borrower]

DATE:


1.        This Rollover Notice is delivered to you pursuant to
Section 2.10 of the loan agreement (the "Loan Agreement") made as of March 26, 1993. All defined terms set forth in this Rollover Notice shall have the respective meanings set forth in the Loan Agreement.

2.        We hereby request a Rollover as follows:

     (a)  Date of Rollover:



     (b)  Amount of Rollover:



     (c)  Loan Type:



     (d)  Interest Period (not applicable if for a Prime Rate or
          USBR Loan:



     (e)  Payment Instructions (if any):



                              Yours very truly,

                              [Name of Borrower]


                              Per:



                              Title:

                                SCHEDULE F

                          SUBORDINATION AGREEMENT


          THIS AGREEMENT made the 26th day of March, 1993


B E T W E E N :


          DEERE & COMPANY,

          (hereinafter called the "Creditor")

          - and -

          JOHN DEERE LIMITED,

          (hereinafter called the "Company")

          - and -

          BANK OF AMERICA CANADA, THE BANK OF NOVA SCOTIA, CANADIAN IMPERIAL BANK OF COMMERCE, CHEMICAL BANK OF CANADA, CREDIT SUISSE CANADA, DEUTSCHE BANK (CANADA), MELLON BANK CANADA, NBD BANK CANADA, ROYAL BANK OF CANADA, SOCIETE GENERALE (CANADA), THE TORONTO-DOMINION BANK AND UNION BANK OF SWITZERLAND (CANADA),

          (hereinafter collectively called the "Lenders")


          WHEREAS the Company has entered into certain loan arrangements with the Lenders pursuant to the provision of a loan agreement (the "Loan Agreement") dated as of March 26, 1993; and

          WHEREAS as at February 28, 1993 the Company was indebted to the Creditor in the sum of Cdn.$29,127,000 together with interest thereon at the rates specified in respect of such indebtedness (hereinafter called the "existing indebtedness") the whole of which amount is owing by the Company to the Creditor, and is not at the date hereof otherwise assigned, pledged or hypothecated by the Creditor and the Company is not otherwise indebted to the Creditor at the present time; ;and

          WHEREAS it is a condition in the Loan Agreement to the advance of monies thereunder by the Lenders that the Creditor provide this Agreement in favour of the Lenders and each of them.

          NOW THEREFORE in consideration of the Lenders and each of them entering into the Loan Agreement with the Company and advancing monies thereunder and of such further banking accommodation as the Lenders or any of them may from time to time furnish to the Company, the Creditor and the Company hereby covenant and agree with the Lenders and each of them that no payment shall be made by the Company to the Creditor in respect of the principal of, interest on or any other amount owing in respect of indebtedness, both present and future, of the Company to the Creditor, including without limiting the generality of the foregoing the existing indebtedness.

          The Company acknowledges that the existing indebtedness is owing by it to the Creditor and agrees that the existing indebtedness is not the subject of nor will it (or any present indebtedness or future indebtedness of any nature or kind of the Company to the Creditor) hereafter without the consent of the Lenders be made the subject of any set-off or counter-claim by the Company and the Company and the Creditor represent to the Lenders and each of them that the Creditor holds no security for the existing indebtedness or any part thereof (or for any present or future indebtedness of any nature or kind of the Company to the Creditor). The Company and the Creditor hereby agree with the Lenders and each of them that no satisfaction, consideration or security will be given to or accepted by the Creditor for any debt, liability or obligation, present or future, including the existing indebtedness owing by the Company to the Creditor, without the written consent of the Lenders first had and obtained. Any monies or other consideration received by the Creditor as a result or by way of satisfaction, consideration or security aforesaid without the prior written consent of the Lenders shall be received in trust for the Lenders and upon receipt shall be paid to the Lenders.

          In the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to the Company, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of the Company whether or not involving insolvency or bankruptcy, or in the event of the winding-up of the Company or any distribution of the assets or any of the assets of the Company or proceeds thereof among its creditors in any manner whatsoever, the Lenders and each of them shall receive payment in full of all present and future debts, liabilities and obligations of the Company, direct or indirect, absolute or contingent, matured or not, at any time and from time to time existing or arising under or by virtue of or otherwise in connection with the Loan Agreement, including without in any way limiting the generality of the foregoing all principal thereof, interest thereon and all costs, charges, expenses and other amounts related thereto and including interest accruing after the filing of a petition in any proceeding referred to above (the "Superior Debt") prior to the Creditor receiving any amount in respect of its then indebtedness from the Company and the Lenders and each of them may, unless prohibited by law, prove in respect of the said sums hereby subordinated as a debt owing to them and each of them by the Company and the Lenders and each of them shall be entitled to receive the dividends payable in respect thereof, such dividends to be applied on such part or parts of the Superior Debt as the Lenders shall see fit until the whole thereof has been paid in full and the obligations of the Lenders under the Loan Agreement have been terminated and thereafter the Creditor shall be entitled to such dividends.

          Upon payment in full of the Superior Debt and of all bills, notes and other instruments representing the same and the termination of all obligations of the Lenders and each of them pursuant to the Loan Agreement, the Lenders will release to the Creditor all the Lenders' claims under this agreement in respect of the claims hereby subordinated.

          It is declared and agreed that the Lenders shall not, as a result of execution hereof, be bound to continue their legal arrangements with the Company other than in accordance with the provisions of the Loan Agreement.

          Notwithstanding the foregoing, it is agreed that the Creditor may accept payments or repayments from the Company so long as the following conditions are met:

     (a)  no Default or Event of Default, as defined in the Loan
          Agreement, then exists; and

     (b) no such Default or Event of Default will arise from or as a result of such repayment.

          The Lenders shall not be prejudiced in any way in the right to enforce the provisions hereof by any act or omission on the part of the Company. The Lenders may, at any time and from time to time, without any consent of or notice to the Creditor hereunder: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, the Superior Debt (including any change in the rate of interest thereon), or amend, modify or supplement the Loan Agreement or any other agreement or document whether or not related thereto;
(ii) take or refrain from taking or give up or release any security for the Superior Debt; (iii) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Superior Debt;
(iv) release anyone liable in any manner under or in respect of the Superior Debt; (v) exercise or refrain from exercising any rights against the Company, any guarantor of the Superior Debt or other person; and (vi) apply or not any sums from time to time received to the Superior Debt; provided, however, that no amendment or addition or supplement to the Superior Debt or any instrument or agreement relating thereto shall be effective to change the extent or the terms of the subordination effected hereby without the consent of the Creditor.

          The Creditor agrees not to assign or transfer any indebtedness (or interest therein) owing to it by the Company unless the assignee or transferee and the Company shall first have entered into an agreement in favour of the Lenders and each of them containing substantially the same terms and provisions as are set out herein.


          This Agreement shall be binding upon and shall enure to the benefit of the successors and assigns of the respective parties hereto, including permitted assignees of the Lenders or any of them pursuant to the Loan Agreement.

          This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.

          IN WITNESS WHEREOF each of the parties hereto have caused this Agreement to be duly executed by their proper officers.


                              DEERE & COMPANY


                              By:

     c/s
                                   Nathan T. Jones
                                   Assistant Treasurer





                                   Michael A. Harring
                                   Assistant Secretary


                              JOHN DEERE LIMITED


                              By:

     c/s
                                   R. W. Hoffman
                                   Vice-President and Treasurer





                                   D. A. Kirk
                                   Comptroller


                              THE TORONTO-DOMINION BANK
                              (as Agent)


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              BANK OF AMERICA CANADA

                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              THE BANK OF NOVA SCOTIA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              CANADIAN IMPERIAL BANK OF COMMERCE


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              CHEMICAL BANK OF CANADA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              CREDIT SUISSE CANADA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              DEUTSCHE BANK (CANADA)


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              MELLON BANK CANADA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              NBD BANK CANADA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              ROYAL BANK OF CANADA


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              SOCIETE GENERALE (CANADA)


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              THE TORONTO-DOMINION BANK
                              (as a Lender)


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer


                              UNION BANK OF SWITZERLAND (CANADA)


                              Per:


                                   Authorized Officer


                              Per:


                                   Authorized Officer

                                SCHEDULE G

                  [OUTSTANDING LITIGATION - SECTION 8.5]

                                SCHEDULE H

                   [OPINION OF FASKEN CAMPBELL GODFREY]



                              March 26, 1993


Bank of America Canada
The Bank of Nova Scotia
Canadian Imperial Bank of Commerce
Chemical Bank of Canada
Credit Suisse Canada
Deutsche Bank (Canada)
Mellon Bank Canada
NBD Bank (Canada)
Royal Bank of Canada
Societe Generale (Canada)
The Toronto-Dominion Bank
Union Bank of Switzerland (Canada)

c/o The Toronto-Dominion Bank
as agent
Toronto-Dominion Centre
Toronto, Ontario

Dear Sirs:

Re: Loan Agreement made March 26, 1993 between John Deere Limited and John Deere Finance Limited as Borrowers, Bank of America Canada, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce, Chemical Bank of Canada, Credit Suisse Canada, Deutsche Bank (Canada), Mellon Bank Canada, NBD Bank (Canada), Royal Bank of Canada, Societe Generale (Canada), The Toronto-Dominion Bank and Union Bank of Switzerland (Canada) as Lenders, and The Toronto-Dominion Bank as Agent

          We have acted as special counsel to John Deere Limited
("JDL") and John Deere Finance Limited ("JD Finance") in connection with the loan agreement (the "Loan Agreement") made
March 26, 1993 between JDL and JD Finance as Borrower, each of you as Lenders and The Toronto Dominion Bank as Agent.

          We have participated in the preparation of the Loan Agreement. We have also participated in the preparation of: (i) the guarantee dated March 26, 1993 (the "JDL Guarantee") executed by JDL pursuant to which JDL has guaranteed payment to the Lenders of all amounts owing by JD Finance to the Lenders pursuant to the Loan Agreement; (ii) the guarantee dated March 26, 1993 (the "JD Finance Guarantee") executed by JD Finance pursuant to which JD Finance has guaranteed payment to the Lenders of all of the amounts owing by JDL to the Lenders pursuant to the Loan Agreement; and (iii) the Subordination Agreement.

          In this opinion, all capitalized terms used but not defined herein shall have the respective meanings specified in the Loan Agreement.

          We have examined and relied upon originals or copies certified or identified to our satisfaction of the constating documents and by-laws of JDL and JD Finance, certificates of public officials with respect to JDL and JD Finance and certificates of officers of JDL and JD Finance as to certain factual matters. We have also examined such other documents and records and considered such questions of law as we have considered appropriate for the purposes of the opinions expressed below.

          In connection with the opinion expressed in paragraph
5, we have relied upon an examination of extra-provincial licences issued to JDL or JD Finance and on our general understanding of applicable laws of each of the provinces of Canada, but have made no further or other investigation of JDL's and JD Finance's status as an extra-provincial or foreign corporation.

          In connection with the opinion expressed in paragraphs
9 and 10, we have relied upon the certificate of the treasurer of each of JDL and JD Finance attached hereto as Exhibits A and B, respectively.

          We have assumed the due incorporation and existence of each of you and your respective powers to enter into the Loan Agreement and the due authorization, execution and delivery of the Loan Agreement by each of you. We have also assumed the genuineness of all signatures on and the authenticity of all documents submitted to us as original documents, the conformity to the original documents of all documents submitted to us as true, certified, conformed or photostatic copies thereof and the genuineness of all signatures on and the authenticity and completeness of the originals of such copies.

          Based upon and subject to the foregoing, we are of the opinion that:

1. Each of JDL and JD Finance is a corporation duly incorporated under the Canada Business Corporations Act which has not been discontinued or dissolved under that Act and each of JDL and JD Finance has sent to the Director appointed under that Act the annual returns and financial statements required to be sent to him under such Act.

2.        At the date hereof:

     (a) Deere & Company is shown on the securities register maintained by JDL as the registered holder of all the issued and outstanding shares of JDL; and

     (b) JDL is shown on the securities register maintained by JD Finance as the registered holder of all the issued and outstanding shares of JD Finance.

Because liens, charges, hypothecs, security interests or other encumbrances or restrictions pertaining to the shares of JDL and JD Finance may not be of public record, we have carried out no investigation and express no opinion in respect thereof.

3. JDL has the corporate capacity to own the assets owned by it in connection with its business of the manufacture of agricultural equipment and the distribution of agricultural and industrial equipment and consumer products and JD Finance has the corporate capacity to own the assets owned by it in connection with its business of financing sales of such equipment and products.

4. JDL has the corporate capacity to carry on the business of the manufacture of agricultural equipment and the distribution of agricultural and industrial equipment and consumer products and JD Finance has the corporate capacity to carry on the business of financing sales of such equipment and products.

5. JDL is duly qualified as an extra-provincial or foreign corporation under the laws of each of the provinces of Canada other than the Province of Quebec. JD Finance is duly qualified as an extra-provincial or foreign corporation under the laws of each of the provinces of Canada other than the Province of Quebec.

6. JDL has the corporate capacity to execute and to deliver the Loan Agreement, the JDL Guarantee, the Subordination Agreement and all other agreements required under the Loan Agreement to be executed by it and to perform its obligations under the Loan Agreement, the JDL Guarantee, the Subordination Agreement and all such other agreements; each of the Loan Agreement, the JDL Guarantee and the Subordination Agreement has been duly executed and delivered by JDL; and each of the Loan Agreement, the JDL Guarantee and the Subordination Agreement is a valid and legally binding obligation of JDL, enforceable against JDL in accordance with its terms.

7. JD Finance has the corporate capacity to execute and to deliver the Loan Agreement, the JD Finance Guarantee and all other agreements required under the Loan Agreement to be executed by it and to perform its obligations under the Loan Agreement, the JD Finance Guarantee and all such other agreements; each of the Loan Agreement and the JD Finance Guarantee has been duly executed and delivered by JD Finance; and each of the Loan Agreement and the JD Finance Guarantee is a valid and legally binding obligation of JD Finance, enforceable against JD Finance in accordance with its terms.

8. The Minister of Finance of Canada has granted exemption from the application of the provisions of the Investment
Companies Act (Canada) to JD Finance pursuant to the extent provided in subsection 3(2) of the Act and the Minister has not revoked the exemption.

9. Neither the execution and delivery of the Loan Agreement, the JDL Guarantee or the Subordination Agreement, nor compliance with the terms, conditions and provisions of the Loan Agreement, the JDL Guarantee or the Subordination Agreement conflicts with or will conflict with, or results or will result in any breach of, or constitutes or will constitute a default under, any of the provisions of the constating documents or by-laws of JDL, or of any of the agreements listed in Exhibit A hereto or results or will result in the creation or imposition of any material Mortgage upon any assets of JDL under or pursuant to the agreements listed in Exhibit A hereto other than Permitted Encumbrances.

10. Neither the execution and delivery of the Loan Agreement or the JD Finance Guarantee, nor compliance with the terms, conditions and provisions of the Loan Agreement or the JD Finance Guarantee conflicts with or will conflict with, or results or will result in any breach of, or constitutes or will constitute a default under, any of the provisions of the constating documents or by-laws of JD Finance, or of any of the agreements listed in Exhibit B hereto or results or will result in the creation or imposition of any material Mortgage upon any assets of JD Finance under or pursuant to the agreements listed in Exhibit B hereto other than Permitted Encumbrances.

11. No consents, approvals, authorizations, exemptions, registrations, filings or declarations of or with any government or governmental authority, the lack of which would be material to the financial condition of the Deere Group, are required to be obtained or made on the part of JDL in connection with the execution and delivery of, and the performance of obligations under, the Loan Agreement, the JDL Guarantee or the Subordination Agreement except as have been obtained or made.

12. No consents, approvals, authorizations, exemptions, registrations, filings or declarations of or with any government or governmental authority, the lack of which would be material to the financial condition of the Deere Group, are required to be obtained or made on the part of JD Finance in connection with the execution and delivery of, and the performance of obligations under, the Loan Agreement or the JD Finance Guarantee by JD Finance except as have been obtained or made.

          The foregoing opinions are subject to the following qualifications:

     (a) Enforceability of the terms of the Loan Agreement, the JDL Guarantee, the JD Finance Guarantee and the Subordination Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium and other laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles.

     (b) The Currency Act (Canada) provides that any statement as to money or money value in any legal proceeding shall be stated in the currency of Canada.
          Accordingly, in any proceeding brought in any court in Canada, any claim relating to the Loan Agreement for any amount expressed in any currency other than Canadian currency must be converted into Canadian currency. Under the laws of the Province of Ontario, the appropriate date for such conversion will depend on the circumstances of the case.

     (c) While we understand that the Borrowers intend to make all payments in respect of USBR Loans, U.S. LIBOR Loans and U.S. Dollar denominated Fixed Rate Loans and Operating Facility Loans pursuant to the Loan Agreement in U.S. Dollars, obligations governed by Ontario law to make payment may be satisfied by payment in the currency which constitutes legal tender at the place of payment.

     (d) The costs of and incidental to all proceedings authorized to be taken in a court or before a judge are in the discretion of the court or judge and the court or judge has full power to determine by whom and to what extent the costs shall be paid.

                              Yours very truly,

                                SCHEDULE I

                       [OPINION OF DEERE & COMPANY]



                              March 26, 1993


Bank of America Canada
The Bank of Nova Scotia
Canadian Imperial Bank of Commerce
Chemical Bank of Canada
Credit Suisse Canada
Deutsche Bank (Canada)
Mellon Bank Canada
NBD Bank (Canada)
Royal Bank of Canada
Societe Generale (Canada)
The Toronto-Dominion Bank
Union Bank of Switzerland (Canada)

c/o The Toronto-Dominion Bank
as Agent
Toronto-Dominion Centre
Toronto, Ontario

Dear Sirs:

Re: Loan Agreement made as of March 26, 1993 between John Deere Limited and John Deere Finance Limited as Borrowers, Bank of America Canada, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce, Chemical Bank of Canada, Credit Suisse Canada, Deutsche Bank (Canada), Mellon Bank Canada, NBD Bank (Canada), Royal Bank of Canada, Societe Generale (Canada), The Toronto-Dominion Bank and Union Bank of Switzerland (Canada) as Lenders, and The Toronto-Dominion Bank as Agent




          This opinion is furnished to you pursuant to
Section 9.2 of the Loan uAgreement dated as of March 26, 1993
(the "Loan Agreement") between John Deere Limited, John Deere
Finance Limited, the Lenders parties thereto and The
Toronto-Dominion Bank, as Agent for said Lenders. Terms defined in the Loan Agreement are used herein as therein defined.

          As General Counsel to Deere & Company, I am familiar with its corporate history and organization and the proceedings relating to the authorization, execution and delivery of the Subordination Agreement constituting Schedule F to the Loan Agreement. In that connection, I have examined:

1.        The Loan Agreement;

2. The Certificate of Incorporation of Deere & Company and all amendments thereto (the "Charter"); and

3. The bylaws of Deere & Company and all amendments thereto (the "Bylaws").

          In addition, I have reviewed such of the corporate proceedings of Deere & Company, and have examined such documents, corporate records, and other instruments relating to the organization of Deere & Company and its respective Subsidiaries and such other agreements and instruments to which Deere & Company and its Subsidiaries are parties, as I have deemed necessary for the purpose of this opinion. I have assumed the due execution and delivery, pursuant to due authorization, of the Loan Agreement by the Banks and the Agent, and the authenticity of all documents submitted to me as originals and the conformity to the original documents of all documents submitted to me as certified, conformed or photostatic copies.

          I am qualified to practise law in the State of Illinois and do not purport to be an expert on, and do not express any opinion herein concerning, any laws other than the laws of the State of Illinois, the General Corporation Law of the State of Delaware and the Federal laws of the United States.

          Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

1. Deere & Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as now being conducted and to own its properties.

2. The execution, delivery and performance by Deere & Company of the Subordination Agreement is within its corporate powers, has been duly authorized by all necessary corporate action, and (i) does not contravene or constitute a default under its Charter or Bylaws, any judgment, law, rule or regulation applicable to Deere & Company, or any contractual obligation by which it is bound or (ii) will not result in the creation of any lien, charge or encumbrance upon any of its property or assets. The Subordination Agreement has been duly executed and delivered on behalf of Deere & Company and constitutes a legal, valid and binding obligation of Deere & Company, enforceable in accordance with its terms except as limited by any applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and except as enforcement thereof may be subject to general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3. No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Deere & Company of the Subordination Agreement.

                              Very truly yours,

                                SCHEDULE J

              [OPINION OF TORY TORY DESLAURIERS & BINNINGTON]



                              March 26, 1993


Bank of America Canada
The Bank of Nova Scotia
Canadian Imperial Bank of Commerce
Chemical Bank of Canada
Credit Suisse Canada
Deutsche Bank (Canada)
Mellon Bank Canada
NBD Bank (Canada)
Royal Bank of Canada
Societe Generale (Canada)
The Toronto-Dominion Bank
Union Bank of Switzerland (Canada)

c/o The Toronto-Dominion Bank
as Agent
Toronto-Dominion Centre
Toronto, Ontario

Dear Sirs:

Re: Loan Agreement made as of March 26, 1993 between John Deere Limited and John Deere Finance Limited as Borrowers, Bank of America Canada, The Bank of Nova Scotia, Canadian Imperial Bank of Commerce, Chemical Bank of Canada, Credit Suisse Canada, Deutsche Bank (Canada), Mellon Bank Canada, NBD Bank (Canada), Royal Bank of Canada, Societe Generale (Canada), The Toronto-Dominion Bank and Union Bank of Switzerland (Canada) as Lenders, and The Toronto-Dominion Bank as Agent




          We have acted as your counsel in connection with the loan agreement (the "Loan Agreement") made as of March 26, 1993 between John Deere Limited ("JDL") and John Deere Finance Limited ("JD Finance") as Borrowers, each of you as Lenders and The Toronto-Dominion Bank as Agent. In this connection, we have participated in the preparation of the Loan Agreement.

          In providing the opinion below, we have assumed the due incorporation and existence of each of you and your respective powers to enter into the Loan Agreement and the due authorization, execution and delivery of the Loan Agreement by each of you. We have also relied exclusively on paragraphs 1, 6 and 7 of the opinion of Fasken Campbell Godfrey dated the date hereof and delivered to you with respect to the incorporation of each of JDL and JD Finance, their respective corporate power and authority in relation to the Loan Agreement and their respective due execution and delivery thereof.

          Based upon and subject to the foregoing, we are of the opinion that the Loan Agreement is a valid and legally binding obligation of each of JDL and JD Finance enforceable against each of them in accordance with its terms.

          The foregoing opinion is subject to the following qualifications:

     (1) Enforceability of the terms of the Loan Agreement may be limited by bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditors' rights generally and by general equitable principles.

     (2) The Currency Act (Canada) provides that any statement as to money or money value in any legal proceeding shall be stated in the currency of Canada. Accordingly, in any proceeding brought in any court in Canada, any claim relating to the Loan Agreement for an amount expressed in any currency other than Canadian currency must be converted into Canadian currency.
Under the laws of the Province of Ontario, the appropriate date for such conversion will depend on the circumstances of the case.

     (3) While we understand that the Borrowers intend to make all payments in respect of USBR Loans, U.S. LIBOR Loans and U.S. Dollar denominated Fixed Rate Loans and Operating Facility Loans pursuant to the Loan Agreement in U.S. Dollars, obligations governed by Ontario law to make a payment may be satisfied by payment in the currency which constitutes legal tender at the place of payment.

     (4) The costs of and incidental to all proceedings authorized to be taken in a court or before a judge are in the discretion of the court or judge and the court or judge has full power to determine by whom and to what extent the costs shall be paid.

                              Yours truly,

                                SCHEDULE K

                [FORM OF MONTHLY REPORTS - SECTION 10.2(C)]